 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 9, 1997.
                                                      REGISTRATION NO. 333-37703

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ----------------

                              AMENDMENT NO. 4
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                         DELCO REMY INTERNATIONAL, INC.
       DELCO REMY AMERICA, INC.               REMY INTERNATIONAL, INC.
         REMAN HOLDINGS, INC.                        NABCO, INC.
         THE A&B GROUP, INC.                    A&B ENTERPRISES, INC.
             DALEX, INC.                           A&B CORES, INC.
        R&L TOOL COMPANY, INC.                MCA, INC. OF MISSISSIPPI
       POWER INVESTMENTS, INC.              FRANKLIN POWER PRODUCTS, INC.
   INTERNATIONAL FUEL SYSTEMS, INC.          MARINE DRIVE SYSTEMS, INC.
    MARINE CORPORATION OF AMERICA           POWRBILT PRODUCTS, INC.

                          WORLD WIDE AUTOMOTIVE, INC.
          (EXACT NAMES OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)

                               ----------------

   2902 ENTERPRISE DRIVE, ANDERSON, INDIANA 46013, TELEPHONE: (765) 778-6499 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                              SUSAN E. GOLDY, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                         DELCO REMY INTERNATIONAL, INC.
   2902 ENTERPRISE DRIVE, ANDERSON, INDIANA, 46013, TELEPHONE (765) 778-6799 (ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                               AGENT FOR SERVICE)

                               ----------------

                                   COPIES TO:

     CHRISTOPHER G. KARRAS, ESQ.                   MARC S. ROSENBERG, ESQ.
       DECHERT PRICE & RHOADS                      CRAVATH, SWAINE & MOORE
      4000 BELL ATLANTIC TOWER                         WORLDWIDE PLAZA
          1717 ARCH STREET                            825 EIGHTH AVENUE
PHILADELPHIA, PENNSYLVANIA 19103-2793             NEW YORK, NEW YORK 10019
         (215) 994-4000                                (212) 474-1000


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         DELCO REMY INTERNATIONAL, INC.

                             CROSS-REFERENCE SHEET

                     PURSUANT TO ITEM 501 OF REGULATION S-K

 FORM S-1 PART I ITEM                   CAPTION OR LOCATION IN PROSPECTUS
 --------------------                   ---------------------------------
  1. Forepart of the Registration
      Statement and Outside Front
      Cover Page of Prospectus.......   Outside Front Cover Page

  2. Inside Front and Outside Back
      Cover Pages of Prospectus......   Inside Front and Outside Back Cover
                                        Pages
  3. Summary Information, Risk
      Factors and Ratio of Earnings
      to Fixed Charges...............   Prospectus Summary; Risk Factors

  4. Use of Proceeds.................   Use of Proceeds

  5. Determination of Offering
      Price..........................   Underwriting

  6. Dilution........................   Not Applicable

  7. Selling Security Holders........   Not Applicable

  8. Plan of Distribution............   Outside Front Cover Page; Underwriting

  9. Description of Securities to be
      Registered.....................   Description of Notes

 10. Interests of Named Experts and
      Counsel........................   Not Applicable

11. Information with Respect to the
     Registrants....................    Prospectus Summary; Risk Factors;
                                        Company History; Use of Proceeds;
                                        Capitalization; Selected Consolidated
                                        Historical Financial Data; Management's
                                        Discussion and Analysis of Financial
                                        Condition and Results of Operations;
                                        Business; Management; Certain
                                        Transactions; Principal Stockholders;
                                        Description of Capital Stock;
                                        Description of Indebtedness; Index to
                                        Financial Statements
 12. Disclosure of Commission
      Position on Indemnification for
      Securities Act Liabilities.....   Not Applicable

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION

PROSPECTUS          DECEMBER 9, 1997


$130,000,000                                  [LOGO OF DELCO REMY INTERNATIONAL
                                                       APPEARS HERE]
DELCO REMY INTERNATIONAL, INC.

  % SENIOR NOTES DUE 2007

The   % Senior Notes Due 2007 (the "Notes") are being offered (this "Offering"
or the "Notes Offering") by Delco Remy International, Inc. (the "Company") and will mature on December , 2007. Interest on the Notes is payable semiannually
on each January    and July  , commencing July  , 1998. The Notes are
redeemable at the option of the Company, in whole or in part, on or after December , 2002, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the redemption date. In addition, prior to December
 , 2000, the Company may use the proceeds of one or more Public Equity Offerings (as defined) to redeem up to 40% of the original principal amount of
the Notes at a redemption price of   % of the aggregate principal amount
thereof, plus accrued and unpaid interest, if any, to the date of redemption; provided that not less than 50% of the original aggregate principal amount of the Notes remains outstanding following any such redemption. Upon a Change of Control (as defined), each holder of the Notes will have the right to require the Company to repurchase such holder's Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date. See "Description of Notes--Change of Control."

Concurrently with this Offering, the Company is offering 4,000,000 shares (without giving effect to the over-allotment option) of the Company's Class A Common Stock (the "Equity Offering" and, together with the Notes Offering, the "Offerings"). See "Prospectus Summary--The Offering--Concurrent Offerings." The Notes Offering and the Equity Offering are each contingent upon consummation of the other.

The Notes will be general unsecured obligations of the Company and will rank pari passu in right of payment with all existing and future Senior Indebtedness (as defined) of the Company and senior in right of payment to all existing and future Subordinated Obligations (as defined) of the Company. In addition, the obligations of the Company under the Notes will be fully and unconditionally guaranteed on a joint and several basis (each, a "Subsidiary Guaranty") by each of the Company's existing and future Domestic Restricted Subsidiaries (as defined; collectively, the "Subsidiary Guarantors"). The Subsidiary Guaranties will rank pari passu in right of payment with all existing and future Senior Indebtedness of the Subsidiary Guarantors and senior in right of payment to all existing and future Subordinated Obligations of the Subsidiary Guarantors. The Notes and the Subsidiary Guaranties will be effectively subordinated to all existing and future Secured Indebtedness (as defined) of the Company and the Subsidiary Guarantors (to the extent of the assets securing such Indebtedness) and to any liabilities of subsidiaries other than Subsidiary Guarantors. The Senior Credit Facility (as defined) will be secured by substantially all of the Company's U.S. assets. As of October 31, 1997, after giving pro forma effect to the Offerings and the other Transactions (as defined), the Company would have had approximately $336.6 million of consolidated indebtedness outstanding, of which approximately $47.5 million would have ranked effectively senior to the Notes and the Subsidiary Guaranties (excluding unused commitments, outstanding letters of credit and liabilities of subsidiaries other than subsidiary Guaranty). Although the Indenture (as defined) contains limitations on the amount of additional indebtedness that the Company and its Restricted Subsidiaries may incur, under certain circumstances the amount of such indebtedness could be substantial and, in any case, such indebtedness may be Secured Indebtedness or indebtedness of subsidiaries other than the Subsidiary Guarantors. See "Description of Notes."

The Notes have been approved for listing on the New York Stock Exchange, subject to official notice of issuance under the symbol RMY07.

SEE "RISK FACTORS" ON PAGE 13 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE NOTES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
                                          PRICE TO   UNDERWRITING PROCEEDS TO
                                          PUBLIC (1) DISCOUNT     COMPANY (1)(2)
Per Note.................................       %           %             %
Total....................................    $           $             $
--------------------------------------------------------------------------------

(1) Plus accrued interest, if any, from December   , 1997, to the date of
    delivery.
(2) Before deducting expenses payable by the Company, estimated to be $   .

The Notes are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the order without notice. It is expected that delivery of the Notes will be made at the office of Salomon Brothers Inc, Seven World Trade Center, New York, New York, or through the facilities of The
Depository Trust Company, on or about December   , 1997.

SALOMON SMITH BARNEY
              CREDIT SUISSE FIRST BOSTON
                                                      MORGAN STANLEY DEAN WITTER

The date of this Prospectus is December  , 1997.

Inside Spread

(Title)      A World of Solutions

(Sub Title)  Delco Remy International

[PHOTOGRAPH OMITTED]
A broad line of automotive and heavy duty remanufactured starters and alternators

[PHOTOGRAPH OMITTED]
Navistar 7.3 liter remanufactured diesel engine

[PHOTOGRAPH OMITTED]
Ford authorized engine remanufactured in five
Canadian provinces

[PHOTOGRAPH OMITTED]
Winchester, VA World Wide Automotive

[PHOTOGRAPH OMITTED]
Aftermarket private branding for major retail customers

[PHOTOGRAPH OMITTED]
Dodge transmission

[PHOTOGRAPH OMITTED]
Front wheel drive Chrysler transmission

[PHOTOGRAPH OMITTED]
Family of planetary gear reduction starters for light duty applications

[PHOTOGRAPH OMITTED]
A General Motors Corporation 1996 Supplier of the Year

[PHOTOGRAPH OMITTED]
The Road Gang(TM) heavy duty electrical system

[PHOTOGRAPH OMITTED]
Live engine test room

[PHOTOGRAPH OMITTED]
Cold room testing

[PHOTOGRAPH OMITTED]
Corrosion testing

[PHOTOGRAPH OMITTED]
Alliance Park alternator focus factory

Back Cover

[PHOTOGRAPH OMITTED]
Light duty starters for a wide variety of automotive, light trucks, marine and industrial engines

[PHOTOGRAPH OMITTED]
A broad line of automotive and heavy duty remanufactured starters and alternators

[PHOTOGRAPH OMITTED]
Heavy duty starters and alternators perform in transportation, agricultural and industrial applications

The WORLD of DELCO REMY

(Title)  A World of Challenges

Inside Front Cover

[PHOTOGRAPH OMITTED]
Delco Remy International World Headquarters

[PHOTOGRAPH OMITTED]
Nine facilities QS9000 Certified

[PHOTOGRAPH OMITTED]
A General Motors Corporation 1996 Supplier of the Year

[PHOTOGRAPH OMITTED]
One of three new "Focus" Factories

CERTAIN STATEMENTS CONTAINED IN THIS PROSPECTUS THAT ARE NOT RELATED TO HISTORICAL RESULTS ARE FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED UNDER "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS." FURTHER, CERTAIN FORWARD-LOOKING STATEMENTS ARE BASED UPON ASSUMPTIONS AS TO FUTURE EVENTS THAT MAY NOT PROVE TO BE ACCURATE. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES INCLUDING, BUT NOT LIMITED TO, THOSE SET FORTH UNDER "RISK FACTORS."

                               ----------------

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE NOTES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               ----------------

                            ADDITIONAL INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are omitted as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any agreement or other document referred to herein are not necessarily complete, and reference is made to the copy of such agreement or other document filed as an exhibit or schedule to the Registration Statement and each such statement shall be deemed qualified in its entirety by such reference. For further information, reference is made to the Registration Statement and to the exhibits and schedules filed therewith, which are available for inspection without charge at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W, Washington, D.C. 20549. Copies of the material containing this information may be obtained from the Commission upon payment of the prescribed fees.

  After consummation of this Offering, the Company will be subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will be required to file proxy statements, reports and other information with the Commission. The Registration Statement, as well as any such report, proxy statement and other information filed by the Company with the Commission, may be inspected and copied at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

  The Company intends to furnish to its stockholders annual reports containing consolidated financial statements audited by an independent public accounting firm accompanied by an opinion expressed by such independent public accounting firm and quarterly reports for the first three quarters of each fiscal year containing unaudited consolidated financial information in each case prepared in accordance with generally accepted accounting principles.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. The disclosure contained throughout this Prospectus which is identified as being presented on a pro forma ("pro forma") basis has been prepared as if the following transactions (the "Transactions") occurred (a) for purposes of statement of operations and cash flow data at the beginning of the period being presented (August 1, 1996 or 1997) and (b) for purposes of balance sheet data, on October 31, 1997 (except for (i) below, which is included in the historical balance sheet data): (i) the acquisition by the Company of World Wide Automotive, Inc. ("World Wide") on May 8, 1997, (ii) the acquisition by the Company of Ballantrae Corporation ("Ballantrae") for which the Company has entered into an Agreement and Plan of Merger dated October 30, 1997, (iii) the completion of both Offerings, (iv) the payment in full by the Company of the 10 1/2% Senior Note due July 31, 2003 to World Subordinated Debt Partners, L.P.,
(v) the payment in full by the Company of the 11.50% Subordinated Notes due July 31, 2004 to General Motors Corporation, (vi) the exchange of the 11% Junior Subordinated Notes due July 31, 2004 (the "Junior Subordinated Notes") for approximately 1.8 million shares of Class A Common Stock, (vii) the exchange, in accordance with their terms, of the outstanding shares of 8% preferred stock of Delco Remy America, Inc. ("DRA") to an 8% subordinated debenture of DRA, (viii) a stock dividend to existing holders of Common Stock resulting in a 16.8-for-one increase in the outstanding shares of Common Stock (the "Stock Split"), (ix) the payment in full by the Company of subordinated notes payable to certain former stockholders of A&B Group and certain current and former stockholders of Power Investments (as defined) and (x) the amendment of the Senior Credit Facility (as defined) in connection with the consummation of the Offerings. Unless otherwise indicated, the information contained in this Prospectus assumes no exercise of the over-allotment option in connection with the Equity Offering. For purposes of this Prospectus, the "Company" shall refer to Delco Remy International, Inc. ("DRI") and all of its consolidated subsidiaries, unless the context otherwise requires.

                                  THE COMPANY

GENERAL

  The Company designs, manufactures, remanufactures and distributes electrical, powertrain/drivetrain and related components for automobiles and light trucks, medium and heavy duty trucks and other heavy duty vehicles. The Company's products include starter motors ("starters"), alternators, engines, transmissions, traction control systems and fuel systems. The Company serves the aftermarket and the original equipment manufacturer ("OEM") market, principally in North America as well as in Europe, Latin America and Asia-Pacific. Net sales, EBITDA (as defined), Adjusted EBITDA (as defined) and net loss for fiscal year 1997 were $689.8 million, $50.4 million, $87.3 million and $14.3 million, respectively. Excluding restructuring charges, net income for fiscal year 1997 would have been $10.5 million. For the same period, the aftermarket accounted for approximately 45.2% of the Company's net sales and 62.8% of Adjusted EBITDA, with the OEM market accounting for the balance.

  The Company believes that it is the largest manufacturer and remanufacturer in North America of (i) starters for automobiles and light trucks (including sport-utility vehicles, minivans and pickup trucks) and (ii) starters and alternators for medium and heavy duty vehicles. The Company's products are principally sold or distributed to OEMs for both original equipment manufacture and aftermarket operations, as well as to warehouse distributors and retail automotive parts chains. Major customers include General Motors ("GM"), General Motors Service Parts Operations ("GM SPO"), Navistar, Caterpillar, Freightliner, PACCAR, Auto Zone, Cummins, Western Auto, Ford, Detroit Diesel, Volvo Trucks, Mack, Pep Boys, Advance Auto and O'Reilly Automotive.

  The Company sells its products principally under the "Delco Remy" brand name and other major brand names worldwide. In connection with the GM Acquisition (as defined), the Company obtained perpetual rights to the "Delco Remy" brand name, which was first used in 1918. The Company also received the right to use "Delco Remy" as a corporate name until 2004 and the "Remy" name in perpetuity. In addition, GM entered into a long-term contract to purchase from the Company substantially all of its North American requirements for automotive starters until 2004 and its U.S. and Canadian requirements for heavy duty starters and alternators until 2000. GM also entered into a distribution agreement to sell the Company's aftermarket products through the GM SPO distribution system, the term of which extends until 2009 for automotive products and until 1998 for heavy duty products. See "Risk Factors--Dependence on General Motors" and "Business--Customers."

  Citicorp Venture Capital Ltd. ("CVC") and Harold K. Sperlich, former president of Chrysler Corporation, together with a subsidiary of MascoTech Inc. ("MascoTech") and certain senior management of the former Delco Remy Division of GM (the "Former GM Division"), formed the Company for the purpose of acquiring the assets of the automotive starter and the heavy duty starter and alternator businesses of the Former GM Division (the "GM Acquisition"). Upon consummation of the Offerings and the other Transactions, CVC, management of the Company and other existing stockholders of the Company will beneficially own approximately 82.1% of the Company's outstanding Common Stock (73.8% of the voting power), and will be able to control the Company and elect its Board of Directors. See "Management," "Dilution" and "Certain Transactions."

  The Original Investors (as defined) in the Company have received a substantial realized and unrealized return on their investment in the Company. The following table summarizes the historical investments of CVC, MascoTech and Messrs. Gerrity, Sperlich and Snyder (the "Original Investors") in the Company and Ballantrae since July 29, 1994 and the total return, including unrealized return, on such investments as of an assumed closing date for the Offerings of December 22, 1997 (in thousands).

                                       MASCO
                               CVC     TECH   GERRITY SPERLICH SNYDER  TOTAL
                             -------- ------- ------- -------- ------ --------
Total invested in the Com-
 pany and Ballantrae........ $ 24,082 $ 4,200 $1,270  $   100  $   50 $ 29,702
Total cash received and
 value of shares of Common
 Stock held(a).............. $171,325 $42,220 $8,156  $13,960  $7,856 $243,517

--------

(a) Assumes an initial public offering price of $15.00 per share.

For additional details regarding such investment and return, see "Certain
   Transactions."

  Since the GM Acquisition, the Company has completed five strategic acquisitions, substantially increasing the Company's aftermarket operations, and entered into two international joint ventures. The Company is also in the process of completing the strategic acquisition of Ballantrae, which will expand the Company's drivetrain product position. Through Ballantrae's wholly owned subsidiary, Tractech Inc. ("Tractech"), the Company will offer high quality traction control systems to heavy duty OEMs and the aftermarket. These acquisitions and joint ventures have broadened the Company's product line, expanded its remanufacturing capability, extended its participation in international markets and increased its penetration of the retail automotive parts channel. As a result of these acquisitions and joint ventures and the Company's focus on increasing its participation in the aftermarket, the Company's reliance on GM has declined since the Company's formation. Net sales to customers other than GM increased from 41.0% in fiscal year 1995 to 56.3% in fiscal year 1997.

  The Company's expanding aftermarket business benefits from the non-deferrable nature of the repairs for which many of the Company's products are used. Additionally, the Company's aftermarket business benefits from the design, manufacturing and technological expertise of the Company's OEM operations. This OEM expertise provides the Company with advantages over many of its aftermarket competitors. The Company believes that its participation in both OEM and aftermarket businesses and its diversified customer base reduce its exposure to the cyclicality of the automotive industry. The Company's growth strategy is designed to capitalize on its position as a consolidator in the large and highly fragmented remanufacturing aftermarket.

GROWTH STRATEGY

  The Company plans to continue to increase revenues and profitability of its aftermarket and OEM businesses through a strategy of internal growth and growth through acquisitions. Key elements of the Company's growth strategy include:

  INCREASING AFTERMARKET PRESENCE

  Strengthening Customer Relationships. The Company intends to increase its sales to new and existing customers by capitalizing on its balanced coverage of the key channels of aftermarket distribution and its competitive strengths as an OEM supplier. The Company plans to strengthen its customer relationships by
(i) continuing to expand its product offerings, (ii) capitalizing on the expansion of the national automotive retail parts chains and warehouse distributors that are customers of the Company, (iii) meeting the increasing demands of OEMs and their dealer networks for high quality remanufactured units, which enable them to reduce warranty and extended service costs, and
(iv) growing sales of existing and new product lines to OEM dealer networks as dealers continue to capture an increasing percentage of vehicle repairs, due to longer warranty and service programs and growing vehicle complexity. Additionally, with the recent acquisition of World Wide, the Company expanded its product line and now offers a full line of starters and alternators for domestic and import vehicles. The acquisition also has improved the Company's distribution capabilities, which now include a nationwide overnight delivery service.

  Consolidating the Fragmented Aftermarket. The portion of the aftermarket in which the Company participates is large and highly fragmented, with most participants being small, regional companies offering relatively narrow product lines. Although the Company believes that it is the largest manufacturer and remanufacturer of aftermarket starters and alternators in North America, its sales of these products account for less than 12% of this market. Consolidation of the aftermarket is occurring as many competitors are finding it difficult to meet the increasing quality, cost and service demands of customers, who, in turn, are seeking to rationalize their supplier base. With its OEM capabilities, remanufacturing expertise, full product line, greater access to "cores" and ability to capitalize on economies of scale, the Company is well positioned to benefit from the consolidation of the aftermarket.

  EXPANDING GLOBALLY

  The Company is expanding its international operations in order to (i) benefit from the trend toward international standardization of automotive and heavy duty vehicle platforms and (ii) participate in rapidly growing foreign markets. The Company has recently been awarded new business by GM, Volkswagen, Mercedes Benz, Ford and Caterpillar in Brazil; Opel in Europe; Daewoo Motors in India (in connection with the Company's pending strategic alliance in India); and Mercedes Benz, Volvo Trucks, John Deere and Dina in Mexico. The Company intends to supply its existing OEM customers on a global basis as they expand their operations and require local supply of component parts that meet their demands for quality, technology, delivery and service. The Company believes that its global expansion will enable it to gain new international OEM customers who will also require local production of high quality products. In addition, the expansion of the Company's OEM business into international markets has provided the Company with the infrastructure necessary to develop an aftermarket presence in these countries. The Company has established manufacturing operations and strategic ventures in Hungary, Korea and Mexico, and plans to complete a strategic alliance in India and a joint venture in Brazil in fiscal year 1998. The acquisition of Ballantrae will provide the Company with a European manufacturing plant which has been in operation since 1983. Aided by this facility, Ballantrae has developed strong relationships with European customers for traction control systems, especially in the market for construction equipment.

  INTRODUCING TECHNOLOGICALLY ADVANCED NEW PRODUCTS

  As a Tier 1 OEM supplier, the Company continues to provide technologically advanced products by regularly updating and enhancing its product line. Since the GM Acquisition, the Company has (i) completed the introduction of a new family of gear reduction starters that will replace all straight drive starters in GM vehicles by the end of the 1998 model year and (ii) introduced several longer-life heavy duty alternators. The Company is also developing a small gear reduction starter specifically designed for application on world car platforms. These new products underscore the Company's commitment to developing state-of-the-art products that address the higher output, lower weight and increased durability requirements of OEM customers.

OPERATING STRATEGY

  The Company's operating strategy is designed to improve manufacturing efficiency, reduce costs and increase productivity while continuing to achieve the highest levels of product quality. Key elements of this operating strategy include:

  "FOCUS" FACTORIES TO DRIVE MANUFACTURING EXCELLENCE

  The Company is shifting its OEM production from old, vertically-integrated manufacturing plants to new, smaller and more efficient "focus" factories. The Company's focus factories generally produce one product line in a plant designed to facilitate lean manufacturing techniques. The Company has successfully launched three new focus factories since 1996. When the currently planned shift to focus factories is completed, the Company plans to occupy six focus factories and expects to have reduced its floor space for OEM production by more than 70%. The Company believes that the benefits of the focus factories include reduced overhead costs, enhanced productivity, increased product quality and lower inventories.

  PRODUCTIVITY IMPROVEMENTS

  In conjunction with its emphasis on focus factories, the Company continues to work with its local union representatives to establish best-in-class work practices, such as reducing the number of job classifications per focus factory and implementing team-based manufacturing processes. Since the GM Acquisition, employee productivity has increased by 33%. The Company's labor contract with the UAW (as defined) contains provisions that are expected to permit the Company to continue to achieve productivity improvements in the existing and new focus factories. The increased productivity achieved since the GM Acquisition is due primarily to continuous improvement initiatives and the significant number of employees who have exercised their contract rights to return ("flowback") to GM or to retire.

  PRODUCT QUALITY AND CONTINUOUS IMPROVEMENT

  In July 1997, the Company received one of the prestigious Supplier of the Year awards from GM, an award given to fewer than 1% of all GM suppliers. The Company's commitment to product quality and continuous improvement is further evidenced by the QS9000 certification received by nine of its manufacturing and remanufacturing facilities in 1997. The Company expects that the remainder of its manufacturing and remanufacturing facilities will receive QS9000 certification by the end of fiscal year 1998. In addition, the Company's powertrain/drivetrain operations that remanufacture products for Ford have received the Q-1 rating, Ford's highest quality rating, and the Company is a Ford Authorized Remanufacturer ("Ford FAR") in five of the seven Canadian provinces. Global purchasing has further enhanced the Company's continuous improvement efforts. The Company is utilizing its international ventures to develop new, lower cost sources of materials and is consolidating its vendor base to fewer, more competitive suppliers.

RECENT DEVELOPMENTS

  On October 30, 1997, the Company entered into a definitive agreement to acquire Ballantrae for $52.8 million (including assumed debt and the estimated working capital adjustment and fees and expenses of

Ballantrae). Ballantrae operates through two subsidiaries: Tractech, a leading producer of traction control systems for heavy duty OEMs and the aftermarket; and Kraftube, Inc., a tubing assembly business which sells products to compressor manufacturers for commercial air conditioners and refrigeration equipment. In fiscal year 1997, Tractech accounted for approximately 70% of Ballantrae's $37.6 million of net sales. The Company's acquisition of Ballantrae strengthens the Company's overall market position by (i) adding traction control systems to the Company's range of drivetrain products, (ii) increasing sales to existing heavy duty OEM customers and (iii) expanding the Company's customer base. The acquisition is expected to be completed at or prior to the consummation of the Offerings. The terms of the Ballantrae Acquisition Agreement were not negotiated on an arm's-length basis. The Company believes, however, that the terms of such agreement are fair to the Company and its subsidiaries from a financial standpoint. See "Risk Factors--Acquisition of Ballantrae; Conflicts of Interest," "Company History," "Business--Acquisition of Ballantrae" and "Certain Transactions."

OTHER INFORMATION

  For purposes of the financial information set forth in this Prospectus, (i) EBITDA represents the sum of income from continuing operations before interest expense, income taxes, preferred dividend requirement of subsidiary and minority interest in income of subsidiaries, plus depreciation and amortization; (ii) Adjusted EBITDA represents EBITDA plus restructuring charges and non-cash post-retirement benefits other than pensions less the gain on sale of building; and (iii) unless otherwise indicated, all references to years are to the twelve months ended July 31, the Company's fiscal year end.

  The Company's world headquarters are located at 2902 Enterprise Drive, Anderson, Indiana, 46013, and its telephone number is (765) 778-6499.

                                  THE OFFERING

Notes Offered.......................    $130,000,000 principal amount of   %
                                        Senior Notes Due 2007.

Maturity ...........................         , 2007.

Interest Payment Dates..............         and     , commencing      , 1998.

Subsidiary Guaranties...............    The Notes will be fully and
                                        unconditionally guaranteed on a joint
                                        and several basis by each of the
                                        Company's existing and future Domestic
                                        Restricted Subsidiaries.

Optional Redemption.................    The Notes will be redeemable at the
                                        option of the Company, in whole or in
                                        part, at any time on or after      ,
                                        2002, at the redemption prices set
                                        forth herein, plus accrued and unpaid
                                        interest, if any, to the date of
                                        redemption. In addition, prior to
                                             , 2000, the Company may use the
                                        proceeds of one or more Public Equity
                                        Offerings to redeem up to 40% of the
                                        original principal amount of the Notes
                                        at a redemption price of   % of the
                                        original aggregate principal amount
                                        thereof, plus accrued and unpaid
                                        interest, if any, to the date of
                                        redemption; provided
                                        that not less than 50% of the original
                                        aggregate principal amount of the Notes
                                        remains outstanding following any such
                                        redemption. See "Description of Notes--
                                        Optional Redemption."

Sinking Fund........................    None.

Change of Control...................    Upon a Change of Control, each holder
                                        of Notes will have the right to require
                                        the Company to repurchase all or a
                                        portion of such holders' Notes at a
                                        purchase price equal to 101% of the
                                        principal amount thereof, plus accrued
                                        and unpaid interest, if any, to the
                                        date of purchase. In the event of a
                                        Change of Control, there can be no
                                        assurance that the Company will have
                                        the financial resources or be permitted
                                        under the terms of its other
                                        indebtedness to repurchase the Notes.
                                        See "Description of Notes--Change of
                                        Control."

Ranking.............................    The Notes and the Subsidiary Guaranties
                                        will be general unsecured obligations
                                        of the Company and the Subsidiary
                                        Guarantors and will rank pari passu in
                                        right of payment with all existing and
                                        future Senior Indebtedness of the
                                        Company and the Subsidiary Guarantors
                                        and senior in right of payment to all
                                        existing and future Subordinated
                                        Obligations of the Company and the
                                        Subsidiary Guarantors. The Notes and
                                        the Subsidiary Guaranties will be
                                        effectively subordinated to all
                                        existing and future Secured
                                        Indebtedness of the Company and the
                                        Subsidiary Guarantors (to the extent of
                                        the assets securing such Indebtedness)
                                        and to any liabilities or preferred
                                        stock of Subsidiaries (as defined)
                                        other than Subsidiary Guarantors. The
                                        Senior Credit Facility will be secured
                                        by substantially all the U.S. assets of
                                        the Company. As of October 31, 1997,
                                        after giving pro forma effect to the
                                        Offerings and the other Transactions,
                                        (i) Senior Indebtedness of the Company
                                        and the Subsidiary Guarantors would
                                        have been approximately $65.9 million
                                        (excluding the Notes, the Subsidiary
                                        Guaranties and unused commitments and
                                        outstanding letters of credit), (ii)
                                        Subordinated Obligations of the Company
                                        and the Subsidiary Guarantors would
                                        have been approximately $140.8 million
                                        (substantially all of which mature
                                        before the Notes), (iii) Secured
                                        Indebtedness of the Company and the
                                        Subsidiary Guarantors would have been
                                        approximately $47.5 million (excluding
                                        unused commitments and outstanding
                                        letters of credit under the Senior
                                        Credit Facility) and (iv) all
                                        liabilities and
                                        preferred stock of the Company's
                                        Subsidiaries (excluding the Subsidiary
                                        Guarantors) would have been
                                        approximately $29.4 million. Although
                                        the Indenture contains limitations on
                                        the amount of additional Indebtedness
                                        (as defined) that the Company and its
                                        Restricted Subsidiaries may Incur (as
                                        defined), under certain circumstances
                                        the amount of such Indebtedness could
                                        be substantial and, in any case, such
                                        Indebtedness may be Secured
                                        Indebtedness or Indebtedness of
                                        Subsidiaries other than Subsidiary
                                        Guarantors. See "Description of Notes."

Certain Covenants...................    The Indenture for the Notes will
                                        contain limitations on, among other
                                        things, (a) the ability of the Company
                                        and its Restricted Subsidiaries to
                                        Incur additional Indebtedness, (b) the
                                        payment of dividends and other
                                        distributions with respect to the
                                        Capital Stock of the Company and its
                                        Restricted Subsidiaries and the
                                        purchase, redemption or retirement of
                                        Capital Stock and Subordinated
                                        Obligations of the Company and its
                                        Restricted Subsidiaries, (c) the
                                        Incurrence of certain Liens, (d) the
                                        issuance or sale of Restricted
                                        Subsidiary stock, (e) the sale of
                                        assets of the Company or its Restricted
                                        Subsidiaries, (f) transactions with
                                        Affiliates and (g) certain
                                        consolidations, mergers and transfers
                                        of assets. All of these limitations are
                                        subject to a number of important
                                        qualifications. See "Description of
                                        Notes--Certain Covenants" and "--
                                        Certain Definitions."

Concurrent Offerings................    Concurrently with the Notes Offering,
                                        the Company is offering 4,000,000
                                        shares of Class A Common Stock (without
                                        giving effect to the over-allotment
                                        option). The Notes Offering and the
                                        Equity Offering are each contingent
                                        upon the consummation of the other. See
                                        "Use of Proceeds" and "Description of
                                        Capital Stock."

Use of Proceeds.....................    The net proceeds of the Offerings
                                        (estimated to be approximately $180.1
                                        million) will be used primarily to
                                        repay outstanding indebtedness. See
                                        "Use of Proceeds."

Risk Factors........................    See "Risk Factors" beginning on page 13
                                        for a discussion of certain factors
                                        that should be considered by
                                        prospective purchasers of the Notes.

          SUMMARY CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL DATA

  The information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Consolidated Financial Statements of the Company, "Pro Forma Condensed Consolidated Financial Data," related notes and other financial information included elsewhere in this Prospectus.

                                                                                                    PRO FORMA
                                                                                                     FOR THE
                                                              PRO FORMA     FOR THE THREE MONTHS   THREE MONTHS
                          FOR THE YEAR ENDED JULY 31,        FOR THE YEAR    ENDED OCTOBER 31,        ENDED
                         -------------------------------    ENDED JULY 31,  ---------------------- OCTOBER 31,
                           1995       1996       1997            1997          1996       1997         1997
                         ---------  ---------  ---------    --------------  ----------  ---------- ------------
                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
 DATA:
 Net sales.............. $ 573,423  $ 636,852  $ 689,787       $776,621     $  169,766  $ 209,020    $218,343
 Gross profit...........    98,207    126,774    149,553        178,089         38,394     38,143      41,117
 Selling, engineering
  and administrative
  expense...............    61,206     77,994     89,098        108,186         23,335     20,936      22,534
 Restructuring charges..       --       8,101     34,500         34,500            --         --          --
 Operating income.......    37,001     40,679     25,955         35,403         15,059     17,207      18,583
 Interest expense.......    18,432     27,367     38,774         35,346          9,391     10,521       8,931
 Income (loss) from
  continuing
  operations............     9,326      5,796    (10,263)          (429)         2,834      3,062       5,332
 Loss from discontinued
  operations, net of
  tax...................     2,363     10,637      1,682            --             213        --          --
 Net income (loss)......     6,963     (4,841)   (14,296)           --             270      3,062         --
 Income (loss) from
  continuing operations
  per share............. $     .56  $     .33  $    (.59)      $   (.02)    $      .16  $     .18    $    .23
 Net income (loss) per
  share.................       .42       (.28)      (.82)           --             .02        .18         --
FINANCIAL RATIOS AND
 OTHER DATA:
 Depreciation and
  amortization.......... $  14,533  $  19,555  $  22,323       $ 25,476     $    5,300  $   4,698    $  5,307
 Capital expenditures...    11,241     32,741     31,888         33,386          8,910      5,747       6,438
 EBITDA (a).............    51,534     60,234     50,360         63,558         20,359     21,905      23,890
 Adjusted EBITDA (b) ...    55,968     72,087     87,269        100,467         21,494     22,970      24,955
 Gross margin...........      17.1%      19.9%      21.7%          22.9%          22.6%      18.2%       18.8%
 Cash provided by (used
  in) operating
  activities............ $  21,921  $    (684) $  22,537       $    --      $   (6,522) $  11,415    $    --
 Cash used in investing
  activities............   (73,251)   (79,061)   (74,087)           --         (10,236)    (7,355)        --
 Cash provided by (used
  in) financing
  activities............    27,119     80,790     57,786            --          22,880     (5,063)        --
 EBITDA margin (c)......       9.0%       9.5%       7.3%           8.2%          12.0%      10.5%       10.9%
 Adjusted EBITDA margin
  (c)...................       9.8%      11.3%      12.7%          12.9%          12.7%      11.0%       11.4%
 Ratio of EBITDA to
  interest expense......       2.8x       2.2x       1.3x           1.8x           2.2x       2.1x        2.7x
 Ratio of total debt to
  EBITDA................       3.8x       5.0x       7.2x           5.3x(d)        --         --          --
 Ratio of Adjusted
  EBITDA to interest
  expense...............       3.0x       2.6x       2.3x           2.8x           2.3x       2.2x        2.8x
 Ratio of total debt to
  Adjusted EBITDA.......       3.5x       4.1x       4.2x           3.4x(d)        --         --          --
 Ratio of earnings to
  fixed charges(e)......       1.8x       1.3x       -- (f)         1.1x           1.5x       1.5x        2.0x

                                                              OCTOBER 31, 1997
                                                             -------------------
                                                              ACTUAL   PRO FORMA
                                                             --------  ---------
BALANCE SHEET DATA:
 Working capital............................................ $152,432  $169,047
 Total assets...............................................  582,505   647,353
 Total debt.................................................  358,705   336,643
 Total stockholders' (deficit) equity.......................   (6,976)   92,378

(a) EBITDA represents the sum of income from continuing operations before interest expense, income taxes, preferred dividend requirement of subsidiary and minority interest in income of subsidiaries, plus depreciation and amortization. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities for the purpose of analyzing the Company's operating performance, financial position and cash flows. The Company has presented EBITDA because it is commonly used by certain investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service debt. The definition of EBITDA differs from the definition of EBITDA applicable to the covenants for the Notes and may not be comparable to EBITDA as defined by other companies. EBITDA amounts may not be fully available for management's discretionary use, due to certain requirements to conserve funds for capital replacement, debt service and other commitments.

(b) Adjusted EBITDA represents EBITDA plus restructuring charges and non-cash post-retirement benefits other than pensions less the gain on sale of building. This definition of Adjusted EBITDA conforms with the definition of EBITDA applicable to the covenants for the Notes. Adjusted EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities for the purpose of analyzing the Company's operating performance, financial position and cash flows. Adjusted EBITDA amounts may not be fully available for management's discretionary use, due to certain requirements to conserve funds for capital replacements, debt service and other commitments.

(c) EBITDA margin and Adjusted EBITDA margin represent EBITDA and Adjusted EBITDA, respectively, as a percent of net sales.

(d) Reflects pro forma total debt at October 31, 1997 divided by EBITDA or Adjusted EBITDA, as appropriate, for the year ended July 31, 1997. This calculation is presented because pro forma total debt was not calculated at July 31, 1997.

(e) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes, fixed charges and minority interest. Fixed charges include preferred dividend requirement of subsidiary, interest expense and the portion of operating rents that is deemed representative of an interest factor.

(f) The deficiency of earnings to fixed charges was $13.5 million. Excluding restructuring charges, the ratio of earnings to fixed charges would have been 1.5x.

                                 RISK FACTORS

  In evaluating an investment in the securities offered hereby, prospective investors should carefully consider the following risk factors, as well as the other information set forth elsewhere in this Prospectus.

SUBSTANTIAL LEVERAGE AND DEBT SERVICE OBLIGATIONS

  The Company incurred substantial indebtedness in connection with the GM Acquisition. After adjusting for the Transactions and the application of the net proceeds therefrom, at October 31, 1997, the Company's total indebtedness would have been $336.6 million (exclusive of unused commitments and outstanding letters of credit), and the Company would have had common stockholders' equity of $92.4 million. The degree to which the Company is leveraged could have important consequences, including the following: (i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of interest on its existing indebtedness, thereby reducing the funds available to the Company for other purposes; (iii) the Company's operations are restricted by the agreements governing the Company's long-term indebtedness which contain certain financial and operating covenants; (iv) certain indebtedness under the Senior Credit Facility will be at variable rates of interest, which will cause the Company to be vulnerable to increases in interest rates; (v) all of the indebtedness outstanding under the Senior Credit Facility will be secured by substantially all the assets of the Company and that indebtedness, together with the Senior Subordinated Notes (as defined), will become due prior to the time the principal on the Notes will become due; (vi) the Company may be hindered in its ability to adjust rapidly to changing market conditions; and (vii) the Company's substantial degree of leverage could make it more vulnerable in the event of a downturn in general economic conditions or in its business.

  The Company may be required to refinance all or a portion of its present indebtedness, substantially all of which, including the Senior Subordinated Notes, matures prior to the maturity of the Notes, at or prior to the maturity of such indebtedness. In the event that the Company is unable to refinance its existing indebtedness or otherwise raise funds to repay such indebtedness, the Company's financial condition and ability to fund its operations would be materially adversely affected. See "Description of Capital Stock," "Description of Indebtedness" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

ASSET ENCUMBRANCE; HOLDING COMPANY STRUCTURE

  The Notes are unsecured and will be effectively subordinated to any Secured Indebtedness of the Company. The indebtedness outstanding under the Senior Credit Facility will be secured by liens on substantially all of the assets of the Company located within the United States. The ability of the Company to comply with the provisions of the Senior Credit Facility may be affected by events beyond the Company's control. The breach of any such provisions could result in a default under the Senior Credit Facility, in which case such lenders could elect to declare all amounts borrowed under the Senior Credit Facility, together with accrued interest, to be due and payable. If the Company were unable to repay such borrowings, such lenders could proceed against the collateral. If the maturity of the indebtedness under the Senior Credit Facility were accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full such indebtedness and the other indebtedness of the Company, including the Notes.

  The Company is a holding company which derives all of its operating income from its subsidiaries. The holders of the Notes will have no direct claim against any such subsidiaries other than the claim created against a Domestic Restricted Subsidiary by the applicable Subsidiary Guaranty, which may be subject to legal challenge in the event of the bankruptcy of such subsidiary. See "Risk Factors--Fraudulent Conveyance." If such a challenge were upheld, the Subsidiary Guaranty would be invalidated and unenforceable. To the extent that the Subsidiary Guaranty is not enforceable, the rights of holders of the Notes to participate in any distribution of assets of the applicable Subsidiary Guarantor upon liquidation, bankruptcy, reorganization or otherwise may, as is the case with other unsecured creditors of the Company, be subject to prior claims of creditors of that Subsidiary Guarantor. The Company must rely on dividends and other payments from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal and interest on the Notes. The Indenture contains covenants that restrict the ability of the Company's subsidiaries to enter into any agreement limiting distributions and transfers, including dividends to the Company. The ability of the Company's subsidiaries to pay dividends and make other payments are subject to certain statutory, contractual and other restrictions. See "Description of Indebtedness" and "Description of Notes--Ranking."

DEPENDENCE ON GENERAL MOTORS

  GM accounted for approximately 97% of the Company's 1997 pro forma automotive OEM net sales and approximately 3.9% of the Company's 1997 pro forma heavy duty OEM net sales. GM SPO accounted for approximately 23.8% of the Company's 1997 pro forma aftermarket net sales, and GM and GM SPO collectively accounted for approximately 38.8% of the Company's total 1997 pro forma net sales. In connection with the GM Acquisition, GM entered into long-term contracts pursuant to which it has agreed to purchase from the Company 100% of its North American requirements for automotive starters (other than for Saturn and Geo) and 100% of its U.S. and Canadian requirements for heavy duty starters and alternators, in each case to purchase the existing product line (as of August 1994). GM's obligations to purchase automotive starters and heavy duty starters and alternators from the Company terminate in 2004 and 2000, respectively, except for automotive products released in 1996 and 1997, for which GM's obligation will terminate in 2006 and 2007, respectively. GM's commitments to purchase products from the Company in the future are subject, however, to the Company's remaining competitive as to technology, design and price. See "Business--Customers." There can be no assurance that GM will not develop alternative sources for components currently produced by the Company and purchase some or all of its requirements for starters and alternators from these alternative sources at the expiration of its obligation to purchase such components from the Company. In addition, GM has been designated as an exclusive distributor of a significant amount of the Company's automotive and heavy duty aftermarket products and has agreed to provide the Company with purchasing support, which enables it to obtain raw materials at competitive prices. The Company's exclusive distribution arrangements with GM for the Company's heavy duty aftermarket products and automotive aftermarket products terminate on July 31, 1998 and in 2009, respectively. There can be no assurance that the Company and GM will negotiate a new arrangement for the distribution of heavy duty aftermarket products when the current distribution arrangement terminates on July 31, 1998, or whether the Company or GM will develop alternative distribution channels.

  The loss of GM as a customer of OEM or aftermarket products, the default by GM on its obligations to act as a distributor or to purchase the Company's OEM or aftermarket products, a substantial decrease in demand for GM's automobile models containing the Company's products or the failure of the Company to obtain supply orders for its products used in GM's new automobile models could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, strikes and work stoppages affecting GM's operations may postpone GM's need for components produced by the Company, which, because of the Company's highly leveraged position, could have a material adverse effect on the Company's business, financial condition and results of operations. See "Risk Factors--Labor Negotiations."

RELOCATION OF FACILITIES

  The Company is in the process of relocating certain of its manufacturing facilities. Specifically, the Company has relocated certain production lines from three of its OEM manufacturing facilities to three focus factories. The Company has entered into leases for two additional focus factories and expects to relocate additional production lines to those facilities and two additional facilities over the next year. At the conclusion of the relocation, the Company plans to have vacated the three plants leased from GM. In addition, the Company expects to relocate certain of its aftermarket facilities due to increased space requirements and the need for a regional presence. The Company's subsidiaries have conducted these moves in the past without significant disruption to operations. While the Company believes that it has prepared for such relocations, there can be no assurance that the complicated nature of such moves will not result in unforeseen costs or delays or result in disruptions in the Company's operations at the affected facilities. The Company's gross profit margin for the first quarter of fiscal 1998 was adversely affected by the on-going transition to focus factories. There can be no assurance that the transition to focus factories will not continue to adversely affect the Company's gross profit margins. The restructuring charge recorded by the Company in 1997 does not include startup costs the Company expects to incur, based on its prior startups, in connection with the new focus factories. The Company anticipates start up costs due to the relocation to the three focus factories to be approximately $1.0 million per factory. See "Risk Factors--Restructuring Charges; Recent Losses" and "Business-- Manufacturing and Facilities."

CONCENTRATION OF OWNERSHIP

  Upon completion of the Offering and the Transactions, CVC will own beneficially approximately 41.3% of the Company's outstanding Common Stock (including non-voting Class B Common Stock which, subject to applicable law, is convertible at the holder's option into voting Class A Common Stock and after giving pro forma effect to the exchange of the Company's Junior Subordinated Notes for Class A Common Stock) and members of the management of the Company will own beneficially approximately 14.6% of the Company's outstanding Common Stock. Certain other existing stockholders of the Company will own beneficially approximately 27.4% of the Company's outstanding Common Stock. If these stockholders were to vote all of their shares in a similar manner, they would effectively control the Company. In most circumstances, they would have sufficient voting power to elect the entire Board of Directors of the Company and, in general, to determine (without the consent of the Company's other stockholders) the outcome of any corporate transaction or other matter submitted to the stockholders for approval, including mergers, consolidations and the sale of all or substantially all of the Company's assets, and to prevent or cause a change in control of the Company. Further, CVC, certain members of management and other existing stockholders have entered into a Stockholders' Agreement (as defined) whereby they have agreed to vote their shares in such a manner as to elect the entire Board of Directors of the Company. See "Principal Stockholders--Stockholders' Agreement."

RESTRUCTURING CHARGES; RECENT LOSSES

  The Company incurred restructuring charges totaling $34.5 million and $8.1 million in fiscal years 1997 and 1996, respectively. These charges contributed to a loss from continuing operations and a net loss in fiscal year 1997 of $10.3 million and $14.3 million, respectively, and to a net loss in fiscal year 1996 of $4.8 million. These charges substantially reduced the Company's stockholders' equity. For a discussion of these charges and other factors contributing to such losses, see "Management's Discussion and Analysis of Financial Condition and Results of Operations." There can be no assurance that the Company (i) will be able to realize the benefits it anticipates from the restructurings, (ii) will not incur additional charges in the future in connection with these restructurings or other actions, (iii) will realize a net profit in 1998 or in future years or (iv) will not need to seek additional funds through borrowings or sales of equity or assets to pursue its strategy. See "Risk Factors--Relocation of Facilities" and "Risk Factors--Labor Negotiations."

RESTRICTIVE DEBT COVENANTS

  The agreements governing the Company's bank and other indebtedness include certain covenants that, among other things, restrict the Company's ability to:
(i) pay dividends and make certain other restricted payments; (ii) incur additional indebtedness; (iii) grant liens, other than liens created pursuant to such agreements and certain permitted liens; and (iv) sell material assets. The Senior Credit Facility also requires the Company to maintain certain financial ratios, including interest coverage and leverage ratios, and to maintain a minimum level of consolidated cash flow. There can be no assurance that these requirements will be met in the future. If they are not, the holders of the indebtedness under such agreements would be entitled to declare such indebtedness immediately due and payable. See "Description of Capital Stock" and "Description of Indebtedness."

DEPENDENCE ON AUTOMOTIVE INDUSTRY; CYCLICAL BUSINESS

  The sale of a significant portion of the Company's products is directly related to the overall level of automobile, truck and heavy duty vehicle production in North America, which is cyclical. Consequently, a decline in the demand for new automobiles and trucks, particularly in North America, could have a material adverse effect on the Company's business, financial condition and results of operations. The Company has not yet operated during a general economic downturn, and historical financial information for the Company during adverse economic conditions is not available.

RISK RELATING TO ACQUISITIONS

  To expand its markets and take advantage of the consolidation trend in the automotive parts industry, the Company's business strategy includes growth through acquisitions. Although the Company believes that the operations of the five companies it has acquired since the GM Acquisition are being successfully integrated with the Company's operations, there can be no assurance that such integration will continue to be successful, that future acquisitions can be consummated on acceptable terms or that any acquired companies can be successfully integrated into the Company's operations. Other than pursuant to the Ballantrae Acquisition Agreement and the expected completion in fiscal year 1998 of a strategic joint venture in Brazil and a strategic alliance in India (See "Company History"), the Company currently has no commitments, understandings or arrangements with respect to any specific acquisitions or joint ventures. However, the Company has commenced preliminary discussions to acquire certain small remanufacturing operations in Europe. There can be no assurance that the Company will complete these proposed transactions. The Company is continually investigating opportunities for domestic and foreign acquisitions. In connection with future acquisitions, the Company may incur additional indebtedness or may issue additional equity. The Company's ability to make future acquisitions may be constrained by its ability to obtain such additional financing. To the extent the Company uses equity to finance future acquisitions, there is a risk of dilution to holders of Class A Common Stock. See "Risk Factors--Substantial Leverage and Debt Service Obligations," "Risk Factors--Restrictive Debt Covenants," "Risk Factors--Acquisition of Ballantrae; Conflicts of Interest," "Business--Business Strategy" and "Description of Indebtedness."

  In addition, acquisitions may involve a number of special risks, including: initial reductions in the Company's reported operating results; diversion of management's attention; unanticipated problems or legal liabilities; and a possible reduction in reported earnings due to amortization of acquired intangible assets in the event that such acquisitions are made at levels that exceed the fair market value of net tangible assets. Some or all of these items could have a material adverse effect on the Company. There can be no assurance that businesses acquired in the future will achieve sales and profitability that justify the investment therein. In addition, to the extent that consolidation becomes more prevalent in the industry, the prices for attractive acquisition candidates may increase to unacceptable levels.

LABOR NEGOTIATIONS

  As of October 31, 1997, the Company employed 5,137 people, 859 of whom were in management, engineering, supervision and administration and 4,278 of whom were hourly employees. Of the Company's hourly employees, 2,068 are represented by unions. In the United States, 1,477 of the Company's hourly workers are represented by the International Union, United Automobile, Aerospace, and Agricultural Implement Workers of America ("UAW") under a master agreement between DRA (a wholly owned subsidiary of the Company) and the UAW. In March 1997, the Company signed a new master agreement with the UAW that stipulated an approximately 3.2% annual wage and benefit increase (12.8% over the four year term of the agreement) for the Company's UAW hourly employees. If employment levels and productivity remain unchanged, the agreement with the UAW would cause the Company to experience increases in wage and benefit costs of approximately 2% per year over the next four years (which represents approximately $3.3 million in the first such year). In addition, grow-in provisions under the new agreement with the UAW will require the Company to move certain lower wage and benefit employees to higher wage and benefit levels. Under provisions of the national agreement, the UAW and the Company have recently developed a special program of incentives for hourly employees who agree to leave the Company, the cost of which is included in the restructuring charges for fiscal year 1997 described herein. Based on responses to this special incentive plan received to date, the Company would, if no other cost reductions were realized, experience as a result of the grow-in provision additional wage and benefit costs that increase each year of the UAW contract to approximately $10.2 million annually in additional costs from current levels by the fourth year. The Company expects the continued implementation of the special incentive plan and other planned cost reduction initiatives to substantially offset the effects of the grow-in provision. If the responses to date to the special incentive plan were reversed (which the Company considers unlikely) and the other cost-savings initiatives were not implemented, the additional costs referred to above to the Company from the grow-in provision would approximately double. There can be no assurance that the Company will be able to effect cost reduction initiatives (including the continued implementation of the special incentive plan) to offset the effects of the grow-in provision or that the Company's labor costs will not otherwise increase significantly, in which case the Company's competitive position and results of operations would be adversely affected. The master agreement between the UAW and DRA will expire on March 22, 2001.

  As of October 31, 1997, 142 of the Company's 448 Canadian employees were represented by the Canadian Auto Workers and 120 were represented by the Metallurgists Unis d'Amerique. The agreements with these unions expire on November 8, 1999 and September 30, 1998, respectively.

  As of October 31, 1997, approximately 329 of Autovill's 449 employees were affiliated with the Hungarian Steel Industry Workers Union. The agreement was signed July 17, 1996 and is perpetual, subject to termination upon three months' notice from either party.

  The Company's other facilities are primarily non-union. The Company is unaware of any current efforts to organize any of the Company's facilities. There can be no assurance that there will not be any labor union efforts to organize employees at facilities that are not currently unionized.

  Since the GM Acquisition, the Company has not experienced any organized work stoppages. There can be no assurance, however, that any actions taken by the Company, including the current restructurings, will not adversely affect the Company's relations with its employees. At the present time, the Company believes that its relations with its employees are good. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- General."

COMPETITION

  The motor vehicle parts industry in which the Company operates is highly competitive. Some of the Company's OEM competitors are divisions or subsidiaries of companies that are larger and have substantially greater resources than the Company. There can be no assurance that the Company will be able to compete successfully with its competitors. See "Business--Competition."

FOREIGN MARKETS

  Approximately 20.2% of the Company's pro forma net sales in fiscal year 1997 were derived from sales in foreign markets. The Company expects sales from international markets to represent an increasing portion of total sales. Certain risks are inherent in international operations, including the following: agreements may be difficult to enforce and receivables difficult to collect through a foreign country's legal system; foreign customers may have longer payment cycles; foreign countries may impose additional withholding taxes or otherwise tax the Company's foreign income, impose tariffs or adopt other restrictions on foreign trade or investment; U.S. export licenses may be difficult to obtain; intellectual property rights may be more difficult to enforce in foreign countries; fluctuations in exchange rates may affect product demand and may adversely affect the profitability in U.S. dollars of products and services provided by the Company in foreign markets where payment for the Company's products and services is made in the local currency; general economic conditions in the countries in which the Company operates could have an adverse effect on the Company's earnings from operations in those countries; unexpected changes in foreign laws or regulatory requirements may occur; compliance with a variety of foreign laws and regulations; and overlap of different tax structures. Tax rates in certain foreign countries may exceed those of the United States and foreign earnings may be subject to withholding requirements or the imposition of tariffs, exchange controls or other restrictions. There can be no assurance that any of these factors will not have a material adverse effect on the Company's business and results of operations. See "Business--Growth Strategy" and "Company History."

AVAILABILITY OF CORES

  In its remanufacturing operations, the Company obtains used components, commonly known as "cores," from various sources, principally the Company's existing aftermarket customers, which generally return cores when they purchase remanufactured products. As a result, GM SPO and Navistar each supplied greater than 10% of the cores used by the Company in 1997. The Company also obtains cores from brokers who specialize in buying and selling cores. No single broker supplies the Company with more than 10% of those cores purchased by the Company. The ability to obtain cores of the types and quantities required by the Company is essential to the Company's ability to meet demand and expand production in the remanufacturing business.

  A sufficient supply of cores may not always be available to the Company to permit it to respond fully to customer demands for the Company's remanufactured products. Shortages of cores could result from, among other things, (i) a time lag between the initial customer order for a remanufactured product and the return of cores for such products, (ii) an inability to salvage cores for reuse due to excessive wear or deterioration or (iii) an inability of the Company to acquire cores because of loss or significant deterioration of the Company's relationships with its customers. Although the Company believes that its relationships with several of its customers will continue to provide it with access to cores, there can be no assurance that the Company will continue to have an adequate supply of cores for its remanufactured products.

ACQUISITION OF BALLANTRAE; CONFLICTS OF INTEREST

  On October 30, 1997, the Company entered into an Agreement and Plan of Merger to acquire Ballantrae (the "Ballantrae Acquisition Agreement"). Although the Company has entered into the Ballantrae Acquisition Agreement, the consummation of the transactions contemplated thereby are subject to customary closing conditions for a transaction of this type, including termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the lack of any material adverse change in the business of Ballantrae. Although the Company does not currently foresee any impediments to the consummation of the acquisition of Ballantrae, the Company cannot offer any assurances that the acquisition will be consummated. Even if consummated, the Company cannot guarantee that the businesses conducted by Ballantrae can be effectively integrated into the Company's other operations or that the Company will realize the benefits it expects to achieve through the acquisition of Ballantrae. The Company has incurred due diligence, legal and other expenses in anticipation of the acquisition of Ballantrae. If the acquisition is not consummated, these expenses will have to be written off as non-recurring charges. See "Company History," "Business--Acquisition of Ballantrae" and "Certain Transactions."

  The terms of the Ballantrae Acquisition Agreement were not negotiated on an arm's-length basis. As of July 31, 1997, CVC owned, on a fully-diluted basis, 71.9% of the outstanding common stock and 74.7% of the outstanding preferred stock of Ballantrae. At that date, CVC also owned 46.3% of the Company's Common Stock. See "Risk Factors--Concentration of Ownership." The Company believes, however, that the terms of such agreement are fair to the Company and its subsidiaries from a financial standpoint. In considering the acquisition, the Company's directors owe a fiduciary duty to the Company and its shareholders to act in good faith and with due care. The Company's directors, excluding Messrs. Delaney, Cashin and Gerrity, have determined that the acquisition of Ballantrae is in the best interests of the Company and its stockholders and have approved the acquisition of Ballantrae. Because Mr. Gerrity is a director of Ballantrae and as of July 31, 1997 beneficially owned, on a fully-diluted basis, 20.0% of Ballantrae's common stock and 15.6% of its preferred stock (including 5.0% and 5.2% of Ballantrae's common and preferred stock, respectively, beneficially owned by Susan Gerrity, Mr. Gerrity's wife) and Messrs. Delaney and Cashin are also each a stockholder and director of Ballantrae, as well as each being a stockholder and director of the Company, there is a conflict of interest with respect to the acquisition of Ballantrae. As a consequence, their economic interest in the transaction may result in decisions that do not reflect the interests of the Company. Any damages which the Company may suffer which result from a breach of the Ballantrae Acquisition Agreement will be subject to a $10 million cap and the Company will be able to recover only a portion of its damages from CVC and Mr. Gerrity (and, with respect to each of them, only on a pro rata basis). The Company is also obligated to pay the expenses incurred by Ballantrae in connection with the acquisition, whether or not the acquisition is consummated. Approximately $30 million of the net proceeds of the Offerings will be used to repay certain indebtedness of Ballantrae. See "Company History," "Business--Acquisition of Ballantrae" and "Certain Transaction."

  CVC was one of the original organizers of Ballantrae in 1996. During the formation of Ballantrae, CVC purchased (i) 32.9% of the newly issued shares of common stock of Ballantrae for $35,000, (ii) 74.7% of the newly issued shares of preferred stock of Ballantrae for $2.1 million and (iii) warrants to purchase an additional 147,500 shares of common stock of Ballantrae for an aggregate exercise price of $147,500. CVC has exercised warrants for 122,500 shares of common stock of Ballantrae for an aggregate exercise price of $122,500. Shortly after CVC's purchase of its interest in Ballantrae, Kraftube Acquisition Corporation, a wholly owned subsidiary of Ballantrae, merged into Kraftube Management, Inc. and during such merger CVC purchased 79.4% of the preferred stock of Kraftube Management, Inc. for $6.4 million, $4.7 million of which was paid in cash and $1.7 million of which was paid by cancellation of a note in the original principal amount of $1.7 million issued by an affiliate of Kraftube Management, Inc. in favor of CVC. Upon the consummation of the transactions contemplated under the Ballantrae Acquisition Agreement, CVC will receive 71.9% of the consideration paid by the Company to Ballantrae's common stockholders and approximately up to 78.2% of the consideration paid by the Company to Ballantrae's preferred stockholders (assuming that in connection with the merger of Kraftube, Inc. into Kraftube Management, Inc., all Kraftube Management, Inc. preferred stockholders elect to receive Ballantrae preferred stock as opposed to cash and no dissenters' rights are exercised).

  The following table summarizes the history of CVC's investment in Ballantrae and the payment of merger consideration to CVC in connection with the proposed acquisition of Ballantrae by the Company.

                                                                    AMOUNT PAID
   DATE   EVENT                                                       BY CVC
   ----   -----                                                     -----------
 10/23/96 Acquisition of 32.9% of Ballantrae common stock........   $    35,000
 10/23/96 Acquisition of 74.7% of Ballantrae preferred stock.....     2,100,000
 10/23/96 Acquisition of warrants for Ballantrae common stock....           --
              Acquisition of 79.4% of preferred stock of Kraftube
 10/23/97 Management, Inc.(a)....................................     6,400,000
 02/07/97 Exercise of warrants for Ballantrae common stock(b)....       147,500
                                                                    -----------
          Total CVC investment in Ballantrae.....................   $ 8,682,500
                                                                    ===========
             Value of shares of Common Stock of the Company to be
            received by CVC as merger consideration in connection
          with the acquisition of Ballantrae(c) .................   $16,514,600
                                                                    ===========

--------

(a) In 1989, CVC invested $1.0 million to purchase Kraftube, Inc. preferred stock and $2.1 million for which it received a note in the original principal amount of $2.1 million. In addition, in 1989, CVC purchased 62.8% of the common stock of Kraftube Management, Inc. for $15,700. In 1993, the Kraftube, Inc. preferred stock plus accrued and unpaid dividends was exchanged for a note in the principal amount of $1.7 million and the $2.1 million note was repaid, together with accrued and unpaid interest thereon. In 1996, the $1.7 million note was exchanged for 1.7 million shares of Kraftube Management, Inc. preferred stock. The remaining 4.7 million shares of Kraftube Management, Inc. preferred stock were received upon the exchange of Kraftube Management, Inc. common stock in a transaction that valued the common stock held by CVC at $4.7 million.

(b) Includes $25,000 attributable to the exercise of a warrant to purchase 25,000 shares of Ballantrae common stock which CVC intends to exercise prior to the consummation of the acquisition.

(c) Assumes an initial public offering price of $15.00 per share.

ENVIRONMENTAL RISKS

  The Company's operations and properties are subject to federal, state, local and foreign laws, regulations and ordinances relating to the use, storage, handling, generation, transportation, treatment, emission, release, discharge and disposal of certain materials, substances and wastes. The nature of the Company's operations exposes it to the risk of liabilities or claims with respect to environmental matters, including off-site disposal matters, and there can be no assurance that material costs will not be incurred in connection with such liabilities or claims or that the indemnities provided by the sellers of the various businesses acquired will be applicable or available.

  Based upon the Company's experience to date, the Company believes that the future cost of compliance with existing environmental laws, regulations and ordinances (or liability for known environmental claims) will not have a material adverse effect on the Company's business, financial condition and results of operations. However, future events, such as changes in existing laws and regulations or their interpretation, may give rise to additional compliance costs or liabilities that could have a material adverse effect on the Company's business, financial condition and results of operations. Compliance with more stringent laws or regulations, as well as more vigorous enforcement policies of regulatory agencies or stricter or different interpretations of existing laws, may require additional expenditures by the Company that may be material. See "Business--Regulatory Matters."

FRAUDULENT CONVEYANCE

  If a court in a lawsuit brought by an unpaid creditor or representative of creditors, such as a trustee in bankruptcy or the Company as a debtor-in-possession, were to find under relevant federal or state fraudulent conveyance statutes that the Company did not receive fair consideration or reasonably equivalent value for incurring the indebtedness, including the Notes, and that, at the time of such incurrence, the Company (i) was insolvent, (ii) was rendered insolvent by reason of such incurrence or grant, (iii) was engaged in a business or transaction for which the assets remaining with the Company constituted unreasonably small capital or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, then such court, subject to applicable statutes of limitations, could void the Company's obligations under the Notes, subordinate the Notes to other indebtedness of the Company or take other action detrimental to the holders of the Notes.

  The measure of insolvency for these purposes will depend upon the governing law of the relevant jurisdiction. Generally, however, a company will be considered insolvent for these purposes if the sum of that company's debts is greater than the fair value of all of that company's property or if the present fair salable value of that company's assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Moreover, regardless of solvency, a court could void an incurrence of indebtedness, including the Notes, if it determined that such transaction was made with the intent to hinder, delay or defraud creditors. In addition, a court could subordinate the indebtedness, including the Notes, to the claims of all existing and future creditors on similar grounds. The Company believes that, after giving effect to the Offerings, the Company will be (i) neither insolvent nor rendered insolvent by the incurrence of indebtedness in connection with the Offerings, (ii) in possession of sufficient capital to run its business effectively and (iii) incurring debts within its ability to pay as the same mature or become due.

  There can be no assurance as to what standard a court would apply in order to determine whether the Company was "insolvent" upon consummation of the GM Acquisition, any of the Company's other acquisitions or the sale of the Notes or that, regardless of the method of valuation, a court would not determine that the Company was insolvent upon consummation of the GM Acquisition or any of the other acquisitions or the sale of the Notes.

  In addition, any Subsidiary Guaranty may be subject to review under relevant federal and state fraudulent conveyance and similar laws in a bankruptcy or reorganization case or a lawsuit brought by or on behalf of creditors of the applicable Subsidiary Guarantor. In such a case, the analysis set forth above would generally apply, except that the Subsidiary Guaranty could also be subject to the claim that, since the Subsidiary Guaranty was incurred for the benefit of the Company (and only indirectly for the benefit of the Subsidiary Guarantor), the obligations of the Subsidiary Guarantor thereunder were incurred for less than reasonably equivalent value or fair consideration. A court could void the Subsidiary Guarantor's obligation under the Subsidiary Guaranty, subordinate the Subsidiary Guaranty to other indebtedness of the Subsidiary Guarantor or take other action detrimental to the holders of the Notes.

CHANGE OF CONTROL

  Upon a Change of Control, each holder of the Notes will have the right to require the Company to repurchase all or any part of such Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. The occurrence of certain of the events that constitute a Change of Control would constitute a default under the Senior Credit Facility and would entitle the holders of the Company's Senior Subordinated Notes (as defined) to require the Company to repurchase all or any part of such Notes. The Company's failure to purchase the Notes would result in a default under the Indenture. The inability to repay the indebtedness under the Senior Credit Facility or the Senior Subordinated Notes, if their maturity is accelerated, would also constitute an event of default under the Indenture, which could have adverse consequences for the Company and the holders of the Notes. In the event of a Change of Control, there can be no assurance the Company would have sufficient financial resources available to satisfy all of its obligations under the Senior Credit Facility, the Notes and the Senior Subordinated Notes. See "Description of Indebtedness" and "Description of Notes--Change of Control."

LACK OF PUBLIC MARKET

  The Notes are a new issue of securities for which there is currently no active trading market. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions and the financial condition of the Company. The Underwriters have informed the Company that they currently intend to make a market in the Notes. However, the Underwriters are not obligated to do so, and any such market making may be discontinued at any time without notice. Although the Notes have been approved for listing on the New York Stock Exchange (subject to official notice of issuance), no assurance can be given as to the development or liquidity of any trading market for the Notes.

  The liquidity of, and trading market for, the Notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

                                COMPANY HISTORY

  The Company was formed in November 1993 for the purpose of acquiring certain assets of the automotive starter business and the heavy duty starter and alternator business of the Former GM Division, which businesses the Company acquired in July 1994.

  Between January 1995 and May 1997, the Company completed five strategic acquisitions and two international joint ventures. On January 6, 1995, the Company acquired all of the capital stock of Nabco, Inc. ("Nabco") (the "Nabco Acquisition"), a producer of remanufactured automotive starters and alternators. In addition to selling its products to national automotive parts chains (primarily Western Auto), prior to its acquisition by the Company, Nabco supplied remanufactured parts in bulk (known as "kits") to the Company and GM for final assembly and distribution.

  On March 31, 1995, the Company acquired all of the capital stock of The A&B Group, Inc. ("A&B Group") (the "A&B Acquisition"), a remanufacturer of automotive starters, heavy duty starters and alternators and related subcomponents and parts. Prior to its acquisition by the Company, the A&B Group was the Company's contract supplier of all heavy duty and certain automotive remanufactured products.

  On April 14, 1995, the Company acquired 96% of the capital stock of Autovill, RT Ltd. ("Autovill") (the "Autovill Acquisition" and, together with the Nabco Acquisition and the A&B Acquisition, the "1995 Acquisitions"), a Budapest, Hungary-based producer of new and remanufactured heavy duty starters and alternators both for the OEM market and the aftermarket in Western and Eastern Europe. Principal customers of Autovill include Caterpillar and Mercedes Benz. The remaining 4% of the capital stock of Autovill is owned by current and former employees of Autovill.

  On February 6, 1996, the Company acquired 82.5% of the capital stock of Power Investments, Inc. ("Power Investments") (the "Power Investments Acquisition"), a remanufacturer of diesel and gasoline engines, transmissions, fuel systems, alternators and starters for medium and heavy duty trucks and automobiles; and, to a lesser extent, a remanufacturer of brakes, water pumps, power steering pumps and various other truck parts and assemblies. Power Investments has 15 facilities located in the United States and in five provinces of Canada and is designated as a Ford FAR in such provinces. The remaining 17.5% of the capital stock of Power Investments is owned by current management of Power Investments, subject to put/call arrangements at a formula price for the purchase by the Company of the remaining 17.5% of the shares of Power Investments beginning in 2001.

  In December 1996, the Company formed a 50/50 joint venture in Korea with individual Korean investors to purchase the assets related to the starter motor operations of the Company's former Korean licensee. In April 1997, the Company and its former Mexican licensee, Sistemas y Electricos Componetos ("Sistemas"), formed a joint venture, 76% of which is owned by the Company and 24% of which is owned by an affiliate of Sistemas. Each of these joint ventures have been formed to manufacture starters and alternators for the OEM market.

  On May 8, 1997, the Company acquired 82.5% of the capital stock of World Wide (the "World Wide Acquisition"), a remanufacturer and distributor of import automotive starters and alternators. World Wide sells its products to national automotive parts chains, including Auto Zone, Pep Boys, Advance Auto and Discount Auto. The remaining 17.5% of the capital stock of World Wide is owned by current management of World Wide, subject to put/call arrangements at a formula price for the purchase by the Company of the remaining 17.5% of the shares beginning in 2000.

  On October 30, 1997, the Company entered into the Ballantrae Acquisition Agreement to acquire Ballantrae for $52.8 million (including assumed debt and the estimated working capital adjustment and fees and expenses of Ballantrae). Ballantrae operates through two subsidiaries: Tractech, a leading producer of traction control systems for heavy duty OEMs and the aftermarket; and Kraftube, Inc., a tubing assembly business which sells products to compressor manufacturers for commercial air conditioners and refrigeration equipment. In fiscal year 1997, Tractech accounted for approximately 70% of Ballantrae's $37.6 million of net sales. The Company will exchange shares of its Common Stock with a value (at the initial public offering price in the Equity Offering) of approximately $22.1 million for the equity of Ballantrae and will repay approximately $29.7 million of Ballantrae's debt. The Common Stock of the Company received by Ballantrae's existing stockholders in the acquisition will be subject to resale restrictions under applicable securities laws but will have the benefit of piggyback registration rights. The acquisition is expected to be completed at or prior to the consummation of the Offerings. See "Risk Factors--Acquisition of Ballantrae; Conflicts of Interest," "Business-- Acquisition of Ballantrae" and "Certain Transactions."

  On November 11, 1997, the Company entered into a Share Purchase Agreement to acquire 37% of the outstanding shares of Sahney Paris Rhone Limited ("SPRL") a manufacturer of starters, alternators and related components based in Hyderabad, India, at a purchase price of approximately $3.7 million in the aggregate. The Share Purchase Agreement provides that the shares will be acquired by the Company through a combination of a tender offer for up to 20% of such shares and the purchase of the remaining shares from the principal shareholder of SPRL and his affiliates. The acquisition is expected to be completed on or before March 31, 1998.

                                USE OF PROCEEDS

  The net proceeds to the Company from the Offerings are estimated to be approximately $180.1 million (approximately $188.4 million if the over-allotment option in the Equity Offering is exercised in full) assuming an initial public offering price of $15 per share in the Equity Offering and after deduction of underwriting discounts and commissions and estimated offering expenses. The proceeds of the Offerings, together with $.9 million of available cash, will be used to repay in full (except as indicated in (vi) below) the following indebtedness, which was incurred by the Company in connection with the GM Acquisition and certain of the Company's subsequent acquisitions: (i) the $75 million 10 1/2% Senior Note due July 31, 2003 to World Subordinated Debt Partners, L.P., an affiliate of the holder of the Warrants (the "World Note"), a portion of which will be prepaid at a 3% premium to principal amount, (ii) the $59.2 million 11 1/2% Subordinated Note due July 31, 2004 to GM (the "GM Acquisition Note"), (iii) the $8.3 million 9.86% Subordinated Notes due February 6, 2001 to the selling stockholders of Power Investments (the "Power Investments Seller Notes"), (iv) the $3.5 million 10% Subordinated Notes due September 30, 2001 to the selling stockholders of A&B Group (the "A&B Seller Notes"), (v) the $20.4 million of borrowings outstanding under Ballantrae's senior credit facility (the "Ballantrae Senior Bank Debt") and (vi) $9.2 million of Tractech's $10.0 million 11% Subordinated Note due October 31, 2006 to Dyneer Corporation (the "Ballantrae Subordinated Debt"). Any accrued and unpaid interest on such indebtedness will also be repaid with the proceeds of the Offerings.

  The following table sets forth a summary of the expected sources and uses of the estimated net proceeds from the Offerings, assuming no exercise of the over-allotment option in the Equity Offering and including interest accrued to December 22, 1997, the assumed date of the consummation of the Offerings (in millions):

     SOURCES OF FUNDS (net of underwriting discounts and commissions)
     Equity Offering................................................... $ 55.8
     Notes Offering....................................................  126.8
     Available Cash....................................................    0.9
                                                                        ------
       Total sources of funds.......................................... $183.5
                                                                        ======
     USES OF FUNDS
     Repayment of Indebtedness Due to Non-Affiliates of the Company
       Repayment of GM Acquisition Note................................ $ 61.8
       Repayment of A&B Seller Notes...................................    3.6
     Repayment of Indebtedness of Entities Controlled by Affiliates of
      the Company
       Repayment of Ballantrae Senior Bank Debt........................   20.5
       Repayment of Ballantrae Subordinated Debt.......................    9.4
     Repayment of Indebtedness Due to Affiliates of the Company
       Repayment of Power Investments Seller Notes.....................    8.3
       Repayment of World Note.........................................   77.4
     Fees and expenses for the Offerings...............................    2.5
                                                                        ------
       Total uses of funds............................................. $183.5
                                                                        ======

                                CAPITALIZATION

  The following table sets forth the current portion of the long-term debt and the consolidated capitalization of the Company as of October 31, 1997 and pro forma to give effect to the Transactions, including the Offerings (assuming no exercise of the over-allotment option in connection with the Equity Offering), and the application of the net proceeds thereof. See "Use of Proceeds." This table should be read in conjunction with the unaudited "Pro Forma Condensed Consolidated Financial Data," "Selected Consolidated Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and related notes thereto included elsewhere in this Prospectus. See also "Description of Capital Stock" and "Description of Indebtedness."

                                                   AS OF OCTOBER 31, 1997
                                                   ---------------------------
                                                     ACTUAL        PRO FORMA
                                                   -----------    ------------
                                                       (IN THOUSANDS)
   Current portion of long-term debt.............  $       535    $       535
                                                   ===========    ===========
   Long-term debt:
     Senior Credit Facility......................  $    30,000    $    30,000
     Power Investments Seller Notes..............        8,300             --
     World Note..................................       75,000             --
       % Senior Notes Due 2007...................           --        130,000
     8% Subordinated Debenture...................           --         18,354(a)
     10 5/8% Senior Subordinated Notes Due 2006..      140,000        140,000
     GM Acquisition Note.........................       59,155             --
     A&B Seller Notes............................        3,500             --
     Ballantrae Subordinated Debt................           --            750
     Other, including capital lease obligations..       17,004         17,004
     Junior Subordinated Notes...................       25,211             --
                                                   -----------    -----------
       Total long-term debt......................      358,170        336,108
   Minority interest.............................        8,570          8,570
   Redeemable exchangeable preferred stock of
    subsidiary...................................       16,483(a)          --
   Stockholders' equity (deficit):
     Class A Common Stock (par value $.01;
      authorized 49,400,000,
      issued and outstanding 525,477 historical,
      15,246,268 pro forma)......................           88            103
     Class B Common Stock (par value $.01;
      authorized 17,600,000,
      issued and outstanding 385,523 historical,
      7,592,465 pro forma).......................           65             65
     Additional paid-in capital..................        6,703        109,541
     Retained earnings...........................       (9,112)       (12,611)
     Cumulative translation adjustment...........       (2,173)        (2,173)
     Stock purchase plan.........................       (2,547)        (2,547)
                                                   -----------    -----------
       Total stockholders' equity (deficit) .....       (6,976)        92,378
                                                   -----------    -----------
       Total capitalization......................  $   376,247    $   437,056
                                                   ===========    ===========

--------

(a) Reflects the fair value of the 8% Subordinated Debenture exchanged for the redeemable exchangeable preferred stock of subsidiary as permitted by the terms of such preferred stock. For details of this exchange, see footnote
    (d) to the "Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended October 31, 1997." As of October 31, 1997, the principal amount of the 8% Subordinated Debenture would have exceeded the fair value by $892.

                SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

  The following table sets forth selected consolidated historical financial data of the Company for the three years ended July 31, 1997 and the three-month periods ended October 31, 1996 and 1997. The statement of operations data for the years ended July 31, 1995, 1996 and 1997 and the balance sheet data as of July 31, 1995, 1996 and 1997 were derived from audited Consolidated Financial Statements of the Company, which have been audited by Ernst & Young, LLP, independent auditors. The financial data for the three-month periods ended October 31, 1997 and 1996 are derived from unaudited Consolidated Financial Statements of the Company. The unaudited Consolidated Financial Statements of the Company include all adjustments, consisting of normal recurring accruals, which the Company considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three months ended October 31, 1997 are not necessarily indicative of the results that may be expected for the entire year ending July 31, 1998. The table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Consolidated Financial Statements of the Company and related notes and the other financial information included elsewhere in this Prospectus.

                                                          FOR THE THREE MONTHS
                          FOR THE YEAR ENDED JULY 31,       ENDED OCTOBER 31,
                         -------------------------------  ----------------------
                           1995       1996       1997        1996        1997
                         ---------  ---------  ---------  ----------  ----------
                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
 DATA:
  Net sales.............  $573,423   $636,852   $689,787    $169,766    $209,020
  Gross profit..........    98,207    126,774    149,553      38,394      38,143
  Selling, engineering
   and administrative
   expenses.............    61,206     77,994     89,098      23,335      20,936
  Restructuring
   charges..............        --      8,101     34,500         --          --
  Operating income......    37,001     40,679     25,955      15,059      17,207
  Interest expense......    18,432     27,367     38,774       9,391      10,521
  Income (loss) from
   continuing
   operations...........     9,326      5,796    (10,263)      2,834       3,062
  Loss from discontinued
   operations, net of
   tax benefit .........     2,363     10,637      1,682         213         --
  Net income (loss).....     6,963     (4,841)   (14,296)        270       3,062
  Income (loss) from
   continuing operations
   per share............ $     .56  $     .33  $    (.59) $      .16  $      .18
  Net income (loss) per
   share................       .42       (.28)      (.82)        .02         .18
FINANCIAL RATIOS AND
 OTHER DATA:
  Depreciation and
   amortization......... $  14,533  $  19,555  $  22,323  $    5,300  $    4,698
  Capital expenditures..    11,241     32,741     31,888       8,910       5,747
  EBITDA(a).............    51,534     60,234     50,360      20,359      21,905
  Adjusted EBITDA(b)....    55,968     72,087     87,269      21,494      22,970
  Cash provided by (used
   in) operating
   activities...........    21,921       (684)    22,537      (6,522)     11,415
  Cash used in investing
   activities ..........   (73,251)   (79,061)   (74,087)    (10,236)     (7,355)
  Cash provided by (used
   in) financing
   activities ..........    27,119     80,790     57,786      22,880      (5,063)
  Gross margin..........      17.1%      19.9%      21.7%       22.6%       18.2%
  EBITDA margin(c)......       9.0%       9.5%       7.3%       12.0%       10.5%
  Adjusted EBITDA margin
   (c)..................       9.8%      11.3%      12.7%       12.7%       11.0%
  Ratio of EBITDA to
   interest expense.....      2.8x       2.2x       1.3x        2.2x        2.1x
  Ratio of total debt to
   EBITDA...............      3.8x       5.0x       7.2x         --          --
  Ratio of Adjusted
   EBITDA to interest
   expense..............      3.0x       2.6x       2.3x        2.3x        2.2x
  Ratio of total debt to
   Adjusted EBITDA......      3.5x       4.1x       4.2x         --          --
  Ratio of earnings to
   fixed charges(d).....      1.8x       1.3x     --(e)         1.5x        1.5x

                                        AS OF JULY 31,
                                  --------------------------  AS OF OCTOBER 31,
                                    1995     1996     1997          1997
                                  -------- -------- --------  -----------------
                                                 (IN THOUSANDS)
BALANCE SHEET DATA:
  Working capital................ $ 61,268 $113,801 $154,041      $152,432
  Total assets...................  322,527  475,082  570,569       582,505
  Total debt.....................  196,988  298,796  363,768       358,705
  Redeemable exchangeable
   preferred stock of
   subsidiary....................   12,903   14,420   16,071        16,483
  Total stockholders' equity
   (deficit).....................    8,430    1,589   (9,797)       (6,976)

--------
(a) EBITDA represents the sum of income from continuing operations before interest expense, income taxes, preferred dividend requirement of subsidiary and minority interest in income of subsidiaries, plus depreciation and amortization. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities for the purpose of analyzing the Company's operating performance, financial position and cash flows. The Company has presented EBITDA because it is commonly used by certain investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service debt. The definition of EBITDA differs from the definition of EBITDA applicable to the covenants for the Notes and may not be comparable to EBITDA as defined by other companies. EBITDA amounts may not be fully available for management's discretionary use, due to certain requirements to conserve funds for capital replacement, debt service and other commitments.

(b) Adjusted EBITDA represents EBITDA plus restructuring charges and non-cash post-retirement benefits other than pensions less the gain on sale of building. The definition of Adjusted EBITDA conforms with the definition of EBITDA applicable to the covenants for the Notes. Adjusted EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities for the purpose of analyzing the Company's operating performance, financial position and cash flows. Adjusted EBITDA amounts may not be fully available for management's discretionary use, due to certain requirements to conserve funds for capital replacements, debt service and other commitments.

(c) EBITDA margin and Adjusted EBITDA margin represent EBITDA and Adjusted EBITDA, respectively, as a percent of net sales.

(d) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes, fixed charges and minority interest. Fixed charges include preferred dividend requirement of subsidiary, interest expense and the portion of operating rents that is deemed representative of an interest factor.

(e) The deficiency of earnings to fixed charges was $13.5 million. Excluding restructuring charges, the ratio of earnings to fixed charges would have been 1.5x.

                PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA
                                  (UNAUDITED)

  The following unaudited pro forma condensed consolidated financial data are based on the Consolidated Financial Statements included elsewhere in this Prospectus, adjusted to give effect to the Transactions, including the Offerings.

  The unaudited pro forma condensed consolidated statement of operations for the year ended July 31, 1997 and for the three months ended October 31, 1997 have been adjusted to give effect to the Transactions, including the Offerings, as if they had occurred on August 1, 1996. The unaudited pro forma condensed consolidated balance sheet at October 31, 1997 has been adjusted to give effect to the Transactions, including the Offerings, as if they had occurred on October 31, 1997 (other than the acquisition of World Wide, which is reflected in the historical balance sheet data).

  The unaudited pro forma financial data do not purport to be indicative of the results of operations or the financial position that would actually have been obtained if the Transactions, including the Offerings, had occurred on the dates indicated or of the results of operations or the financial position that may be obtained in the future. The unaudited pro forma financial data are presented for comparative purposes only. The pro forma adjustments, as described in the accompanying data, are based on available information and certain assumptions that management believes are reasonable. The unaudited pro forma financial data should be read in conjunction with the Consolidated Financial Statements of the Company and related notes thereto included elsewhere in this Prospectus.

  The unaudited pro forma financial data with respect to the acquisitions of World Wide and Ballantrae are based on the historical financial statements of the businesses acquired and have been accounted for using the purchase method of accounting. The purchase price, including the related fees and expenses, have been allocated to the tangible and identifiable intangible assets and liabilities of the acquired businesses based upon the Company's estimates of their fair value, with the remainder allocated to goodwill. The pro forma adjustments directly attributable to the acquisitions of World Wide and Ballantrae include adjustments to interest expense related to the financing, charges for amortization of intangible assets and depreciation of property and equipment relating to the allocation of the purchase price and the related tax effects.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JULY 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         ACQUISITIONS
                               -----------------------------------------------------------------
                               HISTORICAL HISTORICAL
                                 TWELVE     TWELVE                   WORLD WIDE     BALLANTRAE     PRO FORMA
                                 MONTHS     MONTHS     PRO FORMA     PRO FORMA      PRO FORMA       FOR THE      PRO FORMA
                                 ENDED      ENDED     ADJUSTMENTS     PURCHASE       PURCHASE     ACQUISITIONS  ADJUSTMENTS
                                3/31/97    9/30/97        FOR        ACCOUNTING     ACCOUNTING   OF WORLD WIDE   FOR OTHER
                    HISTORICAL WORLD WIDE BALLANTRAE WORLD WIDE(A) ADJUSTMENTS(B) ADJUSTMENTS(C) AND BALLANTRAE TRANSACTIONS
                    ---------- ---------- ---------- ------------- -------------- -------------- -------------- ------------
Net sales.........   $689,787   $78,100    $36,802     $(28,068)       $  --          $ --          $776,621      $   --
Cost of goods
 sold.............    540,234    53,400     24,276      (19,378)          --            --           598,532          --
                     --------   -------    -------     --------        ------         -----         --------      -------
Gross profit......    149,553    24,700     12,526       (8,690)          --            --           178,089          --
Selling,
 engineering, and
 administrative
 expenses.........     89,098    20,600      5,627       (8,078)          456           483          108,186          --
Restructuring
 charges..........     34,500       --         --           --            --            --            34,500          --
                     --------   -------    -------     --------        ------         -----         --------      -------
Operating income..     25,955     4,100      6,899         (612)         (456)         (483)          35,403          --
Other income
 (expense):
  Gain on sale of
   building.......      2,082       --         --           --            --            --             2,082          --
  Interest
   expense........    (38,774)   (1,969)    (2,948)         829        (1,182)          (75)         (44,119)       8,773 (d)
                     --------   -------    -------     --------        ------         -----         --------      -------
(Loss) income from
 continuing
 operations before
 income taxes,
 preferred
 dividend
 requirement of
 subsidiary, and
 minority
 interest.........    (10,737)    2,131      3,951          217        (1,638)         (558)          (6,634)       8,773
Minority interest
 in income of
 subsidiary.......        892       --         --           247          (172)          --               967          --
Income taxes
 (benefit)........     (3,014)      850        912           87          (655)          (88)          (1,908)       3,509 (e)
Preferred dividend
 requirement of
 subsidiary.......      1,648       --         931          --            --           (931)           1,648       (1,648)(f)
                     --------   -------    -------     --------        ------         -----         --------      -------
(Loss) income from
 continuing
 operations.......   $(10,263)  $ 1,281    $ 2,108     $   (117)        $(811)        $ 461         $ (7,341)     $ 6,912
                     ========   =======    =======     ========        ======         =====         ========      =======
Loss from
 continuing
 operations
 per share........   $   (.59)
                     ========
                     PRO FORMA
                        FOR
                    TRANSACTIONS
                    ------------
Net sales.........    $776,621
Cost of goods
 sold.............     598,532
                    ------------
Gross profit......     178,089
Selling,
 engineering, and
 administrative
 expenses.........     108,186
Restructuring
 charges..........      34,500
                    ------------
Operating income..      35,403
Other income
 (expense):
  Gain on sale of
   building.......       2,082
  Interest
   expense........     (35,346)
                    ------------
(Loss) income from
 continuing
 operations before
 income taxes,
 preferred
 dividend
 requirement of
 subsidiary, and
 minority
 interest.........       2,139
Minority interest
 in income of
 subsidiary.......         967
Income taxes
 (benefit)........       1,601
Preferred dividend
 requirement of
 subsidiary.......         --
                    ------------
(Loss) income from
 continuing
 operations.......    $   (429)
                    ============
Loss from
 continuing
 operations
 per share........    $   (.02)
                    ============

                             See Accompanying Notes

  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED JULY 31, 1997
                                (IN THOUSANDS)

(a) This column adjusts the historical results of World Wide by eliminating the period from April 1, 1996 through June 30, 1996 included in the historical twelve months ended March 31, 1997. The remaining nine month period ended March 31, 1997 is thus combined with the three months from the date of acquisition, May 9, 1997 through July 31, 1997 included in the Company's historical Statement of Operations. The net sales and net loss for World Wide for the month of April 1997, which are excluded from the pro forma results, were $5,191 and $692, respectively. The Pro Forma Condensed Consolidated Financial Statement of Operations includes both July 1996 and 1997 for World Wide. Net sales and net income for July 1996 were $6,209 and $280, respectively.

(b) This column gives effect to the acquisition of World Wide as if it had taken place at the beginning of the year, reflecting the increase in depreciation, amortization and interest expense offset by the minority interest's share of the additional expenses and income taxes, as follows:

     Increase in depreciation and amortization........................ $  (456)
     Increase in interest expense to finance the acquisition..........  (1,182)
     Minority interest's share of additional expenses.................     172
     Income taxes.....................................................     655
                                                                       -------
     Effect on net income............................................. $  (811)
                                                                       =======

(c) This column gives effect to the acquisition of Ballantrae as if it had taken place at the beginning of the year, reflecting the increase in depreciation, amortization and interest expense. The preferred dividend requirement of subsidiary is also eliminated to reflect the exchange of the preferred stock for common stock in the acquisition as of the beginning of the year. After the exchange no further dividends will occur. The months of August 1997 and September 1997 are included in the pro forma results of operations for both the year ended July 31, 1997 and the three months ended October 31, 1997. Sales and net income for August 1997 and September 1997 combined were $5,841 and $66, respectively. Details regarding the pro forma purchase accounting adjustments are as follows:

     Increase in depreciation and amortization.......................... $(483)
     Increase in interest expense.......................................   (75)
     Income taxes.......................................................    88
     Preferred dividend requirement of subsidiary.......................   931
                                                                         -----
     Effect on net income............................................... $ 461
                                                                         =====

(d) Reflects decreases (increases) of interest expense and amortization of deferred financing costs as if the Transactions occurred on August 1, 1996 as follows:

                                                                    FOR THE
                                                                  YEAR ENDED
                                                                 JULY 31, 1997
                                                                 -------------
     Reduced interest from the amendment of the Senior Credit
      Facility..................................................   $    190
     Amortization of deferred financing costs associated with
      the amendment to the Senior Credit Facility...............        (30)
     Repayment of Power Investments Seller Notes................        818
     Repayment of World Note....................................      7,875
     Reversal of 1997 amortization of deferred financing costs
      associated with repayment of the World Note...............        454
     Interest expense for the  % Senior Notes Due 2007..........    (11,050)
     Amortization of deferred financing costs associated with
      the  % Senior Notes Due 2007..............................       (445)
     Repayment of GM Acquisition Note...........................      6,552
     Repayment of A&B Seller Notes..............................        350
     Repayment of Ballantrae Senior Bank Debt...................      1,848
     Repayment of Ballantrae Subordinated Debt..................      1,018
     Conversion of Junior Subordinated Notes....................      2,593
     Interest expense relating to the 8% Subordinated Debenture exchanged for the redeemable exchangeable preferred stock
      of subsidiary.............................................     (1,400)
                                                                   --------
     Net reduction in interest expense..........................   $  8,773
                                                                   ========

  The interest rate on the   % Senior Notes Due 2007 is assumed to be 8 1/2%.
  For each 1/4% difference in the interest rate, the annual interest expense would change by $325.

(e) Represents the income tax expense related to the pro forma interest expense reduction at 40%.

(f) Represents the reversal of preferred dividend requirements of subsidiary recorded in 1997 which results from the assumed exchange of the preferred stock for the 8% Subordinated Debenture effective August 1, 1996.

  A deemed preferred dividend of subsidiary arises from the exchange of the redeemable exchangeable preferred stock of subsidiary for the excess of the fair value of the 8% Subordinated Debenture over the carrying value of the redeemable exchangeable preferred stock of subsidiary as shown below. This nonrecurring charge, which has not been reflected in the pro forma condensed consolidated statement of operations, will be charged against the income of the Company in the period of exchange. Upon completion of the exchange, no further dividends will occur.

     Fair value of the 8% Subordinated Debenture at October 31, 1997
      ................................................................ $18,354
     Carrying value of the redeemable exchangeable preferred stock of subsidiary at October 31, 1997 .................................  16,483
                                                                       -------
     Deemed preferred dividend of subsidiary arising from exchange.... $ 1,871
                                                                       =======

(g) The following nonrecurring items (including the item described in (f) above), resulting from the Transactions have not been reflected in the unaudited pro forma condensed consolidated statement of operations for the year ended July 31, 1997, but will be included in operations within 12 months succeeding the Transactions (amounts are based upon the assumptions used in preparing the unaudited pro forma condensed consolidated balance sheet as of October 31, 1997):

     Early extinguishment penalty on World Note...................... $  (576)
     Write-off of World Note deferred financing costs as a result of early extinguishment...........................................  (2,138)
     Tax effect of early extinguishments.............................   1,086
     Deemed dividend of preferred stock of subsidiary................  (1,871)
                                                                      -------
     Net charge to retained earnings (deficit)....................... $(3,499)
                                                                      =======

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE THREE MONTHS ENDED OCTOBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            ACQUISITION
                                     -------------------------
                                                                PRO FORMA FOR  ADJUSTMENTS    PRO FORMA
                                     HISTORICAL   PRO FORMA    THE ACQUISITION  FOR OTHER        FOR
                          HISTORICAL BALLANTRAE ADJUSTMENTS(A)  OF BALLANTRAE  TRANSACTIONS  TRANSACTIONS
                          ---------- ---------- -------------- --------------- ------------  ------------
Net sales...............   $209,020    $9,323       $ --          $218,343        $  --        $218,343
Cost of goods sold......    170,877     6,349         --           177,226           --         177,226
                           --------    ------       -----         --------        ------       --------
Gross profit............     38,143     2,974         --            41,117           --          41,117
Selling, engineering,
 and administrative
 expenses...............     20,936     1,477         121           22,534           --          22,534
                           --------    ------       -----         --------        ------       --------
Operating income........     17,207     1,497        (121)          18,583           --          18,583
Interest expense........    (10,521)     (756)        (19)         (11,296)        2,365 (b)     (8,931)
                           --------    ------       -----         --------        ------       --------
(Loss) income from
 continuing operations
 before income taxes,
 preferred dividend
 requirement of
 subsidiary, and
 minority interest......      6,686       741        (140)           7,287         2,328          9,652
Minority interest in
 income of subsidiary...        538       --          --               538           --             538
Income taxes (benefit)..      2,674        21         141            2,836           946 (c)      3,782
Preferred dividend
 requirement of
 subsidiary.............        412       263        (263)             412          (412)(d)        --
                           --------    ------       -----         --------        ------       --------
Income from continuing
 operations.............   $  3,062    $  457       $ (18)        $  3,501        $1,831       $  5,332
                           ========    ======       =====         ========        ======       ========
Income from continuing
 operations per share...   $    .18                                                            $    .22
                           ========                                                            ========

                             See Accompanying Notes

  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE THREE MONTHS ENDED OCTOBER 31, 1997
                                (IN THOUSANDS)

(a) Represents adjustments for the acquisition of Ballantrae as if it had taken place on August 1, 1996, reflecting the increase in depreciation, amortization and interest expense for the quarter. The tax adjustment for the three months ended October 31, 1997 is to adjust the income taxes to an effective tax rate of 27%. The preferred dividend requirement of subsidiary is also eliminated to reflect the exchange of the preferred stock for common stock in the acquisition as of the beginning of the quarter. After the exchange no further dividends will occur.

   Increase in depreciation and amortization............................ $(121)
   Increase in interest expense.........................................   (19)
   Income taxes.........................................................  (141)
   Preferred dividend requirement of subsidiary.........................   263
                                                                         -----
   Effect on net income................................................. $ (18)
                                                                         =====

(b) Reflects decreases (increases) of interest expense and amortization of deferred financing costs as if the Transactions occurred on August 1, 1996 as follows:

                                                                  FOR THE
                                                             THREE MONTHS ENDED
                                                              OCTOBER 31, 1997
                                                             ------------------
   Reduced interest from the amendment of the Senior Credit
    Facility...............................................        $   38
   Amortization of deferred financing costs associated with
    the amendment to the Senior Credit Facility............            (8)
   Repayment of Power Investments Seller Notes.............           205
   Repayment of World Note.................................         1,969
   Reversal of amortization of deferred financing costs
    associated with repayment of the World Note............           114
   Interest expense for the   % Senior Notes Due 2007......        (2,763)
   Amortization of deferred financing costs associated with
    the   % Senior Notes Due 2007..........................          (111)
   Repayment of GM Acquisition Note........................         1,739
   Repayment of A&B Seller Notes...........................            88
   Repayment of Ballantrae Senior Bank Debt................           481
   Repayment of Ballantrae Subordinated Debt...............           254
   Conversion of Junior Subordinated Notes.................           709
   Interest expense relating to the 8% Subordinated
    Debenture exchanged for the redeemable exchangeable
    preferred stock of subsidiary..........................          (350)
                                                                   ------
   Net reduction in interest expense.......................        $2,365
                                                                   ======

   The interest on the   % Senior Notes Due 2007 is assumed to be 8 1/2%. For
   each 1/4% difference in the interest rate, interest expense would increase by $81 for each three month period.

(c) Represents the income tax expense related to the pro forma interest expense reduction at 40%.

(d) Represents the reversal of preferred dividend requirements of subsidiary recorded in the three months ended October 31, 1997, which results from the assumed exchange of the preferred stock for the 8% Subordinated Debenture effective August 1, 1996.

    A deemed preferred dividend of subsidiary arises from the exchange of the redeemable exchangeable preferred stock of subsidiary for the excess of the fair value of the 8% Subordinated Debentures over the carrying value of the redeemable exchangeable preferred stock of subsidiary as shown below. This nonrecurring charge, which has not been reflected in the pro forma condensed consolidated statement of operations, will be charged against the income of the Company in the period of exchange. Upon the completion of the exchange, no further dividends will occur.

   Fair value of the 8% Subordinated Debenture at October 31, 1997.... $18,354
   Carrying value of the redeemable exchangeable preferred stock of subsidiary at October 31, 1997....................................  16,483
                                                                       -------
   Deemed preferred dividend of subsidiary arising from exchange...... $ 1,871
                                                                       =======

(e) The following nonrecurring items (including the item described in (d) above) resulting from the Transactions have not been reflected in the unaudited pro forma condensed consolidated statement of operations for the three months ended October 31, 1997, but will be included in operations within the 12 months succeeding the Transactions (amounts are based upon the assumptions used in preparing the unaudited pro forma condensed consolidated balance sheet as of October 31, 1997):

   Early extinguishment penalty on World Note........................ $  (576)
   Write-off of World Note deferred financing costs as a result of early extinguishment.............................................  (2,138)
   Tax effect of early extinguishments...............................   1,086
   Deemed dividend of preferred stock of subsidiary..................  (1,871)
                                                                      -------
   Net charge to retained earnings (deficit)......................... $(3,499)
                                                                      =======

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF OCTOBER 31, 1997
                                 (IN THOUSANDS)

                                            ACQUISITION
                                     -------------------------
                                                                PRO FORMA FOR  ADJUSTMENTS     PRO FORMA
                                     HISTORICAL   PRO FORMA    THE ACQUISITION  FOR OTHER         FOR
                          HISTORICAL BALLANTRAE ADJUSTMENTS(A)  OF BALLANTRAE  TRANSACTIONS   TRANSACTIONS
                          ---------- ---------- -------------- --------------- ------------   ------------
ASSETS:
Current Assets:
  Cash and cash
   equivalents..........   $  8,626   $   843      $    --        $  9,469       $  1,250 (b)   $ 10,719
  Trade accounts
   receivable...........    125,582     5,342           --         130,924            --         130,924
  Other receivables.....      3,701       134           --           3,835            --           3,835
  Recoverable income
   tax..................      2,889       --            --           2,889          1,086 (g)      3,975
  Inventories...........    167,456    10,337           --         177,793            --         177,793
  Deferred income
   taxes................     20,757       --            --          20,757            --          20,757
  Other current assets..      5,210        81           --           5,291            --           5,291
                           --------   -------      --------       --------       --------       --------
    Total current
     assets.............    334,221    16,737           --         350,958          2,336        353,294
Property and equipment..    153,039    17,445           --         170,484            --         170,484
Less accumulated
 depreciation...........     30,917     3,760        (3,760)        30,917            --          30,917
                           --------   -------      --------       --------       --------       --------
                            122,122    13,685         3,760        139,567            --         139,567
Deferred financing
 costs..................      8,651       --            750          9,401          2,522 (c)     11,923
Goodwill (less
 accumulated
 amortization)..........     86,760    13,522        10,431        110,713            --         110,713
Net assets held for
 disposal...............     23,909       --            --          23,909            --          23,909
Investment in
 affiliate..............      4,727       --            --           4,727            --           4,727
Other assets............      2,115     1,105           --           3,220            --           3,220
                           --------   -------      --------       --------       --------       --------
    Total assets........   $582,505   $45,049      $ 14,941       $642,495       $  4,858       $647,353
                           ========   =======      ========       ========       ========       ========
LIABILITIES AND STOCKHOLDERS'
 (DEFICIT) EQUITY:
Current liabilities:
  Accounts payable......   $ 96,818   $ 2,474      $    --        $ 99,292       $    --          99,292
  Accrued interest
   payable..............      7,262       --            --           7,262         (2,425)(b)      4,837
  Accrued restructuring
   charges..............     37,922       --            --          37,922            --          37,922
  Liabilities related to
   discontinued
   operations...........      2,685       --            --           2,685            --           2,685
  Other liabilities and
   accrued expenses.....     36,567     2,409           --          38,976            --          38,976
  Current portion of
   long-term debt.......        535       --            --             535            --             535
                           --------   -------      --------       --------       --------       --------
    Total current
     liabilities........    181,789     4,883           --         186,672         (2,425)       184,247
Deferred income taxes...      1,556       --          1,015          2,571            --           2,571
Long-term debt, less
 current portion........    358,170    30,364           --         388,554        (52,446)(d)    336,108
Post-retirement benefits
 other than pension.....     13,742       --            --          13,742            --          13,742
Accrued pension
 benefit................      5,272       --            --           5,272            --           5,272
Other non-current
 liabilities............      3,899       566           --           4,465            --           4,465
Minority interest in
 subsidiary.............      8,570       --            --           8,570            --           8,570
Redeemable exchangeable
 preferred stock of
 subsidiary.............     16,483    12,205       (12,205)        16,483        (16,483)(e)        --
Stockholders' (deficit)
 equity:
  Common Stock:
    Class A Shares......         88         1            14            103            --             103
    Class B Shares......         65         1            (1)            65            --              65
  Paid-in capital.......      6,703    (5,113)       28,260         29,830         79,711 (f)    109,541
  Retained earnings
   (deficit)............     (9,112)    2,142        (2,142)        (9,112)        (3,499)(g)    (12,611)
  Cumulative translation
   adjustment...........     (2,173)      --            --          (2,173)           --          (2,173)
  Stock purchase plan...     (2,547)      --            --          (2,547)           --          (2,547)
                           --------   -------      --------       --------       --------       --------
    Stockholders'
     (deficit) equity...     (6,976)   (2,989)       26,131         16,166         76,212         92,378
                           --------   -------      --------       --------       --------       --------
    Total liabilities
     and stockholders'
     (deficit) equity...   $582,505   $45,049      $ 14,941       $642,495       $  4,858       $647,353
                           ========   =======      ========       ========       ========       ========

                             See Accompanying Notes

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF OCTOBER 31, 1997
                                (IN THOUSANDS)

(a) Represents the adjustments for the Ballantrae acquisition as if it had occurred as of October 31, 1997. The acquisition will be accounted for by the purchase method of accounting. Using the purchase method of accounting, the total purchase price will be allocated to tangible and intangible assets and liabilities of Ballantrae based upon the Company's estimates of their respective fair values at the date of the acquisition.

(b) Represents the sources and uses of cash in connection with the Transactions as follows:

                                                                  AS OF
                                                             OCTOBER 31, 1997
                                                             ----------------
     Estimated proceeds from the Offerings (net of
      underwriting discounts and commissions)...............     $182,550
     Senior Credit Facility refinancing fee.................         (210)
     Repayment of Power Investments Seller Notes............       (8,300)
     Repayment of World Note................................      (75,576)
     Repayment of GM Acquisition Note.......................      (59,155)
     Repayment of A&B Seller Notes..........................       (3,500)
     Repayment of Ballantrae Senior Bank Debt...............      (20,384)
     Repayment of Ballantrae Subordinated Debt..............       (9,250)
     Payment of accrued interest for debt repaid............       (2,425)
     Other fees and expenses of the Offerings...............       (2,500)
                                                                 --------
     Cash provided from the Transactions....................     $  1,250
                                                                 ========

(c) Represents the change in the deferred financing costs and related tax benefit with respect to the World Note as follows:

                                                                   AS OF
                                                              OCTOBER 31, 1997
                                                              ----------------
     Deferred financing costs related to the Offerings.......     $ 4,450
     Deferred financing costs related to the Senior Credit
      Facility refinancing...................................         210
     Write-off of World Note deferred financing costs as a
      result of early extinguishment.........................      (2,138)
                                                                  -------
                                                                  $ 2,522
                                                                  =======

(d) Details regarding the changes to long-term debt are as follows:

     Total long-term debt (historical)................................ $358,170
     Ballantrae Senior Bank Debt......................................   20,384
     Ballantrae Subordinated Debt.....................................   10,000
                                                                       --------
     Total Ballantrae Debt............................................   30,384
                                                                       --------
     Pro forma for Ballantrae acquisition.............................  388,554
                                                                       --------
     Power Investments Seller Notes...................................   (8,300)
     World Note.......................................................  (75,000)
     GM Acquisition...................................................  (59,155)
     A&B Seller Notes.................................................   (3,500)
     Ballantrae Senior Bank Debt......................................  (20,384)
     Ballantrae Subordinated Debt.....................................   (9,250)
     Junior Subordinated Notes........................................  (25,211)
      % Senior Notes Due 2007.........................................  130,000
     8% Subordinated Debenture........................................   18,354
                                                                       --------
     Adjusted for other Transactions..................................  (52,446)
                                                                       --------
     Pro forma for Transactions....................................... $336,108
                                                                       ========

(e) Reflects the elimination of redeemable exchangeable preferred stock of subsidiary exchanged for the 8% Subordinated Debenture.

(f) Details regarding the changes to equity, exchange of equity, issuance of Common Stock and exchange of Junior Subordinated Notes are as follows:

                                                                    AS OF
                                                               OCTOBER 31, 1997
                                                               ----------------
     Paid in capital (historical).............................     $  6,703
     Equity exchanged and transaction costs for Ballantrae
      acquisition, less par value of $15 for shares of Common
      Stock received..........................................       23,127
                                                                   --------
     Pro forma for Ballantrae acquisition.....................       29,830
                                                                   --------
     Equity Offering..........................................       55,800
     Exchange of Junior Subordinated Notes....................       25,211
     Fees for Equity Offering.................................       (1,300)
                                                                   --------
     Adjusted from other Transactions.........................       79,711
                                                                   --------
     Pro forma for Transactions...............................     $109,541
                                                                   ========

(g) Represents the extraordinary loss relating to the early extinguishment of the World Note net of taxes at a marginal rate of 40% and the deemed preferred dividend of subsidiary arising from the exchange of the redeemable exchangeable preferred stock of subsidiary as follows:

                                                                   AS OF
                                                              OCTOBER 31, 1997
                                                              ----------------
     Early extinguishment penalty on World Note..............     $  (576)
     Write-off of World Note deferred financing costs as a
      result of early extinguishment.........................      (2,138)
     Tax effect of early extinguishments.....................       1,086
     Deemed dividend of preferred stock of subsidiary........      (1,871)
                                                                  -------
     Net charge to retained earnings (deficit)...............     $(3,499)
                                                                  =======

              MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

GENERAL

  The Company sells its products in the aftermarket and the OEM market, principally in North America and also in Europe, Latin America and Asia-Pacific. In addition to purchasing newly manufactured parts for use in new vehicle production, OEMs are also significant customers of the Company's aftermarket products. These aftermarket products are distributed through the OEMs' affiliated dealer networks.

  The aftermarket is highly fragmented and competitive. The Company believes that consolidation of aftermarket suppliers is occurring due, in part, to higher quality standards for remanufactured products, which may be more expensive or technically difficult for smaller remanufacturers to meet. The Company plans to continue to increase its penetration of the aftermarket through internal growth and strategic acquisitions.

  The demand for components in the OEM market is cyclical. The Company believes that opportunities for growth in the OEM market will come primarily through the introduction of new products and expansion of the Company's global operations. The Company believes that its aftermarket and OEM businesses are complementary and provide the Company with a competitive advantage in meeting customer needs and maintaining the high levels of expertise necessary to compete successfully in both markets. The high capability necessary to meet the stringent requirements for OEM technology and quality are transferable by the Company to its aftermarket operations.

  For 1997, the aftermarket accounted for approximately 45.2% of the Company's net sales and approximately 62.8% of the Company's Adjusted EBITDA (as defined). Net sales and Adjusted EBITDA attributable to the OEM market accounted for the remainder.

  The primary components of cost of goods sold in the Company's aftermarket business include the cost of cores and component parts, labor costs and overhead. While the availability and cost of cores fluctuate based on supply and demand, the Company's relationships with dealers and other customers have historically provided it with sufficient access to cores at favorable prices.

  The primary components of cost of goods sold in the Company's OEM business include material, labor and overhead. The Company is in the process of shifting OEM production to focus factories, which the Company believes can enhance operating efficiencies. The Company's domestic OEM labor force is represented primarily by the UAW. In March 1997, the Company signed a new master agreement with the UAW that stipulated an approximately 3.2% annual wage and benefit increase (12.8% over the four year term of the agreement) for the Company's UAW hourly employees. If employment levels and productivity remain unchanged, the agreement with the UAW would cause the Company to experience increases in wage and benefit costs of approximately 2% per year over the next four years (which represents approximately $3.3 million in the first such year). In addition, grow-in provisions under the new agreement with the UAW will require the Company to move certain lower wage and benefit employees to higher wage and benefit levels. Under provisions of the national agreement, the UAW and the Company have recently developed a special program of incentives for hourly employees who agree to leave the Company, the cost of which is included in the restructuring charges for fiscal year 1997 described herein. Based on responses to this special incentive plan received to date, the Company would, if no other cost reductions were realized, experience as a result of the grow-in provision additional wage and benefit costs that increase each year of the UAW contract to approximately $10.2 million annually in additional costs from current levels by the fourth year. The Company expects the continued implementation of the special incentive plan and other planned cost reduction initiatives to substantially offset the effects of the grow-in provision. If the responses to date to the special incentive plan were reversed (which the Company considers unlikely) and the other cost-saving initiatives were not implemented, the additional costs referred to above to the Company from the grow-in provision would approximately double. See "Risk Factors--Labor Negotiations."

  Since the GM Acquisition, the Company has completed five strategic acquisitions, substantially increasing the Company's aftermarket operations, and entered into two international joint ventures. These acquisitions and joint ventures have broadened the Company's product line, expanded its remanufacturing capability, extended its participation in international markets and increased its penetration of the retail automotive parts channel. As a result of these acquisitions, joint ventures and the Company's focus on increasing its participation in the aftermarket, the Company's reliance on GM has declined since the Company's formation. Net sales to customers other than GM increased from 41.0% in fiscal year 1995 to 56.3% in fiscal year 1997.

  The portion of the Company's net sales derived from the aftermarket have increased significantly over the past two years, from approximately 19.2% in fiscal year 1995 to 45.2% in fiscal year 1997. For fiscal year 1997, GM accounted for approximately 43.7% of the Company's total net sales, of which 31.8% were to GM's OEM businesses and 11.9% were to GM SPO. Substantially all of the Company's fiscal year 1997 automotive OEM sales were to GM.

  In connection with the GM Acquisition, GM entered into long-term contracts (the "Supply Agreements") pursuant to which it has agreed to purchase from the Company 100% of its North American requirements for automotive starters (other than for Saturn and Geo) and 100% of its U.S. and Canadian requirements for heavy duty starters and alternators, in each case with respect to the Company's existing product line. In addition, GM has been designated as an exclusive distributor of a significant amount of the Company's automotive and heavy duty aftermarket products and has agreed to provide the Company with purchasing support, which enables it to obtain raw materials at competitive prices. GM's obligations to purchase the Company's automotive starters and heavy duty starters and alternators under the Supply Agreements are subject to such products remaining competitive as to price, technology and design. However, GM may not terminate the Supply Agreement for the Company's prices of automotive products for failing to be so competitive prior to July 31, 2001. The Supply Agreements will terminate (i) with respect to automotive products, on July 31, 2004 (except that GM's obligations with respect to automotive products introduced in 1996 and 1997 will terminate on July 31, 2006 and July 31, 2007, respectively), and (ii) with respect to heavy duty products, July 31, 2000. GM's obligations to distribute the Company's heavy duty aftermarket products terminate on July 31, 1998, and GM's obligations to distribute the Company's automotive aftermarket products terminate on July 31, 2009. See "Business--Customers." Although the Company expects that its automotive and heavy duty products will remain competitive throughout the term of the agreements with GM, there can be no assurance that GM will not develop alternative sources for such components and purchase some or all of its requirements from these sources prior to or following the expiration of the agreements. See "Risk Factors--Dependence on General Motors."

  In fiscal year 1997, the Company decided to restructure its OEM manufacturing operations, incurring a restructuring charge of $34.5 million and establishing a reserve for that amount. The Company's OEM business has seven principal manufacturing operations, two in Meridian, Mississippi and five in Anderson, Indiana. The Company has announced its intention to close its two facilities in Meridian, Mississippi by the end of the 1998 fiscal year, including one facility leased from GM at the time of the GM Acquisition. The balance of the Company's OEM facilities are located in Anderson, Indiana. Two of the Anderson facilities are leased from GM and the Company plans to vacate these facilities by the end of 1999. The Company is operating three new focus factories in Anderson and intends to begin operations in three additional focus factories by the end of 1999. This restructuring is expected to provide a reduction of over 70% in square footage from the Company's existing plants to the focus factories due to streamlining of manufacturing processes, phasing out of certain manufacturing equipment and elimination of excess unutilized floor space or floor space used by GM in each of the existing facilities. The restructuring reserve does not include approximately $3 million in startup costs the Company expects to incur, based on its prior focus factory startups, in connection with the three additional focus factories. As discussed below, the transition to focus factories adversely affected the Company's gross margins in the first quarter of fiscal 1998. See "Risk Factors--Relocation of Facilities."

  The restructuring plan included accelerating the Company's move to focus factories and closing the Company's operations in three old, vertically-integrated factories. These decisions resulted in the impairment of certain production assets with a carrying amount of $30.3 million, which the Company plans to dispose of. The

Company has estimated the loss on disposal including related costs at $26.3 million. In addition, the Company has estimated a cost of $8.2 million for reducing its workforce through several transition programs related to the restructuring of the operations. The results of operations for the products which will be discontinued are not separately identifiable. The 1997 restructuring reserve is expected to be utilized throughout 1998 and 1999. In 1998, the Company expects to reduce the 1997 restructuring reserve balance to approximately $12.1 million through cash payments of $5.8 million and other charges of $16.6 million. The remaining balance is expected to be completely utilized in 1999 through cash payments of $4.5 million and other charges of $7.6 million. As planned, no significant charges have been incurred with respect to the 1997 restructuring reserve through the first quarter of fiscal 1998. The plan is on schedule and the Company continues to believe that the reserve adequately provides for anticipated expenses. See "Risk Factors-- Restructuring Charges; Recent Losses."

  In fiscal year 1996, the Company decided to eliminate the production of certain parts and certain straight drive starter motors and offered a voluntary retirement transition program to certain eligible salaried employees resulting in the recognition of a restructuring charge of $8.1 million. The Company purchased new, more efficient equipment for use in the production of certain heavy duty alternators resulting in the impairment of certain production equipment with a carrying amount of approximately $5.2 million, which the Company plans to dispose of at an estimated loss of $4.4 million, including disposal costs. The retirement transition program, which was charged to operations for $3.7 million in 1996, was offered in conjunction with a similar plan offered by GM which allowed employees special additional benefits not typically provided upon retirement. These additional benefits included salaried payments for six months and future supplemental payments under the salaried retirement plan. Cost savings have been identified and realized in the decisions to eliminate specific parts and motors and implement the voluntary retirement transition program. The results of operations for the parts and straight drive starter motors for which production will be discontinued are not separately identifiable.

  In fiscal year 1996, cash payments of $1.7 million and other charges of $0.9 million reduced the outstanding balance of the restructuring reserves to $5.5 million as of July 31, 1996. In 1997, cash payments of $0.8 million and other charges of $1.8 million further reduce the outstanding balance to $2.9 million as of July 31, 1997. This remaining balance is expected to be completely utilized during 1998.

  The following table sets forth certain statement of operations data expressed as a percentage of sales:

                                                                FOR THE THREE
                                             FOR THE YEAR       MONTHS ENDED
                                            ENDED JULY 31,       OCTOBER 31,
                                           -------------------  --------------
                                           1995   1996   1997    1996    1997
                                           -----  -----  -----  ------  ------
Net sales................................  100.0% 100.0% 100.0%  100.0%  100.0%
Cost of goods sold.......................   82.9   80.1   78.3    77.4    81.8
                                           -----  -----  -----  ------  ------
Gross profit.............................   17.1   19.9   21.7    22.6    18.2
Selling, engineering and administrative
 expenses................................   10.7   12.2   12.9    13.7    10.0
Restructuring charges....................    --     1.3    5.0     --      --
                                           -----  -----  -----  ------  ------
Operating income.........................    6.4    6.4    3.8     8.9     8.2
Other income (expense):
 Gain on sale of building................    --     --     0.3     --      --
 Interest expense........................   (3.2)  (4.3)  (5.7)   (5.6)   (5.0)
                                           -----  -----  -----  ------  ------
Income (loss) from continuing operations
 before income taxes (benefit), preferred
 divided requirement of subsidiary and
 minority interest.......................    3.2    2.1   (1.6)    3.3     3.2
Minority interest in income of
 subsidiaries............................    --     0.1    0.1     0.1     0.2
Income taxes (benefit)...................    1.4    0.9   (0.4)    1.3     1.3
Preferred dividend requirement of
 subsidiary..............................    0.2    0.2    0.2     0.2     0.2
                                           -----  -----  -----  ------  ------
Income (loss) from continuing
 operations..............................    1.6    0.9   (1.5)    1.7     1.5
Discontinued operations:
 Loss from operations of discontinued
  businesses, net of income taxes of
  $1,582, $1,042 and $395, respectively..    0.4    0.3    0.1     0.1     --
 Loss on disposal of businesses, net of
  income taxes of $6,043 and $426,
  respectively...........................    --     1.4    0.1     --      --
Extraordinary item:
 Write-off of debt issuance costs, net of
  income taxes of $1,147.................    --     --     0.3     1.4     --
                                           -----  -----  -----  ------  ------
Net income (loss)........................    1.2% (0.8)% (2.0)%    0.2%    1.5%
                                           =====  =====  =====  ======  ======

THREE MONTHS ENDED OCTOBER 31, 1997 COMPARED TO THREE MONTHS ENDED OCTOBER 31, 1996

  Net Sales. Net sales were $209.0 million for the three months ended October 31, 1997, an increase of $39.3 million, or 23.1%, over the three months ended October 31, 1996. The increase resulted primarily from the inclusion of $17.6 million of the net sales of World Wide and a $15.2 million increase in OEM sales volume due to higher production levels at the Company's automotive and heavy duty OEM customers.

  Gross Profit. Gross profit was $38.1 million for the three months ended October 31, 1997, a decrease of $.3 million compared to the three months ended October 31, 1996. As a percentage of net sales, gross profit was 18.2% for the three months ended October 31, 1997 compared to 22.6% for the three months ended October 31, 1996. This 4.4% decrease as a percentage of net sales was primarily attributable to a change in the mix of aftermarket sales volume from higher margin heavy duty to lower margin light duty product lines (2.0%). In addition, other differences include a change in allocation of certain expenses in the aftermarket businesses from SE&A to overhead (.9%), transition inefficiencies and costs associated with focus factory relocations (.6%), the inclusion of World Wide in 1997, which has lower gross margins than the Company's other businesses (.3%), and the impact of the startup costs associated with a new engine remanufacturing program at Power Investments (.3%).

  Selling, Engineering and Administrative Expenses. Selling, engineering and administrative ("SE&A") expenses were $20.9 million for the three months ended October 31, 1997, a decrease of $2.4 million, or 10.3%, from the three months ended October 31, 1996. As a percentage of net sales, SE&A expenses decreased to 10.0% for the three months ended October 31, 1997 from 13.7% for the three months ended October 31, 1996. The 3.7% decrease as a percent of net sales in SE&A expenses resulted primarily from lower information systems and consulting expenses related to the completion of certain projects during fiscal year 1997 (1.5%), a change in allocation of certain expenses in the aftermarket business from SE&A to overhead (.9%), the inclusion of World Wide in 1997, which has lower SE&A expenses as a percent of net sales (.6%), and the impact of the higher sales volume in the OEM businesses without a commensurate increase in SE&A expenses (.6%).

  Operating Income. Operating income was $17.2 million for the three months ended October 31, 1997, an increase of $2.1 million, or 14.3%, over the three months ended October 31, 1996. As a percent of net sales, operating income decreased to 8.2% for the three months ended October 31, 1997 from 8.9% for the three months ended October 31, 1996. This decrease was attributable to the decrease in gross profit, and was partially offset by the decrease in SE&A expenses as discussed above.

  Interest Expense. Interest expense was $10.5 million for the three months ended October 31, 1997, an increase of $1.1 million, or 12.0%, over the three months ended October 31, 1996. The increased interest expense resulted from additional debt incurred to finance acquisitions.

  Income Taxes. Income tax expense was $2.7 million for the three months ended October 31, 1997, an increase of $.4 million, or 15.9%, from the three months ended October 31, 1996. The Company's effective tax rate was 40.0% for the three months ended October 31, 1997 compared to 40.3% for the three months ended October 31, 1996. The decrease in the effective tax rate is primarily related to the implementation of certain international tax planning strategies.

  Loss from Discontinued Operations. The after-tax loss from discontinued operations of $.2 million for the three months ended October 31, 1996 reflects the results of the Company's discontinued large bore diesel remanufacturing operations and marine operations. These operations were not part of the Company's core strategic focus. A reserve for the disposal of these operations of $1.3 million was established at July 31, 1997. Operating losses during the three months ended October 31, 1997 were charged against this reserve.

  Write Off of Debt Issuance Cost. In August 1996, certain debt was retired out of the proceeds from the issuance of the Senior Subordinated Notes. Unamortized issuance costs, net of income taxes, of $2.4 million relating to the retired debt was written off in the three months ended October 31, 1996.

  Net Income. Due to the factors noted above, net income was $3.1 million for the three months ended October 31, 1997 an increase of $2.8 million from the three months ended October 31, 1996. As a percentage of net sales, net income increased to 1.5% for the three months ended October 31, 1997, from .2% for the three months ended October 31, 1996.

FISCAL YEAR ENDED JULY 31, 1997 COMPARED TO FISCAL YEAR ENDED JULY 31, 1996

  Net Sales. Net sales were $689.8 million for 1997, an increase of $52.9 million, or 8.3%, over the prior year. The increase resulted from the inclusion of the net sales of World Wide from its acquisition date and Power Investments for the entire 1997 fiscal year. These sales increases were partially offset by the absence in 1997 of orders for the initial stocking of stores that occurred when the Company added a new retail customer and one of its existing retail customers acquired a significant number of retail stores.

  Gross Profit. Gross profit was $149.6 million for 1997, an increase of $22.8 million, or 18.0%, over the prior year. As a percentage of net sales, gross profit increased to 21.7% for the year ended July 31, 1997 from 19.9% for the prior year. This 1.8% increase as a percentage of net sales was primarily attributable to the higher gross profit margins resulting from improved productivity and cost reductions in the Company's OEM operations (1.0%) and the Power Investments Acquisition and the World Wide Acquisition (together,
 .8%). These profitability improvements and cost reductions represent the benefits from the restructuring actions begun in 1996 and were partially offset by start-up costs for the focus factories. The Company also launched a family of new gear reduction starters that initially are generating lower margins than those of the mature straight drive starters. The continued replacement of the straight drive starter with the new gear reduction starter is expected to have a less adverse effect on gross profit margin in 1998.

  Selling, Engineering and Administrative Expenses. SE&A expenses were $89.1 million for 1997, an increase of $11.1 million, or 14.2%, over the prior year. As a percentage of net sales, SE&A expenses increased to 12.9% for 1997 from 12.2% during the prior year. The .7% increase as a percent of net sales in SE&A expense as a percent of net sales resulted primarily from higher SE&A expense as a percent of net sales for costs for information systems (.4%), the acquired companies (.2%) and start-up costs for the focus factories (.2%).

  Operating Income. Operating income was $26.0 million for 1997, a decrease of $14.7 million, or 36.2%, from the prior year. As a percent of net sales, operating income decreased to 3.8% for the year ended July 31, 1997 from 6.4% for the prior year. This decrease was attributable to the inclusion of $34.5 million of restructuring charges, as compared to restructuring charges of $8.1 million in 1996, as discussed above. Excluding the restructuring charges, operating income was 8.8% of sales in 1997 and 7.7% in 1996.

  Interest Expense. Interest expense was $38.8 million for 1997, an increase of $11.4 million, or 41.7%, over the prior year. Approximately $5.3 million of the increased interest expense was due to additional debt incurred to finance acquisitions and approximately $6.1 million was due to increased borrowings to fund working capital requirements.

  Income Taxes. The Company had an income tax benefit of $3.0 million in 1997 as compared to income tax expense of $5.7 million for 1996. The tax benefit was 28.1% of the loss from continuing operations before tax in 1997, and the income tax expense was 43.1% of income from continuing operations before tax for the prior year. Due to continuing tax planning initiatives, the Company expects its effective tax rate to be approximately 38% in future years.

  Loss From Discontinued Operations. The after-tax loss from discontinued operations of $1.7 million for 1997 relates to the Company's plan to divest its large bore diesel remanufacturing operations and its marine operations. These operations were not part of the Company's core strategic focus. The loss reflects the direct costs of production and identifiable SE&A expense expected to be incurred by these businesses from the date the Company decided to dispose of them until the expected disposal date, and a loss on disposal of assets and an allocation of interest expense based on capital employed by the business.

  Net Income (Loss). Due to the factors noted above, the net loss was $14.3 million for 1997, compared to a loss of $4.8 million in the prior year. Excluding restructuring charges and loss on discontinued operations, the Company's net income for 1997 was $10.5 million and $10.7 million for 1996.

FISCAL YEAR ENDED JULY 31, 1996 COMPARED TO FISCAL YEAR ENDED JULY 31, 1995

  Net Sales. Net sales were $636.9 million for 1996, an increase of $63.4 million, or 11.1%, over the prior year. The increase resulted from the inclusion of the net sales of the 1995 Acquisitions for the entire 1996 fiscal year and the net sales of the Power Investments Acquisition for the last six months of the 1996 fiscal year. Sales increases from these newly-acquired subsidiaries were partially offset by decreased sales to GM as a result of certain work actions at GM, GM's high inventory levels at the beginning of 1996, and an industry-wide softening of OEM heavy duty truck production.

  Gross Profit. Gross profit was $126.8 million for 1996, an increase of $28.6 million, or 29.1%, over the prior year. As a percentage of net sales, gross profit increased to 19.9% for the year ended July 31, 1996 from 17.1% for the prior year. This 2.8% increase as a percentage of net sales was attributable primarily to improved productivity and cost reductions in the OEM operations (2.0%), as well as the higher gross profit margins of the businesses acquired (.7%). These benefits were partially offset by decreased sales to GM which negatively affected gross profit margins at certain of the Company's OEM operations.

  Selling, Engineering and Administrative Expenses. SE&A expenses were $78.0 million for 1996, an increase of $16.8 million, or 27.4%, over the prior year. As a percentage of net sales, SE&A expenses increased to 12.2% for 1996 from 10.7% during the prior year. The increase in SE&A expenses as a percent of net sales reflects the relatively higher SE&A expenses the acquired businesses incurred in order to service the aftermarket.

  Operating Income. Operating income was $40.7 million for 1996, an increase of $3.7 million, or 9.9%, over the prior year. As a percentage of net sales, operating income decreased slightly to 6.4% for the year ended July 31, 1996 from 6.5% for the prior year. This decrease was attributable to the inclusion of restructuring charges of $8.1 million, as discussed above. Excluding the restructuring charges, operating income was 7.7% of sales in 1996.

  Interest Expense. Interest expense was $27.4 million for 1996, an increase of $8.9 million, or 48.5% over the prior year. The increase was due primarily to $5.5 million of interest on additional debt incurred to finance acquisitions and $3.4 million of interest on increased borrowings to fund working capital requirements.

  Income Taxes. Income taxes were $5.7 million for 1996, a decrease of $2.1 million from the prior year. The Company's effective tax rate was 43.1% for 1996 and 42.3% for the prior year. The increase in the effective tax rate was due, in part, to the inclusion of Power Investments and higher tax rates in foreign operations.

  Loss From Discontinued Operations. The after-tax loss from discontinued operations of $10.6 million for 1996 relates principally to the Company's Powder Metal Forge ("PMF") business. PMF manufactures products that are not part of the Company's core business. This loss reflects the direct costs of production and identifiable SE&A expense incurred by the PMF business, and estimated losses from operations during a transition period from the date the Company decided to dispose of PMF until production is relocated to the seller's facility, as well as a loss on disposal of assets and an allocation of interest expense based on capital employed by the business.

  Net Income (Loss). Net loss was $4.8 million for 1996, an earnings decrease of $11.8 million from the prior year. The decrease in net income was attributable to the restructuring charges and the loss on discontinued operations discussed above. Excluding loss from discounted operations and restructuring charges, net income was $10.7 million in 1996.

QUARTERLY RESULTS OF OPERATIONS; SEASONALITY

  The following table sets forth, for the periods shown, certain statements of operations data for the Company:

                                                                                                        FISCAL
                                                                                                         1998
                             FISCAL 1996 QUARTER ENDED              FISCAL 1997 QUARTER ENDED           QUARTER
                          -------------------------------------  ----------------------------------      ENDED
                          OCT. 31  JAN. 31     APRIL 30 JULY 31  OCT. 31  JAN. 31  APRIL 30 JULY 31     OCT. 31
                          -------  -------     -------- -------  -------  -------  -------- -------     -------
                                            (IN MILLIONS, EXCEPT PER SHARE DATA)
Net sales...............  $156.7   $147.8       $165.3  $167.1   $169.8   $162.2    $177.7  $180.1      $209.0
Gross profit............    31.1     28.3         34.3    33.2     38.4     31.6      38.1    41.5        38.1
SE&A....................    17.8     17.5         21.8    20.9     23.3     19.7      22.7    23.3        20.9
Restructuring charges...     --       8.1          --      --       --       --        --     34.5         --
Operating income
 (loss).................    13.3      2.7         12.5    12.3     15.1     11.8      15.4   (16.3)       17.2
Income (loss) from
 continuing operations..     3.9     (2.0)         2.2     1.7      2.8      0.9       2.5   (16.5)        3.1
Net income (loss).......     3.0    (11.4)         2.0     1.6      0.3      0.8       2.3   (17.7)        3.1
Income (loss) from
 continuing operations
 per share..............  $  .22   $ (.11)      $  .12  $  .10   $  .16   $  .05    $  .15  $ (.95)     $  .18
Net income (loss) per
 share..................     .17     (.65)         .11     .09      .02      .05       .13   (1.03)        .18
EBITDA..................  $ 17.6   $  7.5       $ 17.2  $ 17.9   $ 20.4   $ 17.5    $ 20.9  $ (8.4)     $ 21.9
Adjusted EBITDA.........    18.3     16.4         18.3    19.1     21.5     18.6      22.0    25.2        23.0
Cash flows from
 operating activities...    15.2    (17.5)       (13.1)   14.7     (6.5)     5.0       1.4    22.6        11.4
Cash flows from
 investing activities...    (6.7)    (6.3)       (53.6)  (12.5)   (10.2)   (13.8)      0.3   (50.4)       (7.4)
Cash flows from
 financing activities...    (7.7)    22.2         66.6    (0.3)    22.9      2.4      (1.3)   33.8        (5.1)
Ratio of earnings to
 fixed charges..........     2.0x     --  (a)      1.4x    1.3x     1.5x     1.1x      1.4x    --  (a)     1.5x

--------

(a) The deficiency of earnings to fixed charges was $3.9 million and $24.8 million for the quarters ended January 31, 1996 and July 31, 1997, respectively. Excluding restructuring charges, the ratio of earnings to fixed charges would have been 1.6x and 1.9x, respectively.

  The following table sets forth, for the periods shown, certain statement of operations data for the Company, expressed as a percent of sales:

                                                                                            FISCAL
                                                                                             1998
                             FISCAL 1996 QUARTER ENDED        FISCAL 1997 QUARTER ENDED     QUARTER
                          -------------------------------- --------------------------------  ENDED
                          OCT. 31 JAN. 31 APRIL 30 JULY 31 OCT. 31 JAN. 31 APRIL 30 JULY 31 OCT. 31
                          ------- ------- -------- ------- ------- ------- -------- ------- -------
Net sales...............  100.0%  100.0%   100.0%  100.0%  100.0%  100.0%   100.0%  100.0%   100.0%
Gross profit............   19.8%   19.1%    20.7%   19.8%   22.6%   19.5%    21.4%   23.1%    18.2%
SE&A....................   11.4%   11.8%    13.2%   12.5%   13.7%   12.2%    12.8%   12.9%    10.0%
Restructuring charges...    0.0%    5.5%     0.0%    0.0%    0.0%    0.0%     0.0%   19.2%     0.0%
Operating income
 (loss).................    8.5%    1.8%     7.5%    7.3%    8.9%    7.3%     8.7%  (9.1)%     8.2%
Income (loss) from
 continuing operations..    2.5%  (1.4)%     1.3%    1.0%    1.6%    0.6%     1.4%  (9.2)%     1.5%
Net income (loss).......    1.9%  (7.7)%     1.2%    1.0%    0.2%    0.5%     1.3%  (9.8)%     1.5%
EBITDA..................   11.2%    5.1%    10.4%   10.7%   12.0%   10.8%    11.8%  (4.7)%    10.5%
Adjusted EBITDA ........   11.7%   11.1%    11.1%   11.4%   12.7%   11.5%    12.4%   14.0%    11.0%

  The Company's business is moderately seasonal, as its major OEM customers historically have one- to two-week summer shutdowns of operations during July. In addition, the Company typically has shut down its own operations for one week each July, depending on backlog, scheduled maintenance and inventory buffers, as well as an additional week during the December holidays. Consequently, the Company's second and fourth quarter results reflect the effects of these shutdowns. The Company's gross profit as a percentage of sales fluctuates with changes in sales volume, due to the fixed nature of certain expenses. Gross profits is also impacted by fluctuations in the sales mix between the Company's different business units. The Company's sales and product mixes have fluctuated, and are expected to continue to fluctuate, quarter to quarter.

LIQUIDITY AND CAPITAL RESOURCES

  The Company's liquidity needs include required debt service, working capital needs and the funding of capital expenditures. The Company does not currently have any significant maturities of long-term debt prior to 2006 other than the Senior Credit Facility, any potential payments under the GM Contingent Note and the 8% Subordinated Debenture. See "Description of Indebtedness." The Company anticipates temporary additional working capital requirements for increased inventories at its existing facilities in connection with the relocation to focus factories.

  The Company estimates that net proceeds from the Offerings will be approximately $181.1 million, net of fees and related costs and assuming no exercise of the over-allotment option in the Equity Offering. The net proceeds will be used to repay (i) the World Note with a principal amount of $75.0 million at a price equal to 103% of the principal amount, (ii) the GM Acquisition Note of $59.2 million, (iii) the Power Investments Seller Notes and the A&B Seller Notes of in an aggregate of $11.8 million, (iv) the Ballantrae Senior Bank Debt of $20.8 million and (v) the Ballantrae Subordinated Debt of $9.3 million. Any accrued and unpaid interest on such indebtedness will also be repaid with the proceeds of the Offerings. See "Use of Proceeds."

  In connection with the Offerings, the Company will amend and restate its Senior Credit Facility to provide up to $180 million of revolving credit availability. Each of the Company's domestic operating subsidiaries will be parties to the Senior Credit Facility. The obligations under the Senior Credit Facility of each domestic operating subsidiary will be unconditionally guaranteed by each other domestic operating subsidiary and each of the Company and its domestic subsidiaries which are holding companies.

  Initially, the amount available to the Company for borrowing under the Senior Credit Facility (the "Commitment Amount") will be $180 million, all of which will be available for general corporate purposes including acquisitions (with a sub-limit for letters of credit equal to the lesser of the Commitment Amount at the time of issuance of a letter of credit and $30 million). Beginning March 31, 2001, the Commitment Amount will decrease by $11.25 million at the end of each quarter thereafter through the quarter ending December 31, 2004, at which time the Senior Credit Facility terminates. As of October 31, 1997, after giving pro forma effect to the Transactions, approximately $30.0 million in borrowings would have been outstanding under the Senior Credit Facility, together with approximately $3.9 million in outstanding stand-by letters of credit thereunder.

  Cash interest expense for 1995, 1996 and 1997 was $10.3 million, $19.5 million and $30.8 million, respectively. The portion of total interest represented by non-cash interest for the three years was $8.1 million, $7.9 million and $7.9 million for 1995, 1996 and 1997 respectively. Cash interest expense for the three months ended October 31, 1996 and 1997 was $7.5 million and $8.8 million, respectively. The portion of total interest represented by non-cash interest for the three months ended October 31, 1996 and 1997 was $1.9 million and $1.7 million, respectively. Interest payments under the Company's indebtedness will continue to result in significant liquidity requirements for the Company. Following the Offerings, all of the Company's interest payments must be made in cash.

  The Company's capital expenditures were $31.9 million in 1997 and are expected to be $22.5 million in 1998. Capital expenditures were $5.7 million for the three months ended October 31, 1997, compared to $8.9 million for the three months ended October 31, 1996. Planned capital expenditures consist primarily of new capacity to accommodate the introduction of several new products, including additional gear reduction starters for automotive applications and alternators with enhanced features for the medium and heavy duty truck market, as well as production equipment for the Company's new focus factories. Cost reduction programs account for a significant portion of planned capital expenditures and include upgrades in machinery technology, new quality standards and environmental compliance. The Company's ability to make capital expenditures is subject to certain restrictions under the Senior Credit Facility.

  The Company expects that the purchase price and related costs and expenses of its pending acquisition of 37% of the outstanding shares of SPRL, a manufacturer of starters, alternators and related components based in

Hyderabad, India, to equal approximately $4.5 million during fiscal year 1998. The Company granted put/call options in connection with the acquisitions of Power Investments and World Wide that become exercisable in March 2001 for Power Investments and November 2000 for World Wide. The exercise prices of the put/call options are based on an earnings formula and cannot now be estimated. See "Company History."

  The Company's principal sources of cash to fund its liquidity needs will be net cash from operating activities and borrowings under the Senior Credit Facility. The Company's cash position increased to $10.0 million at year end 1997 compared to $3.4 million at year end 1996. Cash provided by operating activities was $22.5 million in 1997 as compared to cash used in operating activities of $684,000 in 1996. Non-cash items in 1997, including $22.3 million of depreciation and amortization and the $31.8 million restructuring reserve, more than offset the Company's net loss and increased working capital requirements. From July 31, 1996 to July 31, 1997, the Company's inventory increased by $40.8 million. The increase in inventory was attributable primarily to the Company's expanding aftermarket business, including inventory associated with the World Wide acquisition as well as higher levels of finished goods inventory required to service aftermarket customers. Cash used in investing activities of $74.1 million in 1997 was composed of $42.4 million for the acquisition of World Wide and $31.9 million of capital expenditures. Cash provided by financing activities in 1997 was $57.8 million, as debt issuances exceeded debt repayments. The components of net cash from operating activities are detailed in the Consolidated Financial Statements and related notes.

  The Company's cash position decreased to $8.6 million at October 31, 1997 compared to $11.1 million at October 31, 1996. Cash provided by operations for the three months ended October 31, 1997 was $11.4 million compared to cash used in operating activities of $6.5 million for the three months ended October 31, 1996. For the three months ended October 31, 1997 cash was provided by a working capital decrease of $.2 million, as well as net income of $3.1 million, non-cash expenses of $4.6 million, and depreciation and amortization of $4.7 million. For the three months ended October 31, 1996, net income of $.3 million, non-cash expenses of $7.1 million and depreciation and amortization of $5.3 million were offset by a working capital increase of $12.4 million and deferred financing cost of $6.7 million. Cash used in investing activities was $7.4 million for the three months ended October 31, 1997 compared to $10.2 million for the three months ended October 31, 1996. The decrease in cash used for financing activities was primarily due to reductions in property, plant, and equipment expenditures. Financing activities used $5.1 million during the three months ended October 31, 1997 and provided $22.9 million during the three months ended October 31, 1996. Financing activities for the three months ended October 31, 1997 consisted primarily of repayment of borrowings under the Senior Credit Facility and for the three months ended October 31, 1996 included the net impact of the issuance of the Senior Subordinated Notes and the use of the proceeds therefrom.

  Under the terms of the GM Acquisition, GM retained the liability for post-retirement benefits earned by the Company's employees while employed by GM. In addition, GM retained the liability for post-retirement benefits for all of the Company's employees that return to GM pursuant to contractual arrangements at the time of the GM Acquisition. Since relatively senior employees have returned to GM and have been replaced by the Company with employees who have later retirement dates, the Company's actual cash expenditures for post-retirement benefits will be significantly less than the amount recorded as an expense over the next ten years. The excess of the amount accrued over the cash paid for post-retirement benefits during 1995, 1996 and 1997 was $4.4 million, $3.8 million and $4.5 million, respectively.

  The Company believes that cash generated from operations, together with the amounts available under the Senior Credit Facility, will be adequate to meet its debt service requirements, capital expenditures and working capital needs for at least the next twelve months, although no assurance can be given in this regard. The Company's future operating performance and ability to extend or refinance its indebtedness will be dependent on future economic conditions and financial, business and other factors that are beyond the Company's control.

EFFECTS OF INFLATION

  The Company believes that the relatively moderate inflation over the last few years has not had a significant impact on the Company's revenues or profitability and that it has been able to offset the effects of inflation by increasing prices or by realizing improvements in operating efficiency. The Company has provisions in many of its contracts which provide for the pass through of fluctuations in the price of certain raw materials, such as copper and aluminum.

FOREIGN SALES

  Approximately 15.9%, 12.4% and 21.1% of the Company's 1995, 1996 and 1997 net sales, respectively, were derived from sales made to customers in foreign countries. Because of these foreign sales, the Company's business is subject to the risks of doing business abroad, including currency exchange rate fluctuations, limits on repatriation of funds, compliance with foreign laws and other economic and political uncertainties.

ACCOUNTING PRONOUNCEMENTS

  For a discussion of pending accounting pronouncements that may affect the Company, see Note 2 to the Consolidated Financial Statements included elsewhere in this Prospectus. See "Risk Factors--Foreign Markets."

                                   BUSINESS

GENERAL

  The Company designs, manufactures, remanufactures and distributes electrical, powertrain/drivetrain and related components for automobiles and light trucks, medium and heavy duty trucks and other heavy duty vehicles. The Company's products include starters, alternators, engines, transmissions, traction control systems and fuel systems. The Company serves the aftermarket and the OEM market, principally in North America as well as in Europe, Latin America and Asia-Pacific. Net sales, EBITDA, Adjusted EBITDA and net loss for fiscal year 1997 were $689.8 million, $50.4 million, $87.3 million and $14.3 million, respectively. Excluding the adjustment for the restructuring charges, net income for fiscal year 1997 would have been $10.5 million. For the same period, the aftermarket accounted for approximately 45.2% of the Company's net sales and 62.8% of Adjusted EBITDA, with the OEM market accounting for the balance.

  The Company believes that it is the largest manufacturer and remanufacturer in North America of (i) starters for automobiles and light trucks (including sport-utility vehicles, minivans and pickup trucks) and (ii) starters and alternators for medium and heavy duty vehicles. The Company's products are principally sold or distributed to OEMs for both original equipment manufacture and aftermarket operations, as well as to warehouse distributors and retail automotive parts chains. Major customers include GM, GM SPO, Navistar, Caterpillar, Freightliner, PACCAR, Auto Zone, Cummins, Western Auto, Ford, Detroit Diesel, Volvo Trucks, Mack, Pep Boys, Advance Auto and O'Reilly Automotive.

  The Company sells its products principally under the "Delco Remy" brand name and other major brand names worldwide. In connection with the GM Acquisition (as defined), the Company obtained perpetual rights to the "Delco Remy" brand name, which was first used in 1918. The Company also received the right to use "Delco Remy" as a corporate name until 2004 and the "Remy" name in perpetuity. In addition, GM entered into a long-term contract to purchase from the Company substantially all of its North American requirements for automotive starters until 2004 and its U.S. and Canadian requirements for heavy duty starters and alternators until 2000. GM also entered into a distribution agreement to sell the Company's aftermarket products through the GM SPO distribution system, the term of which extends until 2009 for automotive products and until 1998 for heavy duty products. See "Risk Factors--Dependence on General Motors" and "Business--Customers."

  CVC and Harold K. Sperlich, former president of Chrysler Corporation, together with a subsidiary of MascoTech and certain senior management of the Former GM Division, formed the Company for the purpose of acquiring the assets of the automotive starter and the heavy duty starter and alternator businesses of the Former GM Division. Upon consummation of the Offerings and the other Transactions, CVC, management of the Company and other existing stockholders of the Company will beneficially own approximately 82.1% of the Company's outstanding Common Stock (73.8% of the voting power), and will be able to control the Company and elect its Board of Directors. See "Dilution" and "Certain Transactions."

  The Original Investors (as defined) in the Company have received a substantial realized and unrealized return on their investment in the Company. For details regarding such investment and return, see "Certain Transactions."

  Since the GM Acquisition, the Company has completed five strategic acquisitions, substantially increasing the Company's aftermarket operations, and entered into two international joint ventures. The Company is also in the process of completing the strategic acquisition of Ballantrae, which will expand the Company's drivetrain product position. Through Ballantrae's wholly owned subsidiary, Tractech, the Company will offer high quality traction control systems to heavy duty OEMs and the aftermarket. These acquisitions and joint ventures have broadened the Company's product line, expanded its remanufacturing capability, extended its participation in international markets and increased its penetration of the retail automotive parts channel. As a result of these acquisitions and joint ventures and the Company's focus on increasing its participation in the aftermarket, the Company's reliance on GM has declined since the Company's formation. Net sales to customers other than GM increased from 41.0% in fiscal year 1995 to 56.3% in fiscal year 1997.

  The Company's expanding aftermarket business benefits from the non-deferrable nature of the repairs for which many of the Company's products are used. Additionally, the Company's aftermarket business benefits from the design, manufacturing and technological expertise of the Company's OEM operations. This OEM expertise provides the Company with advantages over many of its aftermarket competitors. The Company believes that its participation in both OEM and aftermarket businesses and its diversified customer base reduce its exposure to the cyclicality of the automotive industry. The Company's growth strategy is designed to capitalize on its position as a consolidator in the large and highly fragmented remanufacturing aftermarket.

GROWTH STRATEGY

  The Company plans to continue to increase revenues and profitability of its aftermarket and OEM businesses through a strategy of internal growth and growth through acquisitions. Key elements of the Company's growth strategy include:

  INCREASING AFTERMARKET PRESENCE

  Strengthening Customer Relationships. The Company intends to increase its sales to new and existing customers by capitalizing on its balanced coverage of the key channels of aftermarket distribution and its competitive strengths as an OEM supplier. The Company plans to strengthen its customer relationships by (i) continuing to expand its product offerings, (ii) capitalizing on the expansion of the national automotive retail parts chains and warehouse distributors that are customers of the Company, (iii) meeting the increasing demands of OEMs and their dealer networks for high quality remanufactured units, which enable them to reduce warranty and extended service costs, and
(iv) growing sales of existing and new product lines to OEM dealer networks as dealers continue to capture an increasing percentage of vehicle repairs, due to longer warranty and service programs and growing vehicle complexity. Additionally, with the recent acquisition of World Wide, the Company expanded its product line and now offers a full line of starters and alternators for domestic and import vehicles. The acquisition also has improved the Company's distribution capabilities, which now include a nationwide overnight delivery service.

  Consolidating the Fragmented Aftermarket. The portion of the aftermarket in which the Company participates is large and highly fragmented, with most participants being small, regional companies offering relatively narrow product lines. Although the Company believes that it is the largest manufacturer and remanufacturer of aftermarket starters and alternators in North America, its sales of these products account for less than 12% of this market. Consolidation of the aftermarket is occurring as many competitors are finding it difficult to meet the increasing quality, cost and service demands of customers, who, in turn, are seeking to rationalize their supplier base. With its OEM capabilities, remanufacturing expertise, full product line, greater access to "cores" and ability to capitalize on economies of scale, the Company is well positioned to benefit from the consolidation of the aftermarket.

  EXPANDING GLOBALLY

  The Company is expanding its international operations in order to (i) benefit from the trend toward international standardization of automotive and heavy duty vehicle platforms and (ii) participate in rapidly growing foreign markets. The Company has recently been awarded new business by GM, Volkswagen, Mercedes Benz, Ford and Caterpillar in Brazil; Opel in Europe; Daewoo Motors in India (in connection with the Company's pending strategic alliance in India); and Mercedes Benz, Volvo Trucks, John Deere and Dina in Mexico. The Company intends to supply its existing OEM customers on a global basis as they expand their operations and require local supply of component parts that meet their demands for quality, technology, delivery and service. The Company believes that its global expansion will enable it to gain new international OEM customers who will also require local production of high quality products. In addition, the expansion of the Company's OEM business into international markets has provided the Company with the infrastructure necessary to develop an aftermarket presence in these countries. The Company has established manufacturing operations and strategic ventures in Hungary, Korea and Mexico, and plans to complete a strategic alliance in India and a joint venture in Brazil in fiscal year 1998. The acquisition of Ballantrae will provide the Company with a European manufacturing plant which has been in operation since 1983. Aided by this facility, Ballantrae has developed strong relationships with European customers for traction control systems, especially in the market for construction equipment.

  INTRODUCING TECHNOLOGICALLY ADVANCED NEW PRODUCTS

  As a Tier 1 OEM supplier, the Company continues to provide technologically advanced products by regularly updating and enhancing its product line. Since the GM Acquisition, the Company has (i) completed the introduction of a new family of gear reduction starters that will replace all straight drive starters in GM vehicles by the end of the 1998 model year and (ii) introduced several longer-life heavy duty alternators. The Company is also developing a small gear reduction starter specifically designed for application on world car platforms. These new products underscore the Company's commitment to developing state-of-the-art products that address the higher output, lower weight and increased durability requirements of OEM customers.

OPERATING STRATEGY

  The Company's operating strategy is designed to improve manufacturing efficiency, reduce costs and increase productivity while continuing to achieve the highest levels of product quality. Key elements of this operating strategy include:

  "FOCUS" FACTORIES TO DRIVE MANUFACTURING EXCELLENCE

  The Company is shifting its OEM production from old, vertically-integrated manufacturing plants to new, smaller and more efficient "focus" factories. The Company's focus factories generally produce one product line in a plant designed to facilitate lean manufacturing techniques. The Company has successfully launched three new focus factories since 1996. When the currently planned shift to focus factories is completed, the Company plans to occupy six focus factories and expects to have reduced its floor space for OEM production by more than 70%. The Company believes that the benefits of the focus factories include reduced overhead costs, enhanced productivity, increased product quality and lower inventories.

  PRODUCTIVITY IMPROVEMENTS

  In conjunction with its emphasis on focus factories, the Company continues to work with its local union representatives to establish best-in-class work practices, such as reducing the number of job classifications per focus factory and implementing team-based manufacturing processes. Since the GM Acquisition, employee productivity has increased by 33%. The Company's labor contract with the UAW contains provisions that are expected to permit the Company to continue to achieve productivity improvements in the existing and new focus factories. The increased productivity achieved since the GM Acquisition is due primarily to continuous improvement initiatives and the significant number of employees who have exercised their flowback rights.

  PRODUCT QUALITY AND CONTINUOUS IMPROVEMENT

  In July 1997, the Company received one of the prestigious Supplier of the Year awards from GM, an award given to fewer than 1% of all GM suppliers. The Company's commitment to product quality and continuous improvement is further evidenced by the QS9000 certification received by nine of its manufacturing and remanufacturing facilities in 1997. The Company expects that the remainder of its manufacturing and remanufacturing facilities will receive QS9000 certification by the end of fiscal year 1998. In addition, the Company's powertrain/drivetrain operations that remanufacture products for Ford have received the Q-1 rating, Ford's highest quality rating, and the Company is Ford FAR in five of the seven Canadian provinces. Global purchasing has further enhanced the Company's continuous improvement efforts. The Company is utilizing its international ventures to develop new, lower cost sources of materials and is consolidating its vendor base to fewer, more competitive suppliers.

ACQUISITION OF BALLANTRAE

  Pursuant to the Ballantrae Acquisition Agreement, the Company will acquire all of the capital stock of Ballantrae in a merger of Ballantrae and a subsidiary of the Company in which Ballantrae will be the surviving corporation. The aggregate cost will be $52.8 million (including assumed debt and the estimated working capital adjustment and fees and expenses of Ballantrae). Ballantrae operates through two subsidiaries: Tractech, a leading producer of traction control systems for heavy duty OEMs and the aftermarket; and Kraftube, Inc., a tubing assembly business which sells products to compressor manufacturers for commercial air conditioners and refrigeration equipment. In fiscal year 1997, Tractech accounted for 70% of Ballantrae's $37.6 million of net sales. The Company will exchange shares of its Common Stock with a value (at the initial public offering price in the Equity Offering) of approximately $22.1 million for the equity of Ballantrae and will repay approximately $29.7 million of Ballantrae's debt. The Common Stock of the Company received by Ballantrae's existing stockholders in the merger will be subject to resale restrictions under applicable securities laws but will benefit from piggyback registration rights. The merger is expected to be completed at or prior to the consummation of the Offerings. The Company is obligated to pay the expenses incurred by Ballantrae in connection with the pending acquisition, whether or not the acquisition is consummated. Approximately $30 million of the net proceeds of the Offerings will be used to repay certain indebtedness of Ballantrae. Any damages which the Company may suffer which result from a breach of the Ballantrae Acquisition Agreement will be subject to a $10 million cap and the Company will only be able to recover a portion of its damages from CVC and James R. Gerrity (and with respect to each of them, only on a pro rata basis). The Company's acquisition of Ballantrae strengthens the Company's overall market position by (i) adding traction control systems to the Company's range of drivetrain products, (ii) increasing sales to existing heavy duty OEM customers and (iii) expanding the Company's customer base. The acquisition is expected to be completed at or prior to the consummation of the Offerings. See "Risk Factors--Acquisition of Ballantrae; Conflicts of Interest," "Company History" and "Certain Transactions."

INDUSTRY OVERVIEW

  In general, the Company's business is influenced by the underlying trends of the automotive industry. The Company's focus on expanding its remanufacturing capabilities, however, heightens the importance of the aftermarket.

  Aftermarket. The aftermarket consists of the production and sale of both new and remanufactured parts used in the maintenance and repair of automobiles, trucks and other vehicles. Remanufacturing is a process through which used components ("cores") are disassembled into their subcomponents, cleaned, inspected, tested, combined with new subcomponents and reassembled into finished products. A remanufactured product can be produced at lower cost than a comparable individually repaired unit due to effective salvage technology methods, high volume precision manufacturing techniques and rigorous inspection and testing procedures. The ability to procure cores is critical to the remanufacturing process. See "Business--Manufacturing and Facilities."

  Aftermarket parts are supplied principally through three distribution channels: (i) car and truck dealers that obtain parts either through an OEM parts organization (e.g., GM SPO, Ford Parts & Service, Chrysler Mopar, Navistar, etc.) or directly from an OEM-authorized remanufacturer; (ii) retail automotive parts chains and mass merchandisers; and (iii) wholesale distributors and jobbers who supply independent service stations, specialty and general repair shops, farm equipment dealers, car dealers and small retailers.

  The Company believes that the aftermarket has been and will continue to be impacted by the following trends: (i) the increasing number and average age of vehicles in use and the number of miles driven annually; (ii) the increasing demands of customers that their aftermarket suppliers meet high quality standards; (iii) the increasing use of remanufactured parts for OEM warranty and extended service programs; (iv) the growth and consolidation of large retail automotive parts chains; and (v) particularly with respect to many of the Company's products, the increasing engine output and durability demands related to the high temperatures at which engines operate.

  According to R. L. Polk, an independent provider of motor vehicle and consumer marketing statistics, as of 1996 there were approximately 198 million cars and light trucks registered in the United States, as compared with 162 million cars and light trucks in 1986. The average age for cars and light trucks in 1996 was 8.5 years, as compared with an average car age of 7.9 years in 1986.

  The use of remanufactured components for warranty and extended service repairs has increased in recent years as OEMs have offered extended warranty and extended service coverage and dealers have begun to provide extended service plans and warranties on used vehicles. OEMs have sought to reduce warranty and extended service costs by using remanufactured components, which generally offer the same degree of quality and reliability as OEM products at a lower cost. This trend has resulted in aftermarket customers requiring higher quality standards for remanufactured products.

  Recently, large retail automotive parts chains offering a broad range of new and remanufactured products have experienced rapid growth at the expense of small, independent retail stores. The Company has significantly grown its sales to this channel and believes that further increasing its sales to retail chains offers a significant opportunity for growth. Retail chains generally prefer to deal with large, national suppliers capable of meeting their cost, quality, volume and service requirements. See "Business--Growth Strategy."

  OEM Market. The OEM market consists of the production and sale of new component parts for use in the manufacture of new vehicles. The OEM market includes two major classes of customers: (i) automobile and light truck manufacturers; and (ii) medium and heavy duty truck and engine manufacturers and other heavy duty vehicle manufacturers.

  The OEM market has been impacted by recent fundamental changes in the OEMs' sourcing strategies. OEMs are consolidating their supplier base, demanding that their suppliers provide technologically advanced product lines, greater systems engineering support and management capabilities, just-in-time sequenced delivery and lower system costs. As a result, each OEM has selected its own preferred suppliers. OEMs are increasingly requiring that their preferred suppliers establish global production capabilities to meet their needs as they expand internationally and increase platform standardization across multiple markets.

  OEMs continue to outsource component manufacturing of non-strategic parts. Outsourcing has taken place in response to competitive pressures on OEMs to improve quality and reduce capital outlays, production costs, overhead and inventory levels. In addition, OEMs are increasingly purchasing integrated systems from suppliers who provide the design, engineering, manufacturing and project management support for a complete package of integrated products. By purchasing complete systems, OEMs are able to shift design, engineering and product management to fewer and more capable suppliers. Integrated systems suppliers are generally able to design, manufacture and deliver components at a lower cost than the OEMs due to (i) their lower labor costs and other manufacturing efficiencies, (ii) their ability to spread research and development and engineering costs over products provided to multiple OEMs and
(iii) other economies of scale inherent in high volume manufacturing such as the ability to automate and leverage global purchasing capabilities.

PRODUCTS

  Aftermarket. The Company's aftermarket product line includes a diverse array of remanufactured and new products sold as replacement parts under the "Delco Remy" brand name or under a private-label brand name specified by the OEM or the automotive parts retailer. The Company remanufactures parts for both domestic and imported vehicles.

  Products remanufactured by the Company include starters, alternators, engines, fuel injectors, injection pumps and turbo chargers (fuel systems), transmissions, torque converters, water pumps, rack and pinions, power steering pumps and gears and clutches. The Company also remanufactures subcomponents, such as automotive armatures, rotors and solenoids, as well as component parts shipped in bulk ("kits") for future assembly. These subcomponents are either used internally in the remanufacturing process by the Company or sold to outside customers.

  OEM. The Company's starters are used in all cars and trucks manufactured by GM in North America (except Saturn and Geo). The Company manufactures two types of starters: straight drive starters and gear reduction starters. Since the beginning of 1994, the Company has been transitioning its production line from straight drive starters to more technologically advanced gear reduction starters. For the 1997 model year, the Company's gear reduction starters were used on 44% of GM's North American automotive platforms (other than Saturn and Geo). The balance of GM North American automotive platforms (other than Saturn and Geo) will be converted to the Company's gear reduction starters by the end of the 1998 model year, at which time the Company expects to discontinue OEM production of straight drive starters. The Company's gear reduction starters are globally competitive and offer greater output at lower weight than comparable straight drive designs. For example, the Company's principal PG-260 gear reduction starter offers the highest power to mass ratio in the industry, producing the same power at 7.7 pounds as a comparable straight drive design weighing 13.6 pounds. The Company has begun development of a small gear reduction starter that will enable the Company to offer its OEM customers an application on their world car platforms. Reduced component weight is important to OEMs, as total vehicle weight is a critical factor in each OEM's ability to achieve federal Corporate Average Fuel Economy standards (CAFEs).

  The Company manufactures a full line of heavy duty starters and alternators for use primarily with large diesel engines. The Company's starters and alternators are specified as part of the standard electrical system by most North American heavy duty truck and engine manufacturers. The Company's starters cover a broad range of torque and speed requirements. The Company manufactures a full line of alternators, some of which utilize premium design features that yield increased durability and a longer service life. Certain of the Company's automotive starters are also currently being produced under technology licenses by manufacturers in China and India and by the Company's joint ventures in Mexico and Korea.

  The Company has recently developed several new products for heavy duty applications, including a high output, premium heavy duty brushless alternator for high vibration applications; a new large frame alternator designed to meet the increasing demands in the upper power ranges of new heavy duty vehicles; and a small heavy duty alternator for use in low output, high durability and severe environmental applications, which the Company expects will be used principally for agricultural and construction vehicles. The Company's OEM customers and major truck fleet operators designate it as an electrical system supplier that provides value-added systems such as the "Road Gang." The Road Gang system includes a premium starter and brushless alternator produced by the Company and premium batteries produced by GM and offered by the Company under a long-term agreement with GM. Engineered as a package, these products provide increased performance, reliability and durability.

  Ballantrae's Tractech subsidiary produces traction control systems for use in construction, industrial and agricultural equipment and in medium duty trucks. The traction control systems business combines valuable product engineering skills with strong machining and fabrication capabilities to manufacture products with custom designed applications.

  Quality Standards. The Company is required to meet numerous quality standards in order to qualify as a supplier to major OEMs and their dealer networks, as well as certain automotive parts retailers. The Company has achieved significant recognition by its customers for its continuous commitment to quality. In July 1997, the Company received one of the prestigious Supplier of the Year awards from GM, an award given to fewer than 1% of all GM suppliers. The Company's aftermarket operations that produce products for Ford have received the Q1 rating, which is Ford's highest quality rating. Moreover, the Company is a Ford FAR in five of the seven Canadian provinces. The Company also has been awarded Navistar's highest quality rating for its engine remanufacturing operations. In addition, the Company has received quality awards from certain of its other customers, including Caterpillar, Cummins, OshKosh and Teledyne.

  Ford, Chrysler and GM have initiated quality standards (QS9000) applicable to suppliers such as the Company. International and domestic automobile and truck manufacturers developed the QS9000 standards to ensure that their suppliers meet consistent quality standards that can be independently audited. These quality standards, which are required by customers to be in place by December 1997, impose processes and procedures in addition to those in effect prior to December 1997. Management also believes that these standards may have the effect of accelerating consolidation in the remanufacturing industry, as smaller remanufacturers may be unable to meet or afford the cost of complying with these new quality standards. The Company has received QS9000 certification at nine of its manufacturing and remanufacturing facilities, and expects the balance to be certified by the end of fiscal 1998.

  Ballantrae's traction control systems unit has received several quality awards, has been designated a Caterpillar "Certified Supplier" in every year since 1985 and its facility in Ireland holds an ISO9002 certification.

  Engineering and Development. The Company's engineering staff works independently and with OEMs to design new products, improve performance and technical features of existing products and develop methods to lower manufacturing costs. The Company's engineering staff includes application engineers, manufacturing engineers and advanced engineers. Application engineers are assigned to various platforms or geographic regions to work directly with customers on product design changes and corrective actions. Manufacturing engineers are responsible for the planning, layout, design, equipment selection and global implementation of production capacity for the Company's domestic and foreign manufacturing facilities. Advanced engineers work in conjunction with the customer's forward planning or advanced powertrain engineers on product design and development for products with a five to ten year planning horizon.

  In support of its engineering efforts, the Company has formed technical alliances with a select number of engineering and technology firms to identify long-term engineering advances and opportunities. In January 1996, the Company entered into a joint development agreement with SatCon Technology Corporation with the goal of developing an alternator with substantially higher power output than the current generation of alternators. The Company has also formed technical alliances with EcoAir Corp. and Arthur D. Little to support the Company's advanced research and development of starters and alternators.

CUSTOMERS

  Aftermarket. The Company's principal aftermarket customers include OEM dealer networks of GM, Navistar, Ford, Freightliner, Caterpillar and PACCAR and leading automotive parts retain chains such as Auto Zone, Western Auto, Pep Boys, Advance Auto, O'Reilly Automotive and Discount Auto. Sales to GM SPO and Navistar accounted for approximately 23.8% and 15.2%, respectively, of the Company's 1997 pro forma aftermarket net sales. No other customer accounted for more than 10% of aftermarket sales. The Company's products are also used for warranty replacement under procedures established by certain of the Company's OEM customers.

  In connection with the GM Acquisition, the Company entered into a long-term agreement pursuant to which it designated GM, through GM SPO, as its exclusive distributor of "Delco Remy" brand remanufactured automotive and heavy duty starters and alternators within North America to specified customers, including certain GM dealers, direct GM accounts, certain warehouse distributors and, with respect to automotive products, certain retail chains. In consideration of its being granted the foregoing exclusive distribution rights, GM agreed to purchase from the Company 100% of its requirements for automotive starters and heavy duty starters and alternators for sale in the aftermarket and has further agreed not to sell any competitive products in the aftermarket channels specified above during the term of the distribution agreement. Sales to GM SPO under the distribution agreement accounted for approximately 23.8% of the Company's aftermarket 1997 pro forma net sales. With respect to heavy duty starters and alternators, the term of the current agreement will end on July 31, 1998. As to automotive starters, the agreement terminates on July 31, 2009. The agreement, with respect to either heavy duty or automotive products, may be terminated prior to the end of the applicable term (i) by mutual agreement of the parties, (ii) by either party upon a material breach by the other party, (iii) by the Company if GM fails to achieve certain goals and objectives for reasons other than a general decline in the economy and (iv) by GM to the extent the Company fails to meet certain quality standards. See "Risk Factors--Dependence on General Motors."

  Ballantrae's traction control systems are offered on an aftermarket basis for sport utility vehicles ("SUV") through independent wholesale distributors for installation by the end user after the original vehicle purchase. Aftermarket sales represent approximately 20.6% of Tractech's total sales.

  OEM. The Company's principal customers in its OEM automotive business are GM's North American Operations and various GM International affiliates, who collectively accounted for substantially all of the Company's OEM 1997 pro forma automotive starter sales, approximately 50.7% of total OEM 1997 pro forma net sales and approximately 28.3% of total 1997 pro forma net sales. No other customer accounted for more than 10% of such OEM net sales. The GM International affiliates to which the Company sells products include GM Brazil, GM Holden (Australia), GM Mexico and Isuzu. Beginning with the 2001 model year, the Company will also sell products to GM Europe. Remy Korea, a joint venture in which the Company has a 50% interest, sells automotive starters using the Company's technology to Daewoo Motors, Kia Motors, Asia Motors and Ssangyong Motors. The Company will also sell automotive starters to Opel in Europe and, through its licensee, to Daewoo Motors in India.

  Principal customers of the Company's heavy duty OEM business include Navistar, Freightliner, Cummins, Caterpillar, PACCAR, Detroit Diesel, GM, Ford, Mack and Volvo Trucks, with the top ten customers accounting for approximately 52.4% of heavy duty pro forma net sales in 1997. The Company has long-term agreements, with terms typically ranging from three to five years, to supply starters and alternators to GM, Navistar, Freightliner, PACCAR, Cummins, Volvo Trucks and Mack. In addition, the Company is the specified supplier of heavy duty starters and alternators for trucks manufactured for several major North American truck fleet operators, including Penske Truck Leasing, Ryder System, Inc., Yellow Freight System and J.B. Hunt Transport.

  Pursuant to long-term supply agreements, GM has agreed to purchase from the Company 100% of its North American automotive starter requirements (other than Saturn and Geo) and 100% of its U.S. and Canadian requirements for heavy duty starters and alternators, in each case with respect to the Company's existing product line as of August 1994. GM's commitments to purchase such products from the Company in the future are subject, however, to the Company remaining competitive as to technology, design and price. Nonetheless, GM may not terminate the automotive starter supply agreement for failure of the Company to be price, technology or design competitive prior to July 31, 2001. GM's obligations to purchase automotive starters and heavy duty starters and alternators from the Company terminate on July 31, 2004 and 2000, respectively, except for automotive products released in 1996 and 1997, for which GM's obligation will terminate on July 31, 2006 and 2007, respectively. GM may cancel either agreement in the event that 35% of the Company's voting shares become owned, directly or indirectly, by another manufacturer of passenger cars or light trucks. During the term of the relevant supply agreement, GM has granted the Company the right to bid on starter and alternator supply contracts for GM's operations worldwide. See "Risk Factors-- Dependence on GM."

  Ballantrae's principal customers for traction control systems include OEMs of construction, industrial and agricultural equipment and medium duty trucks. Ballantrae's principal traction control systems customers include Caterpillar, John Deere, Eaton, Dana, Rockwell and Clark Hurth.

  The Company employs its own direct sales force, which develops and maintains sales relationships with major North American truck fleet operators as well as its OEM customers worldwide. These sales efforts are supplemented by a network of field service engineers and product service engineers.

MANUFACTURING AND FACILITIES

  Aftermarket. The Company's aftermarket business has operations located principally in 33 production facilities and seven warehouses in the United States and Canada.

  In its remanufacturing operations, the Company obtains used starters, alternators, engines and related components, commonly known as cores, which are sorted by make and model and either placed into immediate production or stored until needed. During remanufacturing, the cores are completely disassembled into their component parts. Components which can be incorporated into the remanufactured product are thoroughly cleaned, tested and refinished. All components subject to major wear as well as those which cannot be remanufactured are replaced by new components. The unit is then reassembled into a finished product. Inspection and testing are conducted at various stages of the remanufacturing process, and each finished product is inspected and tested on equipment designed to simulate performance under operating conditions.

  The majority of the cores remanufactured by the Company are obtained from customers in exchange for remanufactured units and are credited against the purchase prices of these units. When the Company has an insufficient number of components from salvageable cores, the Company's remanufacturing operations may purchase new parts from the Company's OEM operations. Core prices fluctuate on the basis of several economic factors, including market availability and demand and core prices then being paid by other remanufacturers and brokers.

  OEM. The Company's OEM business has seven principal manufacturing operations, two in Meridian, Mississippi and five in Anderson, Indiana. The Company has announced its intention to close its two facilities in Meridian, Mississippi by the end of the 1998 fiscal year, including one facility leased from GM at the time of the GM Acquisition. The balance of the Company's OEM facilities are located in Anderson, Indiana. Two of the Anderson facilities are leased from GM and the Company plans to vacate these facilities by the end of 1999. The Company is operating three new focus factories and intends to have a total of six in operation by the end of 1999. These relocations are expected to provide a reduction of over 70% in square footage from the Company's existing plants to the focus factories due to streamlining of manufacturing processes, phasing out of certain manufacturing equipment and elimination of excess unutilized floor space or floor space used by GM in each of the existing facilities. The restructuring reserve does not include the startup costs the Company expects, based on its three prior focus factory startups, to incur in connection with the three new focus factories. The transition to focus factories adversely affected the Company's gross margins in the first quarter of fiscal 1998. See "Risk Factors--Relocation of Facilities."

  The manufacturing process of the focus plants varies significantly from the traditional process flow of existing plants. The Company utilizes a flexible cell-based manufacturing approach to the production of all new and/or re-engineered product lines within the focus plants as contrasted with the existing vertically integrated, primarily synchronous process used in traditional factories. The cell-based manufacturing system provides flexibility by allowing efficient changes to the number of operations each operator performs and is capable of both low- and high-volume production runs. When compared to the more traditional, less flexible assembly line process, cell manufacturing allows the Company to match its production output better to customers' requirements while reducing required inventory levels and improving quality.

  The Company's focus plants generally produce one product line in a plant design based on cell-based, semi-automated manufacturing utilizing kaizen techniques. The focus plant process creates a team-based environment of involved workers who better understand and control the manufacturing process. In addition, the Company has worked with the Company's unions to reduce the number of job classifications so that workers can be shifted among various work areas as production demands dictate. The Company is presently expanding lean manufacturing techniques to its aftermarket facilities.

  Ballantrae's traction control systems manufacturing facilities are located in the Detroit suburb of Warren, Michigan, and in Sligo, Ireland.

  The Company utilizes frequent communication meetings at all levels of manufacturing to provide training and instruction as well as to assure a cohesive, focused effort toward common goals. The Company encourages employee involvement in all production activity and views such involvement as a key element toward the success of the Company.

COMPETITION

  Aftermarket. The aftermarket is highly fragmented and competitive. Competition is based primarily on quality of products, service, delivery, technical support and price. The Company's principal aftermarket competitors include Arrow, Automotive Parts Exchange (APE), Champion, Genuine Parts (Rayloc), Motorcar Parts & Accessories (MPA), Prestolite and Unit Parts.

  OEM. The automotive parts market is highly competitive. Competition is based primarily on quality of products, service, delivery, technical support and price. Most OEMs source parts from one or two suppliers. The Company competes with a number of companies who supply automobile manufacturers throughout the world. In the North American automotive market, the Company's principal competitors include Nippondenso, Valeo, Mitsubishi and Bosch. GM purchases automotive starters from the Company pursuant to its long-term supply agreement with the Company. See "Business--Customers." Chrysler has eliminated production of its own starters and currently purchases starters from independent suppliers. Ford continues to produce certain parts for the majority of its domestic and international applications and purchases the remainder from independent suppliers.

  The heavy duty parts market is characterized by one or two dominant suppliers in each major geographic region of the world. No competitor has a substantial share in all regions. In the North American heavy duty market, where the Company is the largest manufacturer, the Company's principal competitors include Prestolite, Nippondenso and Bosch.

EMPLOYEES

  As of October 31, 1997, the Company employed 5,137 people, 859 of whom were in management, engineering, supervision and administration and 4,278 of whom were hourly employees. Of the Company's hourly employees, 2,068 are represented by unions. In the United States, 1,477 of the Company's hourly workers are represented by the UAW under an agreement between the Company and the UAW, the applicable provisions of which were assumed by the Company in connection with the GM Acquisition. In March 1997, the Company signed a new master agreement with the UAW that stipulated an approximately 3.2% annual wage and benefit increase (12.8% over the four year term of the agreement) for the Company's UAW hourly employees. If employment levels and productivity remain unchanged, the agreement with the UAW would cause the Company to experience increases in wage and benefit costs of approximately 2% per year over the next four years (which represents approximately $3.3 million in the first such year). In addition, grow-in provisions under the new agreement with the UAW will require the Company to move certain lower wage and benefit employees to higher wage and benefit levels. Under provisions of the national agreement, the UAW and the Company have recently developed a special program of incentives for hourly employees who agree to leave the Company, the cost of which is included in the restructuring charges for fiscal year 1997 described below. Based on responses to this special incentive plan received to date, the Company would, if no other cost reductions were realized, experience as a result of the grow-in provision additional wage and benefit costs that increase each year of the UAW contract to approximately $10.2 million annually in additional costs from current levels by the fourth year. The Company expects the continued implementation of the special incentive plan and other planned cost reduction initiatives to substantially offset the effects of the grow-in provision. If the responses to date to the special incentive plan were reversed (which the Company considers unlikely) and the other cost-saving initiatives were not implemented, the additional costs referred to above to the Company from the grow-in provision would approximately double. There can be no assurance that the Company will be able to effect cost reduction initiatives (including the continued implementation of the special incentive plan) to offset the effects of the grow-in provision or that the Company's labor costs will not otherwise increase significantly, in which case the Company's competitive position and results of operations would be adversely affected. The agreement between the UAW and the Company expires on September 14, 2000 which will require negotiation of new agreements. See "Risk Factors-- Labor Negotiations."

  As of October 31, 1997, 142 of the Company's 448 Canadian employees were represented by the Canadian Auto Workers and 120 were represented by the Metallurgists Unis d'Amerique. The agreements with these unions expire on November 8, 1999 and September 30, 1998, respectively.

  As of October 31, 1997, approximately 329 of Autovill's 499 employees were affiliated with the Hungarian Steel Industry Workers Union. The agreement was signed July 17, 1996 and is perpetual, subject to termination upon three months' notice from either party.

  The Company's other facilities are primarily non-union. The Company is unaware of any current efforts to organize. There can be no assurance that there will not be any labor union efforts to organize employees at facilities that are not currently unionized.

  Since the GM Acquisition, the Company has not experienced any organized work stoppages. There can be no assurance, however, that any actions taken by the Company, including the current restructurings, will not adversely affect the Company's relations with its employees. At the present time, the Company believes that its relations with its employees are good. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- General."

PATENTS, TRADEMARKS AND LICENSES

  Pursuant to a Trademark Agreement between the Company and GM, GM has granted the Company an exclusive license to use the "Delco Remy" trademark on and in connection with automotive starters and heavy duty starters and alternators until July 31, 2004, extendible indefinitely at the Company's option upon payment of a fixed $100,000 annual licensing fee to GM. The Company has also been granted a perpetual, royalty-free license to use the "Remy" trademark. The "Delco Remy" and "Remy" trademarks are registered in the United States, Canada and Mexico and in most major markets worldwide. GM has agreed with the Company that, upon the Company's request, GM will register the trademarks in any jurisdiction where they are not currently registered.

  The Company has also been granted an exclusive license to use the "Delco Remy" name as a tradename and corporate name worldwide until July 31, 2004 pursuant to a Tradename License Agreement between the Company and GM. In addition, GM has granted the Company a perpetual license to use the "Remy" name as a tradename and corporate name worldwide.

  The Company owns and has obtained licenses to various domestic and foreign patents and patent applications related to its products and processes. The patents expire at various times over the next 16 years. While these patents and patent applications in the aggregate are important to the Company's competitive position, no single patent or patent application is material to the Company.

RAW MATERIALS

  Principal raw materials for the Company's business include bare copper strap, insulated copper, aluminum castings, forgings, outer frames, nomex paper, steel coils, steel bars, copper tube, copper wire, flat steel, coil steel, bar steel, gray iron castings, ductile iron castings, copper cross-section coils, magnets, steel shafts, steel cores, steel wire and molding material. All materials are readily available from a number of suppliers, and management does not foresee any difficulty in obtaining adequate inventory supplies. The Company and GM have entered into a long-term worldwide purchasing support agreement that allows the Company to purchase copper wire and steel, which are used in the manufacture of starters sold to GM, at prices that the Company believes generally to be lower than those that would otherwise be obtainable by the Company. This agreement expires on July 31, 2004, or earlier, upon termination of the automotive and heavy duty OEM supply agreements between the Company and GM. The Company generally follows the North American industry practice of passing on to its customers the costs or benefits of fluctuation in copper and aluminum prices on an annual or semi-annual basis. See "Business--Customers."

BACKLOG

  The majority of the Company's products are not on a backlog status. They are produced from readily available materials and have a relatively short manufacturing cycle. For products supplied by outside suppliers, the Company generally purchases products from more than one source. The Company expects to be capable of handling the anticipated 1998 sales volumes.

PROPERTIES

  The world headquarters of the Company are located at 2902 Enterprise Drive, Anderson, Indiana 46013. The Company leases its headquarters.

  The following table sets forth certain information regarding manufacturing and certain other facilities operated by the Company as of October 31, 1997. The designation "F" indicates a focus plant. See "Business--Manufacturing and Facilities."

                             OEM OR                                       APPROX.        OWNED/LEASE
   LOCATION                AFTERMARKET                 USE                SQ. FT.        EXPIRATION
---------------          ---------------       -------------------        -------        -----------
Anderson, IN              Headquarters               Office                70,000           2000
Anderson, IN                   OEM                Manufacturing           597,000           2004
Anderson, IN                   OEM                Manufacturing           430,000           2004
Anderson, IN(F)                OEM                Manufacturing           117,000           2001
Anderson, IN(F)                OEM                Manufacturing            51,000           2001
Anderson, IN(F)                OEM                Manufacturing            36,695           2006
Anderson, IN                   OEM                Manufacturing            33,500           2007
Anderson, IN             OEM/Aftermarket             Testing               15,000           2001
Anderson, IN               Aftermarket              Warehouse              20,220           2000
Anderson, IN               Aftermarket              Warehouse              50,220           2000
Bay Springs, MS            Aftermarket            Manufacturing            73,000           2003
Budapest, Hungary          Aftermarket         Leased to 3rd Party         55,709           Owned
Chantilly, VA              Aftermarket            Manufacturing           120,000           2014
Edmonton, Canada           Aftermarket            Manufacturing           141,300           Owned
Etobicoke, Canada          Aftermarket            Manufacturing           114,120           2002
Findlay, OH                Aftermarket            Manufacturing             6,400           Owned
Franklin, IN               Aftermarket            Manufacturing            48,400           Owned
Franklin, IN               Aftermarket            Manufacturing            16,625           Owned
Franklin, IN               Aftermarket            Manufacturing            15,580           Owned
Gallatin, TN               Aftermarket            Manufacturing            20,000           Owned
Gallatin, TN               Aftermarket            Manufacturing            20,000             *
Heidelberg, MS             Aftermarket            Manufacturing            45,000           2003
Heidelberg, MS             Aftermarket            Manufacturing             5,000           2003
Indianapolis,IN            Aftermarket            Manufacturing             5,500           1999
Kaleva, MI                 Aftermarket            Manufacturing            82,000           2000
Mansfield, TX              Aftermarket            Manufacturing            43,000           2000
Marion, MI                 Aftermarket            Manufacturing            59,400           2000
Memphis, TN                Aftermarket              Warehouse               7,500           2002
Meridian, MS               Aftermarket               Office                 2,400           2003
Meridian, MS               Aftermarket            Manufacturing            15,000           1998
Meridian, MS                   OEM                Manufacturing           319,000           2004
Meridian, MS(F)                OEM                Manufacturing            68,000           2000
Meridian, MS               Aftermarket            Manufacturing            12,000           2003
Mezokovesd, Hungary        Aftermarket            Manufacturing           175,598           Owned
Mezokovesd, Hungary        Aftermarket              Warehouse               8,612           Owned
Peru, IN                   Aftermarket            Manufacturing            30,000           2003

                          OEM OR                        APPROX.   OWNED/LEASE
     LOCATION           AFTERMARKET          USE        SQ. FT.   EXPIRATION
-------------------   ---------------   -------------   -------   -----------
Peru, IN                Aftermarket     Manufacturing    14,111      2003
Raleigh, MS             Aftermarket     Manufacturing    43,000      2003
Raleigh, MS             Aftermarket     Manufacturing    75,000      2003
Raleigh, MS             Aftermarket     Manufacturing     8,000       Own
Reed City, MI           Aftermarket     Manufacturing    92,000      2000
Reed City, MI           Aftermarket     Manufacturing    34,000      2000
Reed City, MI           Aftermarket     Manufacturing    26,000      2000
Reed City, MI           Aftermarket       Warehouse       7,350      1999
Reed City, MI         OEM/Aftermarket   Manufacturing    90,000      Owned**
                                         and Office
San Luis Potosi,
 Mexico                     OEM         Manufacturing    37,000      2001
Sligo, Ireland        OEM/Aftermarket   Manufacturing    53,400      2018**
St. Laurent, Canada     Aftermarket       Warehouse      17,000      1997
Sylvarena, MS           Aftermarket     Manufacturing     1,300        *
Taylorsville, MS        Aftermarket     Manufacturing    27,000      2003
Toledo, OH              Aftermarket     Manufacturing     4,500      2000
Toronto, Canada         Aftermarket     Manufacturing    36,778      1997
Warren, MI            OEM/Aftermarket   Manufacturing   100,049      Owned**
                                         and Office
Winchester, VA          Aftermarket       Warehouse      55,000      2000
Winchester, VA          Aftermarket      Office/Whse     55,000      2000
Winnepeg, Canada        Aftermarket     Manufacturing    38,000      Owned

--------
 * Leased on a month-to-month basis.
** Ballantrae facilities.

LEGAL PROCEEDINGS

  From time to time, the Company is party to various legal actions in the normal course of its business. The Company believes it is not currently party to any litigation that, if adversely determined, would have a material adverse effect on the Company's business, financial condition and results of operations.

REGULATORY MATTERS

  The Company's facilities and operations are subject to a wide variety of federal, state, local and foreign environmental laws, regulations and ordinances, including those related to air emissions, wastewater discharges and chemical and hazardous waste management and disposal ("Environmental Laws"). The Company's operations also are governed by laws relating to workplace safety and worker health, primarily the Occupational Safety and Health Act, and foreign counterparts to such laws ("Employee Safety Laws"). The Company believes that its operations are in compliance in all material respects with current requirements under Environmental Laws and Employee Safety Laws, with the exception of certain matters of which the Company is aware, including: (i) failure to timely submit certain filings pursuant to the New Jersey Industrial Site Recovery Act ("ISRA") in connection with the closure of the Company's former Edison, New Jersey plant; (ii) air permits or registration requirements at certain facilities; (iii) one isolated instance of noncompliance with import requirements of the Hazardous Materials Transportation Act (relating to shipment of lead-acid batteries) now under review by the United States Department of Transportation; and (iv) reporting requirements under the Emergency Planning and Community Right-to-Know Act at the Tractech facility located in Warren, Michigan, which the Company will acquire pursuant to the Ballantrae Acquisition Agreement. The Company believes that any costs it may incur to resolve such matters will not be material and, with respect to (iv) above, the Company believes that it would have an indemnity claim for the portion of fines and penalties, if any, that may result from any violations that occurred prior to October 23, 1996 from the entities that owned or operated the Warren, Michigan Tractech facility prior to the present owners' purchase of Ballantrae. The nature of the Company's operations, however, exposes it to the risk of liabilities or claims with respect to environmental and worker health and safety matters. There can be no assurance that material costs will not be incurred in connection with such liabilities or claims.

  In fiscal year 1997, the aggregate cost incurred by the Company with respect to environmental matters was not material. Based on the Company's experience to date, the Company believes that the future cost of compliance with existing environmental laws, regulations and ordinances (or liability for known environmental claims) will not have a material adverse effect on the Company's business, financial condition or results of operations. However, future events, such as changes in existing laws and regulations or their interpretation, may give rise to additional compliance costs or liabilities that could have a material adverse effect on the Company's business, financial condition or results of operations. Compliance with more stringent laws or regulations, as well as more vigorous enforcement policies of regulatory agencies or stricter or different interpretations of existing laws, may require additional expenditures by the Company that may be material.

  Certain Environmental Laws hold current owners or operators of land or businesses liable for their own and for previous owners' or operators' releases of hazardous or toxic substances, materials or wastes, pollutants or contaminants, including petroleum and petroleum products ("Hazardous Substances"). Because of its operations, the long history of industrial uses at some of its facilities, the operations of predecessor owners or operators of certain of the businesses, and the use, production and release of Hazardous Substances at these sites, the Company is affected by such liability provisions of Environmental Laws. Various of the Company's facilities have experienced some level of regulatory scrutiny in the past and are or may be subject to further regulatory inspections, future requests for investigation or liability for past disposal practices.

  During the environmental due diligence performed in connection with the GM Acquisition, GM and the Company identified certain on-site pre-closing environmental conditions, including the presence of certain Hazardous Substances in the soil at the Company's Meridian, Mississippi property and in the soil and groundwater at the Company's Anderson, Indiana property. GM has reported the presence of these substances in the groundwater to the United States Environmental Protection Agency ("EPA") and the Indiana Department of Environmental Management ("IDEM"), and has notified residents who live downgradient of the affected GM properties. GM conducted further investigation, which included the sampling of the residents' water wells and the installation of an additional well offsite, and is working with EPA to resolve this issue. Based on the Company's experience to date, the terms of the indemnification in the GM Acquisition agreement and GM's continuing performance in responding to these conditions, the Company does not believe that it will expend material costs in responding to these on-site environmental conditions.

  In connection with its acquisition of facilities and businesses from GM, Nabco, A&B Group, Autovill, Power Investments, World Wide and Ballantrae, the Company obtained various indemnities for certain claims related to on-site and off-site environmental conditions and violations of Environmental Laws which arose prior to such acquisitions. The environmental indemnities are subject to certain deductibles, caps, cost sharing and time limitations depending on the nature and timing of the environmental claim. With respect to the Company's acquisition of Ballantrae, see "Risk Factors--Acquisition of Ballantrae; Conflicts of Interest" and "Risk Factors--Certain Transactions."

  The Comprehensive Environmental Response, Compensation, and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), provides for responses to, and joint and several liability for releases of, certain Hazardous Substances into the environment. The Company has been identified as a potentially responsible party ("PRP") under CERCLA for three off-site locations: the Vickers' Warehouse Site in Anderson, Indiana; the Memorial Drive Dump Site in Muncie, Indiana; and the RSR Corporation Site in Dallas, Texas. In addition, the EPA has sent a notice to the Company demanding payment for certain costs relating to the RSR Corporation Site. At each of these three sites, the alleged disposal took place prior to the Company's acquisition of the assets of the Former GM Division. The Company believes that it is not the appropriate PRP with respect to these sites, which the Company also believes are subject to the Company's indemnification agreement with GM. The Company has not incurred any significant costs relating to these matters, and based on the existence of the indemnification agreement with GM, GM's assumption of liabilities to date, and other legal defenses, the Company does not believe that it will incur material costs in the future in responding to conditions at these sites.

  The Company's Meridian, Mississippi facility has been designated by EPA as requiring no further action under CERCLA and has since been "delisted" from the Comprehensive Environmental Response, Compensation, and Liability Information System ("CERCLIS") (a list of sites which may require investigation or remediation under CERCLA). Although this does not assure that expenditures would not be required under other federal and/or state programs, as a result of the indemnifications in the GM Acquisition agreement, the Company does not believe that it will expend material costs for this site under the CERCLA program or for any other environmental conditions at this site.

  The Resource Conservation and Recovery Act ("RCRA") and the regulations thereunder and similar state counterparts to this law regulate hazardous wastes. The Company's Anderson, Indiana facilities were once part of a larger industrial complex owned and operated by GM (the "GM Complex"). Since 1990 (when owned by GM), the GM Complex has been undergoing corrective action under RCRA. In connection with the RCRA corrective action requirements, GM is required to investigate various solid waste management units ("SWMUs") and areas of concern ("AOCs") identified in the federal and state RCRA permits. Some of these SWMUs and AOCs are located on portions of the Anderson, Indiana properties leased by the Company from GM and certain SWMUs are used by the Company. The costs of responding to releases, if any, from those SWMUs used by the Company would presumptively be borne by the Company. To date, no claims for any such liability have been made, and GM continues to respond to EPA and IDEM with respect to the investigation of these AOCs and SWMUs. Subject to the terms and conditions of GM's environmental indemnity provided in connection with the GM Acquisition, GM is indemnifying the Company with respect to certain of these areas.

  One of the Company's facilities in Franklin, Indiana is undergoing a RCRA site investigation and clean-up of volatile organic compounds ("VOCs") in the soil and groundwater pursuant to an EPA Administrative Order on Consent ("EPA Order") issued to both Franklin Power Products, one of the subsidiaries of the Company, and Amphenol Corporation, a prior owner of the property. Pursuant to the EPA Order, Franklin Power Products and Amphenol Corporation have jointly submitted corrective measures studies which have been approved by EPA, and the parties expect to enter into a new EPA Administrator Order on Consent in the near future setting forth the selected remedy (including further investigation). Amphenol indemnified Franklin Power Products for certain liabilities associated with the EPA Order and Amphenol has satisfied and continues to satisfy the requirements of the EPA Order. Based on the Company's experience to date and the indemnities from Amphenol and the sellers of Franklin Power Products to the Company, the Company believes that future costs associated with this site will not have a material adverse effect on the Company's results of operations, business or financial condition.

  The Company's Marion, Michigan facility was listed on Michigan's state list of sites pursuant to the Michigan version of CERCLA (the "Michigan SCL") in 1993 because of suspected releases of Hazardous Substances, primarily volatile organic compounds (mineral spirits), to the soils and groundwater at the facility. An investigation conducted by Nabco prior to its acquisition by the Company determined that the levels of volatile organic compounds in the soils and groundwater are below the applicable state clean-up levels. Although the Company proposed no further action at this facility, the Michigan environmental authorities are requiring further investigation. Even if the Michigan environmental authorities were to require remedial action with respect to this site, the Company does not believe that it will expend material costs in connection with the conditions giving rise to this Michigan SCL listing.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth the name, age and position of each of the directors and senior officers of the Company. Each director of the Company will hold office until the next annual meeting of stockholders of the Company or until his successor has been elected and qualified. Officers of the Company and its subsidiaries serve at the discretion of their respective Boards of Directors.

           NAME            AGE                    POSITIONS
-------------------------- --- ------------------------------------------------
Harold K. Sperlich........  67 Chairman of the Board of Directors
Thomas J. Snyder (1)......  53 President, Chief Operating Officer and Director
David L. Harbert..........  55 Executive Vice President and Chief Financial
                                Officer
Susan E. Goldy............  43 Vice President and General Counsel
Joseph P. Felicelli.......  51 Group Vice President, Aftermarket
Patrick Mobouck...........  43 Vice President-Managing Director, Europe
Mark W. Kenczyk...........  42 Vice President, Materials Management
M. Lawrence Parker........  49 Senior Vice President, Quality & Heavy Duty
                               Systems, Delco Remy America
Richard L. Stanley........  41 Senior Vice President, Automotive Systems
                               Division, Delco Remy America
Roderick English..........  45 Senior Vice President, Human Resources and
                               Communications, Delco Remy America
Thomas R. Jennett.........  45 Senior Vice President and General Manager,
                               Aftermarket Division, Delco Remy America
David H. Livingston.......  47 Senior Vice President of Operations, Delco Remy
                               America
John M. Mayfield..........  43 President of A&B Group
Nicholas J. Bozich........  53 President of Nabco
J. Michael Jarvis.........  53 President of Power Investments
Richard L. Keister........  51 President of World Wide
Ralph E. McGee............  59 President of Tractech
E.H. Billig (2)...........  70 Vice Chairman of the Board of Directors
Richard M. Cashin, Jr.
 (1)(2)...................  44 Director
James R. Gerrity (1)......  56 Director
Michael A. Delaney (2)....  43 Director
Robert J. Schultz.........  67 Director

------------------
(1) Member of the Audit Committee of the Board of Directors.
(2) Member of the Compensation Committee of the Board of Directors.

  Harold K. Sperlich, Chairman of the Board of Directors. Mr. Sperlich has been Chairman of the Board of Directors since the Company's inception in 1994. Since retiring from Chrysler Corporation in 1988, having served as its President, Mr. Sperlich has served as a consultant to the automotive industry. Before joining Chrysler in 1977, Mr. Sperlich held several senior administrative and operating posts with Ford Motor Company.

  Thomas J. Snyder, President, Chief Operating Officer and Director. Mr. Snyder has been President and Chief Operating Officer since the Company's inception in 1994. From 1962 to 1994, Mr. Snyder held several aftermarket and OEM executive positions with the Delco Remy Division of GM, most recently as Product Manager, Heavy Duty Systems. He is a member of the board of St. John's Health Systems and a Director of CLARK Material Handling Company.

  David L. Harbert, Executive Vice President and Chief Financial Officer. Mr. Harbert has been the Executive Vice President and Chief Financial Officer of the Company since October 1994. Before joining the Company, Mr. Harbert was Senior Vice President and Chief Financial Officer of Applied Power Inc. since 1992 and, prior to that, served as Vice President and Chief Financial Officer of System Software, Inc. since 1990.

  Susan E. Goldy, Esquire, Vice President and General Counsel. Ms. Goldy has been Vice President and General Counsel since February 1997. Before joining the Company, she was an associate, and since 1993, was a partner in the law firm of Dechert Price & Rhoads.

  Joseph P. Felicelli, Group Vice President, Aftermarket. Mr. Felicelli has been Group Vice President since September 1997. Prior to joining the Company, Mr. Felicelli served in various management positions for Cooper Industries.

  Patrick Mobouck, Vice President-Managing Director, Europe. Mr. Mobouck has been Vice President-- Managing Director, Europe since August 1997. He has also been Chairman of Autovill since August 1997. Before joining the Company, Mr. Mobouck was with Monroe Auto Equipment since 1988, most recently as Managing Director-Europe, Middle East and Africa.

  Mark W. Kenczyk, Vice President, Materials Management. Mr. Kenczyk has been Vice President, Materials Management since August 1997. Prior to joining the Company, Mr. Kenczyk was the Vice President of Purchasing and Logistics with Philips Electronics in New York. Prior to that, Mr. Kenczyk spent 22 years in various materials and purchasing capacities with General Motors, including assignments at the GM/Toyota joint venture (New United Motor) and with Isuzu Motors in Tokyo, Japan.

  M. Lawrence Parker, Sr. Vice President, Quality and Heavy Duty Systems, Delco Remy America. Mr. Parker has been the Senior Vice President, Quality and Heavy Duty Systems since June 1995 and, prior to that, was Senior Vice President, Quality and Customer Satisfaction beginning with the Company's inception in 1994. Before joining the Company, Mr. Parker served in a number of executive positions at Ford Motor Company since 1967 and at Chrysler Corporation since 1984, most recently as Director, Corporate Quality Programs since 1991.

  Richard L. Stanley, Sr. Vice President, Automotive Systems Division, Delco Remy America. Mr. Stanley has been Senior Vice President, Automotive Systems since the Company's inception in 1994. Mr. Stanley joined the Delco Remy Division of GM in 1978, serving most recently as Director of Customer Programs since 1992 and as European Chief Engineer since 1988.

  Roderick English, Sr. Vice President, Human Resources and Communications, Delco Remy America. Mr. English has been Senior Vice President of Human Resources and Communications since the Company's inception in 1994. Mr. English joined the Delco Remy Division of GM in 1976 and became Plant Manager of plant 17 in 1992. Prior to that, Mr. English served as Divisional Manager of Labor Relations since 1989.

  John M. Mayfield, President of A&B Group. Mr. Mayfield has been President of A&B Group since its acquisition by the Company in March 1995. Mr. Mayfield joined A&B Group in 1988 as Controller and became its Operations Director in 1991.

  Nicholas J. Bozich, President, Nabco. Mr. Bozich has been President of Nabco since March, 1997. Before joining the Company, Mr. Bozich was with General Motors for 34 years in various managerial positions, most recently with the Saturn Division.

  J. Michael Jarvis, President, Power Investments. Mr. Jarvis has been President of Power Investments since its formation in 1983.

  Richard L. Keister, President, World Wide. Mr. Keister has been President of World Wide since its formation in 1976.

  Ralph F. McGee, President, Tractech. Mr. McGee started as Sales and Marketing Manager of Tractech in 1968. He was appointed President in 1980, a position he has held since then except for two years when he served in corporate level development positions for Titan Wheel International, Inc.

  Thomas R. Jennett, Senior Vice President and General Manager, Aftermarket Division, Delco Remy America. Mr. Jennett joined the Company in October 1996. Prior to such time he held various management positions with Prestolite Electric Inc. since 1974, including President of the Aftermarket Division and the Leece-Neville Heavy Duty Division.

  David H. Livingston. Senior Vice President of Operations, Delco Remy America. Mr. Livingston has been Senior Vice President of Operations since August 1996. Prior to joining the Company, Mr. Livingston was Vice President of Operations for United Technologies Automotive-Motor Systems since 1990.

  E.H. Billig, Vice Chairman of the Board of Directors. Mr. Billig has been Vice Chairman of the Board of Directors since the Company's inception in 1994. He was formerly President and Chief Operating Officer of MascoTech, Automotive Systems Group, Inc., where he continues to serve as Vice Chairman. He is also a director of Titan Wheel International, Inc. and OEA, Inc.

  Richard M. Cashin, Jr., Director. Mr. Cashin has been a director since the Company's inception in 1994. Mr. Cashin has been President since 1994, and a Managing Director for more than the past five years, of CVC. In addition, Mr. Cashin serves as a director of Levitz Furniture Incorporated (which filed a voluntary petition for bankruptcy on September 5, 1997), Lifestyle Furnishing, Fairchild Semiconductor, Freedom Forge, Cable Systems International, Euromax, Hoover Group, Thermal Engineering, Gerber Childrenswear, JAC Holdings, GVC Holdings, Ballantrae Corporation, Delta Terminal Services and Titan Wheel International Inc.

  James R. Gerrity, Director. Mr. Gerrity has been a director since the Company's inception in 1994. From 1986 to 1993, Mr. Gerrity was President and a director of Dyneer Corporation. Mr. Gerrity currently is a director of Palomar Technologies Corporation, Wescor Graphics, Inc. and Ballantrae Corporation.

  Michael A. Delaney, Director. Mr. Delaney has been a director since the Company's inception in 1994. Mr. Delaney has been a Vice President of CVC since 1989. From 1986 through 1989, he was Vice President of Citicorp Mergers and Acquisitions. Mr. Delaney is also a director of GVC Holdings, JAC Holdings, CORT Business Services, Inc., Palomar Technologies, Inc., Enterprise Media Inc., SC Processing, Inc., Triumph Group, Inc., CLARK Material Handling Inc., MSX International, Ballantrae Corporation, International Knife and Saw Inc., Aetna Inc. and AmeriSource Health Corporation.

  Robert J. Schultz, Director. Mr. Schultz became a director in 1997. Mr. Schultz retired as Vice Chairman and a member of the Board of Directors of GM in 1993. Mr. Schultz joined GM in 1955 and served as Group Executive of Chevrolet-Pontiac-GM of Canada and General Manager of GM's Delco Electronics Division. Mr. Schultz is also a member of the Board of Trustees of California Institute of Technology and a director of OEA, Inc. and Texco Communications.

DIRECTOR COMPENSATION AND ARRANGEMENTS

  Directors do not receive compensation for their services as directors, except that Messrs. Gerrity and Billig received $340,608 and $200,000, respectively, during fiscal year 1997 for services relating to special projects (in connection with acquisitions and strategic alliances) undertaken by them for the Company in their capacities as directors and Mr. Schultz was paid $2,083 in fiscal year 1997 for services rendered as a director of the Company. Mr. Schultz is entitled to receive an annual fee of $25,000 plus $1,000 for attendance in person for each quarterly meeting of the Board of Directors. Outside directors of the Company are also entitled to receive stock options for Class A Common Stock pursuant to the Directors' Plan (as defined). See "Management--Stock Option Plans." CVC, certain members of management and other Existing Stockholders have entered into a Stockholders' Agreement whereby they have agreed to vote their shares in such a manner so as to elect the entire Board of Directors of the Company. See "Principal Stockholders--Stockholders' Agreement."

EXECUTIVE COMPENSATION

  The following table sets forth, for the fiscal year ending July 31, 1997, certain information regarding the cash compensation paid by the Company, as well as certain other compensation paid or accrued for such year, to each of the executive officers of the Company named below, in all capacities in which they served:

                                                       OTHER
                                                       ANNUAL       ALL OTHER
  NAME AND PRINCIPAL POSITION     SALARY   BONUS   COMPENSATION(1) COMPENSATION
  ---------------------------    -------- -------- --------------- ------------
Harold K. Sperlich.............. $247,500 $292,342     $13,986         $--
 Chairman of the Board
Thomas J. Snyder................  247,500  292,342       3,197          --
 President and Chief Operating
 Officer
David L. Harbert................  235,000  165,925       3,197          --
 Executive Vice President and
 Chief Financial Officer
J. Michael Jarvis...............  200,000  111,042       1,409          --
 President of Power Investments
M. Lawrence Parker..............  173,250  133,975       1,409          --
 Senior Vice President, Quality
 &
 Heavy Duty Systems, Delco Remy
 America

--------
(1) Represents life insurance premiums paid by the Company for the benefit of the individuals.

  Stock Option Plans. The Company has adopted the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors (the "Directors' Plan"), which provides for the granting of stock options to non-employee members of the Board of Directors of the Company. Options to purchase an aggregate of 100,000 shares may be granted under the Directors' Plan. Pursuant to the Directors' Plan, each non-employee director of the Company will be granted, on a non-discretionary basis, options to purchase 2,000 shares of Common Stock annually, commencing on the later of the effective date of the Registration Statement of which this Prospectus is a part and the pricing of the Common Stock to be sold in the Equity Offering, which options will generally vest over a five-year period. The exercise price of each option will be 100% of the fair market value of a share of Common Stock on the date of grant. The Directors' Plan will be administered by the Board of Directors. Options granted under the plan may, in certain circumstances, be transferred to certain permitted transferees specified in the plan. Messrs. Billig, Cashin, Delaney and Schultz are each expected to be granted options to acquire 2,000 shares of Common Stock in connection with the Equity Offering.

  The Directors' Plan will permit, with the consent of the Board of Directors, the exercise of options by delivery of shares of Common Stock owned by the optionee or by withholding of such shares of Common Stock upon exercise of the option in lieu of or in addition to cash. The Directors' Plan will permit the Board of Directors to adjust the number and kind of shares subject to options in the event of a reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares. The Board of Directors may amend the Directors' Plan or terminate the Directors' Plan without the approval of the stockholders, provided, however, that stockholder approval is required for an amendment to the Directors' Plan that increases the number of shares for which options may be granted or changes in any material respect the limitations or provisions of the options subject to the Directors' Plan.

  The Company also has adopted the 1997 Stock-Based Incentive Compensation Plan (the "Incentive Plan" and, together with the Directors' Plan, the "Stock Option Plans") that provides for discretionary grants or awards of options to purchase stock, stock appreciation rights that reflect the appreciation in the value of Common Stock ("SARs"), and restricted stock to employees and independent contractors (other than certain directors) of the Company. Under the Incentive Plan, 1,300,000 shares of Common Stock may be subject to awards, and no more than 91,000 shares of Common Stock may be subject to awards to any single individual in any one year. Such options, SARs and restricted stock will be awarded based on performance and with vesting schedules to be determined at the time of grant.

  The Company expects to grant up to approximately 500,000 options to acquire shares of Common Stock under the Incentive Plan on the later of the effective date of the Registration Statement of which this Prospectus is a part and the pricing of the Common Stock to be sold in the Equity Offering, at an exercise price equal to the initial public offering price for the Equity Offering.

  The Incentive Plan will be administered by a committee of directors, initially comprised of Messrs. Billig, Cashin and Delaney, which will have the power and authority, subject to ratification by the Board of Directors, to determine the persons to whom awards are granted, the number of shares of Common Stock with respect to such awards, and the terms of such awards, including the exercise price of stock options, and any vesting or forfeiture provisions with respect to awards. Options may be transferred to the extent permitted under the terms of the applicable option agreement. The Incentive Plan will contain such other provisions, terms and conditions as the committee shall decide.

  Under the Incentive Plan, the exercise price of options will not be less than the fair market value of the Common Stock on the date of grant. Options will be subject to vesting provisions as specified in an applicable option agreement. Options granted under the Incentive Plan may be designated, for federal income tax purposes, either as non-qualified stock options or as incentive stock options as defined in Sections 422 of the Internal Revenue Code. The Incentive Plan will permit, with the consent of the committee, the exercise of options by delivery of shares of Common Stock owned by the optionee or by the withholding of such shares of Common Stock upon exercise of the option in lieu of, or in addition to, cash. The Incentive Plan will permit the committee to adjust the number and kind of shares subject to awards in the event of a reorganization, merger, consolidation, reclassification, stock split, stock dividend or combination of shares.

  401(k) Plan. The Company established the Salaried 401(k) Savings Plan (the "401(k) Plan") to allow eligible employees to help meet their long-term savings needs. Except for eligible employees who transferred to DRA directly from GM and began immediate participation, generally all employees who are compensated on a salaried basis are eligible to participate in the 401(k) Plan after completing six months of continuous employment. The 401(k) Plan is a defined contribution, tax-qualified plan under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), with employer and employee pre-tax contributions deductible by the Company for income tax purposes for the year contributed, and such contributions and earnings thereon are not taxable to employees until paid to them.

  An employee in the 401(k) Plan may elect to have from 1% to 15% of base salary contributed from pay to the 401(k) Plan on a pre-tax, after-tax, or combination of pre-tax and after-tax, basis, and receive a 25% matching contribution on the sum of the employee's pre-tax and after-tax contributions up to 6% of base salary. Except for certain GM employees who transferred employment to DRA, employees also receive a 1% of base salary contribution for their retiree medical care account under the 401(k) Plan. Under the Code, the total contributions allocated to an employee's accounts for a plan year cannot exceed the lesser of $30,000 or 25% of the employee's compensation, and the employee's pre-tax contributions are limited in a calendar year to $9,500 (subject to cost of living increases under the Code).

  Employees are immediately 100% vested in their 401(k) Plan benefits except for the matching and retiree medical care contributions, which vest after the earliest of five years of service, death, attaining age 65, or attaining an early retirement date under the Retirement Plan. Any forfeitures which may result under the 401(k) Plan are used to reduce future Company contributions. Employees generally may withdraw their vested benefits from the 401(k) Plan on termination of employment, retirement, or death, and may also under certain circumstances withdraw benefits while still employed (including certain financial hardship, plan loan and pre-and post-age 59 1/2, withdrawals). Until fully withdrawn, employees may direct the investment of their 401(k) Plan benefits among a broad range of investment funds.

  Retirement Plan. The Company established the Retirement Plan primarily to provide eligible employees with a monthly pension benefit after retirement for life. Except for eligible employees who transferred to DRA directly from GM and began immediate participation, generally all employees of the Company who are compensated on a salaried basis are eligible to participate in the Retirement Plan after completing one year of service and attaining age 21. The Retirement Plan is a defined benefit, tax-qualified plan under section 401(a) of the Code, and contributions to the Plan generally are deductible by the companies for income tax purposes for the year contributed, and benefits are not taxable to employees until paid.

  The standard retirement benefit under the Retirement Plan is a monthly, single life annuity starting at age 65, equal to 1.25% of an employee's average monthly pay multiplied by the employee's years of service with the companies. Average monthly pay is generally based on the employee's 60-consecutive month highest average base pay during the ten-year period before retirement. The benefit for certain long-service GM employees who transferred to DRA, however, is not less than $60 times their years of service with the Company. Under the Code the annual benefit provided by the Retirement Plan cannot exceed the lesser of $125,000 or 100% of compensation (subject to certain further limitations under the Retirement Plan and Code). Eligible employees generally may retire on or after age 55 with 10 years of service, with their monthly Retirement Plan benefit actuarially reduced if payment actually starts prior to age 62. Employees who terminate with less than five years of service forfeit any benefits which they may have accrued, and such forfeitures are used to offset future contributions otherwise required to fund the Plan. Certain death and disability benefits also may be paid under the Retirement Plan.

  Executive Incentive Plan. The Company's executives participate in an Executive Incentive Plan by which they are entitled to receive certain percentages of their base compensation as a bonus if a designated target or objective is met. Designated targets related to earnings, return on invested capital and/or strategic objectives are set at the beginning of each year, based on the prior year's results. The Executive Incentive Plan provides that if a target is exceeded, then any bonus payable under the plan is commensurately increased, subject to a cap. The Company expects to continue the Executive Incentive Plan and has established a Compensation Committee made up of non-management directors who will fix the target objectives for each executive for each year.

INSURANCE AND INDEMNIFICATION

  The Company has obtained customary directors' and officers' insurance against certain liabilities such persons may incur on behalf of the Company. For a discussion of the limitations on liability of the Company's directors and the indemnification by the Company of such directors set forth in the Company's Restated Certificate of Incorporation, see "Description of Capital Stock--Limitation on Liability and Indemnification."

EMPLOYMENT AGREEMENTS

  The Company has entered into an Employment Agreement with Thomas J. Snyder which provides for his employment until 1999. Mr. Snyder receives an annual base salary of $247,500, subject to merit increases as determined by the Board of Directors, plus annual performance bonuses as determined by the Board of Directors. The agreement provides that the executive may not engage in any business competitive with the Company while employed by the Company and for a period of one year thereafter.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Board of Directors during fiscal year 1997 was composed of Messrs. Delaney, Sperlich and Billig. Upon completion of the Offerings, the Compensation Committee will be composed of Messrs. Billig, Cashin and Delaney.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth information as of October 1, 1997 after giving effect to the Stock Split, with respect to shares of each class of Common Stock beneficially owned by (i) each person or group that is known to the Company to be the beneficial owner of more than 5% of each class of outstanding Common Stock, (ii) each director and senior officer of the Company and (iii) all directors and senior officers of the Company as a group. Unless otherwise specified, all shares are directly held. Each share of Class A Common Stock is convertible into one share of Class B Common Stock, and each share of Class B Common Stock is convertible into one share of Class A Common Stock. See "Description of Capital Stock."

                                 CLASS A COMMON STOCK(1)                                 COMBINED(1)
                          -------------------------------------              -----------------------------------
                           BEFORE OFFERING    AFTER OFFERING     CLASS B      BEFORE OFFERING   AFTER OFFERING
                          AND TRANSACTIONS   AND TRANSACTIONS    COMMON      AND TRANSACTIONS  AND TRANSACTIONS
                          ----------------- -------------------   STOCK      ----------------- -----------------
                           SHARES             SHARES             SHARES       SHARES            SHARES
                            OWNED   PERCENT    OWNED    PERCENT   OWNED        OWNED   PERCENT   OWNED   PERCENT
                          --------- ------- ----------- ------- ---------    --------- ------- --------- -------
Citicorp Venture
 Capital Ltd............  1,816,116  19.5%    3,049,569  19.9%  6,756,746(2) 7,222,362  46.3%  9,805,815  42.7%
399 Park Avenue
New York, NY 10043
MascoTech Automotive
 Systems Group, Inc. ...  2,520,000  27.0%    2,924,313  19.1%        --     2,520,000  16.1%  2,924,313  12.7%
275 Rex Boulevard
Auburn Hills, MI 48326
World Equity Partners,
 L.P.(3)................  1,680,000  15.3%    1,680,000   9.9%        --     1,680,000   9.7%  1,680,000   6.8%
399 Park Avenue
New York, NY 10043
Harold K. Sperlich(4)...    793,464   8.5%      793,464   5.2%        --       793,464   5.1%    793,464   3.7%
Delco Remy
 International, Inc.
2902 Enterprise Drive
Anderson, IN 46013
Thomas J. Snyder(5).....    420,000   4.5%      420,000   2.7%        --       420,000   2.7%    420,000   1.8%
Delco Remy
 International, Inc.
2902 Enterprise Drive
Anderson, IN 46013
James R. Gerrity(6).....    252,000   2.7%      469,226   3.1%        --       252,000   1.6%    469,226   2.0%
E.H. Billig(7)..........    252,000   2.7%      252,000   1.6%        --       252,000   1.6%    252,000   1.1%
Richard M. Cashin,          181,566   1.9%      195,350   1.3%      7,434      189,100   1.2%    202,784    *
Jr.(8)..................
Michael A. Delaney(8)...     36,795    *         50,579    *       10,018       46,813    *       60,597    *
Robert J. Schultz.......     77,280    *         77,280    *          --        77,280    *       77,280    *
All directors and senior
officers as a group
(22 persons)............  3,040,761  32.6%    3,265,877  21.4%     17,452    3,058,213  19.6%  3,319,674  14.5%

--------
(Footnotes on following page)

--------
 * Represents less than 1%.

(1) Does not include up to approximately 1,400,000 shares of Class A Common Stock that are subject to the Stock Option Plans or 1,680,000 shares issuable upon exercise of the Warrants except, in the case of the Warrants, with respect to World Equity Partners, L.P. such 1,680,000 shares are included.
(2) Includes 1,308,795 shares of Class B Common Stock to be received as merger consideration in connection with the consummation of the acquisition of Ballantrae by the Company and the conversion of the Junior Subordinated Notes.
(3) Represents Warrants to acquire Class A Common Stock.
(4) Held as trustee under agreement dated February 4, 1985, as amended, with Harold K. Sperlich, as Settlor.
(5) Includes 5,000 shares held by Daisy Farm Limited Partnership of which Mr. Snyder is General Partner.

(6) Includes 42,670 and 174,556 shares to be received by The Susan Gerrity Living Trust and James R. Gerrity Living Trust, respectively, in the acquisition of Ballantrae.
(7) Held by The Billig Family Limited Partnership.
(8) Does not include shares beneficially held by CVC, World Equity Partners, L.P. or CCT Partners I, L.P. which may be deemed to be beneficially owned by Messrs. Delaney and Cashin. Messrs. Delaney and Cashin disclaim beneficial ownership of shares held by CVC or World Equity Partners, L.P.

STOCKHOLDERS' AGREEMENT

  In connection with the GM Acquisition, certain stockholders of the Company, including CVC, World Equity Partners, L.P. ("WEP"), MascoTech Automotive Systems Group, Inc. ("MascoTech"), Harold K. Sperlich, James R. Gerrity and the individuals named therein as management investors (the "Management Investors") (collectively the "Investors"), entered into a Securities Purchase and Holders Agreement (as amended, the "Stockholders' Agreement") for a ten-year term containing certain agreements among such stockholders with respect to the capital stock and corporate governance of the Company. The following is a summary description of the principal terms of the Stockholders' Agreement and is subject to and qualified in its entirety by reference to the Stockholders' Agreement, which has been filed as an exhibit to the Registration Statement which includes this Prospectus.

  Pursuant to the Stockholders' Agreement, the Investors agreed to vote their shares in favor of the Board of Directors of the Company being composed of seven directors as follows: Harold K. Sperlich (so long as he continues to serve as chairman of the Board of Directors); one individual nominated by MascoTech; two individuals nominated by CVC; James R. Gerrity (so long as he continues to serve as an officer or a consultant to the Company); Thomas J. Snyder (so long as he continues to serve as President of the Company); and one independent director.

  The Investors have agreed to vote their shares in favor of any proposal by CVC or MascoTech (a) to remove directors nominated by CVC or MascoTech or (b) to fill directorships vacated by directors nominated by CVC or MascoTech. Each of CVC and MascoTech will retain the right to nominate the number of directors designated above so long as they own at least 7% of the outstanding shares of Common Stock; provided that if either CVC or MascoTech owns less than 7% of the outstanding shares of Common Stock as a result of an event or events other than the sale of such shares by the holder thereof, then the right to nominate directors as specified above will continue.

  Following the Equity Offering, the Investors will beneficially own over 50% of the outstanding shares of Class A Common Stock and, pursuant to the foregoing described provisions, will be able to elect the entire Board of Directors of the Company.

  The Stockholders' Agreement also provides for certain restrictions on transfer by Management Investors, including, subject to certain exemptions, the right of the Company to repurchase shares held by Management Investors upon termination of employment (i) prior to July 31, 1999 with respect to Management Investors who purchased shares, prior to February 1997, and (ii) to December 2000 for Management Investors who purchased shares beginning in February 1997, in each case at a formula price, and the grant of a right of first refusal in favor of the Company in the event a Management Investor elects to transfer such Management Investor's shares of Common Stock.

REGISTRATION RIGHTS AGREEMENT

  In connection with the GM Acquisition, the Company entered into a Registration Rights Agreement with the Investors covering all of the 11.0 million shares of Common Stock held by the Investors ("Registration Rights Agreement"). The following description of the Registration Rights Agreement is subject to and qualified in its entirety by reference to the Registration Rights Agreement, which has been filed as an exhibit to the Registration Statement which includes this Prospectus. CVC and, upon consummation of the Equity Offering, WEP and WEP's permitted transferees have been granted the right one or more times to require the Company to file one or more registration statements with the Securities and Exchange Commission (the "Commission") registering the shares held by them. The Investors have been granted the right, subject to certain restrictions, to require the Company to include shares held by the Investors in any registration statements filed by the Company with the Commission subject to certain limited exceptions. The Company has agreed to pay certain expenses relating to any registration of shares effected pursuant to the Registration Rights Agreement and to indemnify the Investors against certain liabilities in connection with any such registration.

LOCK-UP AGREEMENTS

  In connection with the Equity Offering, the Company and each of the Company's principal stockholders, directors, senior officers and warrantholders agreed, subject to certain exceptions, not to offer, sell or transfer any shares of Common Stock for a period of 180 days after the date of the Equity Offering, without the prior written consent of Morgan Stanley & Co. Incorporated. This agreement covers all of the outstanding shares of Common Stock held by the principal stockholders, directors, senior officers and warrantholders. The Company expects that certain of its other stockholders, owning approximately 4.2 million shares of Class A Common Stock, will be subject to similar restrictions. See "Underwriters."

                             CERTAIN TRANSACTIONS

  CVC and James R. Gerrity, a director of the Company, each of whom is an Existing Stockholder of the Company, beneficially own approximately 71.9% and 20.0% of Ballantrae's issued and outstanding common stock, on a fully-diluted basis, respectively, and 74.7% and 15.6% of Ballantrae's issued and outstanding preferred stock, respectively (including, for Mr. Gerrity, 5.0% and 5.2% of Ballantrae's common and preferred stock, respectively, beneficially owned by Susan Gerrity, Mr. Gerrity's wife). The Ballantrae Acquisition Agreement provides that CVC and Mr. Gerrity and their affiliates will receive in connection with the acquisition of Ballantrae 1,100,974 and 217,226 additional shares of the Company's Common Stock, respectively, based on an assumed offering price in the Equity Offering of $15.00 per share of Class A Common Stock and the estimated working capital adjustment (the "Merger Consideration"); however such stock will be subject to certain restrictions against transfer under applicable securities laws. The Ballantrae stockholders (other than the Existing Stockholders) who receive shares of Common Stock pursuant to the Ballantrae Acquisition Agreement will benefit from piggyback registration rights with respect to such shares for a period of one year following the consummation of the acquisition of Ballantrae. The Company believes that the Ballantrae Acquisition Agreement and in particular the Merger Consideration to be paid to CVC and Mr. Gerrity and their affiliates are fair to the Company. Messrs. Delaney and Cashin are also each a stockholder and director of Ballantrae, as well as each being a stockholder and director of the Company. See "Company History," "Risk Factors--Acquisition of Ballantrae; Conflicts of Interest" and "Business--Acquisition of Ballantrae."

  The following table summarizes the history of CVC's investment in Ballantrae and the payment of merger consideration to CVC in connection with the proposed acquisition of Ballantrae by the Company.

                                                                    AMOUNT PAID
   DATE                            EVENT                              BY CVC
 --------                          -----                            -----------
 12/23/96 Acquisition of 32.9% of Ballantrae common stock........   $    35,000
 10/23/96 Acquisition of 74.7% of Ballantrae preferred stock.....     2,100,000
 10/23/96 Acquisition of warrants for Ballantrae common stock....            --
          Acquisition of 79.4% of preferred stock of Kraftube
 10/23/97 Management, Inc.(a)....................................     6,400,000
 02/07/97 Exercise of warrants for Ballantrae common stock(b)....       147,500
                                                                    -----------
          Total CVC investment in Ballantrae.....................   $ 8,682,500
                                                                    ===========
          Value of shares of Common Stock of the Company to be
           received by CVC as merger consideration in connection
           with the acquisition of Ballantrae(c).................   $16,514,600
                                                                    ===========

--------

(a) In 1989, CVC invested $1.0 million to purchase Kraftube, Inc. preferred stock and $2.1 million for which it received a note in the original principal amount of $2.1 million. In addition, in 1989, CVC purchased 62.8% of the common stock of Kraftube Management, Inc. for $15,700. In 1993, the Kraftube, Inc. preferred stock plus accrued and unpaid dividends was exchanged for a note in the principal amount of $1.7 million and the $2.1 million note was repaid, together with accrued and unpaid interest thereon. In 1996, the $1.7 million note was exchanged for 1.7 million shares of Kraftube Management, Inc. preferred stock. The remaining 4.7 million shares of Kraftube Management, Inc. preferred stock were received upon the exchange of Kraftube Management, Inc. common stock in a transaction that valued the common stock held by CVC at $4.7 million.

(b) Includes $25,000 attributable to the exercise of a warrant to purchase 25,000 shares of Ballantrae common stock which CVC intends to exercise prior to the consummation of the acquisition.

(c) Assumes an initial public offering price of $15.00 per share.

  The Company currently leases eight properties in Mississippi from entities controlled by family members of John M. Mayfield, President of A&B Group. These leases were entered into in connection with the acquisition of A&B Group by the Company in March 1995. All leases are triple net leases, five of which expire on March 31, 2003 and three of which expire on March 31, 2000, each subject to renewal. Aggregate annual rent payments for these leases for fiscal year 1997, not including tax and maintenance expenses constituting additional rent, equaled approximately $479,700. The Company believes that the terms contained in these leases are at least as favorable as those which could have been obtained from unaffiliated third parties.

  Mr. Richard L. Keister, President of World Wide, borrowed $90,000 from the Company to purchase 10,000 shares of Class A Common Stock from the Company in May 1997. Interest on the loan accrues at a rate of 9.25% and the loan is due May, 2002.

  In 1997, Mr. Nicholas J. Bozich, President of Nabco, borrowed $15,000 from the Company to purchase 1,500 shares of Class A Common Stock. Interest on the loan accrues at a rate of 9.25% and is due in September 2002. In 1997, Mr. Bozich also borrowed $80,000 to purchase a home. The loan is interest free and is due upon demand by the Company.

  The Company will exchange the Junior Subordinated Notes for approximately
1.8 million shares of the Company's Class A Common Stock, assuming an initial price to public of $15 per share for the Equity Offering and a closing date for the Offerings of December 22, 1997. The Junior Subordinated Notes were issued in an aggregate principal amount of $18.2 million to CVC, certain employees and former employees of CVC and MascoTech in connection with the GM Acquisition. The final exchange ratio will be based upon the initial price to public of the Class A Common Stock of the Company for the Equity Offering less underwriting discounts and commissions.

  CVC, MascoTech, Harold K. Sperlich, James R. Gerrity and Thomas J. Snyder (collectively, the "Original Investors") invested $19.9 million in the Company prior to the GM Acquisition in exchange for the Junior Subordinated Notes and for Common Stock of the Company. Since the GM Acquisition, the Company has not paid any cash interest on the Junior Subordinated Notes to the Original Investors although interest at 11% annually has been added to the principal amount of the Junior Subordinated Notes as it becomes due. The Company has not declared or paid any dividends on the Common Stock. Other than salaries and consulting fees paid to Original Investors who serve as directors or officers of or consultants to the Company, no payments have been made by the Company to the Original Investors since the GM Acquisition. See "Dividend Policy," "Management" and "Dilution."

  The following table summarizes the historical investments of the Original Investors in the Company and Ballantrae since July 29, 1994 and the total return, including unrealized return, on such investments as of, except where otherwise indicated, an assumed closing date for the Offerings of December 22, 1997 and assuming an initial public offering price of $15.00 per share (in thousands):

                                        MASCO
                             CVC        TECH   GERRITY    SPERLICH SNYDER  TOTAL
                           --------    ------- -------    -------- ------ --------
Investment in the
 Company(1)..............  $ 15,400    $ 4,200 $   30     $   100  $   50 $ 19,780
Investment in
 Ballantrae..............     8,682(2)     --   1,240(3)      --      --     9,922
                           --------    ------- ------     -------  ------ --------
  Total invested in the
   Company and
   Ballantrae............  $ 24,082    $ 4,200 $1,270     $   100  $   50 $ 29,702
                           ========    ======= ======     =======  ====== ========
Interest on Junior
 Subordinated Notes(4)...  $  1,911    $   520 $  --      $   --   $  --  $  2,431
Dividends paid on Common
 Stock since issuance....       --         --     --          --      --       --
Consideration to be
 received for interest in
 Ballantrae..............    16,514(5)     --   3,259(6)      --      --    19,773
Salaries and other
 compensation paid(7)....       --         --   1,117       1,360   1,556    4,033
Value of original
 investment in shares of
 Common Stock(8).........   152,900     41,700  3,780      12,600   6,300  217,280
                           --------    ------- ------     -------  ------ --------
  Total cash received and
   value of shares of
   Common Stock held.....  $171,325    $42,220 $8,156     $13,960  $7,856 $243,517
                           ========    ======= ======     =======  ====== ========

--------

(1) Represents the cash paid by the Original Investors for the Junior Subordinated Notes and Common Stock issued by the Company in July 1994.

(2) Includes the forgiveness of a note in the principal amount of $1,700 held by an affiliate of Kraftube Management, Inc. in favor of CVC.

(3) Includes $157 paid for the purchase of common and preferred stock in Ballantrae by Susan Gerrity, Mr. Gerrity's wife.

(4) Interest on the Junior Subordinated Notes has accrued at a rate of 11% per annum since the date of issuance and was added to the principal amount of the Junior Subordinated Notes in lieu of a cash interest payment. The total principal amount of the Junior Subordinated Notes (including the accrued interest) will be exchanged for Common Stock at the initial public offering price of the Common Stock less underwriting discounts and commissions.

(5) Represents the value of the 1,100,974 shares of Common Stock to be received by CVC as merger consideration, valued at the initial offering price of the Common Stock, and assuming that, in connection with the merger of Kraftube, Inc. into Kraftube Management, Inc., all Kraftube Management, Inc. preferred stockholders elect to receive Ballantrae preferred stock and not cash and no dissenters' rights are exercised.

(6) Represents the value of the 217,226 shares of Common Stock to be received by Mr. and Mrs. Gerrity as merger consideration, valued at an initial offering price of the Common Stock, and assuming that, in connection with the merger of Kraftube, Inc. into Kraftube Management, Inc., all Kraftube Management, Inc. preferred stockholders elect to receive Ballantrae preferred stock and not cash and no dissenters' rights are exercised.

(7) Represents amounts paid as of October 31, 1997.

(8) Represents the total number of shares purchased at the time of the initial investment described in Note (1) above adjusted by the Stock Split and the shares to be acquired upon the conversion of the original principal amount of the Junior Subordinated Notes, in each case valued at the initial offering price of the Common Stock. These figures do not include the value of any shares to be received upon conversion of the portion of Junior Subordinated Notes representing accrued and unpaid interest thereon or in the acquisition of Ballantrae, all of which are separately stated in the table.

  The net proceeds of the Offerings will be used to, among other things, repay in full (i) the $75 million 10 1/2% Senior Note due July 31, 2003 to World Subordinated Debt Partners, L.P., an affiliate of WEP, the holder of the Warrants, a portion of which will be repaid at a price equal to 103% of the principal amount thereof, and (ii) the $8.3 million of 9.86% Subordinated Notes due February 6, 2001 to certain prior owners of Power Investments, including Mr. J. Michael Jarvis, who is now one of the senior officers of the
Company in each case plus accrued      .

                         DESCRIPTION OF CAPITAL STOCK

  The following description of the capital stock of the Company is subject to and qualified in its entirety by reference to the Company's Restated Certificate of Incorporation, which has been filed as an exhibit to the Registration Statement which includes this Prospectus.

  The Company may issue 67,000,000 shares of Common Stock, divided into two classes consisting of 49,400,000 shares of Class A Common Stock, par value $.01 per share, and 17,600,000 shares of Class B Common Stock, par value $.01 per share.

  As of October 31, 1997, giving effect to the Transactions other than the Offerings, there would have been 13,362,276 shares of Class A Common Stock outstanding, held of record by 75 holders, and 7,283,674 shares of Class B Common Stock outstanding. In addition, Warrants to purchase 1,680,000 shares of Class A Common Stock were issued and outstanding and 1,400,000 shares of Class A Common Stock were available to be issued pursuant to the Stock Option Plans.

CLASS A COMMON STOCK

  Holders of Class A Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and have no cumulative voting rights. Holders of Class A Common Stock do not have preemptive rights pursuant to the Restated Certificate of Incorporation. Holders of Class A Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Company's Board of Directors out of legally available funds therefor; provided, however, that if dividends are declared that are payable in shares of Class A Common Stock or Class B Common Stock, dividends must be declared which are payable at the same rate on each class of Common Stock and the dividends payable in shares of Class A Common Stock must be paid to holders of Class A Common Stock and the dividends payable in shares of Class B Common Stock must be paid to holders of Class B Common Stock. All outstanding shares of Class A Common Stock are fully-paid and nonassessable. Shares of Class A Common Stock are convertible at any time at the election of the holder thereof into shares of Class B Common Stock on a one-for-one basis (but only to the extent that such record holder of Class A Common Stock shall be deemed to be required to convert such Class A Common Stock into Class B Common Stock pursuant to applicable law).

  Upon liquidation, dissolution or winding up of the Company, holders of Class A Common Stock, together with holders of Class B Common Stock, are entitled to a pro rata share of the distribution of assets remaining after the payment of debts and expenses and after payment of the liquidation preference accorded to the holders of any preferred stock of the Company which may be issued in the future. Each share of Class A Common Stock has the same rights, privileges and preferences as every other share of Class A Common Stock.

CLASS B COMMON STOCK

  The rights of holders of Class B Common Stock and holders of Class A Common Stock are identical and entitle the holders thereof to the same rights, privileges, benefits and notices, except as otherwise described herein. Holders of Class B Common Stock generally do not possess the right to vote on any matters to be voted upon by the stockholders of the Company, except as provided by law. Under Section 242(b)(2) of the Delaware General Corporation Law ("DGCL"), the holders of the Class B Common Stock shall be entitled to vote as a class upon any proposed amendment to the Company's Restated Certificate of Incorporation, if such amendment would increase or decrease the number of shares or the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. Holders of Class B Common Stock may elect at any time to convert any and all of such shares into Class A Common Stock, on a share-for-share basis, to the extent the holder thereof is permitted pursuant to applicable law to hold the total number of shares of voting securities such holder would hold after giving effect to such conversion.

WARRANTS

  On July 31, 1994, the Company issued to WEP warrants to purchase from the Company 1,680,000 shares of the Company's Class A Common Stock for an exercise price of $.0012 per share (the "Warrants"). The Warrants can be exercised in whole or in part at any time prior to July 31, 2004. The exercise price and the number of shares of Common Stock issuable upon exercise are subject to adjustment upon the occurrence of certain events.

DIVIDENDS

  The holders of the Company's Class A Common Stock and Class B Common Stock are entitled to share ratably in dividends declared by the Board of Directors of the Company out of funds legally available therefor. The Company's ability to pay dividends is dependent on the ability of the Company's subsidiaries, including DRA, to pay dividends to the Company. The ability of the Company's subsidiaries to pay dividends and make other payments are subject to certain statutory, contractual and other restrictions. The terms of the Company's indebtedness, including the Senior Credit Facility, will restrict the payment of dividends by the Company. The Company does not expect to declare or pay cash dividends to holders of its Class A Common Stock or Class B Common Stock in the foreseeable future.

DELAWARE ANTI-TAKEOVER LAW

  Section 203 of the DGCL provides, with certain exceptions, that a Delaware corporation may not engage in certain business combinations with a person or affiliate or associate of such person who is an "interested stockholder" for a period of three years from the date such person became an interested stockholder unless: (i) the transaction resulting in the acquiring person's becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
(iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholders. An "interested stockholder" is defined as any person that is (x) the owner of 15% or more of the outstanding voting stock of the corporation or
(y) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder. As permitted by the DGCL, the Company has elected not to be governed by Section 203.

LIMITATION OF LIABILITY AND INDEMNIFICATION

  As permitted by the DGCL, the Company's Restated Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. In addition, the Company's bylaws provide for indemnification of the Company's officers and directors to the fullest extent permitted under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Common Stock is American Stock Transfer and Trust Agency.

                          DESCRIPTION OF INDEBTEDNESS

  The following is a summary of the material debt instruments of the Company and its subsidiaries which will remain outstanding following completion of the Offerings and the application of the net proceeds thereof. See "Use of Proceeds." To the extent such summary contains descriptions of credit documents, such descriptions do not purport to be complete and are subject to and qualified in their entirety by reference to such documents, which are filed as exhibits to the Registration Statement which includes this Prospectus.

SENIOR CREDIT FACILITY

  General. The Company intends to enter into an amended and restated credit agreement with a syndicate of lenders led by Bank One, Indianapolis, N.A. ("Bank One") concurrently with the consummation of the Offerings, providing for up to $180 million of revolving credit availability (the "Senior Credit Facility"). Each of the Company's domestic operating subsidiaries (the "Senior Credit Obligors") will be parties to the Senior Credit Facility. The obligations under the Senior Credit Facility of each Senior Credit Obligor (the "Obligations") will be unconditionally guaranteed by each other Senior Credit Obligor and each of the Company and its domestic subsidiaries which are holding companies (the "Senior Credit Guaranties"). The Obligations will be secured by a first lien on substantially all the assets of the Company and its domestic subsidiaries, including a pledge of the stock of such subsidiaries. The Obligations and the Senior Credit Guaranties will rank pari passu with the Notes and will rank senior to all other indebtedness of the Company.

  Initially, the amount available to the Company for borrowing under the Senior Credit Facility (the "Commitment Amount") will be $180 million, which will be available for general corporate purposes (including acquisitions). Beginning March 31, 2001, the Commitment Amount will decrease by $11.25 million at the end of each quarter thereafter until December 31, 2004, at which time the Senior Credit Facility terminates. There is a sub-limit for letters of credit equal to the lesser of the Commitment Amount at the time of the issuance of a letter of credit and $30 million.

  Interest Rates. Interest on outstanding borrowings under the Senior Credit Facility will be payable monthly and will accrue at an annual rate equal to either (i) the Prime Rate (as defined in the Senior Credit Facility) or (ii) the London Interbank Offered Rate plus the Applicable Spread (a "LIBOR-based Rate"), at the option of the Company. The Applicable Spread will be based upon the Company's trailing four quarter Ratio of Total Funded Debt to EBITDA (as defined in the Senior Credit Facility) as follows:

     RATIO OF TOTAL FUNDED DEBT TO EBITDA                        OVER LIBOR
     ------------------------------------                     ----------------
     4.00x or above.......................................... 200 basis points
     3.50-3.99............................................... 175 basis points
     3.00-3.49............................................... 150 basis points
     2.50-2.99............................................... 125 basis points

  Maturity and Optional Prepayments. All borrowings under the Senior Credit Facility will mature on December 31, 2004, except that the aggregate principal amount outstanding may not exceed the Commitment Amount at any time. Borrowings under the Senior Credit Facility will be prepayable at any time without premium or penalty, except that any prepayment of a LIBOR-based Rate loan that is made prior to the end of the applicable interest period will be subject to reimbursement of breakage costs.

  Covenants. The Senior Credit Facility will contain certain customary covenants, including reporting and other affirmative covenants; financial covenants, including ratio of senior funded debt to EBITDA, ratio of funded debt to EBITDA, ratio of EBIT to cash interest, fixed charge coverage ratio, minimum current ratio and minimum net income excluding extraordinary items (each as defined in and calculated pursuant to the Senior Credit Facility); and negative covenants, including restrictions on incurrence of other indebtedness, amendments with respect to other indebtedness (including the Notes), payment of cash dividends and other distributions to stockholders, liens in favor of parties other than the lenders under the Senior Credit Facility, certain guaranties of obligations of or advances to others, sales of material assets not in the ordinary course of business, certain acquisitions of assets, making of certain investments and capital expenditures.

  Events of Default. The Senior Credit Facility will contain customary events of default including non-payment of principal, interest or fees; violation of covenants; inaccuracy of representations or warranties; cross-default to certain other indebtedness including the Notes; bankruptcy; a change of control of the Company or certain domestic subsidiaries; and any failure to apply proceeds of an underwritten public offering of equity securities of the Company as required by the Senior Credit Facility.

  Fees. The Company will pay, on a quarterly basis, a per annum fee on the unused Commitment Amount ranging from 1/10% to 1/2% based on certain financial ratios of the Company.

GM CONTINGENT PURCHASE PRICE NOTE

  In connection with the GM Acquisition, DRA issued to GM a Contingent Purchase Price Note which will be paid beginning in 2004. The amount of the payment will be based upon a percentage of the average earnings of the Company in the three year period ending December 31, 2003 in excess of certain imputed earnings. The principal amount of the Contingent Purchase Price Note (the "Contingent Payment") is calculated by (A) multiplying five by (i) the sum of EBIT (as defined) for the three years ended December 31, 2001, 2002 and 2003, divided by three minus (ii) the average three-year Imputed Return (as defined) on any additional investment made by the Company (whether financed in the form of debt or equity) to fund any acquisition made by the Company made after July 31, 1994 and on the Company's balance sheet at December 31, 2001, 2002 and 2003 (the "Additional Investments"), (B) subtracting therefrom the Senior Obligations (as defined) outstanding on December 31, 2003 and (C) multiplying the result by the percentage obtained by dividing 100,000 (as adjusted for stock splits, reverse splits and stock dividends) by the total number of shares of all classes of Common Stock outstanding on a fully diluted basis as of the date of determination, excluding any shares issued subsequent to July 31, 1994 to the extent the proceeds therefrom have been accounted for as an Additional Investment. The Contingent Payment, if any, shall be paid in five equal consecutive annual installments commencing on July 31, 2004. No interest accrues on the Contingent Payment. The GM Contingent Purchase Price Note is subordinated in right of payment to the Senior Credit Facility pursuant to the terms of a Subordination Agreement by and among DRA and the lenders under the Senior Credit Facility (the "GM Subordination Agreement"). Pursuant to the terms of the GM Subordination Agreement, DRA may make payments of interest and principal on the GM Contingent Purchase Price Note when due unless a representative of the lenders under the Senior Credit Facility gives notice to GM that an event of default has occurred under the Senior Credit Facility (a "Suspension Notice"). GM may not receive any payments or take any legal action for the collection of the GM Contingent Purchase Note during the 179-day period following the receipt of a Suspension Notice (or such shorter period if such event of default under the Senior Credit Facility shall have been waived or cured). For purposes of this paragraph (i) "EBIT" shall mean net income plus the provision for income taxes and interest expense, plus or minus any extraordinary charges or credits or nonrecurring charges or credits, as the case may be, included in the determination of such net income, as reflected on the Company's audited consolidated financial statements for the period in question, (ii) "Imputed Return" for any year shall mean an amount determined by multiplying (A) 0.175 times the Additional Investment times (B) the number of days such investment(s) was outstanding during such year divided by 365 days, and (iii) "Senior Obligations" shall mean the sum of the outstanding principal plus accrued but unpaid interest thereon of all senior, mezzanine, subordinated and all other debt and redeemable preferred stock as reflected on the audited consolidated balance sheet of the Company as of December 31, 2003, provided, however, that Senior Obligations shall not include the outstanding balance of any of the foregoing as of December 31, 2003 to the extent that the original proceeds from such debt or redeemable preferred stock was accounted for as an Additional Investment.

SENIOR SUBORDINATED NOTES

  In 1996, the Company issued to Salomon Brothers Inc and Smith Barney Inc. as initial purchasers $140 million aggregate principal amount of 10 5/8% Senior Subordinated Notes due August 1, 2006 (the "Senior Subordinated Notes"). Interest on the Senior Subordinated Notes is payable in cash semi-annually. The Senior Subordinated Notes are fully and unconditionally guaranteed on a senior subordinated basis by each of the Company's Domestic Restricted Subsidiaries. The indenture governing the Senior Subordinated Notes contains certain covenants by the Company in favor of the holders of the Senior Subordinated Notes ("Senior Subordinated Note Holders"), including but not limited to certain restrictions on the ability of the Company and certain of its subsidiaries to: (i) incur indebtedness, except for permitted indebtedness;
(ii) pay dividends or purchase or redeem their stock or repay before maturity any obligation subordinate to the Senior Subordinated Notes; (iii) incur future restrictions on their ability to pay dividends and transfer assets; (iv) sell assets and capital stock of their subsidiaries; (v) engage in transactions with their affiliates; (vi) incur or permit to exist liens on their assets, except for permitted liens; and (vii) engage in mergers, consolidations or transfers of all or substantially all their assets. The Senior Subordinated Notes are subordinate in right of payment to all senior indebtedness of the Company, including the Senior Credit Facility and the Notes being sold as part of the Notes Offering. The Senior Subordinated Notes are redeemable in whole or in part at the option of the Company at any time on or after August 1, 2001, at a price beginning at 105.313% of the aggregate principal amount to be redeemed, declining ratably to 100% on and after August 1, 2004, and up to 35% of the original principal amount of the Senior Subordinated Notes may be redeemed by the Company at any time prior to August 1, 1999, with the proceeds of certain public equity offerings, at a price equal to 110% of such principal amount provided that at least 50% of the original principal amount of the Senior Subordinated Notes remains outstanding. Upon the occurrence of certain changes in control of the Company, each Senior Subordinated Note Holder has the right to require the Company to purchase all or a portion of such Senior Subordinated Note Holder's notes at a price equal to 101% of the aggregate principal amount thereof. The failure of the Company and certain of its subsidiaries to pay certain indebtedness when due constitutes, among other things, an event of default under the Senior Subordinated Notes and can lead to the acceleration of the payment of the Senior Subordinated Notes. In connection with the initial placement of the Senior Subordinated Notes, the Company agreed, for the benefit of the Senior Subordinated Note Holders and at the Company's expense, to file and cause to become effective an exchange offer or resale shelf registration statement with the Commission. If neither such registration statement is filed by October 31, 1997 or declared effective by December 31, 1997, additional interest will accrue on the Senior Subordinated Notes. The Company filed a registration statement on October 31, 1997 and expects it to be declared effective by December 31, 1997. See Note 7 to the Consolidated Financial Statements included elsewhere in this Prospectus.

8% SUBORDINATED DEBENTURE OF DRA

  In connection with the Offerings, DRA will issue to GM an 8% Subordinated Debenture having a fair value of $18.4 million at October 31, 1997 (the "8% Subordinated Debenture") in exchange for Series A 8% Preferred Stock of DRA held by GM. The 8% Subordinated Debenture will be in the principal amount of $19.0 million will be due July 31, 2004 and will bear interest, payable in cash, at the rate of 8% per year. DRA will be able to prepay the 8% Subordinated Debenture at any time in whole or in part without premium or penalty. The 8% Subordinated Debenture will be subordinate in right of payment to the Senior Credit Facility. The 8% Subordinated Debenture will contain default provisions in the event that DRA fails to pay principal or interest on the 8% Subordinated Debenture when due or upon the occurrence of certain bankruptcy events.

BALLANTRAE SUBORDINATED DEBT

  In 1996, Tractech issued a note in the original principal amount of $10 million in favor of Dyneer Corporation ("Dyneer") that matures on October 31, 2006 (the "Ballantrae Subordinated Debt"). The Ballantrae Subordinated Debt bears interest at a rate of 11% per annum. Tractech may prepay the Ballantrae Subordinated Debt at any time in whole or in part without premium or penalty. Tractech has the right to set-off $750,000 against the outstanding amount of the Ballantrae Subordinated Debt within thirty days of the entry of a final non-appealable order by a court of competent jurisdiction in certain patent litigation, if such order fails to grant Tractech the unfettered and exclusive right to make, manufacture, have made, market and sell a particular line of differentials without geographic or other restrictions and without cash payments. The Company expects that Tractech will prepay with proceeds of the Offerings all of the outstanding principal amount of the Ballantrae Subordinated Debt except for $750,000. Tractech's obligations under the Ballantrae Subordinated Debt are guaranteed by Ballantrae, and the Ballantrae Subordinated Debt is subject to the Subordination Agreement dated as of October 24, 1996 among Tractech, Dyneer, Ballantrae and Bank One and the Subordinated Pledge Agreement dated as of October 24, 1996 between Ballantrae and Dyneer, by which Ballantrae has pledged all of the capital stock of Tractech to Dyneer.

                             DESCRIPTION OF NOTES

GENERAL

  The Notes are to be issued under an Indenture to be dated as of December   ,
1997 (the "Indenture"), among the Company, the Subsidiary Guarantors and United States Trust Company of New York, as Trustee (the "Trustee").

  A copy of the proposed form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Indenture is subject to and is governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act. Capitalized terms used herein and not otherwise defined have the meanings set forth in the section "--Certain Definitions."

  Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company, which, unless otherwise provided by the Company, will be the offices of the Trustee. At the option of the Company, payment of interest may be made by check mailed to the address of the Holders as such address appears in the Note register.

  The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

TERMS OF THE NOTES

  The Notes will be unsecured senior obligations of the Company, limited to
$130 million aggregate principal amount, and will mature on December   , 2007.
The Notes will bear interest at the rate per annum shown on the cover page
hereof from December   , 1997, or from the most recent date to which interest
has been paid or provided for, payable semi-annually to Holders of record at
the close of business on the      or      immediately preceding the interest
payment date on January    and July    of each year, commencing July  , 1998.
The Company will pay interest on overdue principal at 1% per annum in excess of such rate, and it will pay interest on overdue installments of interest at such higher rate to the extent lawful.

OPTIONAL REDEMPTION

  Except as set forth in the following paragraph, the Notes will not be
redeemable at the option of the Company prior to December   , 2002.
Thereafter, the Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed
during the 12-month period commencing on December    of the years set forth
below:

                                                                      REDEMPTION
        PERIOD                                                          PRICE
        ------                                                        ----------
        2002.........................................................       %
        2003.........................................................
        2004.........................................................
        2005 and thereafter..........................................

  In addition, at any time and from time to time prior to December   , 2000,
the Company may redeem in the aggregate up to 40% of the original principal amount of the Notes with the proceeds of one or more Public Equity

Offerings, at a redemption price (expressed as a percentage of principal
amount) of    % plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 50% of the original aggregate principal amount of the Notes must remain outstanding after each such redemption.

SELECTION

  In the case of any partial redemption, selection of the Notes for redemption will be made by the trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

SUBSIDIARY GUARANTIES

  Each of the Company's Domestic Restricted Subsidiaries, as primary obligors and not merely as sureties, will unconditionally Guarantee on an unsecured senior basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Notes, whether for payment of principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by the Subsidiary Guarantors being herein called the "Guaranteed Obligations"). The Subsidiary Guarantors will agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Subsidiary Guaranties. Each of the Company and the Subsidiary Guarantors will agree to contribute to any other Subsidiary Guarantor which makes payments pursuant to its Subsidiary Guaranty an amount equal to the Company's or such Subsidiary Guarantor's proportionate share of such payment, based on the net worth of the Company or such Subsidiary Guarantor relative to the aggregate net worth of the Company and the Subsidiary Guarantors. After the Issue Date, the Company will cause each new Domestic Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such new Domestic Restricted Subsidiary will Guarantee payment of the Notes. See "Certain Covenants--Future Subsidiary Guarantors" below.

  Each Subsidiary Guaranty is a continuing guarantee and shall (a) remain in full force and effect until payment in full of all the Guaranteed Obligations,
(b) be binding upon each Subsidiary Guarantor and (c) inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

  Upon the sale or other disposition of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor permitted by the Indenture, such Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guaranty. Any Subsidiary Guarantor that is designated an Unrestricted Subsidiary in accordance with the terms of the Indenture will be released from all its obligations under its Subsidiary Guaranty upon execution and delivery of a supplemental indenture in form satisfactory to the Trustee.

RANKING

  The indebtedness evidenced by the Notes and the Subsidiary Guaranties will be unsecured senior obligations of the Company and the Subsidiary Guarantors, as the case may be. The Notes and each Subsidiary Guaranty will in all respects rank pari passu with all other Senior Indebtedness of the Company and the relevant Subsidiary Guarantor, respectively, and will rank senior in right of payment to all existing and future Subordinated Obligations of the Company and the relevant Subsidiary Guarantor, respectively. The Notes and the Subsidiary Guaranties will be effectively subordinated to any Secured Indebtedness of the Company and the Subsidiary Guarantors (including the Senior Credit Facility) to the extent of the value of the assets securing such Indebtedness and to any liabilities of Subsidiaries other than the Subsidiary Guarantors. Under certain circumstances, the Subsidiary Guaranties could be effectively subordinated to all the obligations of the Subsidiary Guarantors. See "Risk Factors-- Substantial Leverage and Debt Service Obligations" and "Risk Factors--Asset Encumbrance; Holding Company Structure."

  As of October 31, 1997, after giving pro forma effect to the Offerings and the other Transactions, (i) Senior Indebtedness of the Company and the Subsidiary Guarantors would have been approximately $65.9 million (excluding the Notes, the Subsidiary Guaranties and unused commitments under the Senior Credit Facility), (ii) Subordinated Obligations of the Company and the Subsidiary Guarantors would have been approximately $140.8 million (including the Senior Subordinated Notes and the related Guarantees by the Company's Domestic Restricted Subsidiaries), substantially all of which mature prior to the Notes, (iii) Secured Indebtedness of the Company and the Subsidiary Guarantors would have been approximately $47.5 million (excluding unused commitments under the Senior Credit Facility) and (iv) all liabilities and preferred stock of the Subsidiaries (excluding the Subsidiary Guarantors) would have been approximately $29.4 million. Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and its Restricted Subsidiaries may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Secured Indebtedness or Indebtedness of Subsidiaries other than Subsidiary Guarantors. See "Certain Covenants--Limitation on Indebtedness."

CHANGE OF CONTROL

  Upon the occurrence of a Change of Control, each Holder shall have the right, unless the Company has elected to redeem the Securities pursuant to the provisions described under "--Optional Redemption," to require that the Company repurchase all or a portion of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the provisions of the next paragraph.

  Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating: (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date); (ii) the circumstances and relevant facts and relevant financial information regarding such Change of Control; (iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (iv) the instructions determined by the Company, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes repurchased.

  The Company shall comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

  The Change of Control purchase feature is a result of negotiations between the Company and the Underwriters. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings.

  The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Senior Credit Facility and would require the repurchase of the Senior Subordinated Notes.

Future indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such existing or future indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any repurchases required in connection with a Change of Control. The Company's failure to purchase the Notes in connection with a Change in Control would result in a default under the Indenture which would, in turn, constitute a default under the Senior Credit Facility. The provisions under the Indenture relative to the Company's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified (at any time prior to the occurrence of such Change of Control) with the written consent of the Holders of a majority in principal amount of the Notes.

BOOK-ENTRY, DELIVERY AND FORM

  The Notes will be initially issued in the form of a Global Note. The Global Note will be deposited with, or on behalf of, the Depository and registered in the name of the Depository or its nominee. Except as set forth below, the Global Note may be transferred, in whole and not in part, only to the Depository or another nominee of the Depository. Investors may hold their beneficial interests in the Global Note directly through the Depository if they have an account with the Depository or indirectly through organizations which have accounts with the Depository.

  The Depository has advised the Company as follows: The Depository is a limited-purpose trust company and organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and "a clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository was created to hold securities of institutions that have accounts with the Depository ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need to physical movement of securities certificates. The Depository's participants include securities brokers and dealers (which may include the Underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

  Upon the issuance of the Global Note, the Depository will credit, on its book-entry registration and transfer system, the principal amount of the Notes represented by such Global Note to the accounts of participants. The accounts to be credited shall be designated by the Underwriters with respect to Notes placed by the Underwriters for the Company. Ownership of beneficial interests in the Global Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository (with respect to participants' interest) and such participants (with respect to the owners of beneficial interests in the Global Note other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Note.

  So long as the depository, or its nominee, is the registered holder and owner of the Global Note, the Depository or such nominee, as the case may be, will be considered the sole legal owner and holder of the related Notes for all purposes of such Notes and the Indenture. Except as set forth below, owners of beneficial interests in the Global Note will not be entitled to have the Notes represented by the Global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes in definitive form and will not be considered to be the owners or holders of any Notes under the Global Note. The Company understands that under existing industry practice, in the event an owner of a beneficial interest in the Global Note desires to take any action that the Depository, as the holder of the Global Note, is entitled to take, the Depository would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

  Payment of principal of and interest on Notes represented by the Global Note registered in the name of and held by the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note.

  The Company expects that the Depository or its nominee, upon receipt of any payment of principal of or interest on the Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of the Depository or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Note held through such participants will be governed by standing instructions and customary practices and will be the responsibility of such participants. The Company will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Note for any Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and its participants or the relationship between such participants and the owners of beneficial interests in the Global Note owning through such participants.

  Unless and until it is exchanged in whole or in part for certificated Notes in definitive form, the Global Note may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository.

  Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of the Depository, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor the Company will have any responsibility for the performance by the Depository or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

  The Notes represented by the Global Note are exchangeable for certificated Notes in definitive form of like tenor as such Notes in denominations of U.S.$1,000 and integral multiples thereof if (i) the Depository notifies the Company that is unwilling or unable to continue as Depository for the Global Note or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, (ii) the Company in its discretion at any time determines not to have all of the Notes represented by the Global Note or
(iii) a default entitling the holders of the Notes to accelerate the maturity thereof has occurred and is continuing. Any Note that is exchangeable pursuant to the preceding sentence is exchangeable for certificated Notes issuable in authorized denominations and registered in such names as the Depository shall direct. Subject to the foregoing, the Global Note is not exchangeable, except for a Global Note of the same aggregate denomination to be registered in the name of the Depository or its nominee.

CERTAIN COVENANTS

  The Indenture contains covenants including, among other things, the following:

  Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness unless, on the date of such Incurrence, the Consolidated Coverage Ratio exceeds 2.00 to 1.

  (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur any or all of the following Indebtedness:
(1) Indebtedness Incurred pursuant to the Senior Credit Facility or any

Permitted Receivables Financing; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed the greater of (i) $180 million (less any permanent reductions in the amount of available borrowings thereunder) and
(ii) the sum of (x) 75% of the book value of the inventory of the Company and its Restricted Subsidiaries and (y) 85% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries, in each case determined in accordance with GAAP; (2) Indebtedness of the Company owed to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness of the issuer thereof; (3) Indebtedness of the Company or a Restricted Subsidiary owed to and held by any Non-Wholly Owned Subsidiary; provided, however, that (i) any such Indebtedness shall be unsecured Subordinated Obligations of the Company or such Restricted Subsidiary, as applicable, and (ii) any subsequent issuance or transfer of any Capital Stock of such Non-Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company, a Wholly Owned Subsidiary or another Non-Wholly Owned Subsidiary) shall be deemed to constitute the Incurrence of such Indebtedness by the issuer thereof; (4) Indebtedness represented by the Notes; (5) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant); (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (4), (5), (9), (12) or this clause (6); (7) Indebtedness in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds entered into by the Company and the Restricted Subsidiaries in the ordinary course of their business; (8) Hedging Obligations consisting of Interest Rate Agreements and Currency Agreements entered into in the ordinary course of business and not for the purpose of speculation; provided, however, that, in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; (9) Purchase Money Indebtedness and Capital Lease Obligations Incurred to finance the acquisition by the Company or a Restricted Subsidiary of any assets in the ordinary course of business and which, together with all Refinancing Indebtedness Incurred in respect of Indebtedness previously Incurred pursuant to this clause (9), do not exceed $35 million in the aggregate at any time outstanding; (10) Indebtedness represented by the Subsidiary Guaranties; (11) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five business days of Incurrence;
(12) Indebtedness of the Company and its Restricted Subsidiaries, to the extent the proceeds thereof are immediately used after the Incurrence thereof to purchase Notes tendered in an offer to purchase made as a result of a Change of Control; (13) Indebtedness of the Company and its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in any case Incurred in connection with the disposition of any assets of the Company or any Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; and
(14) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (13) above or paragraph (a) above), does not exceed $75 million.

  (c) Notwithstanding the foregoing, the Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes and the Subsidiary Guaranties, as applicable, to at least the same extent as such Subordinated Obligations; provided, however, that the foregoing shall not prohibit the Refinancing of all or any part of the GM Contingent Note or the GM Exchange Debentures with Refinancing Indebtedness if, at the time of such Incurrence, no Default shall have occurred and be continuing (or would result therefrom).

  (d) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

  (e) Notwithstanding paragraphs (a) and (b) above, the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur any Secured Indebtedness that is not Senior Indebtedness of the Company or such Subsidiary Guarantor, as applicable, unless contemporaneously therewith effective provision is made to secure the Notes or the Subsidiary Guaranty, as applicable, equally and ratably with such Secured Indebtedness.

  Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to, make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness"; or (3) the aggregate amount of such Restricted Payment together with all other Restricted Payments (the amount of any payments made in property other than in cash to be valued at the fair market value of such property, as determined in good faith by the Board of Directors) declared or made since the Issue Date would exceed the sum of:
(A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Notes are originally issued to the end of the most recent fiscal quarter ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of the Company shall be provided to the Noteholders pursuant to the Indenture) prior to the date of such Restricted Payment (or, in case such Consolidated Net Income accrued during such period (treated as one accounting period) shall be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust to the Company or any Subsidiary or for which the Company or any Subsidiary is liable, directly or indirectly, as a guarantor or otherwise (including by the making of cash contributions to such plan or trust which are used to pay interest or principal on such Indebtedness)); (C) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by the Company or a Subsidiary of the Company) subsequent to the Issue Date, of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and (D) an amount equal to the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing amount shall not exceed, in the case of any such Unrestricted Subsidiary, the amount previously treated as a Restricted Payment by the Company or any Restricted Subsidiary in such Person.

  (b) The provisions of the foregoing paragraph (a) shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust to the Company or any Subsidiary or for which the Company or any Subsidiary is liable, directly or indirectly, as a guarantor or otherwise (including by the making of cash contributions to such plan or trust which are used to pay interest or principal on such Indebtedness)); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and
(B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above; (ii) any purchase or redemption of (A) Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to paragraphs (b) and (c) of the covenant described under "--Limitation on Indebtedness" or (B) Subordinated Obligations of a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of such Restricted Subsidiary or the Company which is permitted to be Incurred pursuant to paragraphs (b) and (c) of the covenant described under "--Limitation on Indebtedness"; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (iii) any purchase or redemption of (A) Disqualified Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company or (B) Disqualified Stock of a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of such Restricted Subsidiary or the Company; provided, however, that (1) at the time of such exchange, no Default shall have occurred and be continuing (or would result therefrom) and (2) such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments; (iv) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock"; provided, however, that such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments; (v) upon the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the Notes pursuant to the covenant described under "-- Change of Control" above (including the purchase of all Notes tendered), any purchase or redemption of Subordinated Obligations required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided, however, that (A) at the time of such purchase or redemption, no Default shall have occurred and be continuing (or would result therefrom), (B) the Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness" after giving pro forma effect to such Restricted Payment, (C) such purchase or redemption is not made, directly or indirectly, from the proceeds of (or made in anticipation of) any issuance of Indebtedness by the Company or any Subsidiary of the Company and
(D) such purchase or redemption will be included in the calculation of the amount of Restricted Payments; (vi) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or would result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; or (vii) the repurchase of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases shall not exceed the sum of (1) $5 million and (2) the aggregate amount of cash received by the Company after the Issue Date from the sale of such shares to, or the exercise of options to purchase such shares by, employees or directors of the Company or any of its Subsidiaries; provided further, however, that such repurchases shall be included in the calculation of the amount of Restricted Payments.

  Limitation on Restrictions on Distributions from Restricted
Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary (a) to pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) to make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:
(i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date; (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary which was entered into on or prior

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

to the date on which such Restricted Subsidiary was acquired by the Company (other than as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this covenant (or effecting a Refinancing of such Refinancing Indebtedness pursuant to this clause (iii)) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this covenant or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no more restrictive in any material respect than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements; (iv) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; (v) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; (vi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and
(vii) any encumbrance or restriction with respect to any Receivables Subsidiary pursuant to an agreement related to Indebtedness of the Receivables Subsidiary which is permitted under the covenant described under "--Limitation on Indebtedness" or pursuant to any agreement relating to a Financing Disposition to or by the Receivables Subsidiary.

  Limitation on Sales of Assets and Subsidiary Stock. The Company shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Disposition unless the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all noncash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition and at least 75% (or 100% in the case of lease payments) of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents. In the event and to the extent that the Net Available Cash received by the Company or any Restricted Subsidiary from one or more Asset Dispositions occurring on or after the Issue Date exceeds $10 million, then the Company or such Restricted Subsidiary shall (i) within 360 days after the date such Net Available Cash so received exceeds $10 million and to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness) to
(A) apply an amount equal to such excess Net Available Cash to prepay, repay or purchase Senior Indebtedness of the Company or such Restricted Subsidiary, in each case owing to a Person other than the Company or any Affiliate of the Company, or (B) invest (or enter into a binding commitment to invest, provided that such commitment shall be subject only to customary conditions (other than financing) and such investment shall be consummated within 360 days after the end of such 360-day period) an equal amount, or the amount not so applied pursuant to clause (A), in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) and (ii) apply such excess Net Available Cash (to the extent not applied pursuant to clause
(i)) as provided in the following paragraphs of the covenant described hereunder; provided, however, that in connection with any prepayment, repayment or purchase of Senior Indebtedness pursuant to clause (A) above, the Company or such Restricted Subsidiary shall retire such Senior Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; provided further, however, that the Company or such Restricted Subsidiary shall not be required to permanently reduce the related loan commitment in the case of any such prepayment, repayment or purchase with Net Available Cash from any Asset Disposition of Non-Core Assets, so long as an amount equal to 100% of such Net Available Cash is invested in Additional Assets within the period required pursuant to clause (B) above. The amount of such excess Net Available Cash required to be applied pursuant to clause (ii) above and not theretofore so applied shall constitute "Excess Proceeds." Pending application of Net Available Cash pursuant to this provision, such Net Available Cash shall be invested in Temporary Cash Investments.

  If at any time the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $10 million, the Company shall, not later than 30 days after the end of the period during which the Company is required to apply such Excess Proceeds pursuant to clause (i) of the immediately preceding paragraph (or, if the Company so elects, at any time within such period), make an offer (an "Excess Proceeds Offer") to purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds (rounded down to the nearest multiple of $1,000) on such date, at a purchase price equal to 100% of the principal amount of such Notes, plus, in each case, accrued interest (if any) to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date (the "Excess Proceeds Payment"). Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds remaining after application pursuant to such Excess Proceeds Offer (including payment of the purchase price for Notes duly tendered) may be used by the Company for any corporate purpose (to the extent not otherwise prohibited by the Indenture).

  For the purposes of this covenant, the following are deemed to be cash: (x) the assumption of Indebtedness of the Company or any Restricted Subsidiary (other than Indebtedness that by its terms is subordinated to the Notes or the applicable Subsidiary Guaranty) and the release of the Company and the Restricted Subsidiaries from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

  The Company shall comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations thereunder in connection with any repurchase under the covenant described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

  Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless (1) the terms thereof are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves an amount in excess of $5 million, the terms thereof (i) are set forth in writing, (ii) comply with clause (1) and (iii) have been approved by a majority of the disinterested members of the Board of Directors and (3) if such Affiliate Transaction involves an amount in excess of $10 million, (i) the terms thereof comply with clause (2) and (ii) the Company has received a written opinion from a nationally recognized investment banking firm to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial standpoint, to the Company or such Restricted Subsidiary, as the case may be; provided, however, that no such opinion shall be required with respect to any Financing Disposition.

  (b) The provisions of the foregoing paragraph (a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to the covenant described under "--Limitation on Restricted Payments," (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans in the ordinary course of business and approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of the Company in the ordinary course of business and pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business of the Company or its Restricted Subsidiaries, (v) fees, compensation or employee benefit arrangements paid to and indemnity provided for the benefit of directors, officers or employees of the Company or any Subsidiary in the ordinary course of business or (vi) any Affiliate Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries in the ordinary course of business (so long as the other stockholders of any participating Restricted Subsidiaries which are not Wholly Owned Subsidiaries are not themselves Affiliates of the Company).

  Limitation on the Issuance or Sale of Capital Stock of Restricted Subsidiaries. The Company shall not (i) sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary (other than pledges of Capital Stock securing Senior Indebtedness as in effect on the Issue Date) or (ii) permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock other than (A) to the Company or a Wholly Owned Subsidiary, (B) directors' qualifying shares, (C) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary or (D) with respect to the common stock of any Restricted Subsidiary, in a Public Equity Offering as a result of or after which a Public Market exists; provided, however, that, in the case of clauses (C) and (D), such issuance, sale or disposition or Public Equity Offering complies with the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock." Upon any issuance or sale of Capital Stock pursuant to clause (C) above and delivery of a supplemental indenture in form satisfactory to the Trustee, any such Restricted Subsidiary that is a Subsidiary Guarantor shall be released from all its obligations under its Subsidiary Guaranty.

  Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (other than Permitted Liens) of any nature whatsoever on any property of the Company or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, unless (i) if such Lien secures Indebtedness that ranks pari passu with the Notes or the applicable Subsidiary Guaranty, the Notes or such Subsidiary Guaranty are secured on an equal and ratable basis with the obligations so secured or (ii) if such Lien secures Indebtedness that is subordinated to the Notes or such Subsidiary Guaranty, such Lien shall be subordinated to a Lien granted to the Holders in the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the Notes or such Subsidiary Guaranty.

  Merger and Consolidation. The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary of the Company as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; (iii) except in the case of a merger the sole purpose of which is to change the Company's jurisdiction of incorporation, immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness"; (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; (v) in the case of a conveyance, transfer or lease of all or substantially all the assets of the Company, such assets shall have been transferred as an entirety to one Person; and (vi) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture. Notwithstanding the foregoing clauses (ii), (iii), (iv) and (v), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

  The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes.

  The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any

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

Person, unless: (i) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not such Subsidiary) shall expressly assume, by a supplemental indenture, in form satisfactory to the Trustee, all the obligations of such Subsidiary under its Subsidiary Guaranty, if any; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Company, any Subsidiary of the Company or the Successor Company as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing; (iii) in the case of a conveyance, transfer or lease of all or substantially all the assets of such Subsidiary, such assets shall have been transferred as an entirety to one Person; and (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture. The provisions of clauses (i), (iii) and (iv) above shall not apply to any transactions which constitute an Asset Disposition if the Company has complied with the applicable provisions of the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock" above.

  Future Guarantors. The Company shall cause each Domestic Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture.

  SEC Reports. Notwithstanding that the Company may not be required to remain subject to the report requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Noteholders and prospective Noteholders (upon request) with such annual reports and such information, documents and other reports as are specified in such Sections and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be required to file any report, document or other information with the SEC if the SEC does not permit such filing.

DEFAULTS

  An Event of Default is defined in the Indenture as (i) a default in the payment of interest on the Notes when due, continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, (iii) the failure by the Company or any Subsidiary Guarantor to comply with its obligations under "Certain Covenants--Merger and Consolidation" above, (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described above under "--Change of Control" or "--Certain Covenants" (other than a failure to purchase Notes), (v) the failure by the Company to comply for 30 days after notice with its other agreements contained in the Indenture, (vi) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million and such failure continues for 10 days after notice (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"), (viii) any judgment or decree for the payment of money in excess of $10 million is rendered against the Company or a Significant Subsidiary, remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after notice (the "judgment default provision") or (ix) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty and such Default continues for 10 days. However, a default under clause (iv) or (v) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

  Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing,
(ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

  The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as the Trustee determines that withholding notice is not opposed to the interest of the Holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

  Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected thereby, no amendment may, among other things,
(i) reduce the amount of Notes whose Holders must consent to an amendment,
(ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note,
(iv) reduce the amount payable upon the redemption or repurchase of any Note, or change the time at which any Note may be redeemed as described under "-- Optional Redemption" above, (v) make any Note payable in money other than that stated in the Note, (vi) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder's Notes or any Subsidiary Guaranty, (vii) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions, (viii) at any time after a Change of Control or Asset Disposition has occurred, change the time at which the related offer to purchase the Notes must be made or at which the Notes must be repurchased pursuant to such

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

offer, (ix) subordinate the Notes to any other obligation of the Company of
(x) make any change in any Subsidiary Guaranty that would adversely affect the Holders.

  Without the consent of any Holder, the Company, the Subsidiary Guarantors and Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to add guarantees with respect to the Notes, to release Subsidiary Guarantors when permitted by the Indenture, to secure the Notes, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any Holder or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

  The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

  After an amendment under the Indenture becomes effective, the Company is required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER

  Certificated Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. The Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

DEFEASANCE

  The Company at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under "--Change of Control" and under the covenants described under "--Certain Covenants" (other than the covenant described under "--Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "--Defaults" above and the limitations contained in clauses
(iii) and (iv) of the first paragraph under "Certain Covenants--Merger and Consolidation" above ("covenant defeasance").

  The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii) (with respect only to Significant Subsidiaries) or (viii) under "--Defaults" above or because of the failure of the Company to comply with clause (iii) or (iv) of the first paragraph under "Certain Covenants--Merger and Consolidation" above. If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guaranty.

  In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other

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

conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

  United States Trust Company of New York is to be the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with respect to the Notes.

  The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

GOVERNING LAW

  The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

  "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (ii) or (iii) above is primarily engaged in Related Business.

  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "Certain Covenants-- Limitation on Restricted Payments," "Certain Covenants--Limitation on Affiliate Transactions" and "Certain Covenants--Limitations on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

  "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign

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shareholders), (ii) all or substantially all the assets of any division, business segment or comparable line of business of the Company or any Restricted Subsidiary or (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (x) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary and
(y) for purposes of the covenant described under "Certain Covenants-- Limitation on Sales of Assets and Subsidiary Stock" only, a disposition that constitutes a Restricted Payment permitted by the covenant described under "Certain Covenants--Limitation on Restricted Payments").

  "Asset Purchase Agreement" means the Asset Purchase Agreement dated July 13, 1994, by and among the Company, DRA and General Motors Corporation.

  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, (i) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Indebtedness represented thereby according to the definition of "Capital Lease Obligations" and (ii) in all other instances, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

  "Bank Indebtedness" means any and all amounts payable under or in respect of the Senior Credit Facility including principal, premium (if any), interest, fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof.

  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

  "Business Day" means each day which is not a Legal Holiday.

  "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

  "Change of Control" means the occurrence of any of the following events:

    (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i), such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in this clause (i), provided that the Permitted Holders shall be deemed to beneficially own any Voting Stock of any entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for purposes of this clause (i), such other person shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person is the beneficial owner (as defined in this clause (i)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in this clause (i)), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

    (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

    (iii) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation; or

    (iv) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of the Company shall be provided to the Noteholders pursuant to the Indenture) prior to the date of such determination (determined, for the four fiscal quarters ending prior to the Issue Date, or any of such fiscal quarters, on a pro forma basis to give effect to the Subsequent Acquisitions as if they occurred on the first day of such period) to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, legally defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period (except that, in the case of Indebtedness used to finance working capital needs Incurred under a revolving credit or similar arrangement, the amount thereof shall be deemed to be the average daily balance of such Indebtedness during such four-fiscal-quarter period), (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, legally defeased, assumed by a third person (to the extent the Company and its Restricted Subsidiaries are no longer liable for such Indebtedness) or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the Company shall have consummated a Public Equity Offering, Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, legally defeased or otherwise discharged with respect to the Company and its Restricted Subsidiaries in connection with such Public Equity Offering for such period,
(4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, which acquisition constitutes all or substantially all of an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, (a) to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries, (i) interest expense attributable to Capital Lease Obligations, (ii) amortization of debt discount,
(iii) capitalized interest, (iv) noncash interest expenses, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Subsidiary, (viii) interest incurred in connection with Investments in discontinued operations, (ix) interest actually paid on any Indebtedness of any other Person that is Guaranteed by the Company or any Restricted Subsidiary and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company or any Wholly Owned Subsidiary) in connection with Indebtedness Incurred by such plan or trust, minus, (b) to the extent included in such total interest expense, amortization of deferred financing costs, fees and expenses.

  "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (or loss) of any Person if such Person is not a Restricted Subsidiary, except that subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below);
(ii) for purposes of subclause (a)(3)(A) of the covenant described under "Certain Covenants--Limitation on Restricted Payments" only, any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;
(iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary consistent with such restriction during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain (or loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person; (v) extraordinary gains or losses; (vi) the cumulative effect of a change in accounting principles; and (vii) any noncash compensation expense realized for grants of performance shares, stock options or other stock awards to officers, directors and employees of the Company or any Restricted Subsidiary.

  "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus
(ii) paid-in capital or capital surplus relating to such Capital Stock plus
(iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

  "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

  "CVC Investor" means (i) CVC, (ii) Citicorp, N.A. and (iii) any officer, employee or director of CVC so long as such person shall be an employee, officer or director of CVC.

  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

  "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable, at the option of the holder thereof, for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes.

  "Domestic Restricted Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Restricted Subsidiary.

  "DRA" means Delco Remy America, Inc., a Delaware corporation and a Wholly Owned Subsidiary.

  "EBITDA" for any period means the sum of Consolidated Net Income plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense,

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


(ii) income tax expense, (iii) depreciation expense, (iv) amortization expense and (v) all other noncash items reducing Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made, other than (a) accruals for post-retirement benefits other than pensions and (b) restructuring charges incurred by the Company in any completed fiscal quarter preceding the Issue Date), less all noncash items increasing Consolidated Net Income, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Financing Disposition" means any sale of any accounts receivable, or interest therein, by the Company or any Subsidiary to any Receivables Subsidiary, or by the Receivables Subsidiary, pursuant to a Permitted Receivables Financing.

  "Foreign Restricted Subsidiary" means any Restricted Subsidiary of the Company which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board and (iii) such other statements by such other entity as approved by a significant segment of the accounting profession.

  "GM Contingent Note" means the Contingent Purchase Price Note issued by DRA pursuant to the Asset Purchase Agreement.

  "GM Exchange Debentures" means the 8% Subordinated Debentures issued by DRA on or prior to the Issue Date in exchange for the Series A 8% Preferred Stock of DRA issued pursuant to the Asset Purchase Agreement.

  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

  "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; provided further, however, that in the case of a discount security, neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness, but the entire face amount of such security shall be deemed Incurred upon the issuance of such security. The term "Incurrence" when used as a noun shall have a correlative meaning.

  "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;
(ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payables arising in the ordinary course of business), which purchase price or obligation is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services (provided that, in the case of obligations of an acquired Person assumed in connection with an acquisition of such Person, such obligations would constitute Indebtedness of such Person); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit; (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP; provided further, however, that the outstanding principal amount of the GM Contingent Note shall be deemed to be zero until the last day of the fiscal year or other period with respect to which the amount due thereunder shall be determined.

  "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer or cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

  "Issue Date" means the date on which the Notes are originally issued.

  "Joint Venture" means, in respect of any Person, any corporation, association, partnership or other business entity of which not less than 20% and not more than 80% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

  "Management Investors" means each of the officers, employees and directors of the Company who own Voting Stock of the Company on the Issue Date, in each case so long as such person shall remain an officer, employee or director of the Company.

  "MascoTech" means MascoTech Automotive Systems Group, Inc., a Delaware corporation.

  "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be, repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or Joint Ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

  "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

  "Non-Core Assets" means any assets of the Company used primarily in the powder metal forge business of the Company on the Issue Date.

  "Non-Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock (other than, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders) of which is owned by (i) the Company or one or more Wholly Owned Subsidiaries and/or (ii) any of the directors, officers, employees or former owners of such Restricted Subsidiary.

  "Permitted Holders" means the CVC Investors, MascoTech, World Equity Partners, the Management Investors and their respective Permitted Transferees; provided, however, that in no event shall the Management Investors and the CVC Investors (other than CVC or Citicorp, N.A.), collectively, be deemed "Permitted Holders" with respect to more than 30% of the total voting power of all classes of Voting Stock of the Company.

  "Permitted Liens" means: (i) Liens to secure Indebtedness permitted to be Incurred under clause (b)(1) of the covenant described under "Certain Covenants--Limitation on Indebtedness;" (ii) Liens to secure Indebtedness permitted to be Incurred under clause (b)(10) of the covenant described under "Certain Covenants--Limitation on Indebtedness," provided that any such Lien may not extend to any property of the Company or any Restricted Subsidiary, other than the property acquired, constructed or leased with the proceeds of such Indebtedness and any improvements or accessions to such property; (iii) Liens for taxes, assessments or governmental charges or levies on the property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor; (iv) Liens imposed by law, such as carriers', warehousemen's, landlords', suppliers', materialmen's and mechanics' Liens and other similar Liens on the property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations which are not more than 60 days past due or are being contested in good faith and by appropriate proceedings or other Liens arising out of any judgement or award against the Company or a Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary shall then be proceeding in good faith with an appeal or other proceeding for review, provided that, if such judgement or award is for the payment of money in excess of $10 million (or its foreign currency equivalent at the time) and is entered against the Company or any Significant Subsidiary, such Lien shall be fully and unconditionally released within 60 days following the entry of such judgement or award; (v) Liens on the property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of the Company and its Restricted Subsidiaries taken as a whole; (vi) Liens on property at the time the Company or any Restricted Subsidiary acquired such property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such property was acquired by the Company or any Restricted Subsidiary; (vii) Liens on the property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other property of the Company or any other Restricted Subsidiary which is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary; (viii) pledges or deposits by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits of cash or United States government bonds to secure surety or appeals bonds obtained in the ordinary course of business to which the Company or a Restricted Subsidiary is a party, or deposits as security for taxes (that shall not at the time be delinquent or thereafter can be paid without penalty or are being contested in good faith and by appropriate proceedings) or import duties incurred in the ordinary course of business, or deposits for the payment of rent, in each case Incurred in the ordinary course of business; (ix) utility easements, survey exceptions, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character; (x) Liens existing on the Issue Date not otherwise described in clauses (i) through (ix) above; (xi) Liens not otherwise described in clauses (i) through (x) above on the property of any Restricted Subsidiary that is not a Subsidiary Guarantor to secure any Indebtedness permitted to be Incurred by such Restricted Subsidiary pursuant to the covenant described under "Certain Covenants--Limitation on Indebtedness;" and
(xii) Liens on the property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Indebtedness secured by Liens referred to in clause (i), (ii), (vi), (vii), (x) or (xi) above; provided, however, that any such Lien shall be limited to all or part of the same property that secured the original Lien (together with improvements and accessions to such property) and the aggregate principal amount of Indebtedness that is secured by such Lien shall not be increased to an amount greater than the sum of (a) the outstanding principal amount, or, if greater, the committed amount, of the Indebtedness secured by Liens described under clause (i), (ii), (vi), (vii), (x) or (xi) above, as the case may be, at the time the original Lien became a Permitted Lien under the Indenture and (b) an amount necessary to pay any premiums, fees and other expenses Incurred by the Company or any Restricted Subsidiary in connection with such Refinancing.

  "Permitted Receivables Financing" means any financing pursuant to which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to a Receivables Subsidiary or any other Person (in the case of a transfer by a Receivables Subsidiary), or grant a security interest in, any accounts receivable (and related assets) of the Company or any Restricted Subsidiary; provided, however, that (i) the covenants, events of default and other provisions applicable to such financing shall be customary for such transactions and shall be on market terms (as determined in good faith by the Board of Directors) at the time such financing is entered into, (ii) the interest rate applicable to such financing shall be a market interest rate (as determined in good faith by the Board of Directors) at the time such financing is entered into and (iii) such financing shall be nonrecourse to the Company and its Subsidiaries (other than a Receivables Subsidiary) except to a limited extent customary for such transactions.

  "Permitted Transferee" means, (a) with respect to any CVC Investor who is an employee, officer or director of CVC, any spouse or lineal descendant (including by adoption) of such CVC Investor so long as such CVC Investor shall be an employee, officer or director of CVC; (b) with respect to MascoTech, MascoTech Inc.; and (c) with respect to any Management Investor, any spouse or lineal descendant (including by adoption) of such Management Investor so long as such Management Investor shall be an employee, officer or director of the Company.

  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

  "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

  "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

  "Public Equity Offering" means an underwritten primary public offering of common stock of the Company (or, for purposes of the covenant described under "--Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries," any Restricted Subsidiary) pursuant to an effective registration statement under the Securities Act.

  "Public Market" means any time after (i) a Public Equity Offering with respect to any Restricted Subsidiary has been consummated and (ii) at least 10% of the total issued and outstanding common stock of such Restricted Subsidiary has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

  "Purchase Money Indebtedness" mean Indebtedness (i) consisting of the deferred purchase price of property, conditional sale obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (ii) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; and provided further, however, that such

Indebtedness is Incurred within 90 days after such acquisition of such asset by the Company or Restricted Subsidiary.

  "Receivables Subsidiary" means a bankruptcy-remote, special-purpose Wholly Owned Subsidiary formed in connection with a Permitted Receivables Financing.

  "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

  "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary. For purposes of this definition, the Average Life and the aggregate principal amount of the GM Contingent Note at the time of any Refinancing thereof shall be determined by a responsible financial or accounting Officer of the Company based on a good faith estimate of the amount of the contingent payment that will become due and payable under such note and the timing of the scheduled installments thereof in accordance with the terms of such note.

  "Related Business" means any business related, ancillary or complementary (as determined in good faith by the Board of Directors) to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

  "Restricted Payment" means, with respect to any Person, (i) the declaration or payment of any dividends or any other distributions on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the holders of its Capital Stock, except dividends or distributions payable solely in the Capital Stock (other than Disqualified Stock) and except dividends or distributions payable solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not wholly owned, to its other shareholders on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary, including an Affiliate of a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), (iv) the designation of any Subsidiary of the Company as an Unrestricted Subsidiary (other than the designation of Kraftube as an Unrestricted Subsidiary at the time of the Company's acquisition of Ballantrae), in which event the amount of such "Restricted Payment" shall be the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary or (v) the sale or issuance of Capital Stock of a Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such "Restricted Payment" shall be the fair market value of the remaining interest, if any, in such former Restricted Subsidiary held by the Company and its other Restricted Subsidiaries.

  "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

  "SEC" means the Securities and Exchange Commission.

  "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien. "Secured Indebtedness" of any Subsidiary Guarantor has a correlative meaning.

  "Senior Credit Facility" means the revolving credit facility made available pursuant to the Fourth Amended and Restated Financing Agreement dated as of
     , 1997, among the Subsidiary Guarantors, as borrowers, the Company, as guarantor, the lenders from time to time party thereto and Bank One, Indianapolis, National Association, as Agent, as the same may be amended, waived, modified, Refinanced or replaced from time to time (except to the extent that any such amendment, waiver, modification, replacement or Refinancing would be prohibited by the terms of the Indenture).

  "Senior Indebtedness" of the Company means (i) Indebtedness of the Company, whether outstanding on the Issue Date or thereafter Incurred, including the Guarantee by the Company of all Bank Indebtedness, and (ii) accrued and unpaid interest thereon, in respect of (a) Indebtedness of the Company for money borrowed and (b) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of the Company (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect (other than as a result of the Indebtedness being unsecured) to any other Indebtedness or other obligation of the Company, including any Subordinated Obligations, (5) any obligations with respect to any Capital Stock or (6) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture. "Senior Indebtedness" of any Subsidiary Guarantor has a correlative meaning.

  "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

  "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect. "Subordinated Obligation" of any Subsidiary Guarantor has a correlative meaning.

  "Subsequent Acquisitions" means the acquisition by the Company prior to the Issue Date of substantially all the Capital Stock of World Wide and the merger between a subsidiary of the Company and Ballantrae on or prior to the Issue Date.

  "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or
(iii) one or more Subsidiaries of such Person.

  "Subsidiary Guarantor" means each Subsidiary designated as such on the signature pages of the Indenture and any other Subsidiary that has issued a Subsidiary Guaranty.

  "Subsidiary Guaranty" means any Guarantee of the Securities which may from time to time be executed and delivered pursuant to the Indenture. Each such Subsidiary Guaranty shall be in the form prescribed in the Indenture.

  "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof,
(ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company), organized and in existence under the laws of the United States of America, any State thereof or the District of Columbia or any foreign country recognized by the United States of America with a rating at the time as of which any investment herein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Services, Inc.

  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designed has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "Certain Covenants--Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "Certain Covenants--Limitation on Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions. As of the date of this Indenture, subject to the second sentence of this paragraph, the only Unrestricted Subsidiaries are Autovill Holdings, Inc., Remy Mexico Holdings, Inc., Remy South America Holdings, Inc. and Remy Korea Holdings, Inc. (in each case as to which the Company represents and warrants that such Subsidiary has total assets of $1,000 or less) and Kraftube (provided that the Company represents and warrants that Kraftube will be designated as an Unrestricted Subsidiary under the indenture for the Senior Subordinated Notes). Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this paragraph, such Restricted Subsidiary shall, by delivery of a supplemental indenture in form satisfactory to the Trustee, be released from any Subsidiary Guaranty previously made by such Subsidiary.

  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

  "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company and/or one or more Wholly Owned Subsidiaries.

  "World Equity Partners" means World Equity Partners, L.P., a Delaware limited partnership.

            DESCRIPTION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of the principal U.S. federal income tax consequences of the acquisition, ownership and disposition of the Notes to initial beneficial owners of the Notes who are U.S. Holders (as defined below) and the principal U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of the Notes to initial beneficial owners of the Notes who are Non-U.S. Holders (as defined below). This discussion is based on currently existing provisions of the Code, existing and proposed Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect, or proposed on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. It does not include any description of the tax laws of any state, local or foreign government that may be applicable to the Notes or beneficial owners thereof. This discussion does not address the tax consequences to subsequent beneficial owners of the Notes, and is limited to beneficial owners who hold the Notes as capital assets within the meaning of section 1221 of the Code. This discussion also does not address the tax consequences to Non-U.S. Holders that are subject to U.S. federal income tax on a net basis on income realized with respect to a Note because such income is effectively connected with the conduct of a U.S. trade or business. Moreover, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to particular initial beneficial owners in light of their personal circumstances, or to certain types of initial beneficial owners (such as certain financial institutions, insurance companies, tax-exempt entities, dealers in securities or persons who have hedged the risk of owning a Note).

  PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICABILITY OF ANY FEDERAL TAX LAWS OR ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND ANY CHANGES (OR PROPOSED CHANGES) IN APPLICABLE TAX LAWS OR INTERPRETATIONS THEREOF.

U.S. FEDERAL INCOME TAXATION OF U.S. HOLDERS

 Payments of Interest

  In general, interest on a Note will be taxable to a beneficial owner who or which is (i) a citizen or resident of the U.S. for U.S. federal income tax purposes, (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the U.S. or any political subdivision thereof,
(iii) a person or entity whose
worldwide income and gain are otherwise subject to U.S. federal income tax on a net income basis in respect of income derived from Notes, or (iv) an estate or trust the income of which is subject to U.S. federal income tax regardless of its source (a "U.S. Holder") as ordinary income at the time it is (actually or constructively) received or accrued, depending on the beneficial owner's method of accounting for U.S. federal income tax purposes.

SALE, EXCHANGE, DISPOSITION AND RETIREMENT OF NOTES

  A U.S. Holder's tax basis in a Note will generally be its cost. A U.S. Holder will generally recognize gain or loss on the sale, exchange, retirement or other disposition of a Note equal to the difference between the amount realized on such sale, exchange, retirement or other disposition and the U.S. Holder's tax basis in the Note. Gain or loss recognized on such sale, exchange, retirement or other disposition of a Note (other than gain attributable to accrued but unpaid interest) will be capital gain or loss and will be long-term capital gain or loss if the Note was held for more than one year. Under recently enacted changes, net capital gain from assets held more than 18 months will generally be taxed at a maximum rate of 20%, while net capital gain from assets held more than one year but not more than 18 months will generally be taxed at a maximum rate of 28%.

U.S. TAXATION OF NON-U.S. HOLDERS

  Under present U.S. federal income and estate tax law and subject to the discussion of backup withholding below:

    (i) payments of principal and interest on the Notes by the Company or any agent of the Company to any beneficial owner of a Note that is not a U.S. Holder (a "Non-U.S. Holder") will not be subject to U.S. federal withholding tax, provided that in the case of interest (a)(1) the Non-U.S. Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote, (2) the Non-U.S. Holder is not a controlled foreign corporation that is related to the Company through stock ownership, (3) the Non-U.S. Holder is not a bank described in Section 881(c)(3)(A) of the Code for which the Notes are considered an extension of credit in the bank's ordinary course of business, and (4) either (A) the beneficial owner of the Notes certifies to the Company or its agents on Internal Revenue Service ("IRS") Form W-8 (or a suitable substitute form), under penalties of perjury, that it is not a "U.S. person" (as defined in the Code) and provides its name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Notes on behalf of the beneficial owner certifies to the Company or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof or (b) the Non-U.S. Holder is entitled to the benefits of an income tax treaty under which interest on the Notes is exempt from U.S. withholding tax and provides a properly executed IRS Form 1001 claiming the exemption;

    (ii) a Non-U.S. Holder will not be subject to U.S. federal withholding tax on gain realized on the sale, exchange or redemption of a Note, unless the Non-U.S. Holder is an individual who is present in the U.S. for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met; and

    (iii) Notes held at the time of death (or theretofore transferred subject to certain retained rights or powers) by an individual who at the time of death is a Non-U.S. Holder will not be included in such holder's gross estate for U.S. federal estate tax purposes provided that the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote or hold the Notes in connection with a U.S. trade or business.

  If a Non-U.S. Holder is engaged in a trade or business within the United States and a payment on the Note or gain realized on a sale or other disposition of the Note is effectively connected with such trade or businesses, the Non-U.S. Holder, although exempt from United States federal withholding tax as described above, will be subject to United States federal income tax on a net income basis in the same manner as if it were a U.S. Holder.

In addition, if such Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser applicable treaty rate) of its U.S. effectively connected earnings and profits.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  For each calendar year in which the Notes are outstanding, the Company is required to provide the IRS with certain information, including the beneficial owner's name, address and taxpayer identification number, the aggregate amount of interest paid to the beneficial owner during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to payments to certain U.S. Holders, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts, provided that they establish entitlement to an exemption.

  In the event that a U.S. Holder subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law or underreports its tax liability, the Company, its agents or paying agents or a broker may be required to "backup" withhold a tax equal to 31% of each payment of interest and principal (and premium, if any) on the Notes. The backup withholding is not an additional tax and may be credited against the U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS.

  Under current Treasury regulations, backup withholding and information reporting will not apply to payments made by the Company or any agent thereof (in its capacity as such) to a Non-U.S. Holder of a Note if such holder has provided the required certification that it is not a U.S. person as set forth in clause (4) in the first paragraph under "U.S. Taxation of Non-U.S. Holders," or has otherwise established an exemption (provided that neither the Company nor its agent has actual knowledge that the holder is a U.S. person or that the conditions of any exemption are not in fact satisfied).

  Payment of the proceeds from the sale of a Note to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes or a foreign person 50 percent or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a U.S. trade or business, information reporting may apply to such payments. Payment of the proceeds from a sale of a Note to or through the U.S. office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

  On October 6, 1997, the IRS issued final regulations relating to withholding, backup withholding and information reporting that unify current certification procedures and forms and clarify reliance standards (the "Final Regulations"). The Final Regulations will generally be effective for payments made after December 31, 1998.

                                 UNDERWRITING

  The Underwriters named below have severally agreed, subject to the terms and conditions of the Underwriting Agreement with the Company, to purchase from the Company the aggregate principal amount of Notes set forth opposite their respective names.

                                                                    PRINCIPAL
                                                                    AMOUNT OF
NAME                                                                  NOTES
----                                                               ------------
Salomon Brothers Inc..............................................
Credit Suisse First Boston Corporation............................
Morgan Stanley & Co. Incorporated.................................
                                                                   ------------
  Total........................................................... $130,000,000
                                                                   ============

  In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Notes offered hereby if any such Notes are purchased. In the event of a default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances the purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

  The Underwriters have advised the Company that the Underwriters propose initially to offer the Notes to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such
offering price less a concession not in excess of   % of the principal amount
of the Notes. The Underwriters may allow and such dealers may reallow a
concession not in excess of   % of such principal amount to certain other
dealers. After the initial public offering, the public offering price and such concession may be changed.

  The Notes have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, under the symbol "RMY07." The Underwriters have indicated that they intend to make a market in the Notes, subject to applicable laws and regulations. However, the Underwriters are not obligated to do so and any such market-making may be discontinued at any time at the Underwriters' sole discretion. No assurance can be given as to the development of liquidity in any trading market for the Notes. See "Risk Factors--Lack of Public Market."

  The Company has agreed with the Underwriters not to offer, sell, contract to sell, grant an option to purchase or otherwise dispose of, directly or indirectly, or announce the offering of, or file a registration statement for, any debt securities issued or guaranteed by the Company or any Subsidiary Guarantor, or enter into any agreement to do any of the foregoing, for a period of 180 days from the date the Notes are issued without the prior written consent of Salomon Brothers Inc, other than (i) in the Notes Offering,
(ii) pursuant to the registration rights agreement for the Company's outstanding Senior Subordinated Notes and (iii) in connection with the negotiation, syndication or arrangement of the Senior Credit Facility.

  The Underwriters may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriter to reclaim a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Notes to be higher than it would otherwise be in the absence of such transactions.

  The Underwriting Agreement provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

  The Underwriters are the representatives for the underwriters in connection with the Equity Offering. Salomon Brothers Inc and Smith Barney Inc. (prior to the merger of the parent companies for such firms) were the initial purchasers in connection with the Company's offering in 1996 of its Senior Subordinated Notes, and Salomon Brothers Inc is providing certain financial advisory services to the Company in connection with the acquisition of Ballantrae, in each case for which such firms have received or will receive customary compensation.

                                 LEGAL MATTERS

  The validity of the Notes offered hereby will be passed upon for the Company by Dechert Price & Rhoads, Philadelphia, Pennsylvania. Certain matters in connection with this Offering will be passed upon for the Underwriters by Cravath, Swaine & Moore, New York, New York.

                                    EXPERTS

  The consolidated financial statements of Delco Remy International, Inc. as of July 31, 1997 and 1996, and for each of the three years in the period ended July 31, 1997; the financial statements of the Tractech Division of Titan Wheel International, Inc. for the nine months ended September 30, 1996 and the year ended December 31, 1995; and the consolidated financial statements of Ballantrae Corporation as of September 30, 1997 and December 31, 1996, and for the nine months ended September 30, 1997 and the three months ended December 31, 1996, appearing in this Prospectus and the Registration Statement (as defined) have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

  The financial statements of World Wide Automotive, Inc. (i) as of March 31, 1997, and for the year then ended, appearing in this Prospectus and the Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein which are based in part on the reports of Friedman & Fuller, P.C., independent auditors, and (ii) as of March 31, 1996, and for each of the two years in the period ended March 31, 1996, appearing in this Prospectus and the Registration Statement have been audited by Friedman & Fuller, P.C., independent auditors, as set forth in their respective reports thereon appearing elsewhere herein, and in each case are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                         DELCO REMY INTERNATIONAL, INC.

Audited Fiscal Year End Financial Statements
Report of Independent Auditors...........................................  F-2
Consolidated Statements of Operations for the years ended July 31, 1995,
1996 and 1997............................................................  F-3
Consolidated Balance Sheets as of July 31, 1996 and 1997.................  F-4
Consolidated Statements of Stockholders' Equity (Deficit) for the years ended July 31, 1995, 1996 and 1997......................................  F-6
Consolidated Statements of Cash Flows for the years ended July 31, 1995,
1996 and 1997............................................................  F-7
Notes to Consolidated Financial Statements...............................  F-8
Unaudited Quarterly Financial Statements
Condensed Consolidated Statements of Operations for the three months ended October 31, 1996 and 1997 ........................................  F-38
Condensed Consolidated Balance Sheets as of July 31, 1997 and October 31,
1997 ....................................................................  F-39
Condensed Consolidated Statements of Cash Flows for the three months ended October 31, 1996 and 1997 ........................................  F-40
Notes to Condensed Consolidated Financial Statements ....................  F-41

                          WORLD WIDE AUTOMOTIVE, INC.

Reports of Independent Auditors.......................................... F-48
Balance Sheets as of the years ended March 31, 1996 and 1997............. F-52
Statements of Income for the years ended March 31, 1995, 1996 and 1997... F-54
Statement of Stockholders' Equity........................................ F-55
Statements of Cash Flows for the years ended March 31, 1995, 1996 and
1997..................................................................... F-56
Notes to Financial Statements............................................ F-57


              TRACTECH DIVISION OF TITAN WHEEL INTERNATIONAL, INC.

Report of Independent Auditors........................................... F-65
Statements of Operations for the year ended December 31, 1995 and the nine months ended
 September 30, 1996...................................................... F-66
Statements of Stockholders' Equity for the year ended December 31, 1995 and the nine months ended September 30, 1996............................ F-67
Statements of Cash Flows for the year ended December 31, 1995 and the nine months ended September 30, 1996.................................... F-68
Notes to Financial Statements............................................ F-69

                             BALLANTRAE CORPORATION

Report of Independent Auditors............................................  F-73
Consolidated Balance Sheets as of December 31, 1996 and September 30,
1997......................................................................  F-74
Consolidated Statements of Operations for the three months ended December
 31, 1996 and the nine months ended September 30, 1997....................  F-76
Consolidated Statements of Stockholders' Equity for the three months ended
 December 31, 1996 and the nine months ended September 30, 1997...........  F-77
Consolidated Statements of Cash Flows for the three months ended December
 31, 1996 and the nine months ended September 30, 1997....................  F-78
Notes to Consolidated Financial Statements................................  F-79

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors
Delco Remy International, Inc.

  We have audited the accompanying consolidated balance sheets of Delco Remy International, Inc. as of July 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended July 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Delco Remy International, Inc. at July 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended July 31, 1997, in conformity with generally accepted accounting principles.


                                          ERNST & YOUNG LLP

Indianapolis, Indiana
September 5, 1997, except for Note 16, as to which the date is November 20, 1997

                         DELCO REMY INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                  FOR THE YEAR ENDED JULY 31
                                                  ----------------------------
                                                    1995      1996      1997
                                                  --------  --------  --------
Net sales........................................ $573,423  $636,852  $689,787
Cost of goods sold...............................  475,216   510,078   540,234
                                                  --------  --------  --------
Gross profit.....................................   98,207   126,774   149,553
Selling, engineering, and administrative
 expenses........................................   61,206    77,994    89,098
Restructuring charges............................      --      8,101    34,500
                                                  --------  --------  --------
Operating income.................................   37,001    40,679    25,955
Other income (expense):
  Gain on sale of building.......................      --        --      2,082
  Interest expense...............................  (18,432)  (27,367)  (38,774)
                                                  --------  --------  --------
Income (loss) from continuing operations before
 income taxes (benefit), preferred dividend
 requirement of subsidiary and minority
 interest........................................   18,569    13,312   (10,737)
Minority interest in income of subsidiaries......      --        259       892
Income taxes (benefit)...........................    7,846     5,741    (3,014)
Preferred dividend requirement of subsidiary.....    1,397     1,516     1,648
                                                  --------  --------  --------
Income (loss) from continuing operations.........    9,326     5,796   (10,263)
Discontinued operations:
  Loss from operations of discontinued businesses
   (less applicable income tax benefit of $1,582,
   $1,042 and $395, respectively)................    2,363     1,573       808
  Loss on disposal of businesses (less applicable
   income tax benefit of $6,043 and $426)........      --      9,064       874
Extraordinary item:
  Write-off of debt issuance costs (less
   applicable income tax benefit of $1,147)......      --        --      2,351
                                                  --------  --------  --------
Net income (loss)................................ $  6,963  $ (4,841) $(14,296)
                                                  ========  ========  ========
Primary earnings per share:
  From continuing operations .................... $    .56  $    .33  $   (.59)
  Before extraordinary items ....................      .42      (.28)     (.69)
  Net income (loss)..............................      .42      (.28)     (.82)

                             See Accompanying Notes

                         DELCO REMY INTERNATIONAL, INC.

                          CONSOLIDATED BALANCE SHEETS
              (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

                                                                    JULY 31
                                                               -----------------
                                                                 1996     1997
                                                               -------- --------
ASSETS:
Current assets:
  Cash and cash equivalents..................................  $  3,406 $ 10,050
  Trade accounts receivable (less allowance for doubtful
   accounts of $1,209 and $2,935, respectively)..............    94,992  110,184
  Other receivables..........................................    10,585   10,487
  Recoverable income taxes...................................     8,674    2,889
  Inventories................................................   123,583  164,417
  Deferred income taxes......................................    15,462   21,474
  Other current assets.......................................     1,213    4,643
                                                               -------- --------
    Total current assets.....................................   257,915  324,144
Property and equipment.......................................   170,391  147,222
Less accumulated depreciation................................    29,235   26,858
                                                               -------- --------
                                                                141,156  120,364
Deferred financing costs.....................................     6,497    8,803
Goodwill (less accumulated amortization of $4,758 and $7,289,
 respectively)...............................................    66,570   86,612
Net assets held for disposal.................................       --    25,279
Investment in affiliate......................................       --     3,119
Other assets.................................................     2,944    2,248
                                                               -------- --------
    Total assets.............................................  $475,082 $570,569
                                                               ======== ========

                             See Accompanying Notes

                         DELCO REMY INTERNATIONAL, INC.

                          CONSOLIDATED BALANCE SHEETS
              (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

                                                                 JULY 31
                                                            ------------------
                                                              1996      1997
                                                            --------  --------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT):
Current liabilities:
  Accounts payable......................................... $ 81,207  $ 88,578
  Accrued interest payable.................................    4,026     3,107
  Accrued restructuring charges............................    5,541    37,377
  Liabilities related to discontinued operations...........   11,005     3,324
  Other liabilities and accrued expenses...................   32,683    37,210
  Current portion of long-term debt........................    9,652       507
                                                            --------  --------
    Total current liabilities..............................  144,114   170,103
Deferred income taxes......................................    6,795     1,556
Long-term debt, less current portion.......................  289,144   363,261
Post-retirement benefits other than pensions...............    8,186    12,677
Accrued pension benefit....................................      950     4,542
Other non-current liabilities..............................    5,427     4,124
Minority interest in subsidiary............................    4,457     8,032
Redeemable exchangeable preferred stock of subsidiary......   14,420    16,071
Stockholders' equity (deficit):
  Common stock:
   Class A Shares (par value $.01; authorized 1,000,000;
    issued 517,727 in 1996 and 8,828,014 in 1997)..........       87        88
   Class B Shares (par value $.01; authorized 1,000,000;
    issued 385,523 in 1996 and 1997).......................       65        65
  Paid-in capital..........................................    1,655     6,677
  Retained earnings (deficit)..............................    2,122   (12,174)
  Cumulative translation adjustment........................   (2,161)   (1,752)
  Stock purchase plan......................................     (179)   (2,701)
                                                            --------  --------
    Total stockholders' equity (deficit)...................    1,589    (9,797)
                                                            --------  --------
    Total liabilities and stockholders' equity (deficit)... $475,082  $570,569
                                                            ========  ========

                             See Accompanying Notes

                         DELCO REMY INTERNATIONAL, INC.

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                 (IN THOUSANDS)

                          CLASS A CLASS B          RETAINED   CUMULATIVE   STOCK
                          COMMON  COMMON  PAID-IN  EARNINGS   TRANSLATION PURCHASE
                           STOCK   STOCK  CAPITAL  (DEFICIT)  ADJUSTMENT    PLAN     TOTAL
                          ------- ------- -------  ---------  ----------- --------  --------
Initial capitalization
 at August 1, 1994......   $ 79    $ 54   $1,448   $    --      $   --    $   (50)  $  1,531
Issuance of common
 stock..................     20     --       221        --          --       (124)       117
Net income..............    --      --       --       6,963         --        --       6,963
Foreign currency
 translation
 adjustment.............    --      --       --         --         (181)      --        (181)
                           ----    ----   ------   --------     -------   -------   --------
Balance at July 31,
 1995...................     99      54    1,669      6,963        (181)     (174)     8,430
Repurchase of common
 stock..................     (1)    --       (14)       --          --         (5)       (20)
Conversion of Class A
 common stock to Class B
 common stock...........    (11)     11      --         --          --        --         --
Net loss................    --      --       --      (4,841)        --        --      (4,841)
Foreign currency
 translation
 adjustment.............    --      --       --         --       (1,980)      --      (1,980)
                           ----    ----   ------   --------     -------   -------   --------
Balance at July 31,
 1996...................     87      65    1,655      2,122      (2,161)     (179)     1,589
Issuance of common
 stock..................      3     --     5,044        --          --     (2,541)     2,506
Repurchase of common
 stock..................     (2)    --       (22)       --          --         19         (5)
Net loss................    --      --       --     (14,296)        --        --     (14,296)
Foreign currency
 translation
 adjustment.............    --      --       --         --          409       --         409
                           ----    ----   ------   --------     -------   -------   --------
Balance at July 31,
 1997...................   $ 88    $ 65   $6,677   $(12,174)    $(1,752)  $(2,701)  $ (9,797)
                           ====    ====   ======   ========     =======   =======   ========

                             See Accompanying Notes

                         DELCO REMY INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                  FOR THE YEAR ENDED JULY 31
                                                  -----------------------------
                                                    1995      1996      1997
                                                  --------  --------  ---------
OPERATING ACTIVITIES:
Net income (loss)...............................  $  6,963  $ (4,841) $ (14,296)
Extraordinary item..............................       --        --       3,498
Adjustments to reconcile net income (loss) to
 net cash
 provided by (used in) operating activities:
  Depreciation and amortization.................    14,533    19,555     22,323
  Gain on sale of building......................       --        --      (2,082)
  Deferred income taxes.........................    (3,580)   (2,947)    (9,578)
  Post-retirement benefits other than pensions..     4,434     3,752      4,491
  Accrued pension benefits......................     4,459    (3,509)     3,592
  Non-cash interest expense.....................     8,069     7,867      7,949
  Preferred dividend requirement of subsidiary..     1,397     1,516      1,648
  Changes in operating assets and liabilities,
   net of acquisitions:
    Accounts receivable.........................   (49,320)  (24,458)    (3,341)
    Inventories.................................    (8,035)  (25,720)   (10,245)
    Accounts payable............................    49,613     8,634    (11,036)
    Other current assets and liabilities........    (6,657)   18,229     (4,538)
    Accrued restructuring.......................       --      5,541     31,836
    Other non-current assets and liabilities,
     net........................................        45    (4,303)     2,316
                                                  --------  --------  ---------
Net cash provided by (used in) operating
 activities.....................................    21,921      (684)    22,537
INVESTING ACTIVITIES:
Acquisitions, net of cash acquired..............   (62,010)  (46,320)   (42,442)
Purchase of property and equipment..............   (11,241)  (32,741)   (31,888)
Investment in affiliates........................       --        --      (3,119)
Proceeds from sale of building..................       --        --       3,362
                                                  --------  --------  ---------
Net cash used in investing activities...........   (73,251)  (79,061)   (74,087)
FINANCING ACTIVITIES:
Proceeds from issuances of long-term debt.......    31,918    89,652    180,000
Payments on long-term debt......................    (4,917)   (8,842)  (126,200)
Other financing activities......................       118       (20)     3,986
                                                  --------  --------  ---------
Net cash provided by financing activities.......    27,119    80,790     57,786
                                                  --------  --------  ---------
Effect of exchange rate changes on cash.........       --        883        408
                                                  --------  --------  ---------
Net (decrease) increase in cash and cash
 equivalents....................................   (24,211)    1,928      6,644
Cash and cash equivalents at beginning of year..    25,689     1,478      3,406
                                                  --------  --------  ---------
Cash and cash equivalents at end of year........  $  1,478  $  3,406  $  10,050
                                                  ========  ========  =========

                             See Accompanying Notes

                        DELCO REMY INTERNATIONAL, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JULY 31, 1997
                            (DOLLARS IN THOUSANDS)

1. ORGANIZATION AND ACQUISITIONS

 Delco Remy America Acquisition

  On August 1, 1994, Delco Remy International, Inc. (the Company or DRI) through a wholly-owned subsidiary, Delco Remy America, Inc. (DRA), purchased substantially all of the assets, other than facilities, and assumed certain liabilities of specific business activities of the Delco Remy Division of General Motors Corporation (the GM Acquisition). The specific business activities purchased are engaged in the design, manufacture, remanufacture and sale of heavy duty starter motors and generators, automotive starter motors, and related components.

  The aggregate purchase price of the GM Acquisition of $155,665 (including fees and expenses) was accounted for as a purchase. The Company issued (i) common stock of $1,531, (ii) preferred stock of $11,507 and (iii) debt of $158,200 to fund the purchase and provide capital for general corporate purposes. The GM Acquisition resulted in the recording of approximately $17,600 of goodwill which is being amortized over 15 years. While the GM Acquisition was recorded based on the best estimates available, certain purchase price adjustments as of the August 1, 1994 purchase date have not been determined or agreed to by General Motors Corporation (GM) and DRI. When finalized, the resolution of these items could result in a charge or credit to operations, which the Company does not expect to be material. The accompanying consolidated financial statements reflect the consolidated results of operations and cash flows for the Company subsequent to the GM Acquisition. The Company had no operations prior to August 1, 1994.

  GM is entitled to receive an additional contingent purchase payment which will be paid beginning in 2004 and will be based upon a percentage of average earnings of the Company in the three year period ending December 31, 2003 in excess of certain imputed earnings. Since the additional contingent purchase price, if any, is based upon future operations of the Company which cannot be determined at this time, no provision for such payment has been made in the accompanying consolidated financial statements. The additional contingent purchase price, if any, will increase the goodwill recorded for the GM Acquisition and will be amortized over the remaining useful life of the GM Acquisition goodwill.

  Concurrent with the GM Acquisition, the Company entered into certain supply agreements with GM whereby the Company will be the sole-source supplier to GM for component parts manufactured by the Company at the date of the GM Acquisition. The supply agreement for automotive starter motors has an initial term of ten years, while the supply agreement for heavy duty starter motors and generators has an initial term of six years.

 1997 Acquisition

  On May 8, 1997, the Company, through a wholly-owned subsidiary, acquired 82.5% of the outstanding common stock of World Wide Automotive, Inc. (World
Wide). World Wide is primarily an aftermarket supplier of light duty import starters and alternators, although it also has a small amount of heavy duty remanufacturing sales and domestic aftermarket sales. The remaining 17.5% interest in World Wide is owned by current management of World Wide.

  The aggregate purchase price was $40,842, including cash payments of $38,692 and the issuance of Class A Common Stock valued at $2,150. The World Wide acquisition was treated as a purchase for accounting purposes and is included in the consolidated financial statements of the Company beginning with the acquisition date. The World Wide acquisition resulted in goodwill of $21,301 which is being amortized over 35 years.

 1996 Acquisition

  On February 6, 1996 the Company, through a wholly-owned subsidiary, acquired 82.5% of the outstanding common stock of Power Investments, Inc. and related companies (Power), a remanufacturer of diesel and

                        DELCO REMY INTERNATIONAL, INC.

                                 JULY 31, 1997

gasoline engines, fuel systems, transmissions, alternators and starters for medium, heavy duty, and automotive applications. Power also remanufactures and distributes brakes, water pumps, power steering pumps and various other remanufactured truck parts and assemblies. Power has fifteen facilities located in the United States and Canada. The remaining 17.5% interest in Power is owned by current management of Power.

  The aggregate purchase price was $48,422 including cash payments of $23,385 and the issuance of $24,300 of 9.86% Power Investments Seller Notes. The Power acquisition was treated as a purchase for accounting purposes and is included in the consolidated financial statements of the Company beginning with the acquisition date. The Power acquisition resulted in goodwill of $16,267 which is being amortized over 35 years.

 1995 Acquisitions

  In 1995, the Company made the following three acquisitions which were treated as purchases for accounting purposes and are included in the consolidated financial statements beginning with the respective acquisition date. Each respective purchase price was allocated to the assets acquired and liabilities assumed at their estimated fair values. The three acquisitions resulted in goodwill of $38,864 which is being amortized over 35 years.

    On January 6, 1995, the Company purchased all the stock of two related companies (collectively referred to as Nabco) for an aggregate cash purchase price of $27,600 and the issuance of 483,000 shares of DRI Class A Common Stock. Nabco remanufactures automotive starters and alternators.

    On March 31, 1995, the Company, through a newly formed subsidiary, purchased the shares of six related corporations (collectively referred to as A&B). The aggregate purchase price of $33,400 included cash payments of $29,900 and the issuance of $3,500 in 10% subordinated notes. The A&B acquisition was financed through additional borrowings under the Company's revolving loan and a new acquisition term loan of $15,000. A&B remanufactures heavy duty starters and alternators and related sub-components and parts.

    On April 13, 1995, the Company acquired, through a series of stock purchase transactions, approximately 97% interest in a Hungarian company (Autovill), a manufacturer of heavy duty starter motors and generators. The total purchase price was approximately $7,500 which included the assumption of certain Autovill liabilities of $4,100.

 Unaudited Pro Forma Results of Operations

  The unaudited pro forma consolidated results of operations, assuming the 1995, 1996 and 1997 acquisitions had been consummated as of the beginning of the preceding year, are as follows:

                                                    FOR THE YEAR ENDED JULY 31
                                                    ---------------------------
                                                      1995     1996      1997
                                                    -------- --------  --------
   Revenues........................................ $655,716 $727,633  $738,801
   Operating income................................   49,334   47,931    27,658
   Income (loss) from continuing operations........   13,929    6,212   (10,284)
   Net income (loss)...............................   11,566   (4,425)  (14,317)

  The pro forma consolidated financial information does not purport to present what the Company's consolidated results of operations would actually have been if the operations were combined during the periods presented and is not intended to project future results or trends of operations.

                        DELCO REMY INTERNATIONAL, INC.

                                 JULY 31, 1997


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Consolidation and Business Segment

  The consolidated financial statements include the accounts of DRI and its subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. The Company designs, manufactures, remanufactures and distributes electrical, powertrain/drivetrain and engine-related components for automobiles, light and heavy duty trucks and other heavy duty vehicles. The Company's products include starter motors, alternators, engines, transmissions and fuel systems for the aftermarket and the original equipment manufacturer market, principally in North America but also in Europe, Latin America and Asia-Pacific.

 Use of Estimates

  Preparation of the consolidated financial statements requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  Cash and cash equivalents includes all cash balances and highly liquid investments held primarily in repurchase agreements collateralized by U.S. Government securities with a maturity of ninety days or less when purchased. The carrying amount of cash equivalents approximates fair value.

 Concentrations of Credit Risk and Other Risks

  Substantially all of the Company's accounts receivable are due from customers in the original equipment and aftermarket automotive industries, both in the U.S. and internationally. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Credit losses are provided for in the financial statements and have been consistently within management's expectations. The Company invests its temporary cash in high credit quality financial institutions and investment grade short-term investments and limits the amount of credit exposure to any one entity.

  The percentage of the Company's labor force covered by a collective bargaining agreement (CBA) and covered by a CBA that will expire within one year is 48.0% and 2.4%, respectively.

 Inventories

  Inventories are carried at lower of cost or market determined on the first-in, first-out (FIFO) method. Raw materials also include supplies and repair parts which consist of material consumed in the manufacturing process but not directly incorporated into the finished products. Inventories at July 31, 1996 and 1997 consisted of the following:

                                                                    JULY 31
                                                               -----------------
                                                                 1996     1997
                                                               -------- --------
   Raw material............................................... $ 57,481 $ 84,583
   Work in-process............................................   32,790   20,168
   Finished goods.............................................   33,312   59,666
                                                               -------- --------
                                                               $123,583 $164,417
                                                               ======== ========

                        DELCO REMY INTERNATIONAL, INC.

                                 JULY 31, 1997

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is calculated primarily using the straight-line method over the estimated useful lives of the related assets (15 years for buildings and 3 to 15 years for machinery and equipment).

 Foreign Currency Translation

  Financial statements of foreign subsidiaries are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities and at the average exchange rate for each year for revenue and expenses. Translation adjustments are recorded as a separate component of stockholders' equity.

 Foreign Exchange Contracts

  The Company enters into foreign exchange contracts to hedge certain foreign transactions. These contracts reduce currency risk from exchange rate movements. Gains and losses are deferred and accounted for as part of the underlying transactions. The contractual amount and related deferred gains and losses from these contracts are immaterial.

 Goodwill

  Goodwill represents the excess of purchase price over fair value of the net assets acquired and is being amortized by the straight-line method over 15 to 35 years.

  The carrying amount of goodwill is regularly reviewed for indicators of impairment in value, which in the view of management are other than temporary, including unexpected or adverse changes in the following: (i) the economic or competitive environments in which the Company operates; (ii) profitability analyses and (iii) cash flow analyses. If facts and circumstances suggest that a subsidiary's net assets are impaired, the Company assesses the fair value of the underlying business and reduces goodwill to an amount that results in the book value of the subsidiary approximating fair value.

 Investment in Affiliate

  Investment in affiliate represents the Company's equity investment in its Korean joint venture. This investment is accounted for using the equity method.

 Long-Term Assets

  In accordance with FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, the Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets.

 Recognition of Revenue

  Substantially all of the Company's revenue is recognized at the time the product is shipped. The Company's remanufacturing operations obtain used diesel and gasoline engines, fuel systems, transmissions, starter motors and generators, commonly known as cores, from its customers as trade-ins. Net sales and cost of goods sold are reduced by $58,800, $70,000 and $113,100 for 1995, 1996 and 1997, respectively, to reflect the cost of cores returned for credit.

 Fair Value of Financial Instruments

  The Company's financial instruments generally consist of cash and cash equivalents, trade and other receivables, accounts payable, long-term debt and redeemable convertible preferred stock of subsidiary. The fair value of the Company's fixed rate debt was estimated using discounted cash flow analyses based upon the Company's current incremental borrowing rates. With the exception of the Senior Subordinated Notes, the

                        DELCO REMY INTERNATIONAL, INC.

                                 JULY 31, 1997

carrying amounts of these financial instruments approximated their fair value at July 31, 1996 and 1997. At July 31, 1997, the Senior Subordinated Notes have a face value of $140.0 million and a fair value of $148.4 million.

 Reclassification

  Certain amounts in the 1995 and 1996 financial statements have been reclassified to conform to the 1997 presentation.

 Impact of Recently Issued Accounting Standards

  In February 1997, the FASB issued Statement No. 128, Earnings per Share, which is required to be adopted on December 31, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of warrants to purchase common stock will be excluded. The impact is expected to result in an increase in historical primary earnings (loss) per share for the years ended July 31, 1995, 1996 and 1997, of $.04, $.03 and $.09 per
share, respectively. The impact of Statement No. 128 on the calculation of fully diluted earnings per share for these years is not expected to be material.

  In June 1997, the FASB issued Statement No. 130, Reporting Comprehensive Income, which is effective for years beginning after December 15, 1997, and will be adopted by the Company in 1998. The Statement establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The Statement will not have any impact on the results of operations or the financial position of the Company.

  In June 1997, the FASB issued Statement No. 131, Disclosures about Segments of an Enterprise and Related Information. The Statement changes the way public companies are required to report segment information in annual financial statements and in interim financial reports to stockholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Statement is effective for financial statements for fiscal years beginning after December 15, 1997, and the Company anticipates adopting the Statement in 1999. The Company is evaluating the impact that this Statement will have on its financial reporting.

3. DISCONTINUED OPERATIONS

 Marine Corporation of America, Marine Drive Systems, and Powrbilt Products

  In July 1997, the Company adopted plans for the sale of the marine products business segment consisting of three non-core businesses. The Company plans to sell the net assets of Marine Corporation of America, Marine Drive Systems and Powrbilt Products (the 1997 Discontinued Businesses). These non-core businesses were acquired in February 1996 in conjunction with the acquisition of Power.

  A charge of $874 net of a tax benefit of $426 for operating losses expected during the disposal period was recorded. The Company does not anticipate a loss on the disposal of the net assets of the discontinued businesses. It is expected that the net assets of the businesses will be sold during fiscal 1998.

  Summary operating results of the 1997 Discontinued Businesses since their acquisition are as follows:

                                                            FOR THE YEAR ENDED
                                                                 JULY 31
                                                            -------------------
                                                              1996      1997
                                                            --------- ---------
   Net sales............................................... $  5,624  $  10,935
   Net loss................................................     (328)      (808)

                        DELCO REMY INTERNATIONAL, INC.

                                 JULY 31, 1997

  The net assets of the 1997 Discontinued Businesses included in the consolidated balance sheet are summarized as follows:

                                                                       JULY 31,
                                                                         1997
                                                                       --------
   Current assets..................................................... $ 6,525
   Property and equipment, net........................................     650
   Current liabilities................................................  (1,848)
                                                                       -------
   Net assets......................................................... $ 5,327
                                                                       =======

 Powder Metal Forge

  In December 1995, the Company adopted plans for sale of its non-core powder metal forge business segment (PMF) and recorded an initial loss on disposal. A sale agreement was signed in December 1996 to transfer ownership of net assets of PMF. Terms of the sale agreement require the Company to continue PMF operations through a transition period in which the buyer will begin production at its facility. The Company expects the transition period to be completed by November 1997. The agreement requires the buyer to reimburse the Company for all losses incurred from operating the business after December 1997 if the transition has not been completed. PMF produces various engine components, primarily for GM, through a forging process.

  The Company recorded a charge of $9,064, net of tax benefit of $6,043, for losses on disposal of the business, operating losses expected during the transition period, and allocated interest expense. During the fiscal year ended July 31, 1997, the Company utilized $8,981 of the reserves for discontinued operations including a loss from operations of $2,171. At July 31, 1997, $2,024 of discontinued operations reserves remained on the balance sheet related to PMF.

  Summary operating results of the discontinued operation, excluding the loss on disposal are as follows for the years ended:

                                                           FOR THE YEAR ENDED
                                                                 JULY 31
                                                           --------------------
                                                             1995       1996
                                                           ---------  ---------
   Net sales.............................................. $   6,505  $   4,228
   Net loss...............................................    (2,363)    (1,245)

  Interest expense of $1,014 and $496 in 1995 and 1996, respectively, was allocated to discontinued operations of PMF based on the ratio of net assets discontinued to total net assets and debt of the Company. In addition, interest expense of $986 was allocated for the disposal period and is included in the 1996 loss on disposal of PMF. In 1997, $335 of interest expense was charged against the reserve.

  The net assets of PMF included in the consolidated balance sheet are summarized as follows:

                                                                        JULY 31
                                                                         1997
                                                                        -------
   Current Assets...................................................... $3,917
   Current Liabilities.................................................   (610)
                                                                        ------
   Net Assets.......................................................... $3,307
                                                                        ======

                        DELCO REMY INTERNATIONAL, INC.

                                 JULY 31, 1997


4. RESTRUCTURING CHARGES

  In May 1997, the Company decided to restructure the manufacturing operations of DRA to utilize focus factory manufacturing concepts and to close the Company's operations in the old vertically-integrated factories that were leased from GM. These decisions resulted in the impairment of certain production assets with a carrying amount of $30,321 ($25,279 of which is property and equipment and $5,042 of which is related tooling and other supplies) which the Company plans to sell or otherwise dispose. The Company has estimated the loss on disposal including related costs at $26,260. In addition, the Company has estimated a cost of $8,240 for reducing its workforce through several transition programs. The results of operations for the products which will be discontinued are not separately identifiable. The restructuring reserve is expected to be utilized throughout 1998 and 1999.

  In December 1995, the Company decided to eliminate the production of certain parts and certain straight-drive starter motors for the original equipment market. In addition, the Company purchased new, more efficient equipment for use in the production of certain heavy duty alternators. These decisions resulted in the impairment of certain production equipment with a carrying amount of approximately $5,242, which the Company plans to sell or otherwise dispose. The Company has estimated the loss on disposal, including related costs, at $4,385. The results of operations for the parts and straight-drive starter motors for which production will be discontinued are not separately identifiable.

  In October 1995, the Company offered to certain eligible salaried employees a voluntary retirement transition program in conjunction with a similar plan offered by GM to its employees which allowed such employees special additional benefits not typically provided upon retirement. These additional benefits include salaried payments for six months and future supplemental payments under the salaried retirement plan. As a result, $3,716 was charged to operations in 1996.

  The following table summarizes the provisions and reserves for restructuring and non-recurring charges:

                                            TERMINATION EXIT/IMPAIRMENT
                                             BENEFITS        COSTS       TOTAL
                                            ----------- --------------- -------
Provision in 1996..........................   $ 3,716       $ 4,385     $ 8,101
Payments and charges in 1996...............    (1,665)         (895)     (2,560)
                                              -------       -------     -------
Reserve at July 31, 1996...................     2,051         3,490       5,541
Provision in 1997..........................     8,240        26,260      34,500
Change in estimate.........................    (1,230)          --       (1,230)
Payments and charges in 1997...............      (821)         (613)     (1,434)
                                              -------       -------     -------
Reserve at July 31, 1997...................   $ 8,240       $29,137     $37,377
                                              =======       =======     =======

5. ALLOWANCE FOR DOUBTFUL ACCOUNTS

  The activity in the allowance for doubtful accounts is as follows:

                                                 FOR THE YEAR ENDED JULY 31
                                                 ----------------------------
                                                  1995      1996      1997
                                                 -------- --------  ---------
Balance at beginning of period.................. $   --   $    162  $   1,209
Additions charged to costs and expenses.........     119     1,091      3,774
Acquisition of certain businesses...............     102       308        324
Uncollectible accounts written off, net of
 recoveries.....................................     (59)     (352)    (2,372)
                                                 -------  --------  ---------
                                                 $   162  $  1,209  $   2,935
                                                 =======  ========  =========

                        DELCO REMY INTERNATIONAL, INC.

                                 JULY 31, 1997

6. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                                   JULY 31
                                                              -----------------
                                                                1996     1997
                                                              -------- --------
   Land and buildings........................................ $ 12,213 $  5,895
   Buildings under capital leases............................   13,931   21,434
   Machinery and equipment...................................  144,247  119,893
                                                              -------- --------
                                                              $170,391 $147,222
                                                              ======== ========

7. LONG-TERM DEBT

  Borrowings under long-term debt arrangements consists of the following:

                                                                   JULY 31
                                                              -----------------
                                                                1996     1997
                                                              -------- --------
   Senior credit facility:
     Revolving loans......................................... $ 48,530 $    --
     Term loans..............................................   54,235      --
     Revolving acquisition loans.............................      --    34,963
   Power seller notes........................................   24,300    8,300
   World note................................................   75,000   75,000
   Senior subordinated notes.................................      --   140,000
   GM acquisition note.......................................   55,224   59,155
   A & B seller notes........................................    3,500    3,500
   Junior subordinated notes.................................   22,619   25,211
   Hungarian bank loans......................................    1,141      --
   Other, including capital lease obligations................   14,247   17,639
                                                              -------- --------
                                                               298,796  363,768
   Less current portion......................................    9,652      507
                                                              -------- --------
                                                              $289,144 $363,261
                                                              ======== ========

 Senior Credit Facility

  Pursuant to the senior credit facility, revolving credit loans of $150,000 are available for general purposes, of which up to $85,000 is available for acquisitions. The senior credit facility provides for quarterly payments of $9,400 beginning in the year 1999. The Company has the option of paying an interest rate of one bank's prime or a LIBOR-based rate. The weighted average interest on amounts outstanding at July 31, 1997 was 8.02%.

  The senior credit facility contains various covenants which include, among other things: (i) limitations on additional borrowings and encumbrances; (ii) the maintenance of certain financial ratios and compliance with certain financial tests and limitations; (iii) limitations on cash dividends paid;
(iv) limitations on investments and capital expenditures; and (v) limitations on leases and sales of assets.

  The senior credit facility is collateralized by a lien on substantially all assets of the Company and its domestic subsidiaries and by all the capital stock of such subsidiaries held by the Company or any such other subsidiary.

                        DELCO REMY INTERNATIONAL, INC.

                                 JULY 31, 1997


 Power Seller Notes

  The Power Seller Notes are due February 6, 2001. Interest, at a rate of 9.86% per annum, is payable monthly for the current month. The notes may be prepaid without premium or penalty after August 6, 1997. The Power Seller Notes are secured by letters of credit issued under the senior credit facility.

 World Note

  The World Note, due on July 31, 2003, is payable to an affiliate of a stockholder and bears interest at a rate of 10.5% per annum, payable semiannually.

  On any three interest payment dates, the Company may elect to pay up to 50% of the unpaid accrued interest by issuing additional notes to the holder of the World Note. At the option of the Company, prepayment of the loan balance may be made at repayment amounts ranging from 103% in 1997 to 100% of principal after August 1, 2000. Upon a change in control, certain asset sales, casualty events or a public offering (all as defined in the debt agreement), the holders have the right, but not the obligation, to require mandatory redemption of the debt, without premium or penalty.

  The World Note agreement contains certain covenants which are similar to the provisions of the senior credit facility. The World noteholder has agreed to subordinate its right to receive payments to the senior credit facility lenders. DRI and its domestic subsidiaries have guaranteed the payment of principal and interest on the World Note.

 Senior Subordinated Notes

  On August 2, 1996, the Company issued $140 million of 10 5/8% Senior Subordinated Notes due August 1, 2006 (the Senior Subordinated Notes). The proceeds from the Senior Subordinated Notes were $135.8 million (net of issuance costs). The proceeds were used as follows: (i) to repay all outstanding indebtedness under the Senior Credit Facility, plus accrued and unpaid interest thereon, (ii) $16,000 was used to prepay one of the Power Seller Notes, plus accrued and unpaid interest thereon, and (iii) the remaining net proceeds were invested temporarily in short-term interest bearing obligations. The Company recorded an extraordinary loss in 1997 of $2,351, net of tax benefit of $1,147, related to deferred financing costs associated with the payoff of the Senior Credit Facility.

  The Senior Subordinated Notes are unsecured senior subordinated obligations of the Company and are subordinated in right of payment to the prior payment in full of all existing and future senior indebtedness, pari passu with all present and future senior subordinated indebtedness and senior to all present and future subordinated indebtedness of the Company or the relevant subsidiary guarantors, as defined in the indenture. The Senior Subordinated Notes will also be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness.

  The Senior Subordinated Notes are redeemable at the option of the Company, in whole or in part, after August 1, 2001, at the redemption prices set forth in the note agreement plus accrued and unpaid interest, if any, to the redemption date. In addition, at any time prior to August 1, 1999, the Company may redeem, at its option, up to an aggregate amount of 35% of the original principal amount of the Senior Subordinated Notes with the proceeds of one or more public equity offerings at a redemption price of 110% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date, provided that at least 50% of the original aggregate principal amount of the notes remains outstanding after each such redemption.

                        DELCO REMY INTERNATIONAL, INC.

                                 JULY 31, 1997


  Upon the occurrence of a change of control (as defined), each holder of the Senior Subordinated Notes will have the right to require the Company to purchase all or a portion of such holder's notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

  The indenture pursuant to which the Senior Subordinated Notes were issued contains certain covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to (i) incur additional indebtedness,
(ii) pay dividends or make other distributions with respect to capital stock (as defined) of the Company and its restricted subsidiaries, (iii) sell assets of the Company or its restricted subsidiaries, (iv) issue or sell restricted subsidiary stock, (v) enter into certain transactions with affiliates, (vi) create certain liens, (vii) enter into certain mergers and consolidations and
(viii) incur indebtedness which is subordinate to senior indebtedness and senior to the Senior Subordinated Notes.

  Pursuant to a registration agreement among the Company and the initial purchasers, the Company will commence an exchange offer pursuant to an effective registration statement or cause the Notes to be registered under the Securities Act pursuant to a resale shelf registration statement. If an exchange offer registration statement is not (i) filed by October 31, 1997 or
(ii) declared effective by December 31, 1997, or (iii) if an exchange offer is not consummated or a resale shelf registration statement is not declared effective by January 31, 1998, special interest will accrue initially at the rate of .25% per annum increasing to a maximum rate of 1% per annum, payable semi-annually until such time as an exchange offer is consummated or a resale shelf registration is declared effective.

 GM Acquisition Note

  In connection with the GM Acquisition, DRA issued to GM a subordinated note in the principal amount of $45,000 due 2004. Interest accrues semiannually at a rate of 11.5% per annum and is added to the unpaid principal balance in amounts ranging from 60% of the accruing interest in 1997 to 20% in 1999. Beginning in 2000, interest is payable semiannually in cash.

 A&B Seller Notes

  In connection with the A&B acquisition, a subsidiary of DRI issued subordinated notes in the principal amount of $3,500 due 2002. Interest is payable semiannually at 10% per annum. The notes are subordinated to the senior credit facility, senior subordinated debt, and the World Note. The notes may be prepaid at any time without penalty.

 Junior Subordinated Notes

  DRI issued $18,200 in an initial principal amount of Junior Subordinated Notes to two investors, who are also holders of the Company's common stock. Interest on the junior subordinated notes accrues semiannually at 11% and is payable entirely in additional principal, through 2004, when the entire balance is due and payable.

 Capital Lease Obligations

  In 1996 the Company entered into an aggregate of $13,931 of new capital leases with respect to three manufacturing facilities and its world headquarters building. The leases have 15 year terms with options to renew for additional periods. These leases have been capitalized using interest rates ranging from 12.5% to 14.2%. The carrying value of assets under capital leases was $15,870 at July 31, 1997.

                        DELCO REMY INTERNATIONAL, INC.

                                 JULY 31, 1997

 Other

  Total cash interest paid for 1995, 1996 and 1997 was $7,738, $19,895 and $31,744, respectively.

  The following is the required principal payments of long-term debt and capitalized leases:

    1998..............................................................  $    507
    1999..............................................................       721
    2000..............................................................       817
    2001..............................................................     9,366
    2002..............................................................       844
    Thereafter........................................................   351,513
                                                                        --------
                                                                        $363,768
                                                                        ========

8. EMPLOYEE BENEFIT PLAN

 Agreements with GM

  In connection with the GM Acquisition, the Company and GM agreed to allocate the responsibility for employee pension benefits and post-retirement health care and life insurance on a pro-rata basis between DRA and GM. The allocation is primarily determined upon years of service with DRA and aggregate years of service with DRA and GM. In addition, GM has agreed to retain complete responsibility for all pension and post-retirement benefit costs for salaried and hourly employees who retired from DRA before August 1, 1996 and October 1, 1996, respectively. Effective August 1, 1994, DRA established hourly and salaried pension and post-retirement health care and life insurance plans which are similar to the respective GM plans.

 Pension Plans

  DRA has defined benefit pension plans covering substantially all employees. The plan covering salaried employees provides benefits that are based upon years of service and final estimated average compensation. Benefits for hourly employees are based on stated amounts for each year of service. DRA's funding policy is to contribute amounts to provide the plans with sufficient assets to meet future benefit payment requirements consistent with actuarial determinations of the funding requirements of federal laws. DRA made contributions of $6,454 and $1,085 to the plans in 1996 and 1997, respectively. No contributions were made in 1995. Plan assets are primarily invested in mutual funds which invest in both debt and equity instruments.

  The components of net periodic pension cost for the plans are as follows:

                                                FOR THE YEAR ENDED JULY 31
                                                ----------------------------
                                                  1995     1996      1997
                                                -------- --------  ---------
   Service cost--benefits earned during the
    period..................................... $  4,435 $  2,935  $   3,163
   Interest costs on projected benefit
    obligation.................................        2      293        544
   Actual (gain) loss on assets................      --        51     (2,180)
   Net amortization and deferral...............       22     (316)     1,512
   Special charge for early retirement.........      --       --       1,633
                                                -------- --------  ---------
   Net periodic pension cost................... $  4,459 $  2,963  $   4,672
                                                ======== ========  =========

  In 1997, the Company offered retirement incentives to salaried employees. The program liability of $1,633 was included with the restructuring charge.

                        DELCO REMY INTERNATIONAL, INC.

                                 JULY 31, 1997


  The following table sets forth the funded status for DRA's defined benefit pension plans.

                                                                 JULY 31
                                                             ----------------
                                                              1996     1997
                                                             -------  -------
   Actuarial present value of accumulated pension benefit
    obligation:
     Vested................................................. $ 5,988  $11,375
     Nonvested..............................................     489    1,318
                                                             -------  -------
   Accumulated benefit obligation........................... $ 6,477  $12,693
                                                             =======  =======
   Projected benefit obligation............................. $ 7,021  $13,540
   Plan assets at fair value................................  (6,406)  (9,664)
                                                             -------  -------
   Projected benefit obligation in excess of fair value of
    plan assets.............................................     615    3,876
   Prior service cost not yet recognized....................     (37)    (911)
   Unrecognized net gain....................................     372    1,577
                                                             -------  -------
   Pension liability recognized in the balance sheet........ $   950  $ 4,542
                                                             =======  =======

  The measurement of the July 31, 1996 and 1997 projected benefit obligation was based upon a discount rate of 7.75%. The expected compensation growth rate is 5% for salaried employees. The expected rate of return on plan assets is 10%.

 Defined Contribution Plans

  Various subsidiaries of the Company sponsor voluntary savings plans for eligible salaried and hourly employees. These plans allow participants to make contributions pursuant to section 401(k) of the Internal Revenue Code. Certain of these plans have Company matching contribution provisions. Charges to operations were $452, $686 and $532 for 1995, 1996 and 1997, respectively.

 Profit Sharing Plans

  DRA sponsors profit sharing plans covering substantially all of its employees. Distributions are determined based upon formulas established by management and are made annually. Profit sharing expense for 1995, 1996 and 1997 was $1,700, $1,300 and $1,400, respectively.

 Post-Retirement Health Care and Life Insurance Plans

  DRA maintains hourly and salaried benefit plans that provide post-retirement health care and life insurance to retirees and eligible dependents. The benefits are payable for life, although DRA retains the right to modify or terminate the plans providing these benefits. The salaried plan is contributory, with additional cost sharing features such as deductibles and co-payments. Salaried employees who were not GM employees prior to 1992 are not eligible for the above described post-retirement benefits. It is DRA's policy to fund these benefits as claims are incurred.

                        DELCO REMY INTERNATIONAL, INC.

                                 JULY 31, 1997


  The following table sets forth the status of DRA's post-retirement benefit plans.

                                                                    JULY 31
                                                                 --------------
                                                                  1996   1997
                                                                 ------ -------
   Accumulated post-retirement benefit obligation:
     Fully eligible active participants......................... $  148 $   160
     Active participants not yet fully eligible.................  6,960  11,459
                                                                 ------ -------
                                                                  7,108  11,619
     Unrecognized net gain......................................  1,078   1,058
                                                                 ------ -------
     Post-retirement benefit liability.......................... $8,186 $12,677
                                                                 ====== =======

  The components of post-retirement benefit expense are as follows:

                                                    FOR THE YEAR ENDED JULY 31
                                                    ---------------------------
                                                      1995     1996      1997
                                                    -------- --------  --------
Service Cost....................................... $  4,114 $  3,557  $  3,959
Interest Cost......................................      320      254       551
Amortization of gain...............................      --       (59)      (19)
                                                    -------- --------  --------
                                                    $  4,434 $  3,752  $  4,491
                                                    ======== ========  ========

  Measurement of the accumulated post-retirement benefit obligation was based on an 8.3% annual rate of increase in the cost of covered health care benefits. The rate was assumed to decrease ratably to 5.5% through 2002 and remain level at that rate thereafter. The discount rate used in determining the accumulated post-retirement benefit obligation was 7.75%. An increase of 1% in assumed health care cost trend rates would increase the accumulated post-retirement benefit obligation as of July 31, 1997 by 25.8% and the net periodic cost for 1997 would be increased by 28.6%.

9. STOCKHOLDERS' EQUITY AND REDEEMABLE EXCHANGEABLE PREFERRED STOCK OF DRA

  All shares of Class A Common Stock and Class B Common Stock are identical and will entitle the holders thereof to the same rights and privileges, provided that except as otherwise required by law, the holders of Class B common stock shall have no voting rights. Each share of Class A stock is convertible into one share of Class B stock and each share of Class B stock is convertible into one share of Class A stock. Pursuant to a Stockholders Agreement dated July 29, 1994, the Company issued 7,905,912 shares of Class A Common Stock and 5,366,088 shares of Class B Common Stock for an aggregate of $1,581. In addition, 483,000 shares of Class A common stock were issued in connection with the Nabco acquisition. On October 21, 1994, the Company approved a private placement memorandum whereby the Company is authorized to offer for sale to certain members of management of DRA up to 1,596,000 shares of Class A Common Stock. As of July 31, 1997, 1,512,000 shares were outstanding pursuant to the private placement at a price approximating book value. Shares issued pursuant to this plan generally vest over three years. During 1997, 361,200 shares were sold for $2,705 less than the deemed fair market value. As a result, compensation expense of $354 was recorded during the current year and the balance of the unearned compensation of $2,351 will be amortized over the remaining vesting period

  The stockholder notes receivable of $179 and $350 at July 31, 1996 and 1997, respectively, were issued in connection with the sale of Class A Common Stock and are payable in 1999 through 2002 together with interest at 9.25% accrued interest per annum. The members of DRA management who are stockholders of the Company

                        DELCO REMY INTERNATIONAL, INC.

                                 JULY 31, 1997

are subject to agreements that impose certain restrictions and grant rights on their ownership and transfer of Company stock. During the first three years after issuance, stockholders are generally prohibited from transferring shares of common stock of the Company owned by them. The Company further has the right to repurchase such stock at amounts described in the respective agreements when the management investor is no longer employed by DRA.

 Warrants

  In connection with the issuance of the Junior Subordinated Notes, DRI issued warrants to purchase 1,680,000 shares of DRI Class A Common Stock at a price of $.0012 per share. The warrants can be exercised, in whole or in part, at any time through June 31, 2004.

 Redeemable Exchangeable Preferred Stock of DRA

  In connection with the GM Acquisition, DRA issued 15,000 shares of Class A Preferred Stock (par value $.01 per share and liquidation preference $1,000 per share) to GM (DRA Preferred Stock). The provisions of the preferred stock call for a cumulative cash dividend equal to $80 per share (8%). For financial statement purposes the preferred stock has been discounted to approximately $11,500 to reflect fair value at the issuance date based upon an 11.5% dividend rate. The excess of the preference amount over the carrying value of the DRA Preferred Stock is being accreted through August 1, 2004, at which time the DRA Preferred Stock must be redeemed by DRA at $1,000 per share plus accrued and unpaid dividends. At the option of DRA, the DRA Preferred Stock may be redeemed at a price per share equal to $1,000 plus accrued and unpaid dividends. In addition, the DRA Preferred Stock may be exchanged, at the option of DRA, in whole or in part, for 8% subordinated debentures to be issued by DRA at $1,000 per share plus accrued and unpaid dividends. Dividends which accrue but remain unpaid for one year accrue additional dividends at the rate of 8%. The carrying value of the DRA Preferred Stock includes unpaid and accrued dividends of $3,896 as of July 31, 1997.

10. INCOME TAXES

  The following is a summary of the components of the provision for income taxes (benefit) of continuing operations:

                                                   FOR THE YEAR ENDED JULY 31
                                                   ----------------------------
                                                     1995      1996      1997
                                                   --------  --------  --------
   Current:
     Federal...................................... $  9,529  $  5,969  $  3,220
     State and Local..............................    1,927       916     2,019
     Foreign......................................       61       131       977
                                                   --------  --------  --------
                                                     11,517     7,016     6,216
   Deferred:
     Federal......................................   (3,021)   (1,240)   (8,615)
     State and Local..............................     (650)      (35)     (960)
     Foreign......................................      --        --        345
                                                   --------  --------  --------
                                                   $  7,846  $  5,741  $ (3,014)
                                                   ========  ========  ========

                        DELCO REMY INTERNATIONAL, INC.

                                 JULY 31, 1997


  Income (loss) from continuing operations before income taxes (benefit), preferred dividend requirement of subsidiary and minority interest was taxed in the following jurisdictions:

                                                    FOR THE YEAR ENDED JULY 31
                                                    ---------------------------
                                                      1995     1996     1997
                                                    -------- -------- ---------
Domestic........................................... $ 18,198 $ 10,104 $ (15,640)
Foreign............................................      371    3,208     4,903
                                                    -------- -------- ---------
                                                    $ 18,569 $ 13,312 $ (10,737)
                                                    ======== ======== =========

  A reconciliation of income taxes at the United States federal statutory rate to the effective income tax rate follows:

                                                        FOR THE YEAR ENDED
                                                             JULY 31
                                                       ----------------------
                                                        1995    1996    1997
                                                       ------  ------  ------
Federal statutory income tax rate.....................   35.0%   35.0%   35.0%
State and local income taxes--net of federal tax
 benefit..............................................    4.5     4.3    (7.7)
Compensation expense..................................    --      --     (6.0)
Other items...........................................    2.7     3.8     6.8
                                                       ------  ------  ------
Effective income tax rate.............................   42.2%   43.1%   28.1%
                                                       ======  ======  ======

  State and local income taxes include provisions for Indiana and Michigan which do not provide proportional benefit in loss years.

  The following is a summary of the significant components of the Company's deferred tax assets and liabilities:

                                                                  JULY 31
                                                             ------------------
                                                               1996      1997
                                                             --------  --------
   Deferred tax assets:
     Restructuring.......................................... $    --   $  4,424
     Employee benefits......................................    7,385     7,157
     Inventories............................................    2,165     7,196
     Warranty...............................................    2,665     3,207
     Asset impairment.......................................    1,380     8,480
     Discontinued operations................................    4,352       774
     Non-compete agreements.................................      --        789
     Alternative minimum tax credits........................    1,244     1,488
     Other..................................................    3,054     2,835
                                                             --------  --------
                                                               22,245    36,350
   Deferred tax liabilities:
     Depreciation...........................................  (11,275)  (13,475)
     Discount on exchangeable securities....................   (1,381)   (1,336)
     Other..................................................     (922)   (1,621)
                                                             --------  --------
                                                              (13,578)  (16,432)
                                                             --------  --------
   Net deferred tax asset................................... $  8,667  $ 19,918
                                                             ========  ========

                        DELCO REMY INTERNATIONAL, INC.

                                 JULY 31, 1997

  The Company's alternative minimum tax credit may be carried forward indefinitely. Income tax payments (refunds), including state taxes, for 1995, 1996 and 1997 were $8,900, $14,000 and ($1,100), respectively.

  No provision has been made for United States federal and state or foreign taxes that may result from future remittances of undistributed earnings of foreign subsidiaries ($9,336 at July 31, 1997) because it is expected that such earnings will be reinvested in these foreign operations indefinitely. It is not practical to estimate the amount of taxes that might be payable on the eventual remittances of such earnings.

11. TRANSACTIONS WITH GM

  The Company and GM have entered into several transactions and agreements related to their respective businesses. In addition to the transactions disclosed elsewhere in the accompanying consolidated financial statements and related notes, the Company entered into the following transactions with GM:

                                                     FOR THE YEAR ENDED JULY 31
                                                     --------------------------
                                                       1995     1996     1997
                                                     -------- -------- --------
   Sales............................................ $338,356 $298,084 $301,328
   Material purchases and costs for services........  205,874  112,372   97,934

  In addition, the Company had the following balances with GM:

                                                                     JULY 31
                                                                 ---------------
                                                                  1996    1997
                                                                 ------- -------
    Trade accounts receivable..................................  $27,391 $30,286
    Other receivables..........................................    9,807   4,886
    Accounts payable...........................................   10,752   7,644

12. LEASE COMMITMENTS

  The Company occupies space and uses certain equipment under lease arrangements. Rent expense was $959, $3,208 and $4,004 for 1995, 1996 and 1997, respectively. Rental commitments at July 31, 1997 for long-term non-cancelable operating leases were as follows for the year ending:

   1998................................................................. $ 4,581
   1999.................................................................   3,855
   2000.................................................................   2,649
   2001.................................................................   1,449
   2002.................................................................   1,387
   Thereafter...........................................................   1,784
                                                                         -------
                                                                         $15,705
                                                                         =======

13. COMMITMENTS AND CONTINGENCIES

  The Company is party to various legal actions and administrative proceedings and subject to various claims arising in the ordinary course of business. The Company believes that the disposition of these matters will not have a material adverse effect on the financial position, results of operations or cash flows of the Company.

                        DELCO REMY INTERNATIONAL, INC.

                                 JULY 31, 1997


14. GEOGRAPHICAL INFORMATION

  The Company operates predominantly in a single industry as a designer, manufacturer, remanufacturer, and distributor of electrical and other engine related components, including starter motors and alternators for automobiles, trucks, and other heavy duty vehicles. The Company is a multi-national corporation with operations in many countries including the United States, Canada, Mexico, Hungary, Germany, Korea and the Netherlands. Sales, operating profits and identifiable assets of Canadian, European and other foreign locations are those sales, operating profits and assets related to the operations in those locations. Geographical information is shown below:

                                                  FOR THE YEAR ENDED JULY 31
                                                 ------------------------------
                                                   1995      1996       1997
                                                 --------  ---------  ---------
   NET SALES:
   United States................................ $584,859  $ 657,782  $ 684,790
   Canada.......................................      --      26,815     47,240
   Europe.......................................    5,090     15,975     14,487
   Other foreign................................      --         --       7,052
   Eliminate intercompany sales.................  (16,526)   (63,720)   (63,782)
                                                 --------  ---------  ---------
     Total net sales............................ $573,423  $ 636,852  $ 689,787
                                                 ========  =========  =========
   OPERATING INCOME:
   United States................................ $ 36,544  $  36,751  $  23,196
   Canada.......................................      --       2,319      2,341
   Europe.......................................      457      1,609        784
   Other foreign................................      --         --        (366)
                                                 --------  ---------  ---------
     Total operating income..................... $ 37,001  $  40,679  $  25,955
                                                 ========  =========  =========
   IDENTIFIABLE ASSETS:
   United States................................ $310,292  $ 427,847  $ 474,991
   Canada.......................................      --      29,959     31,197
   Europe.......................................   11,523     10,138     13,105
   Other foreign................................      --         --      16,303
                                                 --------  ---------  ---------
   Total identifiable assets....................  321,815    467,944    535,596
   Corporate assets.............................   65,096    119,339    192,458
   Elimination..................................  (64,384)  (112,201)  (157,485)
                                                 --------  ---------  ---------
     Total assets............................... $322,527  $ 475,082  $ 570,569
                                                 ========  =========  =========

15. FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS AND NON-GUARANTOR
   SUBSIDIARIES

  The Company conducts a significant portion of its business through subsidiaries. The Senior Notes and the Senior Subordinated Notes referred to in Note 16 below are fully and unconditionally guaranteed, jointly and severally, by certain direct and indirect subsidiaries (the Subsidiary Guarantors). Certain of the Company's subsidiaries do not guarantee the Senior Notes and the Senior Subordinated Notes (the Non-Guarantor Subsidiaries). The claims of creditors of Non-Guarantor Subsidiaries have priority over the rights of the Company to receive dividends or distributions from such subsidiaries.

  Presented below is condensed consolidating financial information for the Company, the Subsidiary Guarantors and the Non-Guarantor Subsidiaries at July 31, 1997 and 1996 and for the years ended July 31, 1997, 1996 and 1995.

                        DELCO REMY INTERNATIONAL, INC.

                                 JULY 31, 1997


  The equity method has been used by the Company with respect to investments in subsidiaries. The equity method has been used by Subsidiary Guarantors with respect to investments in Non-Guarantor Subsidiaries. Separate financial statements for Subsidiary Guarantors are not presented based on management's determination that they do not provide additional information that is material to investors.

  The following table sets forth the Guarantor and direct Non-Guarantor
Subsidiaries:

           GUARANTOR SUBSIDIARIES                     NON-GUARANTOR SUBSIDIARIES
-------------------------------------------- --------------------------------------------
Delco Remy America, Inc.                     Autovill RT Ltd.
Remy International, Inc.                     Power Investments Canada Ltd.
Reman Holdings, Inc.                         Remy UK Limited
Nabco, Inc.                                  Delco Remy International (Europe) GmbH
The A&B Group, Inc.                          Remy India Holdings, Inc.
A&B Enterprises, Inc.                        Remy Mauritius Ltd.
Dalex, Inc.                                  Remy Korea Holdings, Inc.
A&B Cores, Inc.                              681287 Alberta Ltd.
R&L Tool Company, Inc.                       Publitech, Inc.
MCA, Inc. of Mississippi                     World Wide Automotive Distributors, Inc.
Power Investments, Inc.                      Autovill Holdings, Inc.
Franklin Power Products, Inc.
International Fuel Systems, Inc.
Marine Drive Systems, Inc.
Marine Corporation of America
Powrbilt Products, Inc.
World Wide Automotive, Inc.

                         DELCO REMY INTERNATIONAL, INC.

                                 JULY 31, 1997

                     CONDENSED CONSOLIDATING BALANCE SHEET

                                                   JULY 31, 1997
                          ---------------------------------------------------------------------
                           DELCO REMY
                          INTERNATIONAL
                              INC.                     NON-
                             (PARENT    SUBSIDIARY  GUARANTOR
                          COMPANY ONLY) GUARANTORS SUBSIDIARIES ELIMINATIONS       CONSOLIDATED
                          ------------- ---------- ------------ ------------       ------------
ASSETS:
Current assets:
  Cash and cash
   equivalents..........    $    --      $  1,504    $ 8,546     $     --            $ 10,050
  Trade accounts
   receivable...........         --        99,745     10,439           --             110,184
  Affiliate accounts
   receivable, net......         --        33,409          2       (33,411)(a)            --
  Other receivables.....         --         9,605        882           --              10,487
  Recoverable income
   taxes................         --         2,889        --            --               2,889
  Inventories...........         --       145,035     19,382           --             164,417
  Deferred income
   taxes................       4,315       17,159        --            --              21,474
  Other current assets..         --         4,163        480           --               4,643
                            --------     --------    -------     ---------           --------
    Total current
     assets.............       4,315      313,509     39,731       (33,411)           324,144
Property and equipment..          20      133,769     13,433           --             147,222
Less accumulated
 depreciation...........          13       22,353      4,492           --              26,858
                            --------     --------    -------     ---------           --------
                                   7      111,416      8,941           --             120,364
Deferred financing
 costs..................       5,148        3,655        --            --               8,803
Goodwill, net...........         --        76,437     10,175           --              86,612
Net assets held for
 disposal...............         --        25,279        --            --              25,279
Investment in
 affiliates.............     171,614          --         --       (168,495)(b)(c)       3,119
Other assets............       1,953       (1,463)     1,758           --               2,248
                            --------     --------    -------     ---------           --------
    Total assets........    $183,037     $528,833    $60,605     $(201,906)          $570,569
                            ========     ========    =======     =========           ========

--------
(a) Eliminations of intercompany receivables and payables.
(b) Elimination of investments in subsidiaries.
(c) Elimination of investments in subsidiaries' earnings.

                         DELCO REMY INTERNATIONAL, INC.

                                 JULY 31, 1997
                     CONDENSED CONSOLIDATING BALANCE SHEET

                                                   JULY 31, 1997
                          ------------------------------------------------------------------
                           DELCO REMY
                          INTERNATIONAL
                              INC.                     NON-
                             (PARENT    SUBSIDIARY  GUARANTOR
                          COMPANY ONLY) GUARANTORS SUBSIDIARIES ELIMINATIONS    CONSOLIDATED
                          ------------- ---------- ------------ ------------    ------------
LIABILITIES AND
 STOCKHOLDERS' EQUITY
 (DEFICIT):
Current liabilities:
  Accounts payable......    $    195     $ 82,585    $ 5,798     $     --         $ 88,578
  Affiliate accounts
   payable..............      15,684        6,152     11,575       (33,411)(a)         --
  Accrued interest
   payable..............         --         3,107        --            --            3,107
  Accrued restructuring
   charges..............         --        37,377        --            --           37,377
  Liabilities related to
   discontinued
   operations...........         --         3,324        --            --            3,324
  Other liabilities and
   accrued expenses.....      (9,815)      41,034      5,991           --           37,210
  Current portion of
   long-term debt.......         --           506          1           --              507
                            --------     --------    -------     ---------        --------
    Total current
     liabilities........       6,064      174,085     23,365       (33,411)         17,103
Deferred income taxes...      10,631       (9,114)        39           --            1,556
Long-term debt, less
 current portion........     173,511      189,669         81           --          363,261
Post-retirement benefits
 other than pensions....         --        12,677        --            --           12,677
Accrued pension
 benefit................         --         4,542        --            --            4,542
Other non-current
 liabilities............         876        3,231         17           --            4,124
Minority interest in
 subsidiary.............         --         6,504      1,528           --            8,032
Redeemable exchangeable
 preferred stock of
 subsidiary.............         --        16,071        --            --           16,071
Stockholders' equity
 (deficit):
  Common stock:
    Class A Shares......           5          --         --            --                5
    Class B Shares......           4          --         --            --                4
  Paid-in capital.......       6,821          --         --            --            6,821
  Subsidiary
   investment...........         --       127,665     31,970      (159,635)(b)         --
  Retained earnings
   (deficit)............     (12,174)       3,503      5,357        (8,860)(c)     (12,174)
  Cumulative translation
   adjustment...........         --           --      (1,752)          --           (1,752)
  Stock purchase plan...      (2,701)         --         --            --           (2,701)
                            --------     --------    -------     ---------        --------
    Total stockholders'
     equity (deficit)...      (8,045)     131,168     35,575      (168,495)         (9,797)
                            --------     --------    -------     ---------        --------
    Total liabilities
     and stockholders'
     equity (deficit)...    $183,037     $528,833    $60,605     $(201,906)       $570,569
                            ========     ========    =======     =========        ========

--------
(a) Eliminations of intercompany receivables and payables.
(b) Elimination of investments in subsidiaries.
(c) Elimination of investments in subsidiaries' earnings.

                         DELCO REMY INTERNATIONAL, INC.

                                 JULY 31, 1997

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                                         FOR THE YEAR ENDED JULY 31, 1997
                          -----------------------------------------------------------------
                           DELCO REMY
                          INTERNATIONAL
                              INC.                     NON-
                             (PARENT    SUBSIDIARY  GUARANTOR
                          COMPANY ONLY) GUARANTORS SUBSIDIARIES ELIMINATIONS   CONSOLIDATED
                          ------------- ---------- ------------ ------------   ------------
Net sales...............    $    --      $684,790    $68,779      $(63,782)(a)   $689,787
Cost of goods sold......         --       548,875     55,141       (63,782)(a)    540,234
                            --------     --------    -------      --------       --------
Gross profit............         --       135,915     13,638           --         149,553
Selling, engineering,
 and administrative
 expenses...............       6,325       71,933     10,840           --          89,098
Restructuring charges...         --        34,500        --            --          34,500
                            --------     --------    -------      --------       --------
Operating (loss)
 income.................      (6,325)      29,482      2,798           --          25,955
Other income (expense):
  Gain on sale of
   building.............         --           --       2,082           --           2,082
  Interest expense......     (18,815)     (19,997)        38           --         (38,774)
                            --------     --------    -------      --------       --------
(Loss) income from
 continuing operations
 before income tax
 (benefit), preferred
 dividend requirement of
 subsidiary, and
 minority interest......     (25,140)       9,485      4,918           --         (10,737)
Minority interest in
 income of
 subsidiaries...........         --           921        (29)          --             892
Equity in earnings of
 subsidiaries...........       1,821          --         --         (1,821)(b)        --
Income taxes (benefit)..      (9,023)       4,042      1,967           --          (3,014)
Preferred dividend
 requirement of
 subsidiary.............         --           --         --          1,648 (c)      1,648
                            --------     --------    -------      --------       --------
(Loss) income from
 continuing operations..     (14,296)       4,522      2,980        (3,469)       (10,263)
Discontinued operations:
  Loss from operations
   of discontinued
   businesses (less
   applicable income tax
   benefit).............         --           808        --            --             808
  Loss on disposal of
   businesses (less
   applicable income tax
   benefit).............         --           874        --            --             874
Extraordinary item:
  Write-off of debt
   issuance costs (less
   applicable income tax
   benefit).............         --         2,351        --            --           2,351
                            --------     --------    -------      --------       --------
Net (loss) income.......    $(14,296)    $    489    $ 2,980      $ (3,469)      $(14,296)
                            ========     ========    =======      ========       ========

--------
(a) Elimination of intercompany sales and cost of sales.
(b) Elimination of equity in net income (loss) from consolidated subsidiaries.
(c) Recording of preferred dividend requirement of subsidiary.

                         DELCO REMY INTERNATIONAL, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                 JULY 31, 1997

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                                         FOR THE YEAR ENDED JULY 31, 1997
                          ------------------------------------------------------------------
                           DELCO REMY
                          INTERNATIONAL
                              INC.                      NON-
                             (PARENT    SUBSIDIARY   GUARANTOR
                          COMPANY ONLY) GUARANTORS  SUBSIDIARIES ELIMINATIONS   CONSOLIDATED
                          ------------- ----------  ------------ ------------   ------------
OPERATING ACTIVITIES:
Net (loss) income.......    $(14,296)   $     489     $ 2,980      $(3,469)(a)   $ (14,296)
Extraordinary item......         375        3,123         --           --            3,498
 Adjustments to
  reconcile net income
  (loss) to net cash
  provided by (used in)
  operating activities:
 Depreciation and
  amortization..........       1,629       19,942         752          --           22,323
 Gain on sale of
  building..............         --           --       (2,082)         --           (2,082)
 Equity in earnings of
  subsidiary............      (1,821)         --          --         1,821(a)          --
 Deferred income
  taxes.................       7,864      (17,481)         39          --           (9,578)
 Post-retirement
  benefits other than
  pensions..............         --         4,491         --           --            4,491
 Accrued pension
  benefits..............         --         3,592         --           --            3,592
 Non-cash interest
  expense...............       3,337        4,612         --           --            7,949
 Preferred dividend
  requirement of
  subsidiary............         --           --          --         1,648(b)        1,648
 Changes in operating
  assets and
  liabilities, net of
  acquisitions:
   Accounts receivable..         --        (1,715)     (1,626)         --           (3,341)
   Inventories..........         --        (4,950)     (5,295)         --          (10,245)
   Accounts payable.....         (67)     (10,970)          1          --          (11,036)
   Intercompany
    accounts............     (74,450)      65,730       8,720          --              --
   Other current assets
    and liabilities.....      (8,727)         995       3,194          --           (4,538)
   Accrued
    restructuring.......         --        31,836         --           --           31,836
   Other non-current
    assets and
    liabilities, net....     (12,209)      16,180      (1,655)         --            2,316
                            --------    ---------     -------      -------       ---------
Net cash (used in)
 provided by operating
 activities.............     (98,365)     115,874       5,028          --           22,537
INVESTING ACTIVITIES:
Acquisition, net of cash
 acquired...............     (45,284)         135       2,707          --          (42,442)
Purchase of property and
 equipment..............         --       (27,025)     (4,863)         --          (31,888)
Investment in
 affiliates.............      (3,119)         --          --           --           (3,119)
Proceeds from sale of
 building...............         --           --        3,362          --            3,362
                            --------    ---------     -------      -------       ---------
Net cash (used in)
 provided by investing
 activities.............     (48,403)     (26,890)      1,206          --          (74,087)
FINANCING ACTIVITIES:
Proceeds from issuances
 of long-term debt......     162,700       17,300         --           --          180,000
Payments on long-term
 debt...................     (16,000)    (110,200)        --           --         (126,200)
Other financing
 activities.............         --         3,986         --           --            3,986
                            --------    ---------     -------      -------       ---------
Net cash provided by
 (used in) financing
 activities.............     146,700      (88,914)        --           --           57,786
Effect of exchange rate
 changes on cash........         --           --          408          --              408
                            --------    ---------     -------      -------       ---------
Net (decrease) increase
 in cash and cash
 equivalents............         (68)          70       6,642          --            6,644
Cash and cash
 equivalents at
 beginning of year......          68        1,434       1,904          --            3,406
                            --------    ---------     -------      -------       ---------
Cash and cash
 equivalents at end of
 year...................    $    --     $   1,504     $ 8,546      $   --        $  10,050
                            ========    =========     =======      =======       =========

--------
(a) Elimination of equity in earnings of subsidiary.
(b) Recording of preferred dividend requirement of subsidiary.

                         DELCO REMY INTERNATIONAL, INC.

                                 JULY 31, 1997

                     CONDENSED CONSOLIDATING BALANCE SHEET

                                                   JULY 31, 1996
                          ---------------------------------------------------------------------
                           DELCO REMY
                          INTERNATIONAL
                              INC.                     NON-
                             (PARENT    SUBSIDIARY  GUARANTOR
                          COMPANY ONLY) GUARANTORS SUBSIDIARIES ELIMINATIONS       CONSOLIDATED
                          ------------- ---------- ------------ ------------       ------------
                                                  (IN THOUSANDS)
ASSETS:
Current assets:
  Cash and cash
   equivalents..........    $     68     $  1,434    $ 1,904     $     --            $  3,406
  Trade accounts
   receivable, net......         --        87,161      7,831           --              94,992
  Affiliate accounts
   receivable...........         --        80,650        --        (80,650)(a)            --
  Other receivables.....         --        10,265        320           --              10,585
  Recoverable income
   taxes................         825        7,013        836           --               8,674
  Inventories...........         --       111,631     11,952           --             123,583
  Deferred income
   taxes................       1,548       13,914        --            --              15,462
  Other current assets..         --           790        423           --               1,213
                            --------     --------    -------     ---------           --------
    Total current
     assets.............       2,441      312,858     23,266       (80,650)           257,915
Property and equipment..          20      162,963      7,408           --             170,391
Less accumulated
 depreciation...........         --        28,207      1,028           --              29,235
                            --------     --------    -------     ---------           --------
                                  20      134,756      6,380           --             141,156
Deferred financing
 costs..................         481        6,016        --            --               6,497
Goodwill, net...........         --        58,174      8,396           --              66,570
Investment in
 affiliate..............     119,240          --         --       (119,240)(b)(c)         --
Other assets............         544          345      2,055           --               2,944
                            --------     --------    -------     ---------           --------
    Total assets........    $122,726     $512,149    $40,097     $(199,890)          $475,082
                            ========     ========    =======     =========           ========

                         DELCO REMY INTERNATIONAL, INC.

                                 JULY 31, 1997

                     CONDENSED CONSOLIDATING BALANCE SHEET

                                                   JULY 31, 1996
                          ------------------------------------------------------------------
                           DELCO REMY
                          INTERNATIONAL
                              INC.                     NON-
                             (PARENT    SUBSIDIARY  GUARANTOR
                          COMPANY ONLY) GUARANTORS SUBSIDIARIES ELIMINATIONS    CONSOLIDATED
                          ------------- ---------- ------------ ------------    ------------
LIABILITIES AND
 STOCKHOLDERS' EQUITY
 (DEFICIT):
Current liabilities:
  Accounts payable......    $    262     $ 75,509    $ 5,436     $     --         $ 81,207
  Affiliate accounts
   payable..............      73,322        4,968      2,360       (80,650)(a)         --
  Accrued interest
   payable..............         --         4,026        --            --            4,026
  Accrued restructuring
   charges..............         --         5,541        --            --            5,541
  Liabilities related to
   discontinued
   operations...........         --        11,005        --            --           11,005
  Other liabilities and
   accrued expenses.....      (1,524)      31,151      3,056           --           32,683
  Current portion of
   long-term debt.......         --         8,511      1,141           --            9,652
                            --------     --------    -------     ---------        --------
    Total current
     liabilities........      72,060      140,711     11,993       (80,650)        144,114
Deferred income taxes...         --         6,795        --            --            6,795
Long-term debt, less
 current portion........      46,919      242,225        --            --          289,144
Post-retirement benefits
 other than pensions....         --         8,186        --            --            8,186
Accrued pension
 benefit................         --           950        --            --              950
Other non-current
 liabilities............          (3)       2,582      2,848           --            5,427
Minority interest in
 subsidiary.............         --         4,457        --            --            4,457
Redeemable exchangeable
 preferred stock of
 subsidiary.............         --        14,420        --            --           14,420
Stockholders' equity
 (deficit):
  Common stock:
   Class A Shares.......           5          --         --            --                5
   Class B Shares.......           4          --         --            --                4
  Paid-in capital.......       1,798          --         --            --            1,798
  Subsidiary
   investment...........         --        87,161     25,040      (112,201)(b)         --
  Retained earnings
   (deficit)............       2,122        4,662      2,377        (7,039)(c)       2,122
  Cumulative translation
   adjustment...........         --           --      (2,161)          --           (2,161)
  Notes receivable from
   stockholders.........        (179)         --         --            --             (179)
                            --------     --------    -------     ---------        --------
    Total stockholders'
     equity (deficit)...       3,750       91,823     25,256      (119,240)          1,589
                            --------     --------    -------     ---------        --------
    Total liabilities
     and stockholders'
     equity (deficit)...    $122,726     $512,149    $40,097     $(199,890)       $475,082
                            ========     ========    =======     =========        ========

--------
(a) Elimination of intercompany receivables and payables.
(b) Elimination of investments in subsidiaries.
(c) Elimination of investments in subsidiaries' earnings.

                         DELCO REMY INTERNATIONAL, INC.

                                 JULY 31, 1997

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                                        FOR THE YEAR ENDED JULY 31, 1996
                         -----------------------------------------------------------------
                          DELCO REMY
                         INTERNATIONAL
                             INC.                     NON-
                            (PARENT    SUBSIDIARY  GUARANTOR
                         COMPANY ONLY) GUARANTORS SUBSIDIARIES ELIMINATIONS   CONSOLIDATED
                         ------------- ---------- ------------ ------------   ------------
Net sales..............     $   --      $657,782    $42,790      $(63,720)(a)   $636,852
Cost of goods sold.....         --       541,363     32,435       (63,720)(a)    510,078
                            -------     --------    -------      --------       --------
Gross profit...........         --       116,419     10,355           --         126,774
Selling, engineering,
 and administrative
 expenses..............       1,923       69,644      6,427           --          77,994
Restructuring charges..         --         8,101        --            --           8,101
                            -------     --------    -------      --------       --------
Operating (loss)
 income................      (1,923)      38,674      3,928           --          40,679
Interest expense.......      (4,503)     (22,477)      (387)          --         (27,367)
                            -------     --------    -------      --------       --------
(Loss) income from
 continuing operations
 before income taxes
 (benefit), preferred
 dividend requirement
 of subsidiary and
 minority interest.....      (6,426)      16,197      3,541           --          13,312
Minority interest in
 income of subsidiary..         --           --         259           --             259
Equity in earnings of
 subsidiary............      (1,904)         --         --          1,904(b)         --
Income taxes
 (benefit).............      (3,489)       8,014      1,216           --           5,741
Preferred dividend
 requirement of
 subsidiary............         --           --         --          1,516(c)       1,516
                            -------     --------    -------      --------       --------
(Loss) income from
 continuing
 operations............      (4,841)       8,183      2,066           388          5,796
Discontinued
 operations:
  Loss from operations
   of discontinued
   businesses (less
   applicable income
   tax benefit)........         --         1,573        --            --           1,573
  Loss on disposal of
   businesses (less
   applicable income
   tax benefit)........         --         9,064        --            --           9,064
                            -------     --------    -------      --------       --------
Net (loss) income......     $(4,841)    $ (2,454)   $ 2,066      $    388       $ (4,841)
                            =======     ========    =======      ========       ========

--------
(a) Elimination of intercompany sales and cost of sales.
(b) Elimination of equity in net income (loss) from consolidated subsidiaries.
(c) Recording of preferred dividend requirement of subsidiary.

                         DELCO REMY INTERNATIONAL, INC.

                                 JULY 31, 1997

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                                         FOR THE YEAR ENDED JULY 31, 1996
                          -----------------------------------------------------------------
                           DELCO REMY                  NON-
                          INTERNATIONAL SUBSIDIARY  GUARANTOR
                              INC.      GUARANTORS SUBSIDIARIES ELIMINATIONS   CONSOLIDATED
                          ------------- ---------- ------------ ------------   ------------
                                                  (IN THOUSANDS)
OPERATING ACTIVITIES:
Net (loss) income.......    $ (4,841)    $ (2,454)   $ 2,066      $   388        $ (4,841)
 Adjustments to
  reconcile net income
  (loss) to net cash
  provided by (used in)
  operating activities:
 Depreciation and
  amortization..........         --        18,569        986          --           19,555
 Equity in earnings of
  subsidiary............       1,904          --         --        (1,904)(a)         --
 Deferred income
  taxes.................        (620)      (3,328)     1,001          --           (2,947)
 Post-retirement
  benefits other than
  pensions..............         --         3,752        --           --            3,752
 Accrued pension
  benefits..............         --        (3,509)       --           --           (3,509)
 Non-cash interest
  expense...............       2,333        5,534        --           --            7,867
 Preferred dividend
  requirement of
  subsidiary............         --           --         --         1,516 (b)       1,516
 Changes in operating
  assets and
  liabilities, net of
  acquisitions:
   Accounts receivable..         --       (24,724)       266          --          (24,458)
   Inventories..........         --       (27,048)     1,328          --          (25,720)
   Accounts payable.....         262        7,339      1,033          --            8,634
   Intercompany
    accounts............      27,650      (29,070)     1,420          --              --
   Other current assets
    and liabilities.....      (2,679)      21,702       (794)         --           18,229
   Accrued
    restructuring.......         --         5,541        --           --            5,541
   Other non-current
    assets and
    liabilities, net....      (1,148)       1,248     (4,403)         --           (4,303)
                            --------     --------    -------      -------        --------
Net cash provided by
 (used in) operating
 activities.............      22,861      (26,448)     2,903          --             (684)
INVESTING ACTIVITIES:
Acquisition, net of cash
 acquired...............     (47,685)       1,365        --           --          (46,320)
Purchase of property and
 equipment..............          (1)     (32,740)       --           --          (32,741)
                            --------     --------    -------      -------        --------
Net cash used in
 investing activities...     (47,686)     (31,375)       --           --          (79,061)
FINANCING ACTIVITIES:
Proceeds from issuances
 of long-term debt......      24,300       65,352        --           --           89,652
Payments on long-term
 debt...................         --        (6,466)    (2,376)         --           (8,842)
Other financing
 activities.............         --           (20)       --           --              (20)
                            --------     --------    -------      -------        --------
Net cash provided by
 (used in) financing
 activities.............      24,300       58,866     (2,376)         --           80,790
Effect of exchange rate
 changes on cash........         --           --         883          --              883
                            --------     --------    -------      -------        --------
Net (decrease) increase
 in cash and cash
 equivalents............        (525)       1,043      1,410          --            1,928
Cash and cash
 equivalents at
 beginning of year......         593          391        494          --            1,478
                            --------     --------    -------      -------        --------
Cash and cash
 equivalents at end of
 year...................    $     68     $  1,434    $ 1,904      $   --         $  3,406
                            ========     ========    =======      =======        ========

--------
(a) Elimination of investment in affiliates earnings.
(b) Elimination of preferred dividend requirement of subsidiary.

                         DELCO REMY INTERNATIONAL, INC.

                                 JULY 31, 1997

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                                       FOR THE YEAR ENDED JULY 31, 1995
                        -----------------------------------------------------------------
                         DELCO REMY
                        INTERNATIONAL
                            INC.                     NON-
                           (PARENT    SUBSIDIARY  GUARANTOR
                        COMPANY ONLY) GUARANTORS SUBSIDIARIES ELIMINATIONS   CONSOLIDATED
                        ------------- ---------- ------------ ------------   ------------
Net sales..............    $   --      $584,859     $5,090      $(16,526)(a)   $573,423
Cost of goods sold.....        --       488,406      3,336       (16,526)(a)    475,216
                           -------     --------     ------      --------       --------
Gross profit...........        --        96,453      1,754           --          98,207
Selling, engineering,
 and administrative
 expenses..............        825       59,084      1,297           --          61,206
                           -------     --------     ------      --------       --------
Operating (loss)
 income................       (825)      37,369        457           --          37,001
Interest expense.......     (2,083)     (16,263)       (86)          --         (18,432)
                           -------     --------     ------      --------       --------
(Loss) income from
 continuing operations
 before income taxes
 (benefit), preferred
 dividend requirement
 of subsidiary, and
 minority interest.....     (2,908)      21,106        371           --          18,569
Equity in earnings of
 subsidiary............      8,943          --         --         (8,943)(b)        --
Income taxes
 (benefit).............       (928)       8,713         61           --           7,846
Preferred dividend
 requirement of
 subsidiary............        --           --         --          1,397(c)       1,397
                           -------     --------     ------      --------       --------
Income (loss) from
 continuing
 operations............      6,963       12,393        310       (10,340)         9,326
Discontinued
 operations:
  Loss from operations
   of discontinued
   businesses (less
   applicable income
   tax benefit)........        --         2,363        --            --           2,363
                           -------     --------     ------      --------       --------
Net income (loss)......    $ 6,963     $ 10,030     $  310      $(10,340)      $  6,963
                           =======     ========     ======      ========       ========

--------
(a) Elimination of intercompany sales and cost of sales.
(b) Elimination of equity in net income (loss) from consolidated subsidiaries.
(c) Recording of preferred dividend requirement of subsidiary.

                         DELCO REMY INTERNATIONAL, INC.

                                 JULY 31, 1997

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                                         FOR THE YEAR ENDED JULY 31, 1995
                          --------------------------------------------------------------------
                           DELCO REMY                  NON-
                          INTERNATIONAL SUBSIDIARY  GUARANTOR
                              INC.      GUARANTORS SUBSIDIARIES ELIMINATIONS      CONSOLIDATED
                          ------------- ---------- ------------ ------------      ------------
OPERATING ACTIVITIES:
Net income (loss).......    $  6,963     $ 10,030     $ 310       $(10,340)(a)(b)   $  6,963
 Adjustments to
  reconcile net income
  (loss) to net cash
  provided by (used in)
  operating activities:
 Depreciation and
  amortization..........         --        14,491        42            --             14,533
 Equity in earnings of
  subsidiary............      (8,943)         --        --           8,943 (a)           --
 Deferred income
  taxes.................        (927)      (2,653)      --             --             (3,580)
 Post-retirement
  benefits other than
  pensions..............         --         4,434       --             --              4,434
 Accrued pension
  benefits..............         --         4,459       --             --              4,459
 Non-cash interest
  expense...............       2,086        5,983       --             --              8,069
 Preferred dividend
  requirement of
  subsidiary............         --           --        --           1,397 (b)         1,397
 Changes in operating
  assets and
  liabilities, net of
  acquisitions:
   Accounts receivable..         --       (49,270)      (50)           --            (49,320)
   Inventories..........         --        (7,212)     (823)           --             (8,035)
   Accounts payable.....         --        48,862       751            --             49,613
   Intercompany
    accounts............      62,733      (63,674)      941            --                --
   Other current assets
    and liabilities.....         330       (6,450)     (537)           --             (6,657)
   Other non-current
    assets and
    liabilities, net....       3,578       (3,797)      264            --                 45
                            --------     --------     -----       --------          --------
Net cash provided by
 (used in) operating
 activities.............      65,820      (44,797)      898            --             21,921
INVESTING ACTIVITIES:
Acquisitions, net of
 cash acquired..........     (64,429)       1,824       595            --            (62,010)
Purchase of property and
 equipment..............         (19)     (11,129)      (93)           --            (11,241)
                            --------     --------     -----       --------          --------
Net cash (used in)
 provided by investing
 activities.............     (64,448)      (9,305)      502            --            (73,251)
FINANCING ACTIVITIES:
Proceeds from issuances
 of long-term debt......         --        31,918       --             --             31,918
Payments on long-term
 debt...................        (848)      (3,163)     (906)           --             (4,917)
Other financing
 activities.............         --           118       --             --                118
                            --------     --------     -----       --------          --------
Net cash (used in)
 provided by financing
 activities.............        (848)      28,873      (906)           --             27,119
                            --------     --------     -----       --------          --------
Net increase (decrease)
 in cash and cash
 equivalents............         524      (25,229)      494            --            (24,211)
Cash and cash
 equivalents at
 beginning of year......          69       25,620       --             --             25,689
                            --------     --------     -----       --------          --------
Cash and cash
 equivalents at end of
 year...................    $    593     $    391     $ 494       $    --           $  1,478
                            ========     ========     =====       ========          ========

--------
(a)Elimination of investment in affiliate earnings.
(b)Recording of preferred dividend requirement of subsidiary.

                        DELCO REMY INTERNATIONAL, INC.

                                 JULY 31, 1997


16. SUBSEQUENT EVENTS

 Offerings

  In October 1997, the Company filed Registration Statements to offer approximately $60,000 of Class A Common Stock ($69,000 if the Underwriters' over-allotment option is exercised in full) and $130,000 of Senior Notes Due 2007 (the Senior Notes). Net proceeds to the Company from such Offerings, after deduction of associated expenses, are expected to be approximately $181,000. The Company filed another Registration Statement in October 1997, the purpose of which is to register an exchange offer for the Company's 10 5/8% Senior Subordinated Notes due 2006.

 Planned Acquisition

  On October 30, 1997, the Company entered into the Ballantrae Acquisition Agreement to acquire all of the capital stock of Ballantrae (the Planned Acquisition) for $52,800 (including assumed debt and the estimated working capital adjustment and fees and expenses of Ballantrae). Ballantrae operates through two subsidiaries: Tractech, a leading producer of traction control systems for heavy duty original equipment manufacturers and the aftermarket; and Kraftube, Inc., a tubing assembly business which sells products to compressor manufacturers for commercial air conditioners and refrigeration equipment. In fiscal year 1997, Tractech accounted for approximately 70% of Ballantrae's $37,600 of net sales. The Company will exchange shares of its Common Stock with a value (at the initial public offering price in the Equity Offering) of approximately $22,100 for the equity of Ballantrae and will repay approximately $29,700 of Ballantrae's debt. The acquisition is expected to be completed at or prior to the consummation of the Offerings.

 Recapitalization

  In connection with the above-mentioned Offerings and Planned Acquisition, the Company plans to complete several transactions pursuant to which the Company's outstanding debt and preferred stock will be restructured (the Recapitalization). Significant components of the Recapitalization, together with the applicable accounting effects, will be as follows:

    The payment in full of the World Note.

    The early extinguishment of the World Note will result in a write-off of the unamortized debt issue costs of $1,350, net of income taxes, which will be accounted for as an extraordinary loss on this transaction.

    The payment in full of the GM Acquisition Note.

    The exchange of the Junior Subordinated Notes for 1,621,399 shares of Class A Common Stock.

    The exchange of the outstanding shares of 8% preferred stock of DRA to an 8% subordinated debenture of DRA.

    The payment in full of $11,800 principal amount of subordinated notes payable to certain former stockholders of A&B Group and Power.

    The amendment of the senior credit facility in connection with the consummation of the Offerings.

    Payment of Ballantrae debt assumed in the Planned Acquisition.

 Share and Per Share Information

  On November 20, 1997, the Company authorized a 16.8-to-one stock split subject to consummation of the Offerings. All share and per share amounts have been adjusted to reflect this split. The primary earnings (loss)

                        DELCO REMY INTERNATIONAL, INC.

                                 JULY 31, 1997

per share is based on the weighted average number of shares of common stock and common stock equivalents outstanding during the year, adjusted to reflect all common stock issued within one year prior to the initial public offering of common stock as if those shares issued had been outstanding for all periods presented.

                         DELCO REMY INTERNATIONAL, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        FOR THE THREE MONTHS
                                                          ENDED OCTOBER 31
                                                        ----------------------
                                                           1996        1997
                                                        ----------  ----------
Net sales.............................................  $  169,766  $  209,020
Cost of goods sold....................................     131,372     170,877
                                                        ----------  ----------
Gross profit..........................................      38,394      38,143
Selling, engineering, and administrative expenses.....      23,335      20,936
                                                        ----------  ----------
Operating income......................................      15,059      17,207
Interest expense......................................      (9,391)    (10,521)
                                                        ----------  ----------
Income from continuing operations before income taxes,
 preferred dividend requirement of subsidiary and
 minority interest....................................       5,668       6,686
Minority interest in income and subsidiary............         137         538
Income taxes..........................................       2,282       2,674
Preferred dividend requirement of subsidiary..........         415         412
                                                        ----------  ----------
Income from continuing operations.....................       2,834       3,062
Discontinued operations:
  Loss from operations of discontinued businesses
   (less applicable income tax benefit)...............         213         --
Extraordinary item:
  Write-off of debt issuance costs (less applicable
   income tax benefit)................................       2,351         --
                                                        ----------  ----------
Net income............................................  $      270  $    3,062
                                                        ==========  ==========
Primary earnings per share:
  From continuing operations..........................  $      .16  $      .18
  Before extraordinary item...........................         .15         .18
  Net income..........................................         .02         .18

                             See Accompanying Notes

                         DELCO REMY INTERNATIONAL, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                           (UNAUDITED) (IN THOUSANDS)

                              JULY 31,  OCTOBER 31,
                                1997       1997
                              --------  -----------
                              (NOTE 1)  (UNAUDITED)
ASSETS:
Current Assets:
  Cash and cash
   equivalents..............  $ 10,050   $  8,626
  Trade accounts
   receivable...............   110,184    125,582
  Other receivables.........    13,376      6,590
  Inventories...............   164,417    167,456
  Deferred income taxes.....    21,474     20,757
  Other current assets......     4,643      5,210
                              --------   --------
    Total current assets....   324,144    334,221
Property and equipment......   147,222    153,039
Less accumulated
 depreciation...............    26,858     30,917
                              --------   --------
                               120,364    122,122
Deferred financing costs....     8,803      8,651
Goodwill (less accumulated
 amortization)..............    86,612     86,760
Net assets held for
 disposal...................    25,279     23,909
Investment in affiliate.....     3,119      4,727
Other assets................     2,248      2,115
                              --------   --------
    Total assets............  $570,569   $582,505
                              ========   ========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
 (DEFICIT):
Current liabilities:
  Accounts payable..........  $ 88,578   $ 96,818
  Accrued interest payable..     3,107      7,262
  Accrued restructuring
   charges..................    37,377     37,922
  Liabilities related to
   discontinued operations..     3,324      2,685
  Other liabilities and
   accrued expenses.........    37,210     36,567
  Current portion of long-
   term debt................       507        535
                              --------   --------
    Total current
     liabilities............   170,103    181,789
Deferred income taxes.......     1,556      1,556
Long-term debt, less current
 portion....................   363,261    358,170
Post-retirement benefits
 other then pension.........    12,677     13,742
Accrued pension benefits....     4,542      5,272
Other non-current
 liabilities................     4,124      3,899
Minority interest in
 subsidiary.................     8,032      8,570
Redeemable exchangeable
 preferred stock of a
 subsidiary.................    16,071     16,483
Stockholders' equity
 (deficit):
  Common stock:
    Class A Shares..........        88         88
    Class B Shares..........        65         65
  Paid-in capital...........     6,677      6,703
  Retained earnings
   (deficit)................   (12,174)    (9,112)
  Cumulative translation
   adjustment...............    (1,752)    (2,173)
  Stock purchase plan.......    (2,701)    (2,547)
                              --------   --------
    Total stockholders'
     equity (deficit).......    (9,797)    (6,976)
                              --------   --------
    Total liabilities and
     stockholders' equity
     (deficit)..............  $570,569   $582,505
                              ========   ========

                             See Accompanying Notes

                         DELCO REMY INTERNATIONAL, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                             FOR THE THREE
                                                              MONTHS ENDED
                                                               OCTOBER 31
                                                           -------------------
                                                             1996       1997
                                                           ---------  --------
OPERATING ACTIVITIES:
Net income...............................................  $     270  $  3,062
Extraordinary item.......................................      3,498       --
Adjustments to reconcile net income to net cash (used in)
 provided by operating activities:
  Depreciation and amortization..........................      5,300     4,698
  Deferred income taxes..................................       (832)      717
  Post-retirement benefits other than pensions...........      1,135     1,065
  Accrued pension benefits...............................      1,018       730
  Non-cash interest expense..............................      1,883     1,693
  Preferred dividend requirement of subsidiary...........        415       412
  Changes in operating assets and liabilities, net of
   acquisitions:
    Accounts receivable..................................    (14,241)  (15,398)
    Inventories..........................................     (9,342)   (3,039)
    Accounts payable.....................................     (1,743)    8,240
    Other current assets and liabilities.................     12,269     8,949
    Accrued restructuring................................       (516)      545
    Other non-current assets and liabilities, net........     (5,636)     (259)
                                                           ---------  --------
Net cash (used in) provided by operating activities......     (6,522)   11,415
INVESTING ACTIVITIES:
Purchase of property and equipment.......................     (8,910)   (5,747)
Investment in affiliates.................................     (1,326)   (1,608)
                                                           ---------  --------
Net cash used in investing activities....................    (10,236)   (7,355)
FINANCING ACTIVITIES:
Proceeds from issuances of long-term debt................    140,000       --
Payments on long-term debt...............................   (126,200)      --
Other financing activities...............................      9,080    (5,063)
                                                           ---------  --------
Net cash provided by (used in) financing activities......     22,880    (5,063)
                                                           ---------  --------
Effect of exchange rate changes on cash..................      1,534      (421)
                                                           ---------  --------
Net increase (decrease) in cash and cash equivalents.....      7,656    (1,424)
Cash and cash equivalents at beginning of year...........      3,406    10,050
                                                           ---------  --------
Cash and cash equivalents at end of year.................  $  11,062  $  8,626
                                                           =========  ========

                             See Accompanying Notes

                        DELCO REMY INTERNATIONAL, INC.

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               OCTOBER 31, 1997
                                  (UNAUDITED)

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

1. BASIS OF PRESENTATION

  The accompanying unaudited interim condensed consolidated financial statements contain all adjustments, consisting of normal recurring adjustments, which are, in the opinion of the management of Delco Remy International, Inc. (the Company), necessary to present fairly the condensed consolidated financial position of the Company as of July 31, 1997 and October 31, 1997, and the condensed consolidated results of operations and cash flows of the Company for the three months ended October 31, 1997 and 1996, respectively. Results of operations for the periods presented are not necessarily indicative of the results for the full fiscal year. The balance sheet at July 31, 1997 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended July 31, 1997.

2. INVENTORIES

  Inventories consist of the following:

                                                            JULY 31, OCTOBER 31,
                                                              1997      1997
                                                            -------- -----------
   Raw material............................................ $ 84,583  $ 82,676
   Work in-process.........................................   20,168    23,997
   Finished goods..........................................   59,666    60,783
                                                            --------  --------
                                                            $164,417  $167,456
                                                            ========  ========

3 EARNINGS PER SHARE

  The primary earnings loss per share is based on the weighted average number of shares of common stock and common stock equivalents outstanding during the year, adjusted to reflect all common stock issued within one year prior to the initial public offering of common stock as if those shares issued had been outstanding for all periods presented.

                        DELCO REMY INTERNATIONAL, INC.

                               OCTOBER 31, 1997

4. FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS AND NON-GUARANTOR
SUBSIDIARIES

  The Company conducts a significant portion of its business through subsidiaries. Certain debt securities are unconditionally guaranteed, jointly and severally, by certain direct and indirect subsidiaries (the Subsidiary Guarantors). Certain of the Company's subsidiaries do not guarantee the debt securities (the Non-Guarantor Subsidiaries). The claims of creditors of Non-Guarantor Subsidiaries have priority over the rights of the Company to receive dividends or distributions from such subsidiaries.

  Presented below is condensed consolidating financial information for the Company, the Subsidiary Guarantors and the Non-Guarantor Subsidiaries at October 31, 1997 and for the three months ended October 31, 1996 and 1997.

                     CONDENSED CONSOLIDATING BALANCE SHEET

                                                 OCTOBER 31, 1997
                          ---------------------------------------------------------------------
                           DELCO REMY
                          INTERNATIONAL
                              INC.                     NON-
                             (PARENT    SUBSIDIARY  GUARANTOR
                          COMPANY ONLY) GUARANTORS SUBSIDIARIES ELIMINATIONS       CONSOLIDATED
                          ------------- ---------- ------------ ------------       ------------
ASSETS:
Current assets:
  Cash and cash
   equivalents..........    $    --      $  2,461    $ 6,165     $     --            $  8,626
  Trade accounts
   receivable...........         --       114,982     10,600           --             125,582
  Affiliate accounts
   receivables, net.....         --        38,816        --        (38,816)(a)            --
  Other receivables.....         --         5,130      1,460           --               6,590
  Inventories...........         --       145,459     21,997           --             167,456
  Deferred income
   taxes................       4,315       16,442        --            --              20,757
  Other current assets..         --         4,725        485           --               5,210
                            --------     --------    -------     ---------           --------
   Total current
    assets..............       4,315      328,015     40,707       (38,816)           334,221
Property and equipment..          20      138,319     14,700           --             153,039
Less accumulated
 depreciation...........          13       29,006      1,898           --              30,917
                            --------     --------    -------     ---------           --------
                                   7      109,313     12,802           --             122,122
Deferred financing
 costs..................       5,148        3,503        --            --               8,651
Goodwill, net...........       2,122       76,516      8,122           --              86,760
Net assets held for
 disposal...............         --        23,909        --            --              23,909
Investment in
 affiliates.............     177,430          --         --       (172,703)(b)(c)       4,727
Other assets............       1,847       (1,504)     1,772           --               2,115
                            --------     --------    -------     ---------           --------
   Total assets.........    $190,869     $539,752    $63,403     $(211,519)          $582,505
                            ========     ========    =======     =========           ========

--------
(a) Eliminations of intercompany receivables and payables.
(b) Elimination of investments in subsidiaries.
(c) Elimination of investments in subsidiaries' earnings.

                         DELCO REMY INTERNATIONAL, INC.

                                OCTOBER 31, 1997

                     CONDENSED CONSOLIDATING BALANCE SHEET

                                                 OCTOBER 31, 1997
                          ------------------------------------------------------------------
                           DELCO REMY
                          INTERNATIONAL
                              INC.                     NON-
                             (PARENT    SUBSIDIARY  GUARANTOR
                          COMPANY ONLY) GUARANTORS SUBSIDIARIES ELIMINATIONS    CONSOLIDATED
                          ------------- ---------- ------------ ------------    ------------
LIABILITIES AND STOCK-
 HOLDERS' EQUITY (DEFI-
 CIT):
Current liabilities:
  Accounts payable......    $    195     $ 89,859    $ 6,764     $     --         $ 96,818
  Affiliate accounts
   payable..............      19,740        6,154     12,922       (38,816)(a)         --
  Accrued interest
   payable..............       4,428        2,834        --            --            7,262
  Accrued restructuring
   charges..............         --        37,922        --            --           37,922
  Liabilities related to
   discontinued
   operations...........         --         2,685        --            --            2,685
  Other liabilities and
   accrued expenses.....     (13,204)      44,718      5,053           --           36,567
  Current portion of
   long term debt.......         --           535        --            --              535
                            --------     --------    -------     ---------        --------
    Total current
     liabilities........      11,159      184,707     24,739       (38,816)        181,789
Deferred income taxes...      10,629       (9,746)       673           --            1,556
Long-term debt, less
 current portion........     173,511      184,577         82           --          358,170
Post-retirement benefits
 other than pensions....         --        13,742        --            --           13,742
Accrued pension
 benefit................         --         5,272        --            --            5,272
Other non-current
 liabilities............         373        1,225      2,301           --            3,899
Minority interest in
 subsidiary.............         --         7,011      1,559           --            8,570
Redeemable exchangeable
 preferred stock of
 subsidiary.............         --        16,483        --            --           16,483
Stockholders' equity
 (deficit):
  Common stock:
    Class A Shares......           5          --         --            --                5
    Class B Shares......           4          --         --            --                4
  Paid-in capital.......       6,847          --         --            --            6,847
  Subsidiary
   investment...........         --       127,666     29,917      (157,583)(b)         --
  Retained earnings
   (deficit)............      (9,112)       8,815      6,305       (15,120)(c)      (9,112)
  Cumulative translation
   adjustment...........         --           --      (2,173)          --           (2,173)
  Stock purchase plan...      (2,547)         --         --            --           (2,547)
                            --------     --------    -------     ---------        --------
    Total stockholders'
     equity (deficit)...      (4,803)     136,481     34,049      (172,703)         (6,976)
                            --------     --------    -------     ---------        --------
    Total liabilities
     and stockholders'
     equity (deficit)...    $190,869     $539,752    $63,403     $(211,519)       $582,505
                            ========     ========    =======     =========        ========

--------
(a) Eliminations of intercompany receivables and payables.
(b) Elimination of investments in subsidiaries.
(c) Elimination of investments in subsidiaries' earnings.

                         DELCO REMY INTERNATIONAL, INC.

                                OCTOBER 31, 1997

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                                    FOR THE THREE MONTHS ENDED OCTOBER 31, 1997
                          -----------------------------------------------------------------
                           DELCO REMY
                          INTERNATIONAL                NON-
                          INC. (PARENT  SUBSIDIARY  GUARANTOR
                          COMPANY ONLY) GUARANTORS SUBSIDIARIES ELIMINATIONS   CONSOLIDATED
                          ------------- ---------- ------------ ------------   ------------
Net sales...............     $   --      $206,031    $25,812      $(22,823)(a)   $209,020
Cost of goods sold......         --       171,872     21,828       (22,823)(a)    170,877
                             -------     --------    -------      --------       --------
Gross profit............         --        34,159      3,984           --          38,143
Selling, engineering,
 and administrative
 expenses...............         860       17,583      2,493           --          20,936
                             -------     --------    -------      --------       --------
Operating (loss)
 income.................        (860)      16,576      1,491           --          17,207
Interest expense........      (4,808)      (5,701)       (12)          --         (10,521)
                             -------     --------    -------      --------       --------
(Loss) income from
 continuing operations
 before income taxes
 (benefit), preferred
 dividend requirement of
 subsidiary and minority
 interest...............      (5,668)      10,875      1,479           --           6,686
Minority interest in
 income of
 subsidiaries...........         --           507         31           --             538
Equity in earnings of
 subsidiaries...........       6,260          --         --         (6,260)(b)        --
Income taxes (benefit)..      (2,470)       4,644        500           --           2,674
Preferred dividend
 requirement of
 subsidiary.............         --           --         --            412 (c)        412
                             -------     --------    -------      --------       --------
Net income (loss).......     $ 3,062     $  5,724    $   948      $ (6,672)      $  3,062
                             =======     ========    =======      ========       ========

--------
(a) Elimination of intercompany sales and cost of sales.
(b) Elimination of equity in net income (loss) from consolidated subsidiaries.
(c) Recording of preferred dividend requirement of subsidiary.

                         DELCO REMY INTERNATIONAL, INC.

                                OCTOBER 31, 1997
                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                                    FOR THE THREE MONTHS ENDED OCTOBER 31, 1997
                          ----------------------------------------------------------------
                           DELCO REMY
                          INTERNATIONAL
                              INC.                     NON-
                             (PARENT    SUBSIDIARY  GUARANTOR
                          COMPANY ONLY) GUARANTORS SUBSIDIARIES ELIMINATIONS  CONSOLIDATED
                          ------------- ---------- ------------ ------------  ------------
OPERATING ACTIVITIES:
Net income (loss).......     $ 3,062     $  5,724    $   948      $(6,672)      $  3,062
Adjustments to reconcile
 net income (loss) to
 net cash provided by
 (used in) operating
 activities:
  Depreciation and amor-
   tization.............          36        4,305        357          --           4,698
  Equity in earnings of
   subsidiary...........      (6,260)         --         --        6,260 (a)         --
  Deferred income tax-
   es...................       4,376       (3,291)      (368)         --             717
  Post-retirement
   benefits other than
   pensions.............         --         1,065        --           --           1,065
  Accrued pension bene-
   fits.................         --           730        --           --             730
  Non-cash interest ex-
   pense................         853          840        --           --           1,693
  Preferred dividend re-
   quirement of subsidi-
   ary..................         --           --         --          412 (b)         412
  Changes in operating
   assets and
   liabilities, net of
   acquisitions:
   Accounts receivable..         --       (15,237)      (161)         --         (15,398)
   Inventories..........         --          (424)    (2,615)         --          (3,039)
   Accounts payable.....         --         7,274        966          --           8,240
   Intercompany ac-
    counts..............       4,056       (5,405)     1,349          --             --
   Other current assets
    and liabilities.....       1,591        8,879     (1,521)         --           8,949
   Accrued restructur-
    ing.................         --           545        --           --             545
   Other non-current
    assets and
    liabilities, net....      (6,106)       5,362        485          --            (259)
                             -------     --------    -------      -------       --------
Net cash provided by
 (used in) operating
 activities.............       1,608       10,367       (560)         --          11,415
INVESTING ACTIVITIES:
Purchase of property and
 equipment..............         --        (4,347)    (1,400)         --          (5,747)
Investment in affili-
 ates...................      (1,608)         --         --           --          (1,608)
                             -------     --------    -------      -------       --------
Net cash used in invest-
 ing activities.........      (1,608)      (4,347)    (1,400)         --          (7,355)
FINANCING ACTIVITIES:
Other financing activi-
 ties...................         --        (5,063)       --           --          (5,063)
                             -------     --------    -------      -------       --------
Net cash used in financ-
 ing activities.........         --        (5,063)       --           --          (5,063)
Effect of exchange rate
 changes on cash........         --           --        (421)         --            (421)
                             -------     --------    -------      -------       --------
Net increase (decrease)
 in cash and cash
 equivalents............         --           957     (2,381)         --          (1,424)
Cash and cash
 equivalents at
 beginning of year......         --         1,504      8,546          --          10,050
                             -------     --------    -------      -------       --------
Cash and cash
 equivalents at end of
 year...................     $   --      $  2,461    $ 6,165      $   --        $  8,626
                             =======     ========    =======      =======       ========

--------
(a) Elimination of equity in earnings of subsidiary.
(b) Recording of preferred dividend requirement of subsidiary.

                         DELCO REMY INTERNATIONAL, INC.

                                OCTOBER 31, 1997

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                                     FOR THE THREE MONTHS ENDED OCTOBER 31, 1996
                           -----------------------------------------------------------------
                            DELCO REMY
                           INTERNATIONAL
                               INC.                     NON-
                              (PARENT    SUBSIDIARY  GUARANTOR
                           COMPANY ONLY) GUARANTORS SUBSIDIARIES ELIMINATIONS   CONSOLIDATED
                           ------------- ---------- ------------ ------------   ------------
Net sales................     $   --      $169,128    $14,237      $(13,599)(a)   $169,766
Cost of goods sold.......         --       134,117     10,854       (13,599)(a)    131,372
                              -------     --------    -------      --------       --------
Gross profit.............         --        35,011      3,383           --          38,394
Selling, engineering, and
 administrative
 expenses................         674       20,414      2,247           --          23,335
                              -------     --------    -------      --------       --------
Operating (loss) income..        (674)      14,597      1,136           --          15,059
Interest expense.........      (4,690)      (4,650)       (51)          --          (9,391)
                              -------     --------    -------      --------       --------
(Loss) income from
 continuing operations
 before income taxes
 (benefit), preferred
 dividend requirement of
 subsidiary and minority
 interest................      (5,364)       9,947      1,085           --           5,668
Minority interest in
 income of subsidiaries..         --           137        --            --             137
Equity in earnings of
 subsidiaries............       3,745          --         --         (3,745)(b)        --
Income taxes (benefit)...      (2,141)       4,066        357           --           2,282
Preferred dividend
 requirement of
 subsidiary..............         --           --         --            415 (c)        415
                              -------     --------    -------      --------       --------
Income (loss) from
 continuing operations...         522        5,744        728        (4,160)         2,834
Discontinued operations:
  Loss from operations of
   discontinued business
   (less applicable
   income tax benefit)...         --           213        --            --             213
Extraordinary item:
  Write-off of debt
   issuance costs (less
   applicable income tax
   benefit)..............         252        2,099        --            --           2,351
                              -------     --------    -------      --------       --------
Net income (loss)........     $   270     $  3,432    $   728      $ (4,160)      $    270
                              =======     ========    =======      ========       ========

--------
(a) Elimination of intercompany sales and cost of sales.
(b) Elimination of equity in net income (loss) from consolidated subsidiaries.
(c) Recording of preferred dividend requirement of subsidiary.

                         DELCO REMY INTERNATIONAL, INC.

                                OCTOBER 31, 1997

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                                    FOR THE THREE MONTHS ENDED OCTOBER 31, 1996
                          -----------------------------------------------------------------
                           DELCO REMY
                          INTERNATIONAL                 NON-
                          INC. (PARENT  SUBSIDIARY   GUARANTOR
                          COMPANY ONLY) GUARANTORS  SUBSIDIARIES ELIMINATIONS  CONSOLIDATED
                          ------------- ----------  ------------ ------------  ------------
OPERATING ACTIVITIES:
 Net income (loss)......    $     270   $   3,432     $   728      $(4,160)     $     270
 Extraordinary item.....          375       3,123         --           --           3,498
  Adjustments to
   reconcile net income
   (loss) to net cash
   (used in) provided by
   operating activities:
  Depreciation and
   amortization.........           43       5,093         164          --           5,300
  Equity in earnings of
   subsidiary...........       (3,745)        --          --         3,745(a)         --
  Deferred income
   taxes................       (4,465)      4,430        (797)         --            (832)
  Post-retirement
   benefits other than
   pensions.............          --        1,135         --           --           1,135
  Accrued pension
   benefits.............          --        1,018         --           --           1,018
  Non-cash interest
   expense..............          765       1,118         --           --           1,883
  Preferred dividend
   requirement of
   subsidiary...........          --          --          --           415(b)         415
  Changes in operating
   assets and
   liabilities, net of
   acquisitions:
   Accounts receivable..          --      (14,083)       (158)         --         (14,241)
   Inventories..........          --       (8,104)     (1,238)         --          (9,342)
   Accounts payable.....           (2)     (2,437)        696          --          (1,743)
   Intercompany
    accounts............     (116,645)    118,941      (2,296)         --             --
   Other current asset
    and liabilities.....        2,805       5,955       3,509          --          12,269
   Accrued
    restructuring.......          --         (516)        --           --            (516)
   Other non-current
    assets and
    liabilities, net....       15,177     (19,568)     (1,245)         --          (5,636)
                            ---------   ---------     -------      -------      ---------
Net cash (used in)
 provided by operating
 activities.............     (105,422)     99,537        (637)         --          (6,522)
INVESTING ACTIVITIES:
Purchase of property and
 equipment..............          --       (8,345)       (565)         --          (8,910)
Investment in
 affiliates.............       (1,326)        --          --           --          (1,326)
                            ---------   ---------     -------      -------      ---------
Net cash used in
 investing activities...       (1,326)     (8,345)       (565)         --         (10,236)
FINANCING ACTIVITIES:
Proceeds from issuances
 of long-term debt......      122,700      17,300         --           --         140,000
Payments on long-term
 debt...................      (16,000)   (110,200)        --           --        (126,200)
Other financing
 activities.............          --        9,080         --           --           9,080
                            ---------   ---------     -------      -------      ---------
Net cash provided by
 financing activities...      106,700      83,820         --           --          22,880
Effect of exchange rate
 changes on cash........          --          --        1,534          --           1,534
                            ---------   ---------     -------      -------      ---------
Net (decrease) increase
 in cash net cash
 equivalents............          (48)      7,372         332          --           7,656
Cash and cash
 equivalents at
 beginning of year......           68       1,434       1,904          --           3,406
                            ---------   ---------     -------      -------      ---------
Cash and cash
 equivalents at end of
 year...................    $      20   $   8,806     $ 2,236      $   --       $  11,062
                            =========   =========     =======      =======      =========

--------
(a) Elimination of equity in earnings of subsidiary.
(b) Recording of preferred dividend requirement of subsidiary.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors
World Wide Automotive, Inc. (formerly Precision Alternator and Starter, Inc.)

  We have audited the accompanying balance sheet of World Wide Automotive, Inc. (formerly Precision Alternator and Starter, Inc.) as of March 31, 1997 and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements of CertiPro, a division of the Company, which statements reflect total assets of $7,907,945 as of March 31, 1997, and total revenues of $18,744,026 for the year then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for CertiPro, is based solely on the report of the other auditors.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

  In our opinion, based on our audit and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of World Wide Automotive, Inc. (formerly Precision Alternator and Starter, Inc.) at March 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Vienna, Virginia
October 16, 1997

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors
Precision Alternator and Starter, Inc.

  We have audited the accompanying balance sheet of Precision Alternator and Starter, Inc. as of March 31, 1996, and the related statements of income, stockholders' equity, and cash flows for each of the two years in the period ended March 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Precision Alternator and Starter, Inc. at March 31, 1996, and the results of its operations and its cash flows for each of the two years ended March 31, 1996, in conformity with generally accepted accounting principles.

                                          FRIEDMAN & FULLER, P.C.

Rockville, Maryland
October 15, 1997

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors
Precision Alternator and Starter, Inc.

  We have audited the balance sheet of Certipro Division of Precision Alternator and Starter, Inc. as of March 31, 1997, and the related statements of operations, changes in division equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Certipro Division of Precision Alternator and Starter, Inc. at March 31, 1997, and the results of its operations and its cash flows for each of the two years ended in conformity with generally accepted accounting principles.

                                          Friedman & Fuller, P.C.

Rockville, Maryland August 19, 1997

                      [THIS PAGE LEFT INTENTIONALLY BLANK]

                          WORLD WIDE AUTOMOTIVE, INC.
               (FORMERLY PRECISION ALTERNATOR AND STARTER, INC.)

                                 BALANCE SHEETS

                                                             MARCH 31
                                                      ------------------------
                                                         1996         1997
                                                      -----------  -----------
ASSETS:
Current assets:
  Cash............................................... $   251,466  $    52,089
  Trade accounts receivable, less allowance for
   doubtful accounts
   of $101,682 and $211,065, respectively............  10,523,827   12,326,336
  Accounts receivable, other.........................       9,235       35,447
  Inventory, less reserves of $295,881 and $780,760,
   respectively......................................  27,139,396   31,568,338
  Prepaid expenses...................................     300,774      436,009
  Current portion of deferred tax asset..............     569,000    1,569,000
                                                      -----------  -----------
    Total current assets.............................  38,793,698   45,987,219
Property, plant and equipment........................   3,608,217    3,864,719
Less accumulated depreciation........................  (2,215,971)  (2,377,067)
                                                      -----------  -----------
                                                        1,392,246    1,487,652
Other assets:
  Deposits...........................................     132,700       78,638
  Goodwill, net of accumulated amortization of
   $274,126
   and $309,881, respectively........................     798,538      762,783
  Other intangibles, net of accumulated amortization
   of $103,360 and $231,027, respectively............     133,211      215,133
  Deferred tax asset, net of current portion.........     669,000      424,000
  Investment in SKB, Inc.............................     350,000          --
                                                      -----------  -----------
    Total other assets...............................   2,083,449    1,480,554
                                                      -----------  -----------
    Total assets..................................... $42,269,393  $48,955,425
                                                      ===========  ===========

                             See Accompanying Notes

                          WORLD WIDE AUTOMOTIVE, INC.
               (FORMERLY PRECISION ALTERNATOR AND STARTER, INC.)

                                 BALANCE SHEETS

                                                                MARCH 31
                                                         -----------------------
                                                            1996        1997
                                                         ----------- -----------
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Line of credit........................................ $17,664,012 $17,445,110
  Accounts payable......................................  13,335,509  17,775,992
  Warranty reserve......................................     305,233     478,371
  Accrued compensation..................................   1,380,165   1,511,875
  Accrued commissions...................................     205,741     481,799
  Accrued freight.......................................     209,311     236,267
  Accrued interest......................................     152,530     161,491
  Other accrued expenses................................     130,668     450,195
  Current portion of long-term debt.....................     526,324     836,105
  Current portion of capital lease obligations..........      23,790      59,652
  Income taxes payable..................................     851,146      46,302
                                                         ----------- -----------
    Total current liabilities...........................  34,784,429  39,483,159
Long-term debt, less current portion....................     157,784     638,986
Capital lease obligations, less current portion.........      20,856     127,442
Deferred rent...........................................     302,567     421,201
                                                         ----------- -----------
    Total liabilities...................................  35,265,636  40,670,788
Commitments
Stockholders' equity:
  Common stock, $.01 par; 150,000 shares authorized,
   120,000 shares issued and outstanding................       1,200       1,200
  Additional capital....................................   2,784,450   2,784,450
  Retained earnings.....................................   4,218,107   5,498,987
                                                         ----------- -----------
    Total stockholders' equity..........................   7,003,757   8,284,637
                                                         ----------- -----------
    Total liabilities and stockholders' equity.......... $42,269,393 $48,955,425
                                                         =========== ===========

                             See Accompanying Notes

                          WORLD WIDE AUTOMOTIVE, INC.
               (FORMERLY PRECISION ALTERNATOR AND STARTER, INC.)

                              STATEMENTS OF INCOME

                                             FOR THE YEAR ENDED MARCH 31
                                         -------------------------------------
                                            1995         1996         1997
                                         -----------  -----------  -----------
Net Sales............................... $53,929,452  $64,951,886  $78,099,809
Cost of sales...........................  37,385,345   43,933,876   53,399,411
                                         -----------  -----------  -----------
Gross profit............................  16,544,107   21,018,010   24,700,398
Selling, general and administrative.....  13,502,315   16,630,082   19,541,106
                                         -----------  -----------  -----------
Income from operations..................   3,041,792    4,387,928    5,159,292
Interest expense........................   1,249,828    1,631,218    1,968,744
Other expense...........................     437,159      516,949    1,059,668
                                         -----------  -----------  -----------
Income before income taxes..............   1,354,805    2,239,761    2,130,880
Income tax expense (benefit):
  Current...............................     700,000    1,149,433    1,566,000
  Deferred..............................    (114,000)    (321,000)    (716,000)
                                         -----------  -----------  -----------
                                             586,000      828,433      850,000
                                         -----------  -----------  -----------
Net income.............................. $   768,805  $ 1,411,328  $ 1,280,880
                                         ===========  ===========  ===========

                             See Accompanying Notes

                          WORLD WIDE AUTOMOTIVE, INC.
               (FORMERLY PRECISION ALTERNATOR AND STARTER, INC.)

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                        COMMON ADDITIONAL  RETAINED
                                        STOCK   CAPITAL    EARNINGS    TOTAL
                                        ------ ---------- ---------- ----------
Balance at March 31, 1994.............. $1,200 $2,784,450 $2,037,974 $4,823,624
Net income.............................    --         --     768,805    768,805
                                        ------ ---------- ---------- ----------
Balance at March 31, 1995..............  1,200  2,784,450  2,806,779  5,592,429
Net income.............................    --         --   1,411,328  1,411,328
                                        ------ ---------- ---------- ----------
Balance at March 31, 1996..............  1,200  2,784,450  4,218,107  7,003,757
Net income.............................    --         --   1,280,880  1,280,880
                                        ------ ---------- ---------- ----------
Balance at March 31, 1997.............. $1,200 $2,784,450 $5,498,987 $8,284,637
                                        ====== ========== ========== ==========

                             See Accompanying Notes

                          WORLD WIDE AUTOMOTIVE, INC.
               (FORMERLY PRECISION ALTERNATOR AND STARTER, INC.)

                            STATEMENTS OF CASH FLOWS

                                             FOR THE YEAR ENDED MARCH 31
                                          ------------------------------------
                                             1995        1996         1997
                                          ----------  -----------  -----------
OPERATING ACTIVITIES:
Net income..............................  $  768,805  $ 1,411,328  $ 1,280,880
Adjustments to reconcile net income to
 net cash used in operating activities:
  Depreciation and amortization.........     325,574      372,044      495,182
  Equity in net income of investment....      (5,837)     (32,082)         --
  Write-down of investment to fair
   market value.........................         --        63,640          --
  Gain on sale of assets................      (6,786)     (60,250)     (42,770)
  Deferred rent.........................      60,513      242,054      118,634
  Provision for deferred income tax
   expense..............................    (114,000)    (321,000)    (716,000)
  Changes in operating assets and
   liabilities:
    Trade accounts receivable & other
     accounts receivable................  (2,145,316)   1,251,838   (1,812,721)
    Inventory...........................  (3,818,557)  (8,197,203)  (4,428,942)
    Prepaid expenses and other assets...     (31,809)    (105,354)    (339,691)
    Accounts payable and accrued
     expenses...........................   3,110,662    1,949,702    5,376,833
    Income taxes payable................    (247,192)     269,421     (804,844)
                                          ----------  -----------  -----------
Net cash used in operating activities...  (2,103,943)  (3,155,862)    (873,439)

INVESTING ACTIVITIES:
Proceeds from sale of property and
 equipment..............................      21,241       60,250      250,595
Purchase of property and equipment......    (789,403)    (424,064)    (433,415)
Sale of Investment in SKB, Inc..........         --           --       350,000
                                          ----------  -----------  -----------
Net cash (used in) provided by investing
 activities.............................    (768,162)    (363,814)     167,180

FINANCING ACTIVITIES:
Net borrowings (repayments) on line of
 credit.................................   3,000,574    3,946,313     (218,902)
Proceeds from issuance of long-term
 debt...................................     303,126          --     1,950,000
Payments on long-term debt..............    (389,395)    (409,136)  (1,159,007)
Payments on capital lease obligations...     (25,796)     (22,511)     (65,209)
                                          ----------  -----------  -----------
Net cash provided by financing
 activities.............................   2,888,509    3,514,666      506,882
                                          ----------  -----------  -----------
Increase (decrease) in cash.............      16,404       (5,010)    (199,377)
Cash at beginning of year...............     240,072      256,476      251,466
                                          ----------  -----------  -----------
Cash at end of year.....................  $  256,476  $   251,466  $    52,089
                                          ==========  ===========  ===========

SUPPLEMENTAL CASH FLOW DISCLOSURES
Interest paid during the year...........  $1,180,143  $ 1,594,311  $ 1,959,783
                                          ==========  ===========  ===========
Income taxes paid during the year.......  $  947,192  $   880,012  $ 1,654,844
                                          ==========  ===========  ===========

NON-CASH INVESTING AND FINANCING
 ACTIVITIES
Capitalized leases......................  $      --   $       --   $   207,647
                                          ==========  ===========  ===========

                             See Accompanying Notes

                          WORLD WIDE AUTOMOTIVE, INC.
               (FORMERLY PRECISION ALTERNATOR AND STARTER, INC.)

                         NOTES TO FINANCIAL STATEMENTS
                                MARCH 31, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 The Company

  World Wide Automotive, Inc. (formerly Precision Alternator and Starter, Inc.) (the "Company") is a re-manufacturer and distributor of automotive components. The Company sells its products to retail and wholesale distributors, jobbers and dealers located throughout the continental U.S. and Canada. The Company is primarily an aftermarket supplier of light duty import starters and alternators.

 Use of Estimates

  Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Foreign Currency Transactions

  As a result of purchasing inventory from foreign vendors, the Company is exposed to the effect of foreign exchange rate fluctuations. It is the practice of the Company to hedge these transactions with foreign currency futures contracts. The Company does not engage in speculation. At March 31, 1997 the Company has forward exchange contract commitments through September 1997 to purchase approximately 621,724,000 Japanese Yen for approximately $5.4 million. Exchange gains and losses are realized during the year upon settlement and are included in operations.

  If the financial counter party failed to perform according to the terms of the foreign currency futures contracts, the Company would have to settle the purchase commitments at the exchange rate at the dates of settlement and incur related gain or loss. Management expects the financial counter party to fully perform under the contracts.

 Revenue Recognition

  The Company's revenue is recognized at the time the product is shipped. The Company's remanufacturing operations obtain used starters and alternators, commonly known as cores, from its customers as trade-ins. Net sales and cost of goods sold are reduced to reflect the cost of cores returned for credit.

 Cash

  The Company considers cash and liquid investments with original or remaining maturity of three months or less to be cash equivalents.

 Concentrations of Credit Risk and Other Risks

  Substantially all of the Company's accounts receivable are due from customers in the original equipment and after-market automotive industries, both in the U.S. and internationally. Credit is granted to substantially all of the Company's customers. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Credit losses are provided for in the financial statements and have been consistently within management's expectations.

  Net sales for the years ended March 31, 1995, 1996 and 1997, included sales to three major customers totaling approximately $21,400,000, $21,500,000 and $38,300,000, respectively. Approximately $4,000,000 and $7,000,000, respectively, is included in account receivable from these same three customers as of March 31, 1996 and 1997.

                          WORLD WIDE AUTOMOTIVE, INC.
               (FORMERLY PRECISION ALTERNATOR AND STARTER, INC.)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                                MARCH 31, 1997


  Purchases from significant vendors for the years ended March 31, 1995, 1996 and 1997, included purchases from one major vendor totaling approximately 27%, 19% and 17% of total purchases, respectively. Approximately $5.4 million is included in accounts payable due to this major vendor as of both March 31, 1996 and 1997.

 Fair Value of Financial Instruments

  The Company's financial instruments generally consist of cash, trade and other receivables, accounts payable and long-term debt. The carrying amounts of these financial instruments approximated their fair values at March 31, 1996 and 1997.

 Inventory

  Inventory is stated at the lower of cost or market, cost being determined by the weighted average method, which approximates the first-in, first-out (FIFO) method. Raw materials also include supplies and repair parts which consist of material consumed in the manufacturing process but not directly incorporated into the finished products. Inventory consists of the following:

                                                              MARCH 31
                                                       ------------------------
                                                          1996         1997
                                                       -----------  -----------
   Raw materials...................................... $ 2,389,258  $ 2,020,122
   Cores..............................................   7,490,594   10,458,116
   Finished goods.....................................  17,555,425   19,870,860
   Less reserves......................................    (295,881)    (780,760)
                                                       -----------  -----------
                                                       $27,139,396  $31,568,338
                                                       ===========  ===========

 Property, Plant and Equipment

  Property, plant and equipment are stated at historical cost and are depreciated using the straight-line method over the shorter of the asset's estimated useful life or the lease term (for equipment held under capital leases). Useful lives are primarily 5 years, except for buildings which are 25 years. Property, plant and equipment consists of the following:

                                                               MARCH 31
                                                        -----------------------
                                                           1996        1997
                                                        ----------- -----------
   Land and buildings.................................. $   176,603 $   176,603
   Machinery and equipment.............................   1,611,074   1,439,472
   Computer equipment..................................     648,692     846,275
   Leasehold improvements..............................     546,302     549,987
   Furniture and fixtures..............................     512,661     531,850
   Equipment under capital leases......................     112,885     320,532
                                                        ----------- -----------
                                                        $ 3,608,217 $ 3,864,719
                                                        =========== ===========

  Depreciation/amortization expense for the years ended March 31, 1995, 1996 and 1997, was approximately, $258,000, $293,000 and $332,000, respectively.

 Goodwill and Other Intangibles

  Goodwill represents the excess of purchase price over fair value of net assets acquired and is being amortized on a straight-line basis over 30 years.

                          WORLD WIDE AUTOMOTIVE, INC.
               (FORMERLY PRECISION ALTERNATOR AND STARTER, INC.)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                                MARCH 31, 1997


  Other intangibles consist of acquisition and loan costs. Acquisition costs are being amortized on a straight-line basis over 30 years. Loan costs are being amortized over the loan periods which range from 15 to 60 months, or the expected life of the asset which in all instances is equal to, or less than the loan period. Other intangibles consists of the following:

                                                                MARCH 31
                                                           --------------------
                                                             1996       1997
                                                           ---------  ---------
   Acquisition costs...................................... $ 127,515  $ 127,515
   Loan costs.............................................   109,056    318,645
   Less accumulated amortization..........................  (103,360)  (231,027)
                                                           ---------  ---------
                                                           $ 133,211  $ 215,133
                                                           =========  =========

  The carrying values of intangible assets are regularly reviewed for indicators of impairment in value, which in the view of management are other than temporary, including unexpected or adverse changes in the following: (i) the economic or competitive environments in which the Company operates; (ii) profitability analyses; and (iii) cash flow analyses. If facts and circumstances suggest that the carrying value of an intangible asset is impaired, the Company assesses the fair value and reduces the asset to an amount that results in the book value approximating fair value.

 Long-Term Assets

  In accordance with FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, the Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets.

 Warranty Reserve

  The Company warrants to original purchasers of its products that all products will be free from defects in materials and workmanship for as long as the products are used on vehicles for which they were purchased. The Company does not warrant installation, abused or disassembled products or products that have been tampered with or used in a manner not in keeping with the original intent of the product. Additionally, the warranty extends only to products and the replacement thereof. The Company does not assume responsibility for any incidental or consequential damages. The Company has provided a warranty reserve in conjunction with this policy.

 Deferred Rent

  The Company has two facility lease agreements which contain rent abatement periods and rent escalations which are straight-lined over the life of the leases.

 Income Taxes

  Deferred income taxes are provided for timing differences in recognizing certain income, expense and credit items for financial reporting purposes and tax reporting purposes.

 Impact of Recently Issued Accounting Standards

  In June 1997, the FASB issued Statement No. 130, Reporting Comprehensive Income, which is effective for years beginning after December 15, 1997, which the Company anticipates adopting in 1998. The Statement establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The Statement will not have any impact on the results of operations or the financial position of the Company.

 Reclassification

  Certain amounts in the 1995 and 1996 financial statements have been reclassified to conform to the 1997 presentation.

                          WORLD WIDE AUTOMOTIVE, INC.
               (FORMERLY PRECISION ALTERNATOR AND STARTER, INC.)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                                MARCH 31, 1997


2. INVESTMENT IN SKB, INC.

  The Company accounted for its 50% investment in SKB, Inc. ("SKB") by the equity method of accounting. During the year ended March 31, 1996, the Company recorded a charge of $63,640 to reduce its investment in SKB to fair market value. The Company sold its interest in SKB on October 1, 1996 at a price of $350,000, resulting in no gain or loss on the transaction. For the years ended March 31, 1995 and 1996 and for the period from April 1, 1996 through October 1, 1996, the Company had net sales to SKB of $836,838, $774,420 and $142,651, respectively.

3. LINE OF CREDIT AGREEMENT

  In October 1996, the Company amended its agreement to increase its line of credit to $20,000,000. The line of credit expires on December 31, 1997, and bears interest at the prime rate plus one and one half percent. Interest is payable monthly. The amount available under the line of credit is limited to specified percentages of inventory and eligible receivables less a standby letter of credit provision of $630,000. The line of credit is collateralized by substantially all of the Company's assets. Under the agreement terms, the Company is obligated to meet certain loan covenants. As of March 31, 1997, the Company was not in compliance with these covenants, however all of the violations were cured when the debt was repaid on May 8, 1997 in connection with the acquisition of the Company by Delco Remy International, Inc. (see
Note 10).

4. LONG-TERM DEBT

  Borrowings under long-term debt arrangements consist of the following:

                                                               MARCH 31
                                                          --------------------
                                                            1996       1997
                                                          ---------  ---------
   Notes payable to bank in monthly installments through
    December 1997 of principal and interest at the prime
    rate plus 1 1/2%; collateralized by equipment.......  $ 120,266  $  45,091
   $1,300,000 term note to bank expiring in December
    1997 with monthly principal payments of $86,667 plus
    interest at the prime rate plus 1 1/2%;
    collateralized by substantially all of the Company's
    assets..............................................        --     780,000
   Unsecured subordinated debenture payable to a
    financial institution with interest only payments at
    19% for the first 18 months and equal principal &
    interest payments thereafter for the remaining 42
    months through August 2001..........................        --     650,000
   Note payable to bank repaid in December 1996.........    272,000        --
   Subordinated notes repaid to shareholders in November
    1996................................................    291,842        --
                                                          ---------  ---------
                                                            684,108  1,475,091
   Less current portion.................................   (526,324)  (836,105)
                                                          ---------  ---------
                                                          $ 157,784  $ 638,986
                                                          =========  =========

                          WORLD WIDE AUTOMOTIVE, INC.
               (FORMERLY PRECISION ALTERNATOR AND STARTER, INC.)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                                MARCH 31, 1997


  Aggregate maturities of long-term debt at March 31, 1997 are as follows:

   YEAR ENDING MARCH 31                                                 AMOUNT
   --------------------                                               ----------
   1998.............................................................. $  836,105
   1999..............................................................    146,597
   2000..............................................................    177,009
   2001..............................................................    213,729
   2002..............................................................    101,651
                                                                      ----------
   Total............................................................. $1,475,091
                                                                      ==========

5. LEASES AND COMMITMENTS

  The Company is currently obligated under certain non-cancelable operating leases for the rental of facilities, vehicles and equipment which expire at various dates through October 2014. The Company also leases trucks under cancelable operating leases. Total rent expense under all operating leases for the years ended March 31, 1995, 1996 and 1997, was approximately $941,000, $1,455,000 and $1,945,000, respectively.

  The Company leases certain equipment under capital leases. Amortization of leased assets is included in depreciation expense.

  Aggregate future minimum lease payments under capital and non-cancelable operating leases having remaining terms in excess of one year as of March 31, 1997 are as follows:

                                                          CAPITAL    OPERATING
   YEAR ENDED MARCH 31                                     LEASES     LEASES
   -------------------                                    --------  -----------
   1998.................................................. $ 75,147  $ 1,178,031
   1999..................................................   49,479      965,271
   2000..................................................   49,479      766,049
   2001..................................................   49,479      572,316
   2002..................................................    6,872      469,962
   Thereafter............................................      --     7,293,136
                                                          --------  -----------
   Total minimum lease payments..........................  230,456  $11,244,765
                                                                    ===========
   Less amounts representing interest....................  (43,362)
                                                          --------
   Present value of future minimum lease payments........ $187,094
                                                          ========

  Under terms of a management consulting agreement, the Company was obligated to pay an affiliate a fee for management and consulting services through March 31, 1998. This agreement was terminated at the time of the sale of the Company in May 1997 (see Note 10). Management fee expense under this agreement was $180,000, $195,000 and $250,000 for the years ended March 31, 1995, 1996 and
1997, respectively.

6. INCOME TAXES

  Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amount in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                          WORLD WIDE AUTOMOTIVE, INC.
               (FORMERLY PRECISION ALTERNATOR AND STARTER, INC.)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                                MARCH 31, 1997


  SFAS 109 provides that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some portion of the deferred tax asset will not be realized. Management believes, based on the weight of available evidence, that no allowance is necessary.

  The following is a summary of the components of the provision for income taxes (benefit) of continuing operations:

                                                FOR THE YEAR ENDED MARCH 31
                                               --------------------------------
                                                 1995       1996        1997
                                               --------  ----------  ----------
   Current:
     Federal.................................. $590,000  $  974,433  $1,319,000
     State and Local..........................  110,000     175,000     247,000
                                               --------  ----------  ----------
                                                700,000   1,149,433   1,566,000
   Deferred:
     Federal..................................  (99,000)   (271,000)   (603,000)
     State and Local..........................  (15,000)    (50,000)   (113,000)
                                               --------  ----------  ----------
                                               $586,000  $  828,433  $  850,000
                                               ========  ==========  ==========

  A reconciliation of income taxes at the United States federal statutory rate to the effective income tax rate follows:

                                                  FOR THE YEAR ENDED MARCH 31
                                                 ------------------------------
                                                   1995      1996       1997
                                                 --------- ---------  ---------
   Federal statutory income tax (34% rate).....  $ 461,000 $ 762,000  $ 725,000
   State and local income taxes, net of federal
    tax benefit................................     73,000    89,000     98,000
   Other items.................................     52,000   (22,567)    27,000
                                                 --------- ---------  ---------
   Effective income tax rate...................  $ 586,000 $ 828,433  $ 850,000
                                                 ========= =========  =========

  The following is a summary of the significant components of the Company's deferred tax assets and liabilities:

                                                               MARCH 31
                                                         ----------------------
                                                            1996        1997
                                                         ----------  ----------
   Deferred tax assets:
     Inventory capitalization........................... $  436,000  $  764,000
     Compensated absences...............................    172,000     175,000
     Inventory reserves.................................    112,000     316,000
     Warranty liability.................................    116,000     182,000
     Reserve for sales returns..........................     57,000      53,000
     Deferred compensation..............................     61,000     189,000
     Allowance for doubtful accounts....................     39,000      80,000
     Leases.............................................    115,000     160,000
     Other..............................................    150,000     157,000
                                                         ----------  ----------
                                                          1,258,000   2,076,000
   Deferred tax liabilities:
     Fixed and intangible assets........................    (20,000)    (83,000)
                                                         ----------  ----------
                                                            (20,000)    (83,000)
                                                         ----------  ----------
   Net deferred tax asset............................... $1,238,000  $1,993,000
                                                         ==========  ==========

                          WORLD WIDE AUTOMOTIVE, INC.
               (FORMERLY PRECISION ALTERNATOR AND STARTER, INC.)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                                MARCH 31, 1997


7. 401(K) PLAN

  The Company maintains a 401(k) plan which covers all employees who meet the Plan's eligibility requirements. Under the terms of the Plan, both the Company's contributions to the Plan and the level of matching voluntary employee contributions by the Company is discretionary on an annual basis. Plan expense for the years ended March 31, 1995, 1996 and 1997, was approximately $36,000, $64,000 and $44,000, respectively.

8. STOCK RIGHTS PLAN

  During 1989 the Company established a non-qualified stock rights plan. Each right represents the Company's obligation to pay either cash or a stock right equal to a portion of the Company's book value at that date. Granting of stock rights is at the discretion of the Stock Rights Committee, and the amount granted cannot exceed ten percent of income before management fees, interest, taxes, and any other non-operating expenses. One-half of stock rights granted vest on the last day of the fiscal year during which the grant was made and the remaining one half vests on the last day of the succeeding fiscal year. Employees may elect to receive cash in lieu of stock rights.

  For the years ended March 31, 1995, 1996 and 1997, the Company granted $53,000, $140,000 and $127,000, of stock rights. Total stock rights outstanding at March 31, 1995, 1996 and 1997, are valued at approximately $260,000, $464,000 and $454,000, respectively. The total unvested portion as of March 31, 1995, 1996 and 1997, was $33,000, $189,000 and $197,000,
respectively. Effective in October 1996, the stock rights plan was terminated, however vested and unvested portions were uneffected. Upon the sale of the Company, the vested/unvested amounts were paid to the holders of these stock rights (see Note 10).

9. OTHER EXPENSE

  Other expense consists of the following:

                                                       YEAR ENDED MARCH 31
                                                   ----------------------------
                                                     1995     1996      1997
                                                   -------- -------- ----------
   Management consulting fees..................... $180,000 $195,000 $  466,000
   Vendor finance charges.........................  214,075  159,033    278,267
   Other..........................................   43,084  162,916    315,401
                                                   -------- -------- ----------
                                                   $437,159 $516,949 $1,059,668
                                                   ======== ======== ==========

10. SUBSEQUENT EVENTS

  On May 8, 1997, a wholly owned subsidiary of Delco Remy International ("DRI") acquired 82.5% of the outstanding common stock of the Company for approximately $42.0 million which includes assumed debt. The current management of the Company retained the remaining 17.5% interest in the Company. A portion of the proceeds was used to retire substantially all of the Company's debt.

  In conjunction with the acquisition, the Company divested itself of its route sale division (CertiPro) via a distribution of assets, relinquished its rights to certain intellectual property including the rights to the name "Precision Alternator and Starter" and effected a Corporate Charter Amendment to change its name to World Wide Automotive, Inc.

                          WORLD WIDE AUTOMOTIVE, INC.
               (FORMERLY PRECISION ALTERNATOR AND STARTER, INC.)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                                MARCH 31, 1997


  The acquisition was treated as a purchase for accounting purposes and is included in the consolidated financial statements of DRI beginning with the acquisition date. DRI filed Registration Statements with the Securities and Exchange Commission in connection with DRI's planned sale of common stock and $130,000,000 of senior notes due in 2007. It is anticipated that the Company will be an unconditional joint and several guarantor of the senior notes of DRI, along with all of DRI's other domestic subsidiaries.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors Ballantrae Corporation (Successor to Tractech Division of Titan Wheel International, Inc.)

  We have audited the accompanying statements of operations, stockholders' equity and cash flows of Tractech Division of Titan Wheel International, Inc. (predecessor to Ballantrae Corporation) for the nine months ended September 30, 1996 and the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Tractech Division of Titan Wheel International, Inc. for the nine months ended September 30, 1996 and the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Detroit, Michigan
October 17, 1997

              TRACTECH DIVISION OF TITAN WHEEL INTERNATIONAL, INC.

                            STATEMENTS OF OPERATIONS

                                                FOR THE           FOR THE
                                                 YEAR           NINE MONTHS
                                                 ENDED             ENDED
                                           DECEMBER 31, 1995 SEPTEMBER 30, 1996
                                           ----------------- ------------------
Net sales.................................    $26,395,431       $18,432,740
Cost of sales.............................     16,731,310        11,920,057
                                              -----------       -----------
Gross profit..............................      9,664,121         6,512,683
Selling expenses..........................        688,681           424,817
General and administrative expenses.......      3,182,504         2,560,968
                                              -----------       -----------
                                                3,871,185         2,985,785
                                              -----------       -----------
Income from operations....................      5,792,936         3,526,898
Other income..............................        351,975           252,134
                                              -----------       -----------
Income before income taxes................      6,144,911         3,779,032
Income taxes (Note 2).....................      1,627,261           871,760
                                              -----------       -----------
Net income................................    $ 4,517,650       $ 2,907,272
                                              ===========       ===========

                             See Accompanying Notes

              TRACTECH DIVISION OF TITAN WHEEL INTERNATIONAL, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                    FOR THE YEAR ENDED DECEMBER 31, 1995 AND
                    THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                                                      ACCUMULATED
                              RETAINED    SUBSIDIARY  TRANSLATION
                              EARNINGS    INVESTMENT  ADJUSTMENTS    TOTAL
                            ------------ ------------ ----------- ------------
Balance at December 31,
 1994...................... $ 28,272,462 $ 18,418,510  $ 509,267  $ 47,200,239
Net income for 1995........    4,517,650          --         --      4,517,650
Translation adjustments....          --           --     282,598       282,598
                            ------------ ------------  ---------  ------------
Balance at December 31,
 1995......................   32,790,112   18,418,510    791,865    52,000,487
Net income for 1996........    2,907,272          --         --      2,907,272
Translation adjustments....          --           --      23,289        23,289
                            ------------ ------------  ---------  ------------
Balance at September 30,
 1996...................... $ 35,697,384 $ 18,418,510  $ 815,154  $ 54,931,048
                            ============ ============  =========  ============

                             See Accompanying Notes

              TRACTECH DIVISION OF TITAN WHEEL INTERNATIONAL, INC.

                            STATEMENTS OF CASH FLOWS

                                                      FOR THE
                                                        YEAR       NINE MONTHS
                                                       ENDED          ENDED
                                                    DECEMBER 31,  SEPTEMBER 30,
                                                        1995          1996
                                                    ------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income........................................  $ 4,517,650    $2,907,272
Adjustments to reconcile net income to net cash
 from operating activities:
  Depreciation and amortization...................    1,145,510       914,148
  Gain on sale of fixed assets....................          --         (8,937)
  Changes in operating assets and liabilities:
    Accounts receivable...........................     (898,139)     (274,136)
    Inventories...................................   (1,171,422)    1,737,878
    Other assets..................................      523,095       (76,788)
    Accounts payable..............................     (361,431)     (168,683)
    Accrued interest and liabilities..............     (129,086)      111,023
    Income taxes payable..........................     (542,632)      (78,878)
    Intercompany liabilities......................     (873,556)   (5,306,167)
    Equity adjustments from foreign currency......      168,294        21,515
                                                    -----------    ----------
Net cash provided by operating activities.........    2,378,283      (221,753)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment.........   (2,279,759)     (418,597)
Proceeds from sale of capital assets..............       77,749        47,204
                                                    -----------    ----------
Net cash used in investing activities.............   (2,202,010)     (371,393)
Net increase (decrease) in cash...................      176,273      (593,146)
Cash and cash equivalents at beginning of period..    1,408,488     1,584,761
                                                    -----------    ----------
Cash and cash equivalents at end of period........  $ 1,584,761    $  991,615
                                                    ===========    ==========

                             See Accompanying Notes

             TRACTECH DIVISION OF TITAN WHEEL INTERNATIONAL, INC.

                         NOTES TO FINANCIAL STATEMENTS
                              SEPTEMBER 30, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Description of Business

  Tractech Division of Titan Wheel International, Inc. (the Company) is the predecessor of Ballantrae Corporation (see Note 6). The Company consists of domestic operations and the operations of a company in Ireland, and is engaged in the engineering, manufacturing, and marketing of mechanical transmission components and systems used in transportation vehicles and mobile equipment.

 Principles of Reporting

  The financial statements include the accounts of Tractech Division of Titan Wheel International, Inc. (Titan). All significant intercompany and interdivisional transactions and balances have been eliminated. The financial statements do not reflect any of the purchase accounting adjustments made by Titan resulting from the acquisition of the Company by Titan in 1993. These financial statements have been prepared to include only the operating results, changes in stockholders' equity and cash flows of the Company. Accordingly, all disclosures related to the balance sheet have been omitted.

  Titan has allocated certain general and administrative charges to the Company totaling $675,000 and $674,000 for the nine months ended September 30, 1996 (1996) and the year ended December 31, 1995 (1995), respectively. These charges were allocated by Titan based upon sales. Management believes that this method of allocation is reasonable.

 Use of Estimates

  The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The carrying amount of cash equivalents approximates fair value.

 Concentrations of Credit Risk and Other Risks

  Substantially all of the Company's accounts receivable are due from manufacturers of mobile equipment, trucks and specialized vehicles, both in the U.S. and internationally. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Credit losses are provided for in the financial statements and have been consistently within management's expectations. The Company invests its temporary cash in high credit quality financial institutions and investment grade short-term investments and limits the amount of credit exposure to any one entity.

  The percentage of the Company's labor force covered by a collective bargaining agreement (CBA) is 57%. The CBA expires on August 31, 1999.

 Inventories

  Inventories are carried at the lower of cost or market, using the last-in, first-out (LIFO) method.

 Property, Plant and Equipment

  Property, plant and equipment are stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the assets (40 years for buildings and improvements and 12 years for machinery and equipment). Costs of maintenance and repairs are charged to expense when incurred.

             TRACTECH DIVISION OF TITAN WHEEL INTERNATIONAL, INC.

                              SEPTEMBER 30, 1996


 Other Assets

  Patents are amortized using the straight-line method over their estimated lives.

 Foreign Currency Translation

  Financial statements of foreign subsidiaries are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities and at the average exchange rate for each period for revenue and expenses. Translation adjustments are recorded as a separate component of stockholders' equity. Losses resulting from foreign exchange transactions totaling $15,867 and $23,445 for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively, are included in net income.

2. FEDERAL INCOME TAXES

  The Company is included in the consolidated tax returns of Titan. The tax expense recorded by the Company is the amount allocated to it by Titan. This amount approximates the tax expense that would result from using a separate return basis. Titan did not allocate any deferred tax assets or liabilities to the Company. The following is a summary of the components of the provision for income taxes:

                                                                    NINE MONTHS
                                                       YEAR ENDED      ENDED
                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1995         1996
                                                      ------------ -------------
   Federal...........................................  $1,106,000    $457,000
   State and Local...................................     165,357     110,000
   Foreign...........................................     355,904     304,760
                                                       ----------    --------
                                                       $1,627,261    $871,760
                                                       ==========    ========

  Income before income taxes was taxed in the following jurisdictions:

                                                                    NINE MONTHS
                                                       YEAR ENDED      ENDED
                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1995         1996
                                                      ------------ -------------
   Domestic..........................................  $3,873,575   $1,417,153
   Foreign...........................................   2,271,336    2,361,879
                                                       ----------   ----------
                                                       $6,144,911   $3,779,032
                                                       ==========   ==========

  A reconciliation of income taxes at the United States federal statutory rate to the effective income tax rate follows:

                                                                    NINE MONTHS
                                                       YEAR ENDED      ENDED
                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1995         1996
                                                      ------------ -------------
   Federal statutory income tax rate.................     34.0%         34.0%
   Favorable foreign tax rate........................     (6.8)        (12.9)
   Other items.......................................     (0.7)          2.0
                                                          ----         -----
   Effective income tax rate.........................     26.5%         23.1%
                                                          ====         =====

  The favorable foreign tax rate is the result of an inducement offered by the Irish government to encourage the Company to establish their foreign manufacturing facility in Ireland. The favorable rate expires in 2010.

             TRACTECH DIVISION OF TITAN WHEEL INTERNATIONAL, INC.

                              SEPTEMBER 30, 1996

  No provision has been made for United States federal and state or foreign taxes that may result from future remittances of undistributed earnings of foreign operations ($10,466,851 at September 30, 1996) because it is expected that such earnings will be reinvested in these foreign operations indefinitely. It is not practical to estimate the amount of taxes that might be payable on the eventual remittances of such earnings.

3. COMMITMENTS AND CONTINGENCIES

  The Company leases a building under a noncancelable operating lease which provides for a renewal option every five years. The operating lease has rental payments due of approximately $58,900 in the remaining months of 1996, $235,600 in 1997 and 1998, and $78,533 in 1999.

  Total rental expense under all operating leases aggregated $285,953 and $214,220 for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively. Included in rental expense is $1 per year for the lease of equipment having an original cost of approximately $2,350,000 pursuant to an incentive lease arrangement sponsored by the Irish Development Authority. The Company has the right to continue this lease indefinitely.

  The Company is party to legal actions and claims arising in the ordinary course of business. The Company believes that the disposition of these matters will not have a material adverse effect on financial position, results of operations or cash flows of the Company.

4. RETIREMENT PLANS AND BENEFITS

  The Company is a participant in two defined contribution 401(k) savings plans sponsored by Titan that cover substantially all domestic salary and hourly employees. Company contributions to the plans are based on employee contributions and compensation. The Company may also make discretionary contributions annually. Company contributions for these two plans totaled $43,281 and $32,213 for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

  The Company sponsors a defined contribution retirement savings plan that covers substantially all of its employees at its foreign location. Company contributions to the plan are based on employee contributions and compensation. Company contributions totaled $52,082 and $30,932 for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

  The Company contributes to the Central States Pension Fund, which covers all eligible bargaining employees of one of its plants. The benefits are principally based on years of service and a benefit formula as defined in the plan. The Company currently contributes $37 per week per eligible employee, which is specified in the Bargaining Agreement. Company contributions totaled $65,305 and $46,472 for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

             TRACTECH DIVISION OF TITAN WHEEL INTERNATIONAL, INC.

                              SEPTEMBER 30, 1996


5. SEGMENT AND GEOGRAPHIC DATA

  The Company operates in one business segment--manufacturing engineered metal products and systems for original equipment manufacturers and end users of transportation mobile equipment. Geographical region information for the year ended December 31, 1995 and the nine months ended September 30, 1996 is as follows:

                                               YEAR ENDED     NINE MONTHS ENDED
                                            DECEMBER 31, 1995 SEPTEMBER 30, 1996
                                            ----------------- ------------------
   Net sales:
     United States.........................    $21,806,188       $14,117,885
     International.........................     10,647,278         7,554,012
     Eliminate intercompany sales..........     (6,058,035)       (3,239,157)
                                               -----------       -----------
       Total net sales.....................    $26,395,431       $18,432,740
                                               ===========       ===========
   Operating income:
     United States.........................    $ 3,873,575       $ 1,417,153
     International.........................      2,271,336         2,361,879
                                               -----------       -----------
       Total operating income..............    $ 6,144,911       $ 3,779,032
                                               ===========       ===========

  International sales are principally from operations located in Ireland and do not include export sales of domestic operations. Export sales from domestic operations were not significant for the year ended December 31, 1995 or the nine months ended September 30, 1996.

  During the year ended December 31, 1995 and the nine months ended September 30, 1996, there were sales to one customer that amounted to $3,656,599 and $2,674,869, respectively.

6. SUBSEQUENT EVENT

  Effective October 1, 1996, the Company was sold to Tractech, Inc., a subsidiary of Ballantrae Corporation.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors Ballantrae Corporation

  We have audited the accompanying consolidated balance sheets of Ballantrae Corporation as of September 30, 1997 and December 31, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the nine months ended September 30, 1997 and the three months ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ballantrae Corporation at September 30, 1997 and December 31, 1996, and the consolidated results of its operations and its cash flows for the nine months ended September 30, 1997 and the three months ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Detroit, Michigan
October 17, 1997, except for Note 12,
as to which the date is
October 30, 1997

                             BALLANTRAE CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                     DECEMBER 31, SEPTEMBER 30,
                                                         1996         1997
                                                     ------------ -------------
ASSETS:
Current assets:
  Cash and cash equivalents......................... $   783,966   $   460,605
  Accounts receivable, less allowance of $65,000 in
   1997 and 1996, respectively......................   4,923,871     5,696,717
  Inventories (Note 1)..............................   9,708,513    10,426,534
  Recoverable income taxes..........................     163,000           --
  Deferred income tax...............................      46,000       452,000
  Other.............................................      45,520        51,865
                                                     -----------   -----------
    Total current assets............................  15,670,870    17,087,721
Property, plant and equipment:
  Land..............................................     272,490       272,490
  Buildings and improvements........................   4,022,144     4,034,313
  Machinery and equipment...........................  12,010,783    13,049,576
                                                     -----------   -----------
                                                      16,305,417    17,356,379
  Less accumulated depreciation and amortization....   2,569,028     3,628,851
                                                     -----------   -----------
    Net property, plant and equipment...............  13,736,389    13,727,528
Other assets:
  Goodwill, net of amortization of $92,516 and
   $261,542 in 1996 and 1997, respectively..........  13,790,739    13,572,110
  Deferred financing costs, net of amortization of
   $17,550 and $52,650 in 1996 and 1997,
   respectively.....................................     473,569       421,419
  Patents, net of amortization of $4,623 and $21,239
   in 1996 and 1997, respectively...................     210,438       216,475
                                                     -----------   -----------
    Total other assets..............................  14,474,746    14,210,004
                                                     -----------   -----------
    Total assets.................................... $43,882,005   $45,025,253
                                                     ===========   ===========

                             See Accompanying Notes

                             BALLANTRAE CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                     DECEMBER 31,  SEPTEMBER 30,
                                                         1996          1997
                                                     ------------  -------------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable.................................. $ 2,614,925    $ 2,793,599
  Accrued liabilities...............................   1,889,740      1,721,457
  Accrued interest..................................     539,575        609,872
  Income taxes payable..............................     193,032        629,232
                                                     -----------    -----------
    Total current liabilities.......................   5,237,272      5,754,160
Long-term debt (Note 4).............................  32,239,100     29,934,100
Deferred income taxes (Note 6)......................     277,000        566,000
Redeemable exchangeable preferred stock of
 subsidiary (Note 5)................................   8,242,048      8,981,800
Redeemable exchangeable preferred stock (Note 5)....   2,814,192      3,109,287
Stockholders' equity (deficit):
  Class A common stock, $.01 par value, 1,000,000
   shares authorized, 106,453 shares issued and
   outstanding......................................       1,065          1,065
  Class B common stock, $.01 par value, 1,000,000
   shares authorized, 122,500 shares issued and
   outstanding......................................          --          1,225
  Paid-in capital...................................     105,388        226,663
  Retained earnings.................................     305,960      1,790,973
  Predecessor carryover basis.......................  (5,340,020)    (5,340,020)
                                                     -----------    -----------
    Total stockholders' equity (deficit)............  (4,927,607)    (3,320,094)
                                                     -----------    -----------
    Total liabilities and stockholders equity
     (deficit)...................................... $43,882,005    $45,025,253
                                                     ===========    ===========

                             See Accompanying Notes

                             BALLANTRAE CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                               FOR THE           FOR THE
                                            THREE MONTHS       NINE MONTHS
                                                ENDED             ENDED
                                          DECEMBER 31, 1996 SEPTEMBER 30, 1997
                                          ----------------- ------------------
Net sales................................    $7,924,259        $28,877,686
Cost of sales............................     5,246,791         19,028,791
                                             ----------        -----------
Gross profit.............................     2,677,468          9,848,895
Selling expenses.........................       203,561            752,895
General and administrative expenses......     1,074,181          3,365,179
                                             ----------        -----------
                                              1,277,742          4,118,074
                                             ----------        -----------
Income from operations...................     1,399,726          5,730,821
Other income (expense):
  Interest expense.......................      (651,712)        (2,296,290)
  Interest income........................        19,985              7,650
  Deferred financing charges.............       (17,550)           (52,650)
  Foreign exchange gain or loss and
   other.................................        (4,251)          (184,302)
                                             ----------        -----------
                                               (653,528)        (2,525,592)
                                             ----------        -----------
Income before income taxes and preferred
 dividend requirement of subsidiary......       746,198          3,205,229
Income taxes (Note 6)....................       185,458            727,207
Preferred dividend requirement of
 subsidiary..............................       190,588            739,752
                                             ----------        -----------
Net income...............................    $  370,152        $ 1,738,270
                                             ==========        ===========

                             See Accompanying Notes

                             BALLANTRAE CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
     FOR THE THREE MONTHS ENDED DECEMBER 31, 1996 AND THE NINE MONTHS ENDED
                               SEPTEMBER 30, 1997

                          CLASS A CLASS B ADDITIONAL             PREDECESSOR
                          COMMON  COMMON   PAID-IN    RETAINED    CARRYOVER
                           STOCK   STOCK   CAPITAL    EARNINGS      BASIS        TOTAL
                          ------- ------- ---------- ----------  -----------  -----------
Balance at October 1,
 1996...................  $1,065  $  --    $105,388  $      --   $(5,340,020) $(5,233,567)
Preferred stock
 dividends..............     --      --         --      (64,192)         --       (64,192)
Net income for 1996.....     --      --         --      370,152          --       370,152
                          ------  ------   --------  ----------  -----------  -----------
Balance at December 31,
 1996...................   1,065     --     105,388     305,960   (5,340,020)  (4,927,607)
                          ------  ------   --------  ----------  -----------  -----------
Warrants redeemed.......     --    1,225    121,275         --           --       122,500
Preferred stock
 dividends..............     --      --         --     (253,257)         --      (253,257)
Net income for 1997.....     --      --         --    1,738,270          --     1,738,270
                          ------  ------   --------  ----------  -----------  -----------
Balance at September 30,
 1997...................  $1,065  $1,225   $226,663  $1,790,973  $(5,340,020) $(3,320,094)
                          ======  ======   ========  ==========  ===========  ===========

                             See Accompanying Notes

                             BALLANTRAE CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                             FOR THE THREE      FOR THE NINE
                                             MONTHS ENDED       MONTHS ENDED
                                           DECEMBER 31, 1996 SEPTEMBER 30, 1997
                                           ----------------- ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income...............................     $  370,152        $ 1,738,270
Adjustments to reconcile net income to
 net cash from operating activities:
  Depreciation and amortization..........        447,782          1,395,253
  Deferred income taxes..................         12,000           (117,000)
  Preferred dividend requirement of
   subsidiary............................        190,588            739,752
  Changes in operating assets and
   liabilities:
  Accounts receivable....................       (866,534)          (617,228)
  Recoverable income taxes...............       (163,000)           163,000
  Inventories............................       (363,341)          (718,021)
  Other current assets...................         80,303           (161,963)
  Accounts payable.......................        676,324            178,674
  Accrued interest and liabilities.......        838,103            (97,985)
  Income taxes payable...................         67,972            436,200
                                              ----------        -----------
Net cash provided by operating
 activities..............................      1,290,349          2,938,952
CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in acquisition costs............       (600,997)           (43,413)
Purchase of property, plant and
 equipment...............................       (121,994)        (1,050,962)
Increase in patents......................        (20,112)           (27,276)
                                              ----------        -----------
Net cash used in investing activities....       (743,103)        (1,121,651)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt.....       (450,000)        (2,305,000)
Issuance of preferred stock..............            --              41,838
Issuance of common stock.................            --             122,500
                                              ----------        -----------
Net cash used in financing activity......       (450,000)        (2,140,662)
Net increase (decrease) in cash and cash
 equivalents ............................         97,246           (323,361)
Cash and cash equivalents at beginning of
 period..................................        686,720            783,966
                                              ----------        -----------
Cash and cash equivalents at end of
 period..................................     $  783,966        $   460,605
                                              ==========        ===========
Supplemental disclosure of cash flow
 information:
  Interest paid..........................     $  119,690        $ 1,366,000
  Income taxes paid......................     $  163,000        $   350,000

                             See Accompanying Notes

                            BALLANTRAE CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              SEPTEMBER 30, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Description of Business

  Ballantrae Corporation and its subsidiaries (collectively, the "Company") are engaged in the engineering, manufacturing, and marketing of mechanical power transmission components and systems used in transportation vehicles and mobile equipment, and fabricated tubing assemblies used in air conditioning and refrigeration compressors.

 Principles of Consolidation

  The consolidated financial statements include the accounts of Ballantrae Corporation and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

 Use of Estimates

  The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The carrying amount of cash equivalents approximates fair value.

 Concentrations of Credit Risk and Other Risks

  Substantially all of the Company's accounts receivable are due from original equipment manufacturers of mobile equipment, trucks and specialized vehicles, and manufacturers of air conditioners and refrigeration compressors, both in the U.S. and internationally. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Credit losses are provided for in the financial statements and have been consistently within management's expectations. The Company invests its temporary cash in high credit quality financial institutions and investment grade short-term investments and limits the amount of credit exposure to any one entity.

  The percentage of the Company's labor force covered by a collective bargaining agreement (CBA) is 29%. The CBA expires on August 31, 1999.

 Inventories

  Inventories are carried at the lower of cost or market, using the first-in, first-out (FIFO) method. The components of inventories are as follows:

                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1996         1997
                                                      ------------ -------------
   Raw Materials.....................................  $4,993,363   $ 5,094,424
   Work in process...................................   2,910,757     3,494,447
   Finished goods....................................   1,804,393     1,837,663
                                                       ----------   -----------
                                                       $9,708,513   $10,426,534
                                                       ==========   ===========

 Property, Plant and Equipment

  Property, plant and equipment are stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the assets (25 to 40 years for buildings and improvements and 5 to 12 years for machinery and equipment). Costs of maintenance and repairs are charged to expense when incurred.

                            BALLANTRAE CORPORATION

                              SEPTEMBER 30, 1997


 Goodwill

  Goodwill represents the excess of the purchase price over the fair value of net assets acquired and is being amortized by the straight line method over 40 years.

  The carrying amount of goodwill is regularly reviewed for indicators of impairment in value, which in the view of management are other than temporary, including unexpected or adverse changes in the following: (i) the economic or competitive environments in which the Company operates; (ii) profitability analyses and (iii) cash flow analyses. If facts and circumstances suggest that a subsidiary's net assets are impaired, the Company assesses the fair value of the underlying business and reduces goodwill to an amount that results in the book value of the subsidiary approximating fair value.

 Deferred Financing Costs and Patents

  Deferred financing costs are primarily costs incurred in connection with the Company's acquisition and are being amortized over the term of the related debt using the straight-line method. Patents are amortized using the straight-line method over their estimated lives.

 Foreign Currency Translation

  Financial statements of the Company's foreign subsidiary are translated into U.S. dollars using a combination of historical and current exchange rates for assets and liabilities. The related translation gain or (loss) of $22,669 and $(342,436) for the three months ended December 31, 1996 and the nine months ended September 30, 1997, respectively, are included in net income.

 Long-Term Assets

  In accordance with FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, the Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of these assets.

 Fair Value of Financial Instruments

  The Company's financial instruments generally consist of cash and cash equivalents, accounts receivable, accounts payable, long-term debt and redeemable convertible preferred stock. The fair value of the Company's fixed rate debt was estimated using discounted cash flow analyses based upon the Company's current incremental borrowing rates. The carrying amounts of financial instruments approximated their fair value at December 31, 1996 and September 30, 1997.

 Impact of Recently Issued Accounting Standards

  In June 1997, the FASB issued Statement No. 130, Reporting Comprehensive Income, which is effective for years beginning after December 15, 1997, and will be adopted by the Company in 1998. The Statement establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The Statement will not have any impact on the results of operations or the financial position of the Company.

  In June 1997, the FASB issued Statement No. 131, Disclosures about Segments of an Enterprise and Related Information. The Statement changes the way public companies are required to report segment

                            BALLANTRAE CORPORATION

                              SEPTEMBER 30, 1997

information in annual financial statements and in interim financial reports to stockholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Statement is effective for financial statements for fiscal years beginning after December 15, 1997, and will be adopted by the Company in 1998. The Company is evaluating the impact that this Statement will have on its financial reporting.

2. ACQUISITION

  On October 1, 1996, the Company, through a wholly-owned subsidiary, acquired substantially all of the assets of the Tractech Division of Dyneer Corporation and Tractech Limited (Tractech). The aggregate purchase price was $33.9 million including cash payments of $23.9 million and the issuance of $10 million in a 11% subordinated promissory note payable on October 31, 2006. The Tractech acquisition resulted in goodwill of $11.7 million which is being amortized over 40 years.

  On October 24, 1996, the Company, through a wholly-owned subsidiary, acquired Kraftube, Inc. (Kraftube) for an aggregate cash purchase price of $6,992,000. Kraftube produces fabricated tubing assemblies used in air conditioning and refrigeration compressors. The Kraftube acquisition resulted in goodwill of $1,506,000 which is being amortized over 40 years.

  The predecessor carryover basis included in the present equity structure results from the purchase of Kraftube. Prior to the purchase, two current stockholders of the Company were the majority shareholders of Kraftube (78%). At the date of purchase, the assets and liabilities were recorded at their fair market value, less the previous stockholders' carryover basis of the new corporation's assets at the date of purchase. The cost of assets acquired in excess of Kraftube's basis prior to the acquisition for continuing stockholders interest was recorded as a charge to equity.

3. ALLOWANCE FOR DOUBTFUL ACCOUNTS

  The activity in the allowance for doubtful accounts is as follows:

                                            THREE MONTHS       NINE MONTHS
                                                ENDED             ENDED
                                          DECEMBER 31, 1996 SEPTEMBER 30, 1997
                                          ----------------- ------------------
   Balance at beginning of period........      $25,000           $65,000
   Additions charged to costs and ex-
    penses...............................       39,753               103
   Uncollectible accounts written off,
    net of recoveries....................          247              (103)
                                               -------           -------
                                               $65,000           $65,000
                                               =======           =======

                            BALLANTRAE CORPORATION

                              SEPTEMBER 30, 1997


4. DEBT

  In October, 1996, the Company entered into a Group Credit Agreement (the Agreement) with a bank that expires on December 31, 2003. Under the Agreement, the financial institution agreed to extend the Company $26.5 million in revolving loans ($22,239,100 and $19,934,100 outstanding at December 31, 1996 and September 30, 1997, respectively). The term loan calls for mandatory quarterly principal reductions with the annual aggregate reductions of the outstanding amount at September 30, 1997 as follows:

   1999............................................................. $   634,100
   2000.............................................................   3,612,500
   2001.............................................................   4,387,500
   2002.............................................................   4,900,000
   Thereafter.......................................................   6,400,000
                                                                     -----------
                                                                     $19,934,100
                                                                     ===========

  The bank also agreed to extend the Company $6,000,000 in pooled revolving loans (no amounts were outstanding at September 30, 1997 or December 31, 1996). In addition, the Company may obtain letters of credit up to $500,000 in aggregate which would be treated as an advance on the pooled revolving loan.

  Borrowings under the Agreement bear interest at the prime base lending rate or LIBOR base rate plus an applicable spread that ranges from zero to .75% for the prime based rate or 2.0% to 3.25% for the LIBOR based rate. The average interest rate at December 31, 1996 and September 30, 1997 was 8.75% and 8.93%, respectively. The Company pays a commitment fee that ranges from .25% to .625% annually on the unused revolving and pooled loans. The Company's inventory, accounts receivable, personal property, certain real estate and intangibles are pledged as collateral under the Agreement. The Company is also required to maintain a minimum net worth and meet certain financial ratios on a consolidated basis.

  Tractech Inc., a subsidiary of the Company, issued to Dyneer Corporation a subordinated note for $10 million with a fixed annual interest of 11% due semi-annually in connection with the acquisition discussed above. The note matures October 31, 2006. The Company has guaranteed Tractech Inc.'s obligation to Dyneer Corporation. Titan Wheel International, Inc. (Titan Wheel), the parent company of Dyneer Corporation, was a defendant in an unresolved lawsuit at the time Tractech was sold to the Company. If Titan Wheel prevails in this lawsuit, the Company is to pay Titan Wheel $750,000. If Titan Wheel loses or no decision is reached by September 30, 2001, the subordinated note to Dyneer Corporation will be reduced by $750,000.

5. REDEEMABLE EXCHANGEABLE PREFERRED STOCK OF PARENT AND SUBSIDIARY

  Ballantrae Corporation and Kraftube have 2,791,838 preferred shares outstanding, (3,250,000 shares authorized, par value $.01 per share and liquidation preference of $1.00 per share) and 80,514 preferred shares outstanding, (150,000 shares authorized, par value $.01 per share and liquidation preference of $100 per share), respectively, designated as 12% Exchangeable Preferred Stock (12% Preferred Stock). The provisions of the 12% Preferred Stock call for a cumulative cash dividend equal to 12% per share. The 12% Preferred Stock must be redeemed by September 30, 2006, at the liquidation preference amount plus accrued and unpaid dividends. At the option of the issuer, the 12% Preferred Stock may be redeemed at a price per share equal to the liquidation preference plus accrued and unpaid dividends. In addition, the 12% Preferred Stock may be exchanged, at the option of the issuer, in whole or in part, for 12% junior subordinated debentures to be issued by the respective company at the liquidation preference amount plus accrued and unpaid dividends. Dividends which accrue but remain unpaid for one year accrue additional dividends at the rate of 12%. If the Company or Kraftube is

                            BALLANTRAE CORPORATION

                              SEPTEMBER 30, 1997

liquidated or merged and is not the surviving entity, the holders of the 12% Preferred Stock will receive in cash the liquidation preference amount per share plus an amount equal to full cumulative dividends. The holders of the 12% Preferred Stock have no voting rights except on matters relating to the preferred stock. The carrying value of the 12% Preferred Stock includes cumulative unpaid and accrued dividends of $64,192 and $317,449 for Ballantrae Corporation and $190,587 and $930,340 for Kraftube at December 31, 1996 and September 30, 1997, respectively.

6. INCOME TAXES

  The following is a summary of the components of the provision for income taxes:

                                              THREE MONTHS       NINE MONTHS
                                                  ENDED             ENDED
                                            DECEMBER 31, 1996 SEPTEMBER 30, 1997
                                            ----------------- ------------------
   Current:
     Federal...............................     $ 57,183          $ 645,900
     Foreign...............................      116,275            198,307
                                                --------          ---------
                                                 173,458            844,207
   Deferred federal (credit):..............       12,000           (117,000)
                                                --------          ---------
                                                $185,458          $ 727,207
                                                ========          =========

  Income before income taxes and preferred dividend requirement of subsidiary was taxed in the following jurisdictions:

                                              THREE MONTHS       NINE MONTHS
                                                  ENDED             ENDED
                                            DECEMBER 31, 1996 SEPTEMBER 30, 1997
                                            ----------------- ------------------
   Domestic................................     $181,562          $1,579,390
   Foreign.................................      564,636           1,625,839
                                                --------          ----------
                                                $746,198          $3,205,229
                                                ========          ==========

  A reconciliation of income taxes at the United States federal statutory rate to the effective income tax rate follows:

                                            THREE MONTHS       NINE MONTHS
                                                ENDED             ENDED
                                          DECEMBER 31, 1996 SEPTEMBER 30, 1997
                                          ----------------- ------------------
   Federal statutory income tax rate.....        34.0%             34.0%
   Favorable foreign tax rate............       (11.4)            (12.7)
   Other items...........................         2.3               1.4
                                                -----             -----
   Effective income tax rate.............        24.9%             22.7%
                                                =====             =====

  The favorable foreign tax rate is the result of an inducement offered by the Irish government to encourage the Company to establish their foreign manufacturing facility in Ireland. The favorable rate expires in 2010.

                            BALLANTRAE CORPORATION

                              SEPTEMBER 30, 1997


  The following is a summary of the significant components of the Company's deferred tax assets and liabilities:

                                              THREE MONTHS       NINE MONTHS
                                                  ENDED             ENDED
                                            DECEMBER 31, 1996 SEPTEMBER 30, 1997
                                            ----------------- ------------------
   Deferred tax assets:
     Employee benefits.....................     $  46,000         $ 202,000
     Inventories...........................           --            207,000
     Other.................................           --             43,000
                                                ---------         ---------
                                                   46,000           452,000
   Deferred tax liabilities:
     Depreciation..........................       252,000           420,000
     Goodwill..............................        17,000           113,000
     Other.................................         8,000            33,000
                                                ---------         ---------
                                                  277,000           566,000
                                                ---------         ---------
   Net deferred tax liability..............     $(231,000)        $(114,000)
                                                =========         =========

  No provision has been made for United States federal and state or foreign taxes that may result from future remittances of undistributed earnings of foreign subsidiaries ($2,485,116 at September 30, 1997) because it is expected that such earnings will be reinvested in these foreign operations indefinitely. It is not practical to estimate the amount of taxes that might be payable on the eventual remittances of such earnings.

7. COMMITMENTS AND CONTINGENCIES

  The Company leases a building under a noncancelable operating lease which provides for a renewal option every five years. The operating lease has rental payments due of approximately $235,000 in 1998 and $137,083 in 1999.

  Total rental expense under all operating leases aggregated $98,263 and $229,953 for the three months ended December 31, 1996 and the nine months ended September 30, 1997, respectively. Included in rental expense is $1 per year for the lease of equipment having an original cost of approximately $2,350,000 pursuant to an incentive lease arrangement sponsored by the Irish Development Authority. The Company has the right to continue this lease indefinitely.

  An officer of Kraftube has been granted an option to purchase up to 3.5% of the outstanding common shares of Kraftube. The option vests in 2002. At that time, the officer has the option to sell (the put option) and Kraftube has the option to buy (the call option) the shares of stock issued upon the exercise of the option, for a formula based price. The formula is based on the average earnings before interest and taxes for the three years ended December 31, 2001 and the amount of debt outstanding. The call and put options expire on December 31, 2002.

  The Company is party to legal actions and claims arising in the ordinary course of business. The Company believes that the disposition of these matters will not have a material adverse effect on financial position, results of operations or cash flows.

8. RETIREMENT PLANS AND BENEFITS

  The Company sponsors two defined contribution 401(k) savings plans that cover substantially all domestic salary and hourly employees. Company contributions to the plans are based on employee contributions and

                            BALLANTRAE CORPORATION

                              SEPTEMBER 30, 1997

compensation. The Company may also make discretionary contributions annually. Company contributions for these two plans totaled $33,137 and $119,573 for the three months ended December 31, 1996 and the nine months ended September 30, 1997, respectively.

  The Company also sponsors a defined contribution retirement savings plan that covers substantially all of its employees at its foreign subsidiary. Company contributions to the plan are based on employee contributions and compensation. Company contributions totaled $13,018 and $33,810 for the three months ended December 31, 1996 and the nine months ended September 30, 1997, respectively.

  The Company contributes to the Central States Pension Fund, which covers all eligible bargaining employees of one of its subsidiaries. The benefits are principally based on years of service and a benefit formula as defined in the plan. The Company currently contributes $37 per week per eligible employee, which is specified in the Bargaining Agreement. Company contributions totaled $14,911 and $72,406 for the three months ended December 31, 1996 and the nine months ended September 30, 1997, respectively.

9. SEGMENT AND GEOGRAPHIC DATA

  The Company operates in one business segment--manufacturing engineered metal products and systems for original equipment manufacturers and end users of transportation mobile equipment. Geographical region information is as follows:

                                              THREE MONTHS       NINE MONTHS
                                                  ENDED             ENDED
                                            DECEMBER 31, 1996 SEPTEMBER 30, 1997
                                            ----------------- ------------------
   NET SALES:
   United States...........................    $ 6,540,936       $23,998,968
   International...........................      2,710,626         9,613,309
   Eliminate intercompany sales............     (1,327,303)       (4,734,591)
                                               -----------       -----------
   Total net sales.........................    $ 7,924,259       $28,877,686
                                               ===========       ===========
   OPERATING INCOME:
   United States...........................    $   671,274       $ 3,359,245
   International...........................        728,452         2,371,576
                                               -----------       -----------
   Total operating income..................    $ 1,399,726       $ 5,730,821
                                               ===========       ===========
   IDENTIFIABLE ASSETS:
   United States...........................    $27,334,081       $29,748,081
   International...........................     16,380,904        15,620,116
                                               -----------       -----------
   Total identifiable assets...............     43,714,985        45,368,197
   Corporate assets........................        248,193           263,110
   Elimination.............................        (81,173)         (606,054)
                                               -----------       -----------
   Total assets............................    $43,882,005       $45,025,253
                                               ===========       ===========

  International sales are principally from operations located in Ireland and do not include export sales of domestic operations. Export sales from domestic operations were not significant for either period presented.

  Sales to the two customers exceeded 10% of total sales which were $951,000 and $838,000 during the three months ended December 31, 1996 and $4,022,000 and $2,920,000 during the nine months ended September 30, 1997.

                            BALLANTRAE CORPORATION

                              SEPTEMBER 30, 1997


10. RELATED PARTY TRANSACTION

  The Company has entered into a consulting agreement with the Chairman and President of Ballantrae Corporation. The agreement amounts to $100,000 annually, with $25,000 accrued as of December 31, 1996 and September 30, 1997.

  In February, 1997, the principal shareholder exercised stock warrants to purchase 122,500 shares of common stock for $1.00 per share. Warrants outstanding totaled 25,000 at December 31, 1996 and September 30, 1997.

11. FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTOR AND NON-GUARANTOR
   SUBSIDIARIES

  The Company conducts a significant portion of its business through subsidiaries. As discussed in Note 12 below, the Company has reached a definitive agreement to be acquired. It is anticipated that the domestic legal entities of the Company, with the exception of Kraftube Management, Inc. and Kraftube, Inc., will be full and unconditional, joint and several guarantors of the senior notes and the Senior Subordinated Notes of the acquiring company discussed in Note 12 along with all other domestic subsidiaries of the acquiring company.

  Presented below is condensed consolidating financial information for the Company, the Subsidiary Guarantors and the Non-Guarantor Subsidiaries, both as listed below, at December 31, 1996 and September 30, 1997 and for the three months ended December 31, 1996 and the nine months ended September 30, 1997.

  The equity method has been used by the Company with respect to investments in subsidiaries. The equity method has been used by Subsidiary Guarantors with respect to investments in Non-Guarantor Subsidiaries. Separate financial statements for Subsidiary Guarantors are not presented based on management's determination that they do not provide additional information that is material to investors.

  The following table sets forth the Guarantor and direct Non-Guarantor
Subsidiaries:

                                        NON-
       GUARANTOR SUBSIDIARY    GUARANTOR SUBSIDIARIES
       --------------------   -------------------------
        Tractech Inc.         Kraftube Management, Inc.
                              Kraftube, Inc.
                              Tractech Limited
                              Lissaphuca Limited

                      [THIS PAGE LEFT INTENTIONALLY BLANK]

                             BALLANTRAE CORPORATION

                               SEPTEMBER 30, 1997

                     CONDENSED CONSOLIDATING BALANCE SHEET

                                                SEPTEMBER 30, 1997
                         ----------------------------------------------------------------------
                          BALLANTRAE
                          CORPORATION                   NON-
                            (PARENT    SUBSIDIARY    GUARANTOR
                         COMPANY ONLY)  GUARANTOR   SUBSIDIARIES  ELIMINATIONS     CONSOLIDATED
                         ------------- -----------  ------------  ------------     ------------
ASSETS:
Current assets:
  Cash and cash
   equivalents..........  $   46,635   $   224,989  $   188,981   $        --      $   460,605
  Accounts receivable,
   net..................         --      3,387,162    2,309,555            --        5,696,717
  Inventories...........         --      7,315,572    3,717,016       (606,054)(a)  10,426,534
  Deferred income tax...         --        301,000      151,000            --          452,000
  Other.................         --            --        51,865            --           51,865
                          ----------   -----------  -----------   ------------     -----------
    Total current
     assets.............      46,635    11,228,723    6,418,417       (606,054)     17,087,721
Investment in
 affiliates.............   9,414,736        10,000    1,948,176     11,372,912(b)          --
Property, plant and
 equipment:
  Land..................         --        190,660       81,830            --          272,490
  Buildings and
   improvements.........         --      2,139,340    1,894,973            --        4,034,313
  Machinery and
   equipment............         --      4,863,880    8,185,696            --       13,049,576
  Less accumulated
   depreciation.........         --       (594,722)  (3,034,129)           --       (3,628,851)
                          ----------   -----------  -----------   ------------     -----------
Net property, plant and
 equipment..............         --      6,599,158    7,128,370            --       13,727,528
Other assets:
  Goodwill, net.........         --      6,125,110    7,447,000            --       13,572,110
  Deferred financing
   costs, net...........         --        360,000       61,419            --          421,419
  Patents, net..........     216,475           --           --             --          216,475
                          ----------   -----------  -----------   ------------     -----------
    Total other assets..     216,475     6,485,110    7,508,419            --       14,210,004
                          ----------   -----------  -----------   ------------     -----------
    Total assets........  $9,677,846   $24,322,991  $23,003,382   $(11,978,966)    $45,025,253
                          ==========   ===========  ===========   ============     ===========

--------
(a) Elimination of intercompany profit in inventory.
(b) Elimination of investments in subsidiaries.

                             BALLANTRAE CORPORATION

                               SEPTEMBER 30, 1997

                     CONDENSED CONSOLIDATING BALANCE SHEET

                                                SEPTEMBER 30, 1997
                         -----------------------------------------------------------------------
                          BALLANTRAE
                          CORPORATION                  NON-
                            (PARENT    SUBSIDIARY   GUARANTOR
                         COMPANY ONLY)  GUARANTOR  SUBSIDIARIES  ELIMINATIONS       CONSOLIDATED
                         ------------- ----------- ------------  ------------       ------------
LIABILITIES AND
 STOCKHOLDERS' EQUITY
 (DEFICIT):
Current liabilities:
  Accounts payable......  $   27,516   $ 1,541,463 $ 1,224,620   $        --        $ 2,793,599
  Accrued liabilities...      28,000       996,647     696,810            --          1,721,457
  Accrued interest......         --        507,072     102,800            --            609,872
  Income taxes payable..         --         20,000     609,232            --            629,232
                          ----------   ----------- -----------   ------------       -----------
    Total current
     liabilities........      55,516     3,065,182   2,633,462            --          5,754,160
Intercompany
 liabilities............   4,493,117     1,497,884  (5,991,001)           --                --
Long-term debt..........         --     12,545,000  17,389,100            --         29,934,100
Deferred income taxes...         --        343,000     223,000            --            566,000
Redeemable exchangeable
 preferred stock of
 subsidiary.............         --            --    8,981,800            --          8,981,800
Redeemable exchangeable
 preferred stock........   3,109,287           --          --             --          3,109,287
Stockholders' equity
 (deficit):
  Class A common stock..       1,065             1      36,000        (36,001)(b)         1,065
  Class B common stock..       1,225           --          --             --              1,225
  Paid-in capital.......     226,663     6,199,999   2,382,906     (8,582,905)(b)       226,663
  Retained earnings.....   1,790,973       671,925   2,688,135     (3,360,060)(a,b)   1,790,973
  Predecessor carryover
   basis................         --            --   (5,340,020)           --         (5,340,020)
                          ----------   ----------- -----------   ------------       -----------
    Total stockholders'
     equity (deficit)...   2,019,926     6,871,925    (232,979)   (11,978,966)       (3,320,094)
                          ----------   ----------- -----------   ------------       -----------
    Total liabilities
     and stockholders'
     equity (deficit)...  $9,677,846   $24,322,991 $23,003,382   $(11,978,966)      $45,025,253
                          ==========   =========== ===========   ============       ===========

--------
(a) Elimination of intercompany profit in inventory.
(b) Elimination of investments in subsidiaries.

                             BALLANTRAE CORPORATION

                               SEPTEMBER 30, 1997

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                                    FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                          ----------------------------------------------------------------------
                           BALLANTRAE
                           CORPORATION                   NON-
                             (PARENT    SUBSIDIARY    GUARANTOR
                          COMPANY ONLY)  GUARANTOR   SUBSIDIARIES  ELIMINATIONS     CONSOLIDATED
                          ------------- -----------  ------------  ------------     ------------
Net sales...............   $      --    $15,974,980  $17,637,297   $(4,734,591)(a)  $28,877,686
Cost of sales...........          --     11,731,273   11,507,228    (4,209,710)(a)   19,028,791
                           ----------   -----------  -----------   -----------      -----------
Gross profit............          --      4,243,707    6,130,069      (524,881)(a)    9,848,895
Selling expenses........          --        570,701      182,194           --           752,895
General and
 administrative
 expenses...............      141,620     1,766,188    1,457,371           --         3,365,179
                           ----------   -----------  -----------   -----------      -----------
                              141,620     2,336,889    1,639,565           --         4,118,074
                           ----------   -----------  -----------   -----------      -----------
Income from operations..     (141,620)    1,906,818    4,490,504      (524,881)       5,730,821
Equity in earnings of
 subsidiaries...........    2,145,562           --           --     (2,145,562)(b)          --
Other income (expense):
  Interest expense .....     (265,780)   (1,288,508)    (742,002)          --        (2,296,290)
  Interest income.......          --            --         7,650           --             7,650
  Deferred financing
   charges..............          --        (45,000)      (7,650)          --           (52,650)
  Foreign exchange gain
   or loss and other....          108        17,089     (201,499)          --          (184,302)
                           ----------   -----------  -----------   -----------      -----------
                             (265,672)   (1,316,419)    (943,501)          --        (2,525,592)
                           ----------   -----------  -----------   -----------      -----------
Income before income
 taxes and preferred
 dividend requirement of
 subsidiary.............    1,738,270       590,399    3,547,003    (2,670,443)       3,205,229
Income taxes............          --         61,855      665,352           --           727,207
Preferred dividend
 requirement of
 subsidiary.............          --            --           --       (739,752)(c)     (739,752)
                           ----------   -----------  -----------   -----------      -----------
Net income..............   $1,738,270   $   528,544  $ 2,881,651   $(3,410,195)     $ 1,738,270
                           ==========   ===========  ===========   ===========      ===========

--------
(a) Elimination of intercompany sales and cost of sales.
(b) Elimination of equity in net income from consolidated subsidiaries.
(c) Recording of preferred dividend requirement of subsidiary.

                             BALLANTRAE CORPORATION

                               SEPTEMBER 30, 1997

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                                    FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                          ---------------------------------------------------------------------
                           BALLANTRAE
                           CORPORATION                   NON-
                             (PARENT    SUBSIDIARY    GUARANTOR
                          COMPANY ONLY)  GUARANTOR   SUBSIDIARIES  ELIMINATIONS    CONSOLIDATED
                          ------------- -----------  ------------  ------------    ------------
CASH FLOWS FROM
 OPERATING ACTIVITIES:
Net income..............   $ 1,738,270  $   528,544  $ 2,881,651   $(3,410,195)    $ 1,738,270
Adjustments to reconcile
 net income to net cash
 from operating
 activities:
  Depreciation and
   amortization.........        14,623      614,915      765,715           --        1,395,253
  Equity in earnings of
   subsidiaries.........    (2,145,562)         --           --      2,145,562(a)          --
  Deferred income
   taxes................           --        30,000     (147,000)          --         (117,000)
  Preferred dividend
   requirement of
   subsidiary...........           --           --           --        739,752(b)      739,752
  Changes in operating
   assets and
   liabilities:
  Accounts receivable...           --      (742,715)     125,487           --         (617,228)
  Recoverable income
   taxes................           --       163,000          --            --          163,000
  Inventories...........           --    (1,042,344)    (200,558)      524,881(c)     (718,021)
  Other current assets..           --      (180,613)      18,650           --         (161,963)
  Accounts payable......        27,516      491,496     (340,338)          --          178,674
  Accrued interest and
   liabilities..........         2,300        3,015     (103,300)          --          (97,985)
  Income taxes payable..           --        20,000      416,200           --          436,200
  Intercompany
   liabilities..........       228,055    1,667,037   (1,895,092)          --              --
                           -----------  -----------  -----------   -----------     -----------
Net cash (used in)
 provided by operating
 activities.............      (134,798)   1,552,335    1,521,415           --        2,938,952
CASH FLOWS FROM
 INVESTING ACTIVITIES:
Increase in acquisition
 costs..................           --        (9,869)     (33,544)          --          (43,413)
Purchase of property,
 plant and equipment....           --      (814,885)    (236,077)          --       (1,050,962)
Increase in patents.....       (27,276)         --           --            --          (27,276)
                           -----------  -----------  -----------   -----------     -----------
Net cash (used in)
 provided by investing
 activities.............       (27,276)    (824,754)    (269,621)          --       (1,121,651)
CASH FLOWS FROM
 FINANCING ACTIVITIES:
Principle payments on
 long-term debt.........           --      (755,000)  (1,550,000)          --       (2,305,000)
Issuance of preferred
 stock..................        41,838          --           --            --           41,838
Issuance of common
 stock..................       122,500          --           --            --          122,500
                           -----------  -----------  -----------   -----------     -----------
Net cash provided by
 (used in) financing
 activity...............       164,338     (755,000)  (1,550,000)          --       (2,140,662)
Net increase (decrease)
 in cash and cash
 equivalents............         2,264      (27,419)    (298,206)          --         (323,361)
Cash and cash
 equivalents at
 beginning of period....        44,371      252,408      487,187           --          783,966
                           -----------  -----------  -----------   -----------     -----------
Cash and cash
 equivalents at end of
 period.................   $    46,635  $   224,989  $   188,981   $       --      $   460,605
                           ===========  ===========  ===========   ===========     ===========

--------
(a) Elimination of equity in earnings of subsidiary.
(b) Recording of preferred dividend requirement of subsidiary.
(c) Elimination of intercompany profit in inventory.

                             BALLANTRAE CORPORATION

                               SEPTEMBER 30, 1997

                     CONDENSED CONSOLIDATING BALANCE SHEET

                                                DECEMBER 31, 1996
                         ---------------------------------------------------------------------
                          BALLANTRAE
                          CORPORATION                  NON-
                            (PARENT    SUBSIDIARY   GUARANTOR
                         COMPANY ONLY)  GUARANTOR  SUBSIDIARIES  ELIMINATIONS     CONSOLIDATED
                         ------------- ----------- ------------  ------------     ------------
ASSETS
Current assets:
  Cash and cash
   equivalents..........  $   44,371   $   252,408 $   487,187   $       --       $   783,966
  Accounts receivable,
   net..................         --      2,536,234   2,387,637           --         4,923,871
  Inventories...........         --      6,192,055   3,597,631       (81,173)(a)    9,708,513
  Recoverable income
   taxes................         --         90,000      73,000           --           163,000
  Deferred income tax...         --            --       46,000           --            46,000
  Other.................         --            600      44,920           --            45,520
                          ----------   ----------- -----------   -----------      -----------
    Total current
     assets.............      44,371     9,071,297   6,636,375       (81,173)      15,670,870
Investment in
 affiliates.............   7,269,174        10,000         --     (7,279,174)(b)          --
Property, plant and
 equipment:
  Land..................         --        190,660      81,830           --           272,490
  Buildings and
   improvements.........         --      2,139,340   1,882,804           --         4,022,144
  Machinery and
   equipment............         --      4,048,995   7,961,788           --        12,010,783
  Less accumulated
   depreciation.........         --      (142,659)  (2,426,369)          --        (2,569,028)
                          ----------   ----------- -----------   -----------      -----------
Net property, plant and
 equipment..............         --      6,236,336   7,500,053           --        13,736,389
Other assets:
  Goodwill, net.........      (6,616)    6,233,094   7,564,261           --        13,790,739
  Deferred financing
   costs, net...........         --        405,000      68,569           --           473,569
  Patents, net..........     210,438           --          --            --           210,438
                          ----------   ----------- -----------   -----------      -----------
    Total other assets..     203,822     6,638,094   7,632,830           --        14,474,746
                          ----------   ----------- -----------   -----------      -----------
                          $7,517,367   $21,955,727 $21,769,258   $(7,360,347)     $43,882,005
                          ==========   =========== ===========   ===========      ===========

--------
(a) Elimination of intercompany profit in inventory.
(b) Elimination of investment in subsidiaries.

                             BALLANTRAE CORPORATION

                               SEPTEMBER 30, 1997

                     CONDENSED CONSOLIDATING BALANCE SHEET

                                                DECEMBER 31, 1996
                         ------------------------------------------------------------------------
                          BALLANTRAE
                          CORPORATION                   NON-
                            (PARENT    SUBSIDIARY    GUARANTOR
                         COMPANY ONLY)  GUARANTOR   SUBSIDIARIES  ELIMINATIONS       CONSOLIDATED
                         ------------- -----------  ------------  ------------       ------------
LIABILITIES AND
 STOCKHOLDERS' EQUITY
 (DEFICIT)
Current liabilities:
  Accounts payable......  $      --    $ 1,049,967  $ 1,564,958   $       --         $ 2,614,925
  Accrued liabilities...      25,700     1,175,927      688,113           --           1,889,740
  Accrued interest......         --        324,777      214,798           --             539,575
  Income taxes payable..         --            --       193,032           --             193,032
                          ----------   -----------  -----------   -----------        -----------
    Total current
     liabilities........      25,700     2,550,671    2,660,901           --           5,237,272
Intercompany liabili-
 ties...................   4,265,062       (19,152)  (4,245,910)          --                 --
Long-term debt..........         --     13,150,000   19,089,100           --          32,239,100
Deferred income taxes...         --         12,000      265,000           --             277,000
Redeemable exchangeable
 preferred stock of
 subsidiary.............         --            --     8,242,048           --           8,242,048
Redeemable exchangeable
 preferred stock........   2,814,192           --           --            --           2,814,192
Stockholders' equity
 (deficit):
  Class A common stock..       1,065             1       11,000       (11,001)(b)          1,065
  Paid-in capital.......     105,388     6,199,999      661,723    (6,861,722)(b)        105,388
  Retained earnings.....     305,960        62,208      425,416      (487,624)(a,b)      305,960
  Predecessor carryover
   basis................         --            --    (5,340,020)          --          (5,340,020)
                          ----------   -----------  -----------   -----------        -----------
    Total stockholders'
     equity (deficit)...     412,413     6,262,208   (4,241,881)   (7,360,347)        (4,927,607)
                          ----------   -----------  -----------   -----------        -----------
    Total liabilities
     and stockholders'
     equity (deficit)...  $7,517,367   $21,955,727  $21,769,258   $(7,360,347)       $43,882,005
                          ==========   ===========  ===========   ===========        ===========

--------
(a) Elimination of intercompany profit in inventory.
(b) Elimination of investment in subsidiaries.

                             BALLANTRAE CORPORATION

                               SEPTEMBER 30, 1997

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                                   FOR THE THREE MONTHS ENDED DECEMBER 31, 1996
                          --------------------------------------------------------------------
                           BALLANTRAE
                           CORPORATION                  NON-
                             (PARENT    SUBSIDIARY   GUARANTOR
                          COMPANY ONLY) GUARANTOR   SUBSIDIARIES ELIMINATIONS     CONSOLIDATED
                          ------------- ----------  ------------ ------------     ------------
Net sales...............    $    --     $4,849,072   $4,402,488  $(1,327,301)(a)   $7,924,259
Cost of sales...........         --      3,469,667    3,023,252   (1,246,128)(a)    5,246,791
                            --------    ----------   ----------  -----------       ----------
Gross profit ...........                 1,379,405    1,379,236      (81,173)       2,677,468
Selling expenses........         --        150,723       52,838          --           203,561
General and
 administrative
 expenses...............      36,939       675,831      361,411          --         1,074,181
                            --------    ----------   ----------  -----------       ----------
                              36,939       826,554      414,249          --         1,277,742
                            --------    ----------   ----------  -----------       ----------
Income from operations..     (36,939)      552,851      964,987      (81,173)       1,399,726
Equity in earnings of
 subsidiaries...........     406,451           --           --      (406,451)(b)          --
Other income (expense):
  Interest expense......         --       (394,321)    (257,391)         --          (651,712)
  Interest income.......         640           --        19,345          --            19,985
  Deferred financing
   charges..............         --        (15,000)      (2,550)         --           (17,550)
  Foreign exchange gain
   or loss and other....         --         13,165      (17,416)         --            (4,251)
                            --------    ----------   ----------  -----------       ----------
                                 640      (396,156)    (258,012)         --          (653,528)
                            --------    ----------   ----------  -----------       ----------
Income before income
 taxes and preferred
 dividend requirement of
 subsidiary.............     370,152       156,695      706,975     (487,624)         746,198
Income taxes............         --         13,314      172,144          --           185,458
Preferred dividend
 requirement of
 subsidiary.............         --            --           --      (190,588)(c)      190,588
                            --------    ----------   ----------  -----------       ----------
Net income..............    $370,152    $  143,381   $  534,831  $  (678,212)      $  370,152
                            ========    ==========   ==========  ===========       ==========

--------
(a) Elimination of intercompany sales and cost of sales.
(b) Elimination of equity in net income from consolidated subsidiaries.
(c) Recording of preferred dividend requirement of subsidiary.

                             BALLANTRAE CORPORATION

                               SEPTEMBER 30, 1997


                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                                   FOR THE THREE MONTHS ENDED DECEMBER 31, 1996
                          ------------------------------------------------------------------
                           BALLANTRAE
                           CORPORATION                  NON-
                             (PARENT    SUBSIDIARY   GUARANTOR
                          COMPANY ONLY) GUARANTOR   SUBSIDIARIES ELIMINATIONS   CONSOLIDATED
                          ------------- ----------  ------------ ------------   ------------
CASH FLOWS FROM
 OPERATING ACTIVITIES:
Net income..............    $370,152    $ 143,381     $534,831    $(678,212)     $ 370,152
Adjustments to reconcile
 net income to net cash
 from operating
 activities:
  Depreciation and
   amortization.........      11,239      196,860      239,683          --         447,782
  Equity in earnings of
   subsidiaries.........    (406,451)         --           --       406,451(a)         --
  Deferred income
   taxes................         --        12,000          --           --          12,000
  Preferred dividend
   requirement of
   subsidiary...........         --           --           --       190,588(b)     190,588
  Changes in operating
   assets and
   liabilities:
  Accounts receivable...         --        60,116     (926,650)         --        (866,534)
  Recoverable income
   taxes................         --      (163,000)         --           --        (163,000)
  Inventories...........         --      (117,953)    (326,561)      81,173(c)    (363,341)
  Other current assets..         --        72,400        7,903          --          80,303
  Accounts payable......         --       188,677      487,647          --         676,324
  Accrued interest and
   liabilities..........      25,700      902,554      (90,151)         --         838,103
  Intercompany
   liabilities..........     215,062      (19,152)    (195,910)         --             --
  Income tax payable....         --           --        67,972          --          67,972
                            --------    ---------     --------    ---------      ---------
Net cash provided by
 (used in) operating
 activities.............     215,702    1,275,883     (201,236)         --       1,290,349
CASH FLOWS FROM
 INVESTING ACTIVITIES:
  Increase in
   acquisition costs....         --      (518,611)     (82,386)         --        (600,997)
  Purchase of property
   and equipment........         --       (47,992)     (74,002)         --        (121,994)
  Increase in patents...    (215,063)     194,951          --           --         (20,112)
                            --------    ---------     --------    ---------      ---------
Net cash used in
 investing activities...    (215,063)    (371,652)    (156,388)         --        (743,103)
CASH FLOWS FROM
 FINANCING ACTIVITIES:
  Principal payments on
   long-term debt.......         --      (850,000)     400,000          --        (450,000)
                            --------    ---------     --------    ---------      ---------
Net increase in cash and
 cash equivalents.......         639       54,231       42,376          --          97,246
Cash and cash
 equivalents at
 beginning of period....      43,730      198,177      444,813          --         686,720
                            --------    ---------     --------    ---------      ---------
Cash and cash
 equivalents at end of
 period.................    $ 44,369    $ 252,408     $487,189    $     --       $ 783,966
                            ========    =========     ========    =========      =========

--------
(a) Elimination of equity in earnings of subsidiary.
(b) Recording of preferred dividend requirement of subsidiary.
(c) Elimination of intercompany profit in inventory.

                            BALLANTRAE CORPORATION

                              SEPTEMBER 30, 1997


12. SUBSEQUENT EVENT

  On October 30, 1997, the Company entered into a definitive agreement with Delco Remy International, Inc. (DRI) whereby DRI would acquire all of the capital stock of the Company for approximately $52,800,000 (including assumed debt and the estimated working capital adjustment and fees and expenses of the Company), subject to a working capital adjustment. DRI will exchange shares of its common stock with a value of approximately $22,100,000 for the equity of the Company and will repay approximately $29,700,000 of the Company's debt. DRI filed Registration Statements with the Securities and Exchange Commission in connection with DRI's planned sale of common stock and $130,000,000 of Senior Notes Due 2007 (the Offerings) and the registration of an exchange offer for the Company's 10 5/8% Senior Subordinated Notes due 2006 that described the planned acquisition of the Company. The acquisition of the Company is expected to be completed at or prior to the consummation of the Offerings.

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY OF THE UNDERWRITERS. NEITHER THE DE-LIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUM-STANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATES AS OF WHICH INFORMATION IS GIVEN IN THIS PRO-SPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANY-ONE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHO-RIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALI-FIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLIC-ITATION.

                                ---------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Additional Information...................................................   3
Prospectus Summary.......................................................   4
Risk Factors.............................................................  13
Company History..........................................................  21
Use of Proceeds..........................................................  23
Capitalization...........................................................  24
Selected Consolidated Historical Financial Data..........................  25
Pro Forma Condensed Consolidated Financial Data (Unaudited)..............  27
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  37
Business.................................................................  47
Management...............................................................  62
Principal Stockholders...................................................  68
Certain Transactions.....................................................  71
Description of Capital Stock.............................................  72
Description of Indebtedness..............................................  74
Description of Notes.....................................................  79
Description of Certain Federal Income Tax Consequences................... 106
Underwriting............................................................. 109
Legal Matters............................................................ 110
Experts.................................................................. 110
Index to Financial Statements............................................ F-1

                                ---------------

UNTIL     , 1998 (25 DAYS AFTER THE COMMENCEMENT OF THIS OFFERING), ALL DEAL-
ERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIRE-MENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. $130,000,000

DELCO REMY INTERNATIONAL, INC.

  % SENIOR NOTES DUE 2007


               [LOGO OF DELCO REMY INTERNATIONAL APPEARS HERE]

SALOMON SMITH BARNEY

CREDIT SUISSE FIRST BOSTON

MORGAN STANLEY DEAN WITTER


PROSPECTUS

DATED DECEMBER  , 1997

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC Registration Fee................................................. $  39,394
NASD Filing Fee......................................................    13,500
Blue Sky Fees and Expenses...........................................       --
Legal Fees and Expenses..............................................   350,000
Accounting Fees and Expenses.........................................   350,000
Registrar and Transfer Agent Fees....................................       --
Expenses of the Trustee..............................................    15,000
Printing and Engraving Expenses......................................   412,500
Miscellaneous........................................................    19,606
NYSE Filing Fee......................................................       --
                                                                      ---------
  Total.............................................................. 1,200,000
                                                                      =========

  --------

  Each amount set forth above, except the SEC registration fee and NASD filing fee, is estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  As permitted by the Delaware Law, the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit. In addition, the Company's By-laws provide for indemnification of the Company's officers and directors to the fullest extent permitted under Delaware law. Section 145 of the Delaware Law provides that a corporation may indemnify any persons, including officers and directors, who were or are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

  The Underwriting Agreement provides for indemnification by the Underwriters of the registrant and its directors, officers and controlling persons for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended.

  The directors and officers of the registrant are insured against certain liabilities under the registrant's directors' and officers' liability insurance.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  1. SECURITIES SOLD. $140,000,000 10 5/8% Senior Subordinated Notes due 2006 (the "Senior Subordinated Notes")

    (a) UNDERWRITERS AND OTHER PURCHASERS. No underwriters were involved in the offering of the Senior Subordinated Notes. The Initial Purchasers were Salomon Brothers Inc and Smith Barney Inc.

    (b) CONSIDERATION. The Initial Purchasers purchased the Senior Subordinated Notes on August 2, 1996 for the aggregate price of $135,800,000.

    (c) EXEMPTION FROM REGISTRATION CLAIMED. The Senior Subordinated Notes were sold pursuant to Section 4(2) of the Securities Act of 1933, as amended.

  2. SECURITIES SOLD. Class A Common Stock, par value $.01 per share.

    (a) UNDERWRITERS AND OTHER PURCHASERS. No underwriters were involved in the offering of the Class A Common Stock. The Class A Common Stock was sold to employees of the Company and its subsidiaries ("Management Investors") on the dates indicated below and for the consideration indicated below.

              NUMBER OF  TOTAL NUMBER OF TOTAL CASH      AGGREGATE
              EMPLOYEES  SHARES ISSUED   CONSIDERATION   AMOUNT OF NOTES
   DATE OF    PURCHASING (PRE-           RECEIVED BY THE ISSUED IN FAVOR
   ISSUANCE   SHARES     STOCK SPLIT)    COMPANY         OF THE COMPANY(1)
   --------   ---------- --------------- --------------- -----------------
   11/18/94       20         69,500        $19,586.00       $119,414.00
   03/31/95        4         10,000        $15,025.00       $  4,975.00
   12/31/96        2          6,000        $    60.00       $ 59,940.00
   02/07/97        3          3,000        $    30.00       $ 29,970.00
   05/08/97        1         10,000        $10,000.00       $ 90,000.00
   08/28/97        1          3,000        $    30.00       $ 29,970.00
   09/19/97        7         14,750        $30,048.00       $117,452.00

  --------
  1 Certain employees paid a portion of the purchase price with a 9.25% five year note payable to the order of the Company.

    (b) CONSIDERATION. See above Table.

    (c) EXEMPTION FROM REGISTRATION CLAIMED. The Class A Common Stock was sold pursuant to Section 4(2) of the Securities Act of 1933, as amended.

  3. SECURITIES SOLD. 28,750 shares (Pre-Stock Split) of Class A Common Stock.

    (a) UNDERWRITERS AND OTHER PURCHASERS. No underwriters were involved in the issuance of the Class A Common Stock. The shares were issued on January 6, 1995 as consideration for the Company's acquisition of Power
  Investments, Inc.

    (b) CONSIDERATION. The Company received no consideration for the shares other than the consummation of the acquisition of Power Investments, Inc.

    (c) EXEMPTION FROM REGISTRATION CLAIMED. The Senior Subordinated Notes were sold pursuant to Section 4(2) of the Securities Act of 1933, as amended.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits

  The following exhibits are filed herewith unless otherwise indicated:

    EXHIBIT
     NUMBER                              DESCRIPTION
    -------                              -----------
    1.1       Form of Underwriting Agreement
    3.1+++++  Form of Certificate of Incorporation of the Company, as amended
    3.2++++   By-laws of the Company
    4.1**     Form of Indenture, including form of Note
    5.1*      Opinion of Dechert Price & Rhoads, counsel to the Company, Delco
               Remy America, Inc. ("DRA") Reman Holdings, Inc. Remy
               International, Inc. and Marine Drive Systems, Inc.
    5.2*      Opinion of Young, Williams, Henderson & Fuselier, P.A., counsel to the A & B Group, Inc., A & B Enterprises, Inc., Dalex, Inc.,
               A & B Cores, Inc., MCA, Inc. of Mississippi and R & L Tool
               Company, Inc.
    5.3*      Opinion of Porteous & White P.C., counsel to Nabco, Inc.
    5.4*      Opinion of Stephen Plopper & Associates, P.C., counsel to Power
               Investments, Inc., Franklin Power Products, Inc., International
               Fuel Systems, Inc., Powrbilt Products, Inc. and Marine
               Corporation of America, Inc.
    5.5*      Opinion of Hunton & Williams, counsel to World Wide Automotive,
               Inc.
    5.6*      Opinion of Hunton & Williams, counsel to World Wide Automotive,
               Inc.
   10.1++++   Light Duty Starter Motor Supply Agreement, dated July 31, 1994, by and between Delco Remy America, Inc. ("DRA") and General
              Motors Corporation ("GM")
   10.2++++   Heavy Duty Component Supply Agreement, dated July 31, 1994, by and between DRA and GM
   10.3++++   Distribution and Supply Agreement, dated July 31, 1994, by and between DRA and GM
   10.4+      Trademark License, dated July 31, 1994, by and among DRA, DR
              International, Inc. and GM
   10.5+      Tradename License Agreement, dated July 31, 1994, by and among
              DRA, DR International, Inc. and GM
   10.6+      Partnership Agreement of Delco Remy Mexico S. de R.L. de C.V.,
               dated April 17, 1997
   10.7++     Joint Venture Agreement, dated      , by and between Remy Korea
              Holdings, Inc. and S.C. Kim
   10.8+      Securities Purchase and Holders Agreement, dated July 29, 1994, by and among the Company, CVC, WEP, MascoTech, Harold K.
              Sperlich, James R. Gerrity and the individuals named therein as
              Management Investors
   10.9+      Registration Rights Agreement, dated July 29, 1994, by and among the Company, CVC, WEP, MascoTech, Harold K. Sperlich, James R.
              Gerrity and the individuals named therein as Management Investors
   10.10+++   Employment Agreement, dated July 31, 1994 by and between Delco
              Remy International, Inc. and Thomas J. Snyder
   10.11++++  Form of Fourth Amended and Restated Financing Agreement, dated as
              of     , 1997, among the Company, certain of the Company's
              subsidiaries signatories thereto and Bank One, Indianapolis,
              National Association, The CIT Group/Business Credit, Inc.
   10.12+     Indenture, dated as of August 1, 1996, among the Company, certain of the Company's subsidiaries signatories thereto and National
              City Bank of Indiana, as trustee
   10.13++++  Form of 8% Subordinated Debenture of DRA, due July 31, 2004 in
               favor of GM
   10.14+     Contingent Purchase Price Note of DRA, in favor of GM, dated July
               31, 1994
   10.15++    Lease by and between ANDRA L.L.L. and DRA, dated February 9, 1995
   10.16++    Lease by and between Eagle I L.L.L. and DRA, dated August 11,
               1995
   10.17+++++ Subordination Agreement, dated July 31, 1994, by and among the
              CIT Group, Inc. and World Subordinated Debt Partners, L.P.
   11.1+++++  Statement re Computation of Earnings per Share
   12.1+      Statement re Computation of Ratios
   21.1++++   Subsidiaries of Registrant

   EXHIBIT
   NUMBER                             DESCRIPTION
   -------                            -----------
   23.1    Consent of Ernst & Young LLP (see page II-13)
   23.2    Consent of Fiedman & Fuller P.C. (see page II-14)
   23.3    Consent of Dechert Price & Rhoads included in Exhibit 5.1
   23.4    Consent of Young, Williams, Henderson & Fuselier P.A. included in
            Exhibit 5.2
   23.5    Consent of Porteous & White P.C. included in Exhibit 5.3
   23.6    Consent of Leeuw, Plopper & Beeman included in Exhibit 5.4
   23.7    Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. included in
            Exhibit 5.5
   23.8    Consent of Hunton & Williams included in Exhibit 5.6
   24.1    Power of Attorney included on Signature Page
   25.1**  Form T-1 Statement of Eligibility of Trustee

--------
*  To be filed by amendment.
** Previously filed.
+ Incorporated by reference to the Exhibit of the same number to the Registration Statement on Form S-1 previously filed by the Company on October 10, 1997, registering the issuance of the Company's Class A Common Stock, par value $.01 per share.
++ Incorporated by reference to the Exhibit of the same number to Amendment No. 1 to the Equity Registration Statement which was filed by the Company on October 22, 1997.
+++ Incorporated by reference to the Exhibit of the same number to Amendment No. 2 to the Equity Registration Statement which was filed by the Company on November 21, 1997.

++++ Incorporated by reference to the Exhibit of the same number to Amendment
     No. 3 to the Equity Registration Statement which was filed by the Company on November 26, 1997.

+++++ Incorporated by reference to the Exhibit of the same number to Amendment
      No. 4 to the Equity Registration Statement which was filed by the Company on December 8, 1997.

  (b) Financial Statement Schedules: None

ITEM 17. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (c) The undersigned registrant hereby undertakes that:

    (1) For purposes of determining the liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANTS HAVE DULY CAUSED THIS AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ANDERSON AND STATE OF INDIANA ON DECEMBER 5, 1997.

                                          Delco Remy International, Inc.


                                          By:    Harold K. Sperlich
                                              ---------------------------------
                                              Harold K. Sperlich
                                              Chairman

                                          FOR THE REGISTRANTS AS SET FORTH ON
                                           THE FACING SHEET


                                          By:     David L. Harbert
                                              ---------------------------------
                                              David L. Harbert
                                              Vice President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE FOLLOWING CAPACITIES ON DECEMBER 5, 1997.

DELCO REMY INTERNATIONAL, INC.

Harold K. Sperlich*             Chairman (principal
                                executive officer) and
                                Director
David L. Harbert*               Executive Vice President and
                                Chief Financial Officer
                                (principal financial and
                                principal accounting officer)

E.H. Billig
---------------------
E.H. Billig                     Director

Richard M. Cashin, Jr.*         Director

Michael A. Delaney*             Director

James R. Gerrity*               Director

Robert J. Schultz*              Director

Thomas J. Snyder*               Director

-------------------------

* For manual signature, see page II-12.

DELCO REMY AMERICA, INC.

Harold K. Sperlich *            Chairman (principal executive
                                officer) and Director

David L. Harbert*               Executive Vice President and
                                Chief Financial Officer
                                (principal financial and
                                principal accounting officer)

E.H. Billig
---------------------

E.H. Billig                     Director

Richard M. Cashin, Jr. *        Director

Michael A. Delaney*             Director

James R. Gerrity*               Director

Thomas J. Snyder*               Director


REMY INTERNATIONAL, INC.

Harold K. Sperlich *            Chairman (principal executive
                                officer) and Director

David L. Harbert*               Executive Vice President and
                                Chief Financial Officer
                                (principal financial and
                                principal accounting officer)

E.H. Billig
---------------------

E.H. Billig                     Director

Richard M. Cashin, Jr. *        Director

Michael A. Delaney*             Director

James R. Gerrity*               Director

Thomas J. Snyder*               Director



-------------------------

*For manual signature, see page II-12.

REMAN HOLDINGS, INC.

Harold K. Sperlich *            Chairman (principal executive
                                officer) and Director

David L. Harbert*               Executive Vice President and
                                Chief Financial Officer
                                (principal financial and
                                principal accounting officer)

E.H. Billig
---------------------
E.H. Billig                     Director

Richard M. Cashin, Jr. *        Director

Michael A. Delaney*             Director

James R. Gerrity*               Director

Thomas J. Snyder*               Director

NABCO, INC.

Nicholas J. Bozich*             President and Chief Executive
                                Officer (principal executive
                                officer)

David L. Harbert*               Vice President, Treasurer
                                (principal financial and
                                principal accounting officer)
                                and Director

Thomas J. Snyder*               Director

THE A&B GROUP, INC.


John M. Mayfield*               President (principal executive
                                officer)

David L. Harbert*               Vice President, Treasurer
                                (principal financial and
                                principal accounting officer)
                                and Director

Thomas J. Snyder*               Director

James R. Gerrity*               Director

-------------------------

* For manual signature, see page II-12.

A&B ENTERPRISES, INC.

John M. Mayfield*               President (principal
                                executive officer)

David L. Harbert*               Vice President, Treasurer
                                (principal financial and
                                principal accounting
                                officer) and Director

Thomas J. Snyder*               Director

James R. Gerrity*               Director

DALEX, INC.

John M. Mayfield*               President (principal
                                executive officer)

David L. Harbert*               Vice President, Treasurer
                                (principal financial and
                                principal accounting
                                officer) and Director

Thomas J. Snyder*               Director

James R. Gerrity*               Director

A&B CORES, INC.


John M. Mayfield*               President (principal
                                executive officer)

David L. Harbert*               Vice President, Treasurer
                                (principal financial and
                                principal accounting
                                officer) and Director

Thomas J. Snyder*               Director

James R. Gerrity*               Director

-------------------------

* For manual signature, see page II-12.

R&L TOOL COMPANY, INC.

John M. Mayfield*               President (principal
                                executive officer)

David L. Harbert*               Vice President, Treasurer
                                (principal financial and
                                principal accounting
                                officer) and Director

Thomas J. Snyder*               Director

James R. Gerrity*               Director

MCA, INC. OF MISSISSIPPI

John M. Mayfield*               President (principal
                                executive officer)

David L. Harbert*               Vice President, Treasurer
                                (principal financial and
                                principal accounting
                                officer) and Director

Thomas J. Snyder*               Director

James R. Gerrity*               Director

POWER INVESTMENTS, INC.

J. Michael Jarvis*              President (principal
                                executive officer) and
                                Director

David L. Harbert*               Vice President, Treasurer
                                (principal financial and
                                principal accounting
                                officer) and Director

Thomas J. Snyder*               Director


-------------------------

* For manual signature, see page II-12.

FRANKLIN POWER PRODUCTS, INC.

J. Michael Jarvis*              President (principal
                                executive officer) and
                                Director
David L. Harbert*               Vice President, Treasurer
                                (principal financial and
                                principal accounting
                                officer) and Director
Thomas J. Snyder*               Director

INTERNATIONAL FUEL SYSTEMS, INC.

J. Michael Jarvis*              President (principal
                                executive officer) and
                                Director
David L. Harbert*               Vice President, Treasurer
                                (principal financial and
                                principal accounting
                                officer) and Director
Thomas J. Snyder*               Director

MARINE DRIVE SYSTEMS, INC.

J. Michael Jarvis*              President (principal
                                executive officer) and
                                Director
David L. Harbert*               Vice President, Treasurer
                                (principal financial and
                                principal accounting
                                officer) and Director
Thomas J. Snyder*               Director


-------------------------

* For manual signature, see page II-12

MARINE CORPORATION OF AMERICA

J. Michael Jarvis*              President (principal executive
                                officer) and Director
David L. Harbert*               Vice President, Treasurer
                                (principal financial and
                                principal accounting officer)
                                and Director
Thomas J. Snyder*               Director

POWRBILT PRODUCTS, INC.

J. Michael Jarvis*              President (principal executive
                                officer) and Director
David L. Harbert*               Vice President, Treasurer
                                (principal financial and
                                principal accounting officer)
                                and Director
Thomas J. Snyder*               Director

WORLD WIDE AUTOMOTIVE, INC.

Richard L. Keister*             President (principal executive
                                officer) and Director
David L. Harbert*               Vice President, Treasurer
                                (principal financial and
                                principal accounting officer)
                                and Director
Thomas J. Snyder*               Director

                                                  Thomas J. Snyder
                                          *By: ________________________________
                                             Thomas J. Snyder, Attorney-in-
                                             Fact

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Historical Financial Data" and to the use of our reports on the consolidated financial statements of Delco Remy International, Inc. dated September 5, 1997 (except for Note 16, as to which the date is November 20, 1997); on the financial statements of World Wide Automotive, Inc. dated October 16, 1997; on the consolidated financial statements of Ballantrae Corporation dated October 17, 1997 (except for Note 12, as to which the date is October 30, 1997); and on the financial statements of the Tractech Division of Titan Wheel International, Inc. dated October 17, 1997, in Amendment 4 to the Registration Statement on Form S-1 and related Prospectus of Delco Remy International, Inc. for the registration of its Senior Notes.

                                          Ernst & Young LLP

December 9, 1997

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report, dated October 15, 1997, on the financial statements of Precision Alternator and Starter, Inc. as of and for the two years in the period ended March 31, 1996, and our report, dated August 19, 1997, on the financial statements of Certipro Division of Precision Alternator and Starter, Inc. as of and for the year ended March 31, 1997, in Amendment No. 4 to the Registration Statement on Form S-1 and the related Prospectus of Delco Remy International, Inc. for the registration of its Senior Notes.

                                          Friedman & Fuller, P.C.

December 4, 1997